As filed with the Securities and Exchange Commission on November 10, 2004.
                           Registration No. 333-119821

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                               -------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                         FIRST DEFIANCE FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

                OHIO                            6035                   34-1803915
----------------------------------  ----------------------------   --------------------
 (State or other jurisdiction       (Primary Standard Industrial    (I.R.S. Employer
 of incorporation or organization)   Classification Code Number)   Identification No.)

                               601 Clinton Street
                              Defiance, Ohio 43512
                                 (419) 782-5015
               ---------------------------------------------------
               (Address, including ZIP Code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:

        MR. WILLIAM J. SMALL              KIMBERLY J. SCHAEFER, ESQ.
        First Defiance Financial Corp.    Vorys, Sater, Seymour and Pease LLP
        601 Clinton Street                221 E. Fourth Street
        Defiance, Ohio 43512              Suite 2000, Atrium Two
        (419) 782-5015                    Cincinnati, Ohio  45202
                                          (513) 723-4068


     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement has become effective and all other conditions to the consummation of the transactions have been satisfied or waived.


     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                               CALCULATION OF REGISTRATION FEE
                                               -------------------------------

      Title of each
   class of securities          Amount to be             Proposed maximum           Proposed maximum           Amount of
     to be registered          registered (1)        offering price per unit       aggregate price (2)    registration fee (3)
     ----------------          --------------        -----------------------       -------------------    --------------------
  Common Shares, $0.01        881,852 shares of                N/A                     $4,156,706               $526.65
  par value per share         Common Stock

-------------------------------

(1) Based upon the maximum number of shares of common stock that the Registrant may be required to issue in the transaction, calculated as the product of
     (i) 1,105,507 (half of the aggregate number of shares of ComBanc, Inc. expected to be outstanding when the transaction is consummated) and (ii) an exchange ratio of .79769 shares of the Registrant's common stock for each share of ComBanc, which such ratio represents the highest exchange ratio that may be used pursuant to the Merger Agreement.

(footnotes continued on next page)

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933 and computed pursuant to Rule 457(f)(2) thereunder on the basis of the book value of the Registrant's common stock to be exchanged in the transaction, computed, in accordance with Rule 457(f), as the product of (i) $10.48 (the book value of a ComBanc share on September 30, 2004) and (ii) 2,211,014, the aggregate number of shares of ComBanc expected to be outstanding when the transaction is consummated, less $19,014,720, the amount of cash to be paid by the Registrant to shareholders of ComBanc.

(3)  Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                  COMBANC, INC.
                             230 East Second Street
                               Delphos, Ohio 45833
                                 (419) 692-8408

                    -----------------------------------------

                    Notice of Special Meeting of Shareholders
                         To Be Held on December 21, 2004

      A special meeting of shareholders of ComBanc, Inc. will be held on December 21, 2004 at 1:00 p.m., Eastern Time, at the Fraternal Order of Eagles, 1600 E. 5th Street, Delphos, Ohio. The special meeting will be held for the purpose of considering and voting upon the following matters:

      1. To approve and adopt the Agreement and Plan of Merger, dated as of August 4, 2004, by and among First Defiance Financial Corp., First Federal Bank of the Midwest, ComBanc, Inc. and The Commercial Bank, which provides for the merger of ComBanc into First Defiance, the merger of Commercial Bank into First Federal, and the exchange of each outstanding share of ComBanc, no par value per share, into the right to receive either: (1) $17.20 in cash, (2) a number of shares of First Defiance common stock equal to $17.20 divided by the average of the closing price of a First Defiance share during the five trading days ending one trading day before the merger, or (3) $8.60 in cash and the number of shares of First Defiance stock equal to $8.60 divided by the average closing price of a First Defiance share for the five consecutive trading days ending one trading day prior to the effective time of the merger. Elections will be limited by the requirement that one-half of all of the outstanding ComBanc shares be exchanged for cash, therefore, you may not receive the form of payment that you request; and

      2. To transact such other business that may properly come before the special meeting, including, if necessary, the adjournment of the special meeting to allow for additional solicitation of shareholder votes to obtain the required vote to approve and adopt the merger agreement.

      The board of directors of ComBanc has established November 1, 2004, as the record date. Only record holders of ComBanc common shares as of the close of business on that date will be entitled to receive notice of and vote at the special meeting.

      A joint prospectus/proxy statement and proxy card for the special meeting are enclosed.

      You vote is important. Even if you plan to attend the special meeting, please complete, sign and return the proxy card in the enclosed postage-paid envelope as soon as possible.

      The ComBanc board of directors recommends that you vote FOR the approval and adoption of the Agreement and Plan of Merger.

                                        By Order of the Board of Directors,

                                        /s/ Paul G. Wreede

                                        Paul G. Wreede, President and CEO

November 10, 2004

         PROSPECTUS                                   PROXY STATEMENT
FIRST DEFIANCE FINANCIAL CORP.                         COMBANC, INC.
   for the issuance of up to             for the Special Meeting of Shareholders
881,852 Shares of Common Stock

      On August 4, 2004, First Defiance Financial Corp., First Federal Bank of the Midwest, ComBanc, Inc. and The Commercial Bank executed an Agreement and Plan of Merger that provides for the merger of ComBanc into First Defiance and the merger of Commercial Bank into First Federal. For tax purposes, the acquisition of ComBanc by First Defiance is intended to qualify as a "reorganization" under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

      We cannot complete the merger unless the holders of at least 1,105,508 ComBanc shares, which is a majority of the issued and outstanding ComBanc shares, adopt the merger agreement. The ComBanc board of directors has scheduled a special meeting for ComBanc shareholders to vote on the merger agreement. The date, time and place of the special meeting are as follows:

                                December 21, 2004
                                    1:00 p.m.
                            Fraternal Order of Eagles
                               1600 E. 5th Street
                                  Delphos, Ohio

      If we complete the merger, each ComBanc shareholder will have the option to receive in exchange for each ComBanc share you own either: (1) $17.20 in cash, (2) the number of shares of First Defiance stock equal to $17.20 divided by the average closing price of a First Defiance share for the five consecutive trading days ending one trading day prior to the effective time of the merger, or (3) $8.60 in cash and the number of shares of First Defiance stock equal to $8.60 divided by the average closing price of a First Defiance share for the five consecutive trading days ending one trading day prior to the effective time of the merger. Elections will be limited by the requirement that one-half of all of the outstanding ComBanc shares be exchanged for cash, therefore, you may not receive the form of payment that you request.

      First Defiance shares are listed on The Nasdaq National Market under the symbol "FDEF." On November 9, 2004, the last trading date before we printed this prospectus/proxy statement, First Defiance shares closed at $26.99.

      This prospectus/proxy statement provides detailed information about the merger. We encourage you to read this entire document carefully.

      An investment in the common stock of First Defiance involves certain risks. For a discussion of these risks, see "Risk factors" beginning on page 7 of this document.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the First Defiance stock to be issued in the merger or determined if this prospectus/proxy statement is truthful or complete. Any representation to the contrary is a criminal offense. First Defiance stock is not insured by the Federal Deposit Insurance Corporation or any other government agency.

      This prospectus/proxy statement is dated November 10, 2004, and is first being mailed to ComBanc shareholders on or about November 12, 2004.

                             Additional information

      This document incorporates important business and financial information about First Defiance and ComBanc from documents that they have filed with the Securities and Exchange Commission but have not included in or delivered with this document. If you write or call First Defiance or ComBanc, we will send you these documents, excluding exhibits, without charge. You can contact First Defiance or ComBanc at:

            First Defiance Financial Corp.           ComBanc, Inc.
            601 Clinton Street                       230 East Second Street
            Defiance, Ohio 43512-3272                Delphos, Ohio 45833
            Attention: John C. Wahl                  Attention: Paul G. Wreede
            (419) 782-5015                           (419) 692-8408

      If you would like to request documents, please be sure we receive your request by December 14, 2004. For additional information about ComBanc, please refer to ComBanc's Form 10-K for the year ended December 31, 2003 and its Form 10-Q for the quarter ended September 30, 2004 which are attached as Annex D and Annex E to this prospectus/proxy statement. See "Where you can find more information" on page 51 for more information about the documents referred to in this prospectus/proxy statement.

                                TABLE OF CONTENTS

Summary .............................................................................................................   1

Risk factors ........................................................................................................   7

   Fluctuation in the market price of First Defiance stock will affect the value of the consideration you receive ...   7
   You may receive a form of consideration different from the form of consideration you elect .......................   7
   First Defiance may fail to realize the anticipated benefits of the merger ........................................   8
   Changes in interest rates could reduce First Defiance's income                                                       8

Comparative stock prices ............................................................................................   8

Selected consolidated financial data of First Defiance ..............................................................   9

Recent developments related to First Defiance .......................................................................  11

Selected consolidated financial data of ComBanc .....................................................................  12

Comparative per share data ..........................................................................................  13

Pro forma financials ................................................................................................  14

Forward looking statements ..........................................................................................  22

Regulatory approval required ........................................................................................  23

The special meeting of ComBanc shareholders .........................................................................  23

   Purpose, time and place ..........................................................................................  23
   Shares outstanding and entitled to vote; record date .............................................................  23
   Votes required ...................................................................................................  23
   Voting, solicitation and revocation of proxies ...................................................................  24

Dissenters' rights ..................................................................................................  25

The parties to the merger agreement .................................................................................  27

The merger ..........................................................................................................  27

   Background and reasons for the merger ............................................................................  27
      First Defiance ................................................................................................  27
      ComBanc .......................................................................................................  28
   Opinion of ComBanc's financial advisor ...........................................................................  30
   Analysis of recent comparable acquisitions .......................................................................  32
   Merger consideration .............................................................................................  34
   Allocation of First Defiance shares and cash among ComBanc shareholders ..........................................  36
   Election procedure and exchange of certificates evidencing ComBanc shares ........................................  37
   Employee matters .................................................................................................  37
   Representations and warranties ...................................................................................  38
   Covenants ........................................................................................................  39
   Conduct of business pending the merger ...........................................................................  39
   Conditions .......................................................................................................  41
   Effective time ...................................................................................................  42
   Termination and amendment ........................................................................................  42
   Interests of directors and officers ..............................................................................  43
   Resale of First Defiance common shares ...........................................................................  44
   Material federal income tax consequences .........................................................................  44
   Accounting treatment .............................................................................................  46
   Comparison of rights of holders of First Defiance shares and holders of ComBanc shares ...........................  47

   Authorized stock .................................................................................................  47
   Director nominations .............................................................................................  47
   Anti-takeover provisions .........................................................................................  47
   Anti-takeover statutes ...........................................................................................  48

Legal matters .......................................................................................................  50

Experts .............................................................................................................  50

Where you can find more information .................................................................................  51

Annex A     Agreement and Plan of Merger dated August 4, 2004, by and among
-------     First Defiance Financial Corp., First Federal Bank of the Midwest,
            ComBanc, Inc. and The Commercial Bank.

Annex B     Opinion of Keefe, Bruyette & Woods, Inc. dated as of November 10,
-------     2004.

Annex C     Delaware General Corporation Law Section 262.
-------

Annex D     ComBanc's Form 10-K for the year ended December 31, 2003.
-------

Annex E     ComBanc's Form 10-Q for the quarter ended September 30, 2004.
-------

                                     Summary

      This summary highlights selected information from this prospectus/proxy statement. It does not contain all of the information that may be important to you. To fully understand the merger, you should read carefully this entire document and the other documents to which we refer. To obtain more information, see "Where you can find more information" on page 51. Page references are included in this summary to direct you to a more complete description of topics discussed in this document.

The parties (page 27)

First Defiance Financial Corp./First Federal Bank of the Midwest
601 Clinton Street
Defiance, Ohio 43512-3272
(419) 782-5015

      First Defiance is a unitary thrift holding company organized under Ohio law. Through its wholly-owned subsidiaries, First Federal and First Insurance & Investments, First Defiance focuses on traditional banking and the sale, as agent, of property and casualty, life and group health insurance products.

      First Federal is a federally chartered savings bank. First Federal conducts operations through its main office in Defiance and 19 branch offices in several counties in northwest Ohio.

ComBanc, Inc./The Commercial Bank
230 East Second Street
Delphos, Ohio 45833
(419) 692-8408

      ComBanc, Inc. is a bank holding company organized under Delaware law. Through its wholly-owned subsidiary, Commercial Bank, ComBanc operates a single line of business. Commercial Bank is a full service bank chartered under the laws of the State of Ohio and offers a broad range of loan and deposit products and financial advisory services to business and individual customers.

The merger (page 27)

      The merger agreement provides for the merger of ComBanc into First Defiance and the subsequent merger of Commercial Bank into First Federal. The mergers cannot be completed unless at least 1,105,508 ComBanc shares, which is a majority of the issued and outstanding ComBanc shares, approve the merger. The merger agreement is attached to this document as Annex A and is incorporated in this prospectus/proxy statement by reference. We encourage you to read the merger agreement carefully, as it is the legal document that governs the merger.

What you will receive in the merger (page 34)

      If the merger is completed, each ComBanc shareholder, other than any person who has properly exercised dissenters' rights, will elect to receive in exchange for each ComBanc share owned, either:

            o     $17.20 in cash, or

            o a number of shares of First Defiance common stock equal to $17.20 divided by the average of the closing price of a First Defiance share for the five consecutive trading days ending one trading day prior to the effective time of the merger, subject to possible adjustment discussed below, or

            o $8.60 in cash and the number of shares of First Defiance stock equal to $8.60 divided by the average closing price of a First Defiance share for the five consecutive trading days ending one trading day prior to the effective time of the merger. Elections will be limited by the requirement that one-half of all of the outstanding ComBanc shares be exchanged for cash, therefore, you may not receive the form of payment that you request.

      Under the merger agreement, one-half of the total number of ComBanc shares outstanding immediately prior to the effective time of the merger must be exchanged for cash. If the aggregate number of shares for which cash elections are made is not equal to one-half of the outstanding ComBanc shares, then the form of payment you receive may be different than what you requested.

      The total value of the merger consideration will depend upon the value of a share of First Defiance stock during the five consecutive trading days ending one trading day before the merger. The number of First Defiance shares that that you may receive in exchange for each ComBanc share that you own will not be less than 0.65266 shares or greater than 0.79769 shares, subject to the following adjustments:

      o if the average market value of a share of First Defiance stock during the measuring period is between $21.56 and $26.35, then the number of shares of First Defiance stock that you will receive in exchange for each ComBanc share will equal $17.20 divided by the average closing price during the measuring period;

      o if the average closing price of a First Defiance share during the measuring period is below $21.56, you will receive 0.79769 First Defiance shares for each ComBanc share that you own; and

      o     if the average closing price is above $26.35, you will receive
            0.65266 First Defiance shares for each ComBanc share that you own.

      The merger agreement permits First Defiance to reduce the per share merger consideration to be received by ComBanc shareholders if ComBanc's shareholders' equity on the closing date is less than $22,500,000. The merger agreement also permits First Defiance to increase the number of shares to be received in exchange for each ComBanc share if necessary to preserve the status of the merger as a tax-free reorganization.

Allocation of First Defiance shares and cash among ComBanc shareholders (page
36)

      Under the merger agreement, one-half of the total number of ComBanc shares outstanding at the effective time of the merger will be exchanged for cash. If the number of ComBanc shares electing to receive cash consideration, which includes all dissenting shares, is less than one-half, then each ComBanc shareholder electing cash will receive cash. The ComBanc shares of those ComBanc shareholders who did not make an election and, if necessary, those ComBanc shareholders electing to receive First Defiance shares as consideration, will then be exchanged for cash, on a pro rata basis, so that one-half of the outstanding ComBanc shares are exchanged for cash. The remainder of the ComBanc shares will be exchanged for First Defiance shares.

      If the number of ComBanc shares electing to receive cash consideration, which includes all dissenting shares, is greater than one-half, then the cash consideration will be allocated among those ComBanc shareholders electing to receive cash on a pro rata basis so that the total number of ComBanc shares exchanged for cash equals one-half of the number of outstanding ComBanc shares immediately prior to the effective time of the merger. The remainder of the ComBanc shares will be exchanged for First Defiance shares.

Election procedure (page 37)

      Approximately seven business days after the effective time of the merger, the exchange agent will mail an election form to you. The election form will permit you to elect the type of consideration you would prefer to receive in exchange for each ComBanc share that you own. Your options are to:

            o     elect to receive all cash,

            o     elect to receive all First Defiance shares,

            o     elect to receive 50% cash and 50% First Defiance shares, or

            o     make no election.

      All election forms, along with your ComBanc stock certificates, must be properly completed and actually received by the exchange agent by 5:00 p.m., Eastern Time, on the day set forth on the election form, which will be approximately the 20th day following the date the election form was mailed to you.

Special meeting of ComBanc shareholders (page 23)

      The ComBanc special meeting of shareholders will take place at the Fraternal Order of Eagles, 1600 E. 5th Street, Delphos, Ohio, on December 21, 2004 at 1:00 p.m. If you owned ComBanc common shares on November 1, 2004, you are entitled to vote at the special meeting.

The holders of at least 1,105,508 shares, which is a majority of the issued and outstanding ComBanc shares, must vote in favor of the resolution to adopt the merger agreement.

Background and reasons for the merger (page 27)

      The ComBanc board of directors believes that the terms of the merger agreement are fair, and in the best interests of, ComBanc and its shareholders. In reaching this decision, ComBanc considered several factors, including the expense related to complying with the formal written agreement with its regulators and the increased competition in the financial institutions industry. The ComBanc board unanimously recommends that you vote FOR the approval and adoption of the merger agreement.

Vote of management owned shares (page 23)

      As of the record date, directors and executive officers of ComBanc and their affiliates collectively owned approximately 6% of the outstanding ComBanc shares. A majority of the outstanding shares of ComBanc is required to approve the merger agreement. All of the directors and two non-director executive officers of ComBanc entered into voting agreements with First Defiance pursuant to which they agreed to vote all of their shares in favor of the adoption and approval of the merger agreement.

Recommendation to shareholders (page 30)

      The ComBanc board of directors believes that the merger is in the best interests of ComBanc and its shareholders and unanimously recommends that you vote "For" the proposal to approve and adopt the merger agreement.

Opinion of financial advisors (page 30)

      In deciding to approve the merger, the ComBanc board of directors considered the opinion of its financial advisor, Keefe, Bruyette & Woods, Inc., dated August 4, 2004, that the per share merger consideration was fair to ComBanc shareholders from a financial point of view. The opinion, updated as of November 10, 2004, is attached as Annex B to this prospectus/proxy statement. We encourage you to read the opinion.

Material federal income tax consequences of the merger (page 44)

      ComBanc shareholders may recognize a gain or a loss upon the receipt of cash and/or First Defiance shares to be received in the merger. The actual income tax consequences for each ComBanc shareholder may be different, and you should contact your tax advisor.

Interests of directors and officers (page 43)

      Some of the directors and executive officers of ComBanc have interests in the merger that are different from, or in addition to, their interests as shareholders of ComBanc. These interests include the following:

      o Paul G. Wreede, the President of ComBanc and Commercial, signed a three-year employment agreement with First Federal that will become effective upon consummation of the merger. The agreement provides that Mr. Wreede will receive an annual salary of $95,000, be eligible for a bonus, and receive group health, life and disability benefits.

      o Ronald Elwer and Rebecca Minnig, executive officers of Commercial Bank, have signed one-year employment agreements with First Federal that will become effective upon consummation of the merger.

      o For three years after the merger is completed, First Defiance will indemnify and provide liability insurance for the directors and executive officers of ComBanc for acts occurring prior to completion of the merger.

      o First Defiance will select one director of Commercial Bank to serve on the Board of Directors of First Defiance and First Federal.

      o Each of the directors of ComBanc who does not otherwise become an employee or director of First Defiance or First Federal will be appointed to an advisory board of First Federal and will receive $500 for each monthly advisory board meeting attended.

      o Current employees of ComBanc or Commercial Bank who are employed by First Defiance or First Federal after the merger will be covered by First Federal's employee benefit plans.

Termination and amendment of the merger agreement (page 42)

      First Defiance and ComBanc may agree to terminate the merger agreement and abandon the merger at any time before the effective time of the merger:

      o     by the mutual written consent of First Defiance and ComBanc;

      o by either First Defiance or ComBanc if the merger is not completed on or before March 31, 2005;

      o by either First Defiance or ComBanc if any event occurs which would prevent the satisfaction of certain conditions set forth in the merger agreement;

      o by either First Defiance or ComBanc if ComBanc executes a definitive agreement with any person or entity other than First Defiance that provides for the acquisition of all, or a material amount, of the assets or shares of ComBanc, including by merger, consolidation or business combination; or

      o by ComBanc if First Defiance does not increase the number of shares to be exchanged for ComBanc shares if necessary to preserve the status of the merger as a tax-free reorganization.

      If within 12 months after the merger agreement is terminated ComBanc enters into or closes an acquisition transaction with a company other than First Defiance, ComBanc must pay First Defiance a termination fee of $2,000,000.

      We may amend the merger agreement in writing at any time before or after the ComBanc shareholders adopt the merger agreement. If the ComBanc shareholders have already adopted the merger agreement, however, we will not amend it without shareholder approval if the amendment would have a material adverse effect on the shareholders.

Dissenters' rights (page 25)

      Delaware law provides ComBanc shareholders with dissenters' rights in the merger. This means that if you strictly comply with the procedures under Delaware law, you have the right to demand the fair value of your ComBanc shares, as that value is determined under Delaware law. In addition to the summary of dissenters' rights on page 25, a copy of the provisions of Delaware law regarding dissenters' rights is attached to this prospectus/proxy statement as Annex C.

                                  Risk factors

      In deciding how to vote on the merger agreement, you should consider carefully all of the information contained in this document, especially the following factors.

Fluctuation in the market price of First Defiance stock will affect the value of the consideration you receive.

      The number of shares of First Defiance stock that a ComBanc shareholder may receive as a result of the merger depends upon the average closing price of a share of First Defiance stock during the five consecutive trading days ending one trading day immediately preceding the closing date. If the average market value of a share of First Defiance stock during the measuring period is between $21.56 and $26.35, then the number of shares of First Defiance stock that you will receive in exchange for each ComBanc share you own will equal $17.20 divided by the average closing price during the measuring period. If the average closing price of a First Defiance share during the measuring period is below $21.56, you will receive 0.79769 First Defiance shares for each ComBanc share that you own, and if the average closing price is above $26.35, you will receive
0.65266 First Defiance shares for each ComBanc share that you own.

      On November 9, 2004, the last trading date before we printed this prospectus/proxy statement, First Defiance stock closed at $26.99 per share on Nasdaq. If First Defiance's stock price were to remain at $26.99 per share until the closing, 0.65266 shares of First Defiance stock, with a value of approximately $17.62, would be issued in exchange for each ComBanc share exchanged solely for First Defiance stock and no cash.

      Further, you will not receive your merger consideration until several weeks after the closing of the merger and, in fact, you will not know during that time whether you are receiving cash, stock or some combination of both. During the post-closing period when ComBanc shareholders are given an opportunity to elect the form of consideration they would like to receive and while allocations are determined by First Defiance, the market price of First Defiance stock may fall. You will not be able to sell your First Defiance stock to avoid losses resulting from any decline in the trading prices of First Defiance stock during this period.

      On the day the merger closes, the market price of a share of First Defiance stock may be higher or lower than the market price on the date the merger agreement was signed, on the date this document was mailed to you, or on the date of the special meeting of shareholders of ComBanc. Therefore, you cannot be assured of receiving any specific market value of First Defiance stock.

You may receive a form of consideration different from the form of consideration you elect.

      The consideration you receive in the merger is subject to the requirement that one half of the total number of ComBanc shares outstanding immediately prior to the closing of the merger must be exchanged for cash. The merger agreement contains proration and allocation methods to achieve this result. If you elect to receive all cash and the available cash is oversubscribed, then you may receive a portion of the merger consideration in the form of First Defiance stock. If you elect all stock and the available stock is oversubscribed, then you may receive a portion of the merger consideration in cash. If you elect a combination of cash and First Defiance stock, you may not receive a 50%/50% allocation.

First Defiance may fail to realize the anticipated benefits of the merger.

      First Defiance and ComBanc may not be able to integrate their operations without encountering difficulties, including the loss of key employees and customers, the disruption of ongoing business or possible inconsistencies in standards, controls, procedures and policies. Additionally, in determining that the merger is in the best interests of First Defiance and ComBanc, each of the First Defiance and the ComBanc boards of directors considered enhanced earnings opportunities. There can be no assurance, however, that any enhanced earnings will result from the merger.

Changes in interest rates could reduce First Defiance's income.

      First Defiance's net income depends to a great extent on the difference between the interest rates earned on interest-earning assets, such as loans and investment securities, and the interest rates paid on interest-bearing liabilities, such as deposits and borrowings. These rates are highly sensitive to many factors that are beyond First Defiance's control, including general economic conditions and the policies of various governmental and regulatory agencies. Changes in interest rates influence the volume of loan originations, the generation of deposits, the yield on loans and investment securities and the cost of deposits and borrowings. Fluctuations in these areas may adversely affect First Defiance.

                            Comparative stock prices

      First Defiance common stock is listed on The Nasdaq National Market System under the symbol "FDEF." ComBanc common stock is not listed on an exchange or The Nasdaq Stock Market.

      As of November 9, 2004, there were 6,292,763 shares of First Defiance common stock outstanding and held by approximately 1,600 holders of record. As of November 1, 2004, there were 2,211,014 shares of ComBanc common stock outstanding and held by approximately 1,000 holders of record.

      The following table sets forth the closing sales prices per share of First Defiance and ComBanc common stock on the last full trading day prior to the announcement of the merger and on the last practicable trading day prior to printing this prospectus/proxy statement. The table also presents the equivalent price per share of ComBanc, giving effect to the merger as of such dates.

                                                            ComBanc equivalent
                        First Defiance        ComBanc         per share price
                        --------------        -------       ------------------

August 3, 2004              $23.91             $12.85              $17.20

November 9, 2004            $26.99             $17.20              $17.67

             Selected consolidated financial data of First Defiance

      The tables below contain information regarding the financial condition and earnings of First Defiance for the five years ended December 31, 2003, and the nine months ended September 30, 2003 and 2004. This information is based on information contained in First Defiance's quarterly report on Form 10-Q and annual reports on Form 10-K filed with the Securities and Exchange Commission.

First Defiance consolidated           At September 30                             At December 31,
statement of financial data:      -----------------------   ----------------------------------------------------------
                                     2004         2003         2003        2002        2001         2000        1999
                                  ----------   ----------   ----------   --------   ----------   ----------   --------
                                        (Unaudited)                               (In thousands)
Total assets                      $1,102,370   $1,032,942   $1,040,599   $884,245   $1,132,648   $1,072,194   $987,994
Assets of continuing operations    1,102,370    1,032,942    1,040,599    884,245      644,194      664,468    580,649
Loans held-to maturity, net          844,546      710,300      735,255    561,041      499,141      529,963    449,784
Loans held-for-sale                    6,812       11,594        5,872     15,336          672           --         --
Allowance for loan losses              9,712        8,577        8,844      7,496        6,548        6,330      6,504
Non-performing assets                  2,006        3,299        2,949      2,731        2,526        1,490      1,258
Securities available-for-sale        141,655      175,018      168,259    209,604       48,453       52,850     53,712
Securities held-to maturity            2,427        2,953        2,776      3,921        5,818        7,697      9,895
Mortgage servicing rights              3,516        3,014        3,431      2,090        1,821        1,131        996
Deposits and borrowers' escrow
balances                             780,676      735,560      729,227    599,889      615,238      529,067    493,560
FHLB advances                        173,670      153,967      164,522    149,096      196,302      223,258    265,410
Stockholders' equity                 125,423      123,179      124,269    120,110      111,021       99,473     89,416

First Defiance                        Nine months ended                  Year ended December 31,
consolidated                            September 30,      -----------------------------------------------------
operating results:                   -------------------

                                       2004       2003       2003       2002        2001       2000       1999
                                     --------   --------   --------   --------    --------   --------   --------
                                         (Unaudited)               (In thousands, except per share data)
Interest income from                 $ 39,674   $ 36,981   $ 49,936   $ 46,141    $ 46,545   $ 46,941   $ 40,882
   continuing operations
Interest expense from                  14,946     15,875     20,855     22,044      25,602     27,202     21,292
   continuing operations
Net interest income from               24,728     21,106     29,081     24,097      20,943     19,739     19,590
   continuing operations
Provision for loan losses               1,244      1,185      1,719      1,451         994        635        155
Non-interest income                    11,103     14,952     18,788     12,921      10,220      6,676      4,881
Settlement of contingent liability      1,927         --         --         --          --         --         --
Other non-interest expense             22,140     21,492     28,378     26,161      22,948     20,178     17,965
Income before income taxes             10,520     13,381     17,772      9,406       7,221      5,602      6,351
Income taxes                            3,203      4,118      5,690      2,986       2,423      1,734      2,072
Income from continuing                  7,317      9,263     12,082      6,420       4,798      3,868      4,279
   operations
Discontinued operations,                   --         --         --      8,853       8,818      7,094      4,344
   net of tax
Cumulative effect of                       --         --         --       (194)         --         --         --
   change in method of
   accounting for goodwill
Net income                              7,317      9,263     12,082     15,079      13,616     10,962      8,623
Basic earnings per share                 1.20       1.54       2.00       1.01        0.74       0.61       0.66
   from continuing
   operations
Basic earnings per share                 1.20       1.54       2.00       2.37        2.11       1.74       1.33
Diluted earnings per share               1.15       1.47       1.91       0.97        0.72       0.60       0.64
   from continuing
   operations
Diluted earnings per share               1.15       1.47       1.91       2.28        2.05       1.71       1.29

                              At or for the nine
                                months ended
                                September 30,              Year ended December 31,
                              ------------------    -------------------------------------
Other data:                     2004     2003       2003    2002    2001    2000    1999
                                ----     ----       ----    ----    ----    ----    ----
Return on average assets        0.92%    1.29%      1.24%   0.77%   0.69%   0.60%   0.73%
Return on average equity        7.75%   10.24%      9.97%   5.39%   4.61%   4.13%   4.72%
Interest rate spread            3.35%    3.09%      3.13%   2.92%   3.25%   3.11%   3.56%
Net interest margin             3.57%    3.40%      3.42%   3.38%   3.68%   3.57%   3.92%
Ratio of operating expense      3.03%    2.71%      2.91%   3.16%   3.31%   3.11%   3.06%
   to average total assets

                  Recent developments related to First Defiance

      On October 13, 2004, First Defiance announced that it had executed a definitive agreement to acquire The Genoa Savings and Loan Company, Genoa, OH in a cash transaction valued at $11.0 million. Genoa has four locations in the metropolitan Toledo, Ohio area with $84 million in deposits and $72 million in loans at June 30, 2004. First Defiance management expects the transaction to be accretive to earnings by $.01 to $.03 per share in 2005 with no revenue enhancements assumed. Management also estimates that annual pre-tax expense reductions will be approximately $1.7 million with approximately 75% of those to be realized in the first 12 months. First Defiance expects one-time costs, including acquisition-related and restructuring charges, will not exceed $2.35 million on a pre-tax basis over the integration period. Upon completion of the Genoa acquisition as well as the ComBanc acquisition contemplated in this document, on a pro forma basis using June 30, 2004 data, First Defiance will have $1.37 billion in total assets and $1.01 billion in total deposits. The acquisition of Genoa, which is subject to regulatory approvals and the approval of shareholders of Genoa, is expected to close late in the first quarter of 2005.

      On October 14, 2004, First Defiance announced that it had resolved the contingent liability related to the 2002 sale of its subsidiary, The Leader Mortgage Company, which was described in more detail in its previously filed Form 10-Q for the quarter ended June 30, 2004. After considering contingency reserves already recorded by First Defiance, the settlement will result in a pretax charge of $1.9 million which was recorded in the third quarter of 2004. After tax, the charge amounted to $1.25 million or $0.20 per share. When First Defiance sold Leader Mortgage in 2002, it recognized an after-tax gain of $7.7 million or $1.16 per share.

                 Selected consolidated financial data of ComBanc

      The tables below contain information regarding the financial condition and earnings of ComBanc for the five years ended December 31, 2003, and the nine months ended September 30, 2003 and 2004. This information is based on information contained in ComBanc's quarterly report on Form 10-Q and annual reports on Form 10-K filed with the Securities and Exchange Commission.

ComBanc consolidated                  At September 30                             At December 31,
statement of financial data:      -----------------------   ----------------------------------------------------------
                                     2004         2003         2003        2002        2001         2000        1999
                                  ----------   ----------   ----------   --------   ----------   ----------   --------
                                        (Unaudited)                               (In thousands)
Total assets                      $204,621     $206,921     $207,733     $218,030   $218,977     $223,062     $218,548
Investment securities               55,238       52,840       55,052       54,396     37,584       40,260       44,796
Loans receivable                   123,078      132,841      128,756      140,819    158,174      169,530      161,958
Allowance for loan losses            3,834        3,357        3,825        2,050      1,815        1,331        1,832
Deposits                           169,959      169,797      172,232      178,890    179,657      178,082      169,720
Shareholders' equity                23,181       23,338       22,558       24,350     23,940       23,764       22,473

ComBanc consolidated                  Nine months ended                  Year ended December 31,
statement of operations:                September 30,      ----------------------------------------------------
                                     ------------------

                                      2004        2003       2003       2002        2001       2000       1999
                                     ------     -------    --------   -------     -------    -------    -------
                                         (Unaudited)               (In thousands, except per share data)
Interest income                      $7,445     $ 8,176    $ 10,830   $13,023     $16,436    $17,007    $15,318
Interest expense                      2,075       2,649       3,378     5,219       8,432      8,587      6,921
Net interest income                   5,370       5,527       7,452     7,804       8,004      8,420      8,397
Provision for loan losses                60       2,340       4,180       975         790        420        360
Net interest income after
     provision for loan losses        5,310       3,187       3,272     6,829       7,214      8,000      8,037
Other income                          1,027       1,465       1,686     1,172       1,106        600        639
Operating expenses                    5,574       4,579       6,139     5,823       5,662      5,251      5,140
Income (loss) before                    763          73      (1,181)    2,178       2,658      3,349      3,536
    income taxes
Income taxes                            142        (125)       (595)      553         725      1,000      1,017
                                     ------     -------    --------   -------     -------    -------    -------
Net income (loss)                    $  621     $   198    $   (586)  $ 1,625     $ 1,933    $ 2,349    $ 2,519
Net income (loss) per share          $ 0.28     $  0.09    $  (0.26)  $  0.73     $  0.85    $  1.01    $  1.06

                              At or for the nine
                                months ended
                                September 30,              Year ended December 31,
                              ------------------    --------------------------------------
Other data:                      2004    2003        2003    2002    2001    2000    1999
                                ------  ------      ------  ------  ------  ------  ------
Return on average assets         0.40%   0.13%      -0.28%   0.75%   0.84%   1.06%   1.23%
Return on average equity         3.61%   1.11%      -2.47%   6.64%   7.93%  10.15%  11.04%
Tier one risk-based capital     18.37%  17.42%      17.24%  16.88%  15.74%  15.47%  15.43%
Total risk-based capital        19.64%  18.68%      18.52%  18.13%  16.96%  16.34%  16.66%
Tier one leverage ratio         11.00%  10.83%      10.49%  10.77%  10.16%  10.61%  10.73%

                           Comparative per share data

      Presented below are the book value per share and net earnings per share of
(a) First Defiance on a historical basis, (b) ComBanc on a historical basis, (c) First Defiance on a pro forma basis and (d) ComBanc on an equivalent pro forma basis, adjusted to reflect the completion of the merger as of the beginning of each of the periods indicated. The information in the following table is not necessarily indicative of the results which actually would have been obtained if we had completed the merger before the periods indicated.

                                   Nine months ended          Year ended
                                   September 30, 2004     December 31, 2003
                                   ------------------     -----------------
First Defiance historical
Earnings per share:
   Basic                                 $ 1.20                 $ 2.00
   Diluted                               $ 1.15                 $ 1.91
Book value per share                     $19.94                 $ 9.64
Cash dividends paid per share            $ 0.60                 $ 0.65

ComBanc historical
Earnings per share:
   Basic                                 $ 0.28                 $(0.26)
   Diluted                               $ 0.28                 $(0.26)
Book value per share                     $10.48                 $10.20
Cash dividends paid per share                -0-                $ 0.34

First Defiance pro forma
Earnings per share:
   Basic                                 $ 1.09                 $ 1.59
   Diluted                               $ 1.05                 $ 1.52
Book value per share                     $20.40                 $20.09
Cash dividends paid per share            $ 0.60                 $ 0.65

ComBanc pro forma equivalent
Earnings per share:
   Basic                                 $ 0.72                 $ 1.06
   Diluted                               $ 0.69                 $ 1.01
Book value per share                     $13.99                 $13.34
Cash dividends paid per share            $ 0.40                 $ 0.43

                              Pro forma financials

      The following unaudited pro forma condensed combined consolidated balance sheet and statement of income are based on the historical consolidated financial statements of First Defiance and ComBanc, giving effect to the merger to be accounted for under the purchase method of accounting.

      Under the purchase method of accounting, the tangible and identifiable assets and liabilities of ComBanc will be recorded at estimated fair values at the time the merger is consummated. The excess of the purchase price over the fair value of the net tangible and identifiable intangible assets will be recorded as goodwill. The adjustments necessary to record tangible and identifiable intangible assets and liabilities at fair value will be amortized to income and expense over the estimated remaining lives of the related assets and liabilities. Goodwill will be subject to an annual test for impairment and the amount impaired, if any, will be charged to expense at the time of impairment.

      The following unaudited pro forma combined consolidated balance sheet as of September 30, 2004 and the unaudited pro forma condensed combined statement of income for the year ended December 31, 2003 and the nine months ended September 30, 2004 have been prepared to reflect First Defiance's acquisition of ComBanc as if the acquisition had occurred on September 30, 2004 with respect to the balance sheet, as of January 1, 2003 with respect to the statement of income for the year ended December 31, 2003, and as of January 1, 2004 with respect to the statement of income for the nine months ended September 30, 2004, in each case giving effect to the pro forma adjustments described in the accompanying notes.

      The pro forma adjustments are based on estimates made for the purpose of preparing these pro forma financial statements. The actual adjustments to the accounts of First Defiance will be made based on the underlying historical financial data and fair value of ComBanc's assets and liabilities at the time of the transaction. First Defiance's management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances.

      The pro forma condensed combined consolidated balance sheet and statements of income have been prepared based on the purchase method of accounting assuming 793,602 First Defiance common shares will be issued. For a discussion of the number of shares that may be issued in the merger, see "The Merger - Merger consideration." For a discussion of the purchase method of accounting, see "The Merger - Accounting treatment."

      The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2004 is not necessarily indicative of the combined financial position had the merger been effective at that date. The unaudited pro forma condensed combined consolidated statements of income are not necessarily indicative of the results of operations that would have occurred had the merger been effective at the beginning of the periods indicated, or of the future results of First Defiance. These pro forma financial statements should be read in conjunction with the historical financial statements and the related notes incorporated elsewhere in this document.

      These pro forma financial statements do not include the effects of any potential cost savings that management believes will result from operating the ComBanc banking offices as branches of First Federal and combining certain operating systems.

                                 First Defiance
                                     ComBanc
        Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
                               September 30, 2004

                                                                               Combined First
                                             First Defiance       ComBanc       Defiance and       Pro Forma           Combined pro
                                               historical        historical        ComBanc        adjustments             forma
                                             --------------     -----------    --------------     -----------          ------------
                                                                                 (In thousands)
Assets
Cash and due from banks                        $    20,544      $     7,856      $    28,400               --          $    28,400
Interest-earning deposits with
  financial institutions                               627              220              847               --                  847
Federal funds sold                                      --           12,573           12,573               --               12,573
Securities                                                                                --
  Available-for-sale                               141,655           55,238          196,893          (19,415)D            177,478
  Held-to-maturity                                   2,427               --            2,427               --                2,427
Loans held for sale                                  6,812              262            7,074               --                7,074
Loans receivable                                   854,258          122,816          977,074            1,554 D            978,628
Less allowance for credit losses                     9,712            3,834           13,546               --               13,546
                                               -----------      -----------      -----------      -----------          -----------
Net loans receivable                               844,546          118,982          963,528            1,554              965,082
Mortgage servicing rights                            3,516              508            4,024               --                4,024
Accrued interest receivable                          5,155              844            5,999               --                5,999
Federal Home Loan Bank stock and
  other interest-earning assets                     13,235            2,067           15,302               --               15,302
Bank Owned Life Insurance                           18,532               --           18,532               --               18,532
Premises and equipment                              24,056            4,259           28,315               --               28,315
Real estate and other assets held for sale              61              600              661               --                  661
Goodwill                                            18,341               --           18,341           13,725 D             32,066
Core deposit intangibles                               620               --              620            3,000 D              3,620
Other assets                                         2,243            1,212            3.455               --                3,455
                                               -----------      -----------      -----------      -----------          -----------
Total assets                                   $ 1,102,370      $   204,621      $ 1,306,991      $    (1,136)         $ 1,305,855
                                               ===========      ===========      ===========      ===========          ===========

Liabilities
Deposits
  Non-interest-bearing                         $    55,321      $    16,462      $    71,783      $        --          $    71,783
  Interest-bearing                                 723,935          153,497          877.432            1,268 D            878,700
                                               -----------      -----------      -----------      -----------          -----------
Total deposits                                     779,256          169,959          949,215            1,268              950,483
Securities sold under repurchase
  agreements                                        12,052            7,124           19,176               --               19,176
Federal Home Loan Bank advances
  and other debt                                   173,670            3,411          177,081              136 D            177,217
Accrued interest payable and
  other liabilities                                 11,969              946           12,915            1,641 B, D          14,556
                                               -----------      -----------      -----------      -----------          -----------
Total liabilities                                  976,947          181,440        1,158,387            3,045            1,161,432

Stockholders' Equity
Common stock and paid in capital                    51,656            2,750           54,406           16,250 D, E          70,656
Stock acquired by ESOP                              (1,478)              --           (1,478)              --               (1,478)
Deferred compensation                                   (6)              --               (6)              --                   (6)
Retained earnings                                   72,288           22,655           94,943          (22,655)   E          72,288
Treasury stock                                          --           (2,717)          (2,717)           2,717    E              --
Accumulated other comprehensive income               2,963              493            3,456             (493)   E           2,963
                                               -----------      -----------      -----------      -----------          -----------
Total stockholders' equity                         125,423           23,181          148,604           (4,181)             144,423
                                               -----------      -----------      -----------      -----------          -----------

Total liabilities and stockholders' equity     $ 1,102,370      $   204,621      $ 1,306,991      $    (1,136)         $ 1,305,855
                                               -----------      -----------      -----------      -----------          -----------

                                 First Defiance
                                     ComBanc
     Unaudited Pro Forma Condensed Combined Consolidated Statement of Income
                      For the Year Ended December 31, 2003

                                               First                  Combined First
                                              Defiance      ComBanc    Defiance and      Pro forma     Pro forma
                                             historical   historical      ComBanc      adjustments-G   combined
                                             ----------   ----------  --------------   -------------   ---------
                                                          (In Thousands, except per share data)
Interest Income
 Loans                                        $ 41,165     $  8,519      $ 49,684        $   (751)     $ 48,933
 Securities                                      8,491        2,147        10,638            (582)       10,056
 Federal Funds sold and other                      280           95           375              --           375
                                              --------     --------      --------        --------      --------
 Total interest income                          49,936       10,761        60,697          (1,333)       59,364
Interest Expense
 Deposits                                       13,435        2,952        16,387            (976)       15,411
 Advances and other borrowed funds               7,420          426         7,846             (39)        7,807
                                              --------     --------      --------        --------      --------
 Total interest expense                         20,855        3,378        24,233          (1,015)       23,218
                                              --------     --------      --------        --------      --------

Net interest income                             29,081        7,383        36,464            (318)       36,146
Provision for credit losses                      1,719        4,180         5,899              --         5,899
                                              --------     --------      --------        --------      --------
Net interest income after provision
  for credit losses                             27,362        3,203        30,565            (318)       30,247
Non-interest income
Service fees and other charges                   4,480          675         5,155              --         5,155
Insurance commissions                            3,712           79         3,791              --         3,791
Dividends on FHLB stock                            695           69           764              --           764
Gain on sale of loans                            7,173          794         7,967              --         7,967
Gain on sale of securities                       1,575            8         1,583              --         1,583
Trust income                                       161           --           161              --           161
Income from bank owned life insurance              809           --           809              --           809
Other non-interest income                          183          215           398              --           398
                                              --------     --------      --------        --------      --------
Total non-interest income                       18,788        1,840        20,628              --        20,628

Non-interest expense
Compensation and benefits                       16,120        3,150        19,270              --        19,270
Occupancy                                        3,040          731         3,771              --         3,771
Deposit insurance premiums                         183           80           263              --           263
State Franchise tax                              1,118          234         1,352              --         1,352
Data processing                                  1,841          375         2,216              --         2,216
Amortization of mortgage servicing rights        1,252           71         1,323              --         1,323
Other non-interest expense                       4,824        1,582         6,406             700         7,106
                                              --------     --------      --------        --------      --------
Total non-interest expense                      28,378        6,223        34,601             700        35,301
                                              --------     --------      --------        --------      --------

Income before income taxes                      17,772       (1,180)       16,592          (1,018)       15,574
Income tax expense                               5,690         (594)        5,096            (356)        4,740
                                              --------     --------      --------        --------      --------
Net income                                    $ 12,082     $   (586)     $ 11,496        $   (662)     $ 10,834
                                              ========     ========      ========        ========      ========

Earnings per share:
Basic                                         $   2.00                                                 $   1.59
Diluted                                       $   1.91                                                 $   1.52
Average shares outstanding
Basic                                            6,036                      6,036             794         6,830
Diluted                                          6,319                      6,319             794         7,113

                                 First Defiance
                                     ComBanc
     Unaudited Pro Forma Condensed Combined Consolidated Statement of Income
                  For the Nine Months Ended September 30, 2004

                                                                            Combined First
                                              First Defiance    ComBanc      Defiance and     Pro forma        Pro forma
                                                historical     historical       Combanc     adjustments-G      combined
                                              --------------   ----------   --------------  -------------      ---------
                                                                 (In thousands, except per share data)
Interest Income
  Loans                                           $34,412        $ 5,827        $40,239        $  (522)        $39,717
  Securities                                        5,225          1,529          6,754           (437)          6,317
  Federal Funds sold and other                         37             89            126             --             126
                                                  -------        -------        -------        -------         -------
  Total interest income                            39,674          7,445         47,119           (959)         46,160
Interest Expense
  Deposits                                          9,453          1,834         11,287           (824)         10,463
  Advances and other borrowed funds                 5,493            241          5,734            (29)          5,705
                                                  -------        -------        -------        -------         -------
  Total interest expense                           14,946          2,075         17,021           (853)         16,168
                                                  -------        -------        -------        -------         -------

Net interest income                                24,728          5,370         30,098           (106)         29,992
Provision for credit losses                         1,244             60          1,304             --           1,304
                                                  -------        -------        -------        -------         -------
Net interest income after provision
  for credit losses                                23,484          5,310         28,794           (106)         28,688
Non-interest income
Service fees and other charges                      3,950            533          4,483             --           4,483
Insurance and investment sales commissions          3,192             72          3,264             --           3,264
Dividends on FHLB stock                               471             55            526             --             526
Gain on sale of loans                               1,910            188          2,098             --           2,098
Gain on sale of securities                            694             12            706             --             706
Trust income                                          167             --            167             --             167
Income from bank owned life insurance                 579             --            579             --             579
Other non-interest income                             140            167            307             --             307
                                                  -------        -------        -------        -------         -------
Total non-interest income                          11,103          1,027         12,130             --          12,130

Non-interest expense
Compensation and benefits                          13,062          2,834         15,896             --          15,896
Occupancy                                           2,452            556          3,008             --           3,008
Deposit insurance premiums                             12            117            129             --             129
State Franchise tax                                   467            207            674             --             674
Data processing                                     1,717            300          2,017             --           2,017
Amortization of mortgage servicing rights             581            101            682             --             682
Settlement of contingent liabilities                1,927             --          1,927             --           1,927
Other non-interest expense                          3,849          1,459          5,308            534           5,842
                                                  -------        -------        -------        -------         -------
Total non-interest expense                         24,067          5,574         29,641            534          30,175
                                                  -------        -------        -------        -------         -------

Income before income taxes                         10,520            763         11,283           (640)         10,643
Income tax expense                                  3,203            142          3,345           (224)          3,121
                                                  -------        -------        -------        -------         -------
Net income                                        $ 7,317        $   621        $ 7,938        $  (416)        $ 7,522
                                                  =======        =======        =======        =======         =======

Earnings per share:
Basic                                             $  1.20                                                      $  1.09
Diluted                                           $  1.15                                                      $  1.05
Average shares outstanding
Basic                                               6,103                         6,103            794           6,897
Diluted                                             6,380                         6,380            794           7,174

         Notes to Unaudited Pro Forma Condensed Combined Financial Data

Note A - Basis of presentation

      The unaudited pro forma condensed combined consolidated financial data has been prepared assuming that the merger of First Defiance and ComBanc will be accounted for under the purchase method of accounting and is based on the historical consolidated financial statements of First Defiance and ComBanc, which have been adjusted to reflect the historical cost of ComBanc's assets and liabilities at their estimated fair value. In addition, pro forma adjustments have been included to give effect to events that are directly attributable to the transaction, factually supportable and expected to have a continuing impact on the combined company. Pro forma adjustments in the pro forma condensed combined consolidated statements of income include amortization of core deposit intangibles and other adjustments based on the allocated purchase price of net assets acquired.

Note B - Merger related charges

      In connection with the merger of First Defiance and ComBanc, pre-tax merger related charges of approximately $631,000 are expected to be incurred. These charges are expected to include $265,000 in severance and other employee related payments and $366,000 in investment banking, legal and accounting fees. An accrual for the merger related charges and related tax effect of $92,750 has been reflected in the pro forma adjustments to the unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2004. Since these charges are not expected to have a continuing effect on the operations of the combined company, they are not included in the unaudited pro forma condensed combined consolidated statement of income.

Note C - First Defiance related charges

      The pro forma condensed combined consolidated statements of income exclude estimated merger expense of approximately $750,000 expected to be incurred during fiscal 2005 in connection with the merger of ComBanc as follows:

      Compensation, bonuses and other benefits              $350,000
      Data processing conversion and other costs            $400,000

Note D - Pro forma condensed combined consolidated balance sheet adjustments

      Under purchase accounting, ComBanc's assets and liabilities and any identifiable assets are required to be adjusted to their estimated fair values. The estimated fair value adjustments have been determined by First Defiance based upon available information. First Defiance cannot be sure that such estimated values represent the fair value that ultimately would be determined as of the acquisition date.

      The following are the pro forma adjustments made to record the transaction and to adjust ComBanc's assets and liabilities to their estimated fair values at September 30, 2004:

                                                                  (In thousands)

      Purchase price of ComBanc:
        Market value (as of market close on August 4, 2004) of
          793,602 First Defiance shares to be
          issued (net of issuance costs)                             $ 19,000
        Cash to be paid                                                19,015
        Direct acquisition costs (investment banking, legal, etc.)        400
                                                                     --------
                                                                     $ 38,415
                                                                     ========

      Historical net assets of ComBanc at September 30, 2004         $ 23,181
      Accrual of ComBanc merger related charges                          (631)
      Fair market value adjustments as of September 30, 2004:
        Loans                                                           1,554
        Deposits                                                       (1,268)
        Federal Home Loan Bank advances                                  (136)
        Core deposit intangible                                         3,000
        Goodwill                                                       13,725
        Deferred tax on purchase accounting adjustments                (1,010)
                                                                     --------
                                                                     $ 38,415
                                                                     ========

      First Defiance is in the process of completing the allocation of the purchase price, which includes obtaining additional appraisals. Additional fair market value adjustments may be identified and recorded in the future, as appropriate, based upon the information available at that time.

      The pro forma adjustment available-for-sale investment securities includes cash paid in exchange for ComBanc shares of $19,015,000 and cash paid for direct acquisition costs of $400,000.

Note E - Shareholders' equity

      Under the terms of the merger agreement, ComBanc shareholders will be entitled to receive, in exchange for each ComBanc common share owned, either $17.20 in cash or a certain number of shares of First Defiance common stock. The exchange ratio for ComBanc shareholders who elect to receive First Defiance common shares will be determined by dividing $17.20 by the average closing price of First Defiance stock for the five consecutive trading days ending one trading day before the closing date of the merger, subject to certain limitations if the average price is less than $21.56 or greater than $26.35 per share. Further, the merger agreement provides that in the aggregate, 50% of the consideration will be paid in shares of First Defiance stock. It is estimated that ComBanc shareholders will receive 793,602 shares of First Defiance common stock based on the August 4, 2004 closing price of a First Defiance share. The shares of First Defiance common stock used in this transaction will be newly issued. Approximately 7,079,000 First Defiance common shares will be outstanding for the combined company after the merger. The Pro Forma adjustments to equity reflect the issuance of these shares and the elimination of ComBanc's historical equity balances.

Note F - Average shares outstanding

      The pro forma weighted average shares outstanding is based on the historical First Defiance weighted average shares outstanding, plus 793,602 First Defiance common shares to be issued to ComBanc shareholders.

Note G - Pro forma condensed consolidated combined statement of income adjustments

      For purposes of determining the pro forma effect of the ComBanc acquisition on the statements of income, the following pro forma adjustments have been made as if the acquisition had occurred as of January 1, 2003 for the December 31, 2003 pro forma condensed consolidated combined statement of income and as of January 1, 2004 for the September 30, 2004 pro forma condensed consolidated combined statement of income.

                                                             Nine months ended
                                                               September 30,        Year ended
                                                                   2004          December 31, 2003
                                                             -----------------   -----------------
      Cost of financing cash portion of purchase                 $  (437)            $  (582)
      Yield adjustment for interest income on loans                 (522)               (751)
      Yield adjustment for interest expense on deposits              824                 976
      Yield adjustment for interest expense on advances               29                  39
      Amortization of core deposit intangible                       (534)               (700)
                                                                 -------             -------
                                                                    (640)             (1,018)
      Tax impact of pro forma adjustments                            224                 356
                                                                 -------             -------
                                                                 $  (416)            $  (662)
                                                                 =======             =======

      Amortization or accretion of the yield adjustments for loans, deposits and FHLB advances were determined based on the estimated life of the related loan or deposit using the interest method. The amortization of the core deposit intangible was computed using the sum of years digits method with an assumed life of eight years. The cost of financing the cash portion of the transaction was assumed to be 3%.

Note H - Sensitivity to interest rate changes

      On the effective date of the merger, the interest rates used in the valuation of ComBanc's assets and liabilities may be different than those at September 30, 2004. This may change the purchase accounting adjustments and their estimated effects on future pre-tax net income. The following table shows the estimated effects on the purchase accounting adjustments and the pro forma pre -tax net income of a 100 basis point decrease and 100 basis point and 200 basis point increases in interest rates used to determine the estimated fair value of the indicated assets and liabilities. The income effect has been determined by changing the relevant interest rate.

                                                          Purchase Accounting Adjustments
                                      -----------------------------------------------------------------------
                                      Pro Forma      100 Basis Point     100 Basis Point     200 Basis Point
                                                    Decrease in Rates   Increase in Rates   Increase in Rates
                                      -----------------------------------------------------------------------
                                                         (Unaudited, dollars in thousands)
Loans                                  $ 1,554           $ 4,867             $(1,568)            $(4,507)
Deposits                                (1,268)           (2,010)               (514)                225
Borrowings                                (136)             (254)                (24)                 83
Core Deposit Intangible                  3,000             2,500               3,500               4,000
                                       -------           -------             -------             -------

Total adjustment                       $ 3,150           $ 5,103             $ 1,394             $  (199)
                                       =======           =======             =======             =======

                                                   Impact on Pro Forma Pre-Tax Net Income for the
                                                            Year Ended December 31, 2003
                                      -----------------------------------------------------------------------
                                      Pro Forma      100 Basis Point     100 Basis Point     200 Basis Point
                                                    Decrease in Rates   Increase in Rates   Increase in Rates
                                      -----------------------------------------------------------------------
Yield adjustment for interest
  income on loans                      $  (751)          $(1,498)            $  (146)                938
Yield adjustment for interest
  expense on deposits                      976             1,510                 427                (110)
Yield adjustment for interest
  expense on advances                       39                69                  11                 (16)
Amortization of core deposit
  intangible                              (700)             (583)               (816)               (933)
                                       -------           -------             -------             -------

Total                                  $  (436)          $  (502)            $  (524)            $  (121)
                                       =======           =======             =======             =======

                                                   Impact on Pro Forma Pre-Tax Net Income for the
                                                     Nine Month Period Ended September 30, 2004
                                      -----------------------------------------------------------------------
                                      Pro Forma      100 Basis Point     100 Basis Point     200 Basis Point
                                                    Decrease in Rates   Increase in Rates   Increase in Rates
                                      -----------------------------------------------------------------------
Yield adjustment for interest
  income on loans                      $  (522)          $(1,418)            $    51               1,239
Yield adjustment for interest
  expense on deposits                      824             1,268                 325                 (76)
Yield adjustment for interest
  expense on advances                       29                51                   8                 (11)
Amortization of core deposit
  intangible                              (534)             (445)               (622)               (711)
                                       -------           -------             -------             -------

Total                                  $  (203)          $  (544)            $  (238)            $   441
                                       =======           =======             =======             =======

                             Sources of information

      First Defiance and First Federal provided all information in this prospectus/proxy statement relating to them, and ComBanc and Commercial Bank provided all information in this prospectus/proxy statement relating to them. Each party is responsible for the accuracy of its information.

      You should rely only on the information which is contained in this document or to which we have referred in this document. We have not authorized anyone to provide you with information that is different.

                           Forward looking statements

      The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements include the information concerning future results of operations, cost savings and synergies of First Defiance and ComBanc after the merger and those statements proceeded by, followed by or that otherwise include the terms "should," "believe," "expect," "anticipate," "intend," "may," "will," "continue," "estimate" and other expressions that indicate future events and trends. Although First Defiance and ComBanc believe, in making such statements, that their expectations are based on reasonable assumptions, these statements may be influenced by risks and uncertainties which could cause actual results and trends to be substantially different from historical results or those anticipated, depending on a variety of factors. These risks and uncertainties include, without limitation:

      o expected cost savings from the merger may not be fully realized or realized within the expected time frame;

      o revenues following the merger may be lower than expected or deposit withdrawals, operating costs or customer loss and business disruption following the merger may be greater than expected;

      o competition among depository and other financial services companies increases significantly;

      o costs or difficulties related to the integration of First Defiance and ComBanc may be greater than expected;

      o general economic or business conditions, such as interest rates, may be less favorable than expected;

      o     adverse changes may occur in the securities market; and

      o legislation or changes in regulatory requirements may adversely affect the businesses in which First Defiance is engaged.

      You should understand that these factors, in addition to those discussed elsewhere in this document and in documents that have been incorporated by reference, could affect the future results of First Defiance and ComBanc, and could cause those results to be substantially different from those expressed in any forward-looking statements. First Defiance and ComBanc do not undertake any obligation to update any forward-looking statement to reflect events or circumstances arising after the date of this document.

                          Regulatory approval required

      First Defiance has submitted an application to the Office of Thrift Supervision seeking approval of the merger. We anticipate that the OTS will approve the merger. However, there can be no assurance that the OTS will approve the merger, that the approval will be received on a timely basis or that the approval will not impose conditions or requirements that would so materially reduce the economic or business benefits of the merger that, had such condition or requirement been known, neither First Defiance nor ComBanc would have entered into the merger agreement.

                   The special meeting of ComBanc shareholders

Purpose, time and place

      This prospectus/proxy statement is being sent to you in connection with the solicitation of proxies by the ComBanc board of directors for use at the special meeting to be held at 1:00 p.m., on December 21, 2004, at the Fraternal Order of Eagles, 1600 E. 5th Street, Delphos, Ohio. At the special meeting, shareholders will be asked to consider and vote upon a proposal to adopt and approve the merger agreement.

Shares outstanding and entitled to vote; record date

      Only shareholders of record on November 1, 2004, will be entitled to notice of and to vote at the special meeting of shareholders. At the close of business on the record date, November 1, 2004, there were 2,211,014 ComBanc shares issued and outstanding and entitled to vote. The ComBanc shares were held of record by approximately 1,000 shareholders. Each ComBanc share entitles the holder to one vote on all matters properly presented at the special meeting of shareholders.

Votes required

      Approval of the merger agreement requires the holders of a majority of the outstanding ComBanc shares, or 1,105,508 shares, to vote in favor of the merger agreement. As of November 1, 2004, the directors and executive officers of ComBanc and Commercial Bank and the affiliates of such directors and executive officers had sole or shared voting power with respect to 132,826 ComBanc shares, or 6% of the outstanding ComBanc shares. The directors and two non-director executive officers of ComBanc and Commercial Bank have agreed to vote 132,826 ComBanc shares for the adoption and approval of the merger agreement.

      Each share of ComBanc is entitled to one vote on the proposal. A quorum, consisting of the holders of a majority of the outstanding ComBanc shares, must be present in person or by proxy at the special meeting before any action can be taken. Under Delaware law, only votes cast in favor of a proposal count as being voted for the proposal. Therefore, abstentions and broker non-votes will have the effect of a vote against the adoption and approval of the merger agreement.

Voting, solicitation and revocation of proxies

      A proxy card for use at the special meeting of shareholders accompanies each copy of this prospectus/proxy statement mailed to ComBanc shareholders. This proxy is solicited by the ComBanc board of directors. Whether or not you attend the special meeting, the ComBanc board of directors urges you to return the enclosed proxy card. If you have executed a proxy, you may revoke it at any time before a vote is taken at the special meeting by:

      o filing a written notice of revocation with the Secretary of ComBanc, at 230 East Second Street, Delphos, Ohio 45833;

      o executing and returning a later-dated proxy received by ComBanc prior to a vote being taken at the special meeting; or

      o attending the special meeting and giving notice of revocation in person.

Your attendance at the special meeting will not, by itself, revoke your proxy.

      If you are a ComBanc shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote your shares in person at the special meeting.

      We do not expect any matter other than the merger agreement to be brought before the ComBanc special meeting of shareholders. If any other matters are properly brought before the special meeting for consideration, including a motion to adjourn the special meeting for the purpose of soliciting additional proxies, shares represented by properly executed proxies will be voted in the discretion of the persons named in the proxy card in accordance with their best judgment.

      ComBanc and First Defiance will each pay half of all expenses incurred in connection with printing and mailing this prospectus/proxy statement, the accompanying proxy and any other related materials. ComBanc will pay all other costs incurred in connection with the solicitation of proxies on behalf of the ComBanc board of directors. Proxies will be solicited by mail and may also be solicited, for no additional compensation, by officers, directors or employees of ComBanc. ComBanc will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of ComBanc shares not beneficially owned by them, for forwarding the proxy materials to, and obtaining proxies from, the beneficial owners of ComBanc shares entitled to vote at the special meeting of shareholders.

                               Dissenters' rights

      ComBanc shareholders are entitled to dissenters' rights under Section 262 of the Delaware General Corporation Law. Under Delaware law, record holders of ComBanc shares who continuously hold such shares through the effective time of the merger, who follow the procedures set forth in Section 262 and who do not vote in favor of the merger agreement will be entitled to have their shares of ComBanc appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares as determined by the court.

      This discussion is not a complete statement of the law pertaining to appraisal rights under Delaware law and is qualified in its entirety by the full text of Section 262 of the Delaware General Corporation Law, which is attached in its entirety as Annex C to this Prospectus/Proxy Statement.

      Any shareholder who wishes to exercise these appraisal rights should review the following discussion and Annex C carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights.

      A holder of shares of ComBanc wishing to exercise his or her appraisal rights must:

      o deliver to the Secretary of ComBanc a written and properly executed demand that reasonably informs ComBanc of the identity of the record holder of the ComBanc shares and of the holder's intention to demand appraisal for those shares;

      o deliver the demand before the vote on the merger agreement at the special meeting to ComBanc at 230 East Second Street, Delphos, Ohio 45833, Attention: Secretary;

      o     not vote in favor of the merger agreement; and

      o hold his or her shares of record on the date the written demand for appraisal is made and continue to hold the shares through the effective time of the merger.

      Simply voting against the merger agreement does not constitute a demand for appraisal rights. Only a record holder of ComBanc shares is entitled to assert appraisal rights for the shares. Shareholders who hold their ComBanc shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for making a demand for appraisal.

      A record holder such as a broker who holds shares of ComBanc as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of ComBanc held for one or more beneficial owners without exercising such rights with respect to the shares of ComBanc held for other beneficial owners. In such case, the written demand should set forth the number of shares of ComBanc as to which appraisal is sought. When no number of shares of

ComBanc is expressly mentioned, the demand will be presumed to cover all shares of ComBanc held in the name of the record owner.

      Within ten days after the effective time of the merger, First Defiance will send a notice to each person who has properly asserted appraisal rights. Within 120 days after the effective time, First Defiance or any shareholder entitled to appraisal rights under Section 262, may file a petition in the Delaware Court of Chancery demanding a determination of the value of the ComBanc shares of all such shareholders. First Defiance is not under any obligation to file a petition seeking the appraisal of the shares. Rather, it is the obligation of the dissenting shareholder to initiate all necessary action to perfect his or her appraisal rights in accordance with Section 262.

      If a petition for an appraisal is timely filed, after a hearing on the petition, the Delaware Court of Chancery will determine the shareholders entitled to appraisal rights and will appraise the "fair value" of their ComBanc shares, exclusive of any value arising from the completion or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Shareholders considering seeking appraisal should be aware that the fair value of their ComBanc shares as determined under Section 262 could be more than, the same as or less than the value of the merger consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in appraisal proceedings. Investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262.

      If any ComBanc shareholder who demands appraisal of his or her shares under Section 262 fails to perfect, or effectively withdraws or loses, his or her right to appraisal, such shareholder will be deemed to have made a cash election in accordance with the merger agreement. See "The merger - Election procedure and exchange of certificates evidencing ComBanc shares." A shareholder may withdraw his or her demand for appraisal by delivering to First Defiance a written withdrawal, except that any such attempt to withdraw made more than 60 days after the effective time will require the written approval of First Defiance. Failure to follow the steps required by Section 262 for perfecting appraisal rights may result in the loss of such rights (in which event a shareholder will be treated as a shareholder who has made a cash election in accordance with the merger agreement).

      Any ComBanc shareholder who has demanded an appraisal in compliance with
Section 262 will not, after the effective time, be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions, if any, payable to holders of record of shares of ComBanc as of a date prior to the effective time of the merger).

      First Defiance will not be required to complete the merger if the holders of more than 12% of the outstanding ComBanc shares exercise appraisal rights.

      If you vote in favor of the merger agreement, you will lose your appraisal rights. If you sign a proxy and return it but do not indicate a voting preference on the proxy, the proxy will be voted "FOR" the adoption of the merger agreement and will constitute a waiver of appraisal rights.

                       The parties to the merger agreement

First Defiance

      First Defiance is a unitary thrift holding company that is organized under Ohio law. Through its wholly-owned subsidiaries, First Federal and First Insurance & Investments, First Defiance focuses on traditional banking and sales, as agent, of property and casualty, life and group health insurance products. First Defiance's traditional banking activities include originating and servicing residential real estate, nonresidential real estate, commercial, and consumer loans and providing a broad range of depository services. First Defiance's insurance activities consist primarily of commissions relating to the sale of property and casualty, life and group health insurance and investment products.

      First Federal is a full-service provider of financial products with a main office and 19 branches located throughout northwest Ohio. First Federal's primary lending activities include the origination of conventional fixed-rate and variable-rate mortgage loans for the acquisition, construction or refinancing of single-family homes located in First Federal's primary market areas. First Federal also originates mortgage loans on multifamily properties and nonresidential properties, and originates a variety of consumer loans and commercial loans.

ComBanc

      ComBanc is a Delaware corporation that was formed in 1998. The only business of ComBanc is holding the shares of its subsidiary, Commercial Bank. Commercial Bank makes first mortgage loans, commercial loans and consumer loans and accepts deposits from its branches in Delphos, Elida and Lima Ohio.

                                   The merger

      If the holders of at least a majority of the ComBanc shares adopt the merger agreement, if the necessary regulatory approval is received and if all conditions to the completion of the merger are satisfied or waived, the acquisition of ComBanc and Commercial Bank will be accomplished through a two-step process. First, ComBanc will merge into First Defiance, with First Defiance being the surviving company. Second, Commercial Bank will merge into First Federal, which will continue after the merger as a federal savings bank.

Background and reasons for the merger

      First Defiance. In order to improve profitability and shareholder value, management believes First Defiance needs to grow both organically, by selling more products and services through its existing banking offices, and through acquisitions. First Defiance implemented this strategy in 2002 when the sale of its Leader Mortgage subsidiary resulted in First Defiance having a significant amount of capital.

      In pursuing its acquisition strategy, First Defiance is focusing its attention on opportunities in geographic areas that are contiguous to its existing markets and in communities that management believes would be receptive to its traditional community banking approach, such as First Federal's June 2003 acquisition of banking offices in Findlay, Ottawa and McComb, Ohio from RFC Banking Company. The ComBanc merger provides First Defiance with the opportunity to extend its market into Allen County, Ohio, which includes the City of Lima. ComBanc has two banking offices in Lima and a third in Elida, Ohio which is adjacent to Lima. Management believes this is a logical extension of First Defiance's existing markets, which include Putnam and Hancock Counties, adjacent to Allen County. Upon completion of the merger, First Defiance will have 23 banking offices in 11 counties in northwest Ohio.

      First Defiance has achieved substantial growth over the last five years, particularly in the commercial lending area. Management believes it can accelerate that growth further with the expansion into the Allen County market area. First Defiance also believes it can enhance the relationships already established by ComBanc by offering products and services not presently offered by ComBanc, including trust and insurance services. The larger equity base and larger lending capacity that First Defiance will derive from the merger provide further opportunities for growth and profitability.

      ComBanc. Commercial Bank was organized in 1877. Throughout its long history, Commercial Bank has served the citizens of Delphos and the adjoining counties of Van Wert, Allen and Putnam in a supportive and profitable manner. During the past few years, however, Commercial Bank has encountered some regulatory difficulties, as previously reported to you. As a result of these regulatory difficulties, ComBanc and Commercial Bank entered into a formal written agreement with the Federal Reserve Bank of Cleveland and the Ohio Division of Financial Institutions in December 2003.

      ComBanc's board and management have worked diligently to address the weaknesses and deficiencies identified in the formal written agreement. In view of the existing regulatory issues and the expenses associated with remedying the deficiencies addressed by the regulators, as well as local economic conditions and increased competition in the financial institutions industry, the ComBanc board questioned whether ComBanc could return to historical profitability and dividend payout levels in the near future. The ComBanc board considered whether the continuation of the independence of ComBanc would provide to shareholders a return on their investment that eventually would equal or exceed that of comparable investments in other financial institutions.

      In April 2004, representatives of First Defiance initiated preliminary, informal discussions with the officers of ComBanc about the possibility of a future merger or acquisition. Although the ComBanc board did not take any immediate action with respect to First Federal's expression of interest, the ComBanc board decided to seek the advice of a financial advisor regarding potential strategic alternatives. On May 12, 2004, the ComBanc board invited representatives from Keefe, Bruyette & Woods, Inc. to make a presentation on developments and trends in the financial institutions industry, as well as possible strategic alternatives.

      While the directors focused on the future prospects of ComBanc as an independent entity, they also considered the potential value that shareholders could expect to receive in a merger with another bank holding company. The ComBanc directors determined that both alternatives required further consideration. Representatives of Keefe discussed additional information regarding the financial institutions market and recent acquisitions of financial institutions. Discussion among the ComBanc directors and the representatives of Keefe focused on whether the continuation of the independence of ComBanc would provide to shareholders a return on their investment that eventually would equal or exceed that which could be provided as a result of a merger with another bank holding company. The ComBanc board considered, among other factors:

      o the projected short-term and long-term financial performance of ComBanc;

      o the expense associated with complying with the requirements imposed by the regulators under the formal written agreement, and the impact of such expense on the future profitability of ComBanc;

      o the increased competition among providers of financial products and services and the trend toward consolidation of financial institutions in general;

      o     local economic conditions and trends; and

      o the relatively small size of ComBanc in an increasingly competitive market.

      At the conclusion of the May 2004 meeting, the ComBanc board decided to explore further the possibility of a merger transaction. The initial indication of interest submitted by First Defiance proposed an all cash transaction, representing a cash price of $18.09 per share of common stock. The directors discussed the proposal at length and analyzed the available alternatives, including the possibility of accepting the proposal, submitting a counteroffer to First Defiance, terminating negotiations with First Defiance and remaining independent, and soliciting additional bids from other potential candidates. Following discussions, the directors decided to reject First Defiance's initial proposal. The ComBanc board then engaged Keefe as its financial advisor to assist with the process.

      First Defiance submitted a revised proposal which changed the form of consideration from all cash to 50% stock and 50% cash that resulted in a blended price of $16.28 per share considering the stock and cash mix. On May 19, 2004, the ComBanc board met to review the revised proposal submitted by First Defiance. Following extensive discussion of the proposal from First Defiance, the directors decided to reject First Defiance's revised proposal and instructed Keefe to proceed with further negotiations with First Defiance.

      On June 2, 2004, the ComBanc board convened to consider the response submitted by First Defiance. Following the board's rejection of the proposal of $16.28 per share representing a 50% stock and 50% cash transaction, the cash price and the indicated stock value based upon

First Defiance's stock price was increased by First Defiance from $16.28 to $17.20 per share. After an extensive discussion regarding the revised proposal and consideration of the available alternatives, the directors unanimously agreed to accept the $17.20 value. The ComBanc board instructed management to begin negotiating a definitive agreement on the terms outlined in the First Defiance proposal.

      On July 28, 2004, the ComBanc board met to consider the final merger agreement and other relevant documents. The directors reviewed the terms and conditions of the First Defiance merger agreement, all other relevant documents and the contemplated transaction. Following such review, Keefe analyzed the financial terms of the transaction at length and concluded that, in its opinion, the merger consideration was fair as of such date, from a financial point of view, to the holders of common shares of ComBanc. Based upon the foregoing, the ComBanc board determined that the terms and conditions of the merger agreement were fair to and in the best interest of ComBanc and its shareholders, voted unanimously to approve the merger agreement and authorized the execution of the merger agreement and related documents.

      The foregoing discussion of the information and factors is not intended to be exhaustive, but includes all material factors considered by the ComBanc board. The ComBanc board considered a number of factors that, taken in totality, led to the determination by the ComBanc board that the merger is in the best interests of ComBanc and its shareholders, customers and communities served. In reaching its determinations to approve and recommend the merger agreement, the ComBanc board did not assign relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. After considerable discussion, considering, among other things, the matters discussed above and the opinion of Keefe described below, the ComBanc board unanimously voted to approve the merger with First Defiance.

      The ComBanc board unanimously recommends that the merger agreement be adopted and approved by all shareholders of ComBanc.

Opinion of ComBanc's financial advisor

      Keefe was retained by ComBanc to evaluate the First Defiance proposal. Keefe, as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. Keefe is familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies. The ComBanc board of directors selected Keefe on the basis of the firm's reputation and its experience and expertise in transactions similar to the merger. Except as described herein, Keefe is not affiliated with ComBanc, First Defiance or their respective affiliates.

      As part of its engagement, Keefe was asked to render an opinion as to the fairness, from a financial point of view, of the merger consideration to ComBanc's shareholders. Keefe delivered a fairness opinion dated as of August 4, 2004, to the ComBanc board of directors that the merger consideration is fair to the ComBanc shareholders from a financial point of view. No limitations were imposed by ComBanc upon Keefe with respect to the investigations made or procedures followed by Keefe in rendering its opinion.

      Keefe updated its opinion as of the date of this prospectus/proxy statement. The full text of the opinion, which sets forth certain assumptions made, matters considered and limitations on the reviews undertaken, is attached as Annex B to this prospectus/proxy statement and should be read in its entirety. Keefe has consented to the following summary of its opinion and to the entire opinion being attached to this prospectus/proxy statement as Annex B. The summary of the opinion of Keefe set forth in this prospectus/proxy statement is qualified in its entirety by reference to the opinion. Such opinion does not constitute a recommendation by Keefe to any ComBanc shareholder as to how such shareholder should vote with respect to the merger.

      In rendering its opinion, Keefe did the following:

      (1) reviewed the financial and business data which ComBanc supplied to it, including annual reports for the years ended December 31, 2003, 2002 and 2001, proxy statements for the years ended December 31, 2003 and 2001 and ComBanc's unaudited financial information for the quarters ended March 31 and June 30, 2004;

      (2) reviewed First Defiance's annual report and proxy statement for the years ended December 31, 2003, 2002 and 2001 and unaudited financial statements for the periods ended March 31 and June 30, 2003;

      (3) discussed with senior management and ComBanc's board of directors the current position and prospective outlook for ComBanc;

      (4) considered historical quotations and the prices of recorded transactions in ComBanc's common stock and reviewed the financial and stock market data of other banking institutions, particularly Midwestern commercial banks with assets between $150 - $300 million;

      (5) considered historical quotations and the prices of recorded transaction in First Defiance common stock and reviewed the financial and stock market data of other thrift institutions, particularly Midwestern thrifts with assets between $750 million and $2.5 billion;

      (6) reviewed the financial and structural terms of several other recent transactions involving mergers and acquisitions of commercial banking institutions or proposed changes of control of comparably situated companies; and

      (7) reviewed certain other information which it deemed relevant.

      In rendering its opinion, Keefe assumed and relied upon the accuracy and completeness of the information provided to it by ComBanc and First Defiance and obtained by it from public sources. In its review, with the consent of ComBanc's board, Keefe did not undertake any independent verification of the information provided to it, nor did it make any independent appraisal or evaluation of the assets and liabilities of ComBanc or First Defiance, or of potential or contingent liabilities of ComBanc or First Defiance. With respect to the financial information, including forecasts received from ComBanc, Keefe assumed (with ComBanc's consent) that such information had been reasonably prepared reflecting the best currently available estimates and judgment of ComBanc's management. Keefe also assumed that no restrictions or conditions would be imposed by regulatory authorities that would have a material adverse effect on the contemplated benefits of the merger to ComBanc or the ability to consummate the merger.

      Analysis of recent comparable acquisitions. In rendering its opinion, Keefe analyzed pending acquisitions of banking institutions, including those transactions deemed comparable to the merger. Keefe compared the acquisition price relative to four industry-accepted ratios: deal price to book value, deal price to tangible book value, deal price to last twelve months' earnings, and premium to core deposits. The analysis included a comparison of the median, high and low of the above ratios for pending and completed acquisitions, based on the following comparable group: (1) all institutions in the comparable group were banking institutions; (2) all transactions in the comparable group were either announced or completed in 2003 or 2004; and (3) all transactions in the peer group had an asset size between $100 - $500 million. As a result of these transaction criteria, the following bank institutions were used in analyzing comparable transactions:

Selling Institution                     Buying Institution
-------------------                     ------------------

Sun Country Bank                        America Bancshares Inc.
Upbancorp Inc.                          Bridgeview Bancorp, Inc.
AEA Bancshares Inc.                     Capitol Bancorp Ltd.
Metro Bancorp, Inc.                     Citizens First Bancorp Inc.
Sun Banc Corporation                    Happy Bancshares Inc.
Rocky Mountain Bancorp Inc.             Heartland Financial USA Inc.
Citizens Bank Illinois NA               Metropolitan Bank Group Inc.
Canaan National Bancorp Inc.            Salisbury Bancorp Inc.
GLB Bancorp Inc.                        Sky Financial Group Inc.
Horizon Bank & Trust Co.                South Shore Savings Bank
First Continental Bank                  UCBH Holdings Inc.

      No company or transaction used as a comparison in this analysis is identical to ComBanc, First Defiance or the merger. Accordingly, an analysis is not simply mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

      The information in the following table summarizes the material information analyzed by Keefe with respect to the merger. The summary does not purport to be a complete description of the analysis performed by Keefe in rendering its opinion. Selecting portions of Keefe's analysis or isolating certain aspects of the comparable transactions without considering all analyses and factors could create an incomplete or potentially misleading view of the evaluation process.

                                        --------------        --------------       -------------           -----------
                                                                Price to           Price to last              Core
                                          Price to              tangible             12 months              deposit
                                        book ratio (%)        book ratio (%)        earnings (x)           premium (%)
                                        --------------        --------------       -------------           -----------

----------------------------------------------------------------------------------------------------------------------
Low Value                                   132.6                 133.2                 12.4x                  6.50
Median Value                                176.9                 179.2                 19.2x                  9.70
High Value                                  181.4                 184.4                 33.5x                 14.30
----------------------------------------------------------------------------------------------------------------------

                                        --------------        --------------       -------------           -----------
                                                                Price to           Price to last              Core
                                          Price to              tangible             12 months              deposit
                                        book ratio (%)        book ratio (%)        earnings (x)           premium (%)
                                        --------------        --------------       -------------           -----------

----------------------------------------------------------------------------------------------------------------------
Implied Value of FDEF offer                 167.6                 167.6                170.4x                   9.8
----------------------------------------------------------------------------------------------------------------------

*     Based on 8/4/04 closing price for FDEF

Discounted Cash Flow Analysis. Keefe performed a discounted cash flow analysis to estimate a range of present values per share of ComBanc common stock. This range was determined by adding (1) the present value, which is a representation of the current value of a sum that is to be received some time in the future, of the estimated future dividends that ComBanc could generate through year 5 of its current business plan (as provided to Keefe) and (2) the present value of the estimated terminal value, which is a valuation estimate based on a range of price to earnings multiples applied to year 5 cash flow.

      In calculating a terminal value of ComBanc common stock, Keefe applied a range of multiples between 12.0x and 18.0x to year 5 forecasted earnings. In performing this analysis, Keefe assumed that there were no restrictions imposed upon ComBanc in its ability to pay dividends to shareholders and that consolidated equity capital in excess of 9% of assets would be paid to ComBanc shareholders in the form of a cash dividend. In addition, Keefe used the 2004 budget provided by ComBanc and relied on ComBanc management guidance for years 2 through 5 as an estimate of future ComBanc earnings. The combined dividend stream and terminal value were then discounted back to June 30, 2004 (the date of most recent financial information when the analysis was performed). Keefe estimated a range of discount rates of 10.5% to 12.5% as the appropriate rate to discount estimated future cash flows for purposes of this analysis. The results of Keefe's analysis are set forth in the following table:

                               12.0x      13.5x      15.0x      16.5x      18.0x
                              --------------------------------------------------
      Discount      12.5%     $11.71     $12.54     $13.36     $14.18     $15.01
        Rate        12.0%     $11.95     $12.79     $13.64     $14.49     $15.33
                    11.5%     $12.19     $13.06     $13.93     $14.80     $15.67
                    11.0%     $12.44     $13.33     $14.23     $15.12     $16.01
                    10.5%     $12.70     $13.62     $14.53     $15.45     $16.37

      Based on the foregoing criteria and assumptions, Keefe estimated that the theoretical present value of the ComBanc common stock ranged from $11.71 to $16.37 per share. Given that the value of the consideration on a per share basis to be paid in the merger, as of the date of the opinion, is above the implied theoretical range of present values of estimated future earnings, Keefe believes that this analysis supports the fairness, from a financial point of view, to ComBanc and its shareholders of the consideration to be paid in the merger.

      The discount dividend analyses of ComBanc do not necessarily indicate actual values or actual future results and do not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Dividend discount analysis is a widely used valuation methodology, but the results of this methodology are highly dependent upon numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values, projected capital structure and discount rates.

      The information contained herein provides a summary description of the material analyses prepared by Keefe in connection with the rendering of its opinion. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Keefe believes that its analysis and the summary set forth above must be considered as a whole and that selecting portions of its analysis without considering all analyses, or selecting part of the above summary, without considering all factors and analyses, would create an incomplete view of the process underlying the analysis set forth in Keefe's presentation and opinion. The ranges of valuations resulting from any particular analysis described above should not be taken to be Keefe's view of the actual value of ComBanc or First Defiance. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

      In preparing its analysis, Keefe made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Keefe. The analyses performed by Keefe are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses and do not purport to be appraisals or reflect the prices at which a business may be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Keefe's opinion, along with its presentation to ComBanc's board of directors, was just one of the many factors taken into consideration by ComBanc's board of directors in approving the merger agreement.

      Pursuant to its engagement letter with ComBanc, Keefe will receive a fee equal to $260,000 plus reimbursement of expenses. As of the date of this prospectus/proxy statement, Keefe has received $60,000. ComBanc has also agreed to indemnify Keefe against certain liabilities, including liabilities under the federal securities laws, and to reimburse Keefe for certain out-of-pocket expenses.

Merger consideration

      At the effective time of the merger, each ComBanc shareholder will elect to receive one of the following in exchange for each ComBanc share: (1) $17.20 in cash, (2) a number of shares of First Defiance common stock equal to $17.20 divided by the average of the closing price of a First Defiance share for the five consecutive trading days ending one trading day prior to the effective time of the merger, subject to possible adjustment discussed below, or (3) $8.60 in cash and the number of shares of First Defiance stock equal to $8.60 divided by the average closing price of a First Defiance share for the five consecutive trading days ending one trading day prior to the effective time of the merger. Elections will be limited by the requirement that one-half of all of the outstanding ComBanc shares be exchanged for cash, therefore, you may not receive the form of payment that you request.

      Under the merger agreement, one-half of the total number of ComBanc shares outstanding immediately prior to the effective time of the merger must be exchanged for cash. If the aggregate number of shares for which cash elections are made is not equal to one-half of the outstanding ComBanc shares, then the form of payment you receive may be different than what you requested.

      The total number of shares of First Defiance stock issued in the merger and the total value of the merger consideration will depend upon the value of a share of First Defiance stock during the five consecutive trading days ending one trading day before the merger. The number of First Defiance shares that that you may receive in exchange for each ComBanc share that is exchanged for First Defiance stock will not be less than 0.65266 shares or greater than 0.79769 shares, subject to the following adjustments:

      o if the average market value of a share of First Defiance stock during the measuring period is between $21.56 and $26.35, then the number of shares of First Defiance stock that you will receive in exchange for each ComBanc share that is exchanged for First Defiance stock will equal $17.20 divided by the average closing price during the measuring period;

      o if the average closing price of a First Defiance share during the measuring period is below $21.56, you will receive 0.79769 First Defiance shares for each ComBanc share that is exchanged for First Defiance stock; and

      o     if the average closing price is above $26.35, you will receive
            0.65266 First Defiance shares for each ComBanc share that is exchanged for First Defiance stock.

      On November 9, 2004, the last trading date before we printed this prospectus/proxy statement, First Defiance shares closed at $26.99 on Nasdaq. If First Defiance's stock price were to remain at $26.99 per share until the closing, 0.65266 First Defiance shares, having a value of approximately $17.62, would be issued in exchange for each ComBanc share exchanged solely for First Defiance shares and no cash.

      Based on the 2,211,014 ComBanc common shares issued and outstanding on November 1, 2004, and the First Defiance stock price as of November 9, 2004, the total number of First Defiance shares to be issued to ComBanc shareholders would be approximately 721,520. Based on the 6,292,763 First Defiance shares issued and outstanding on November 9, 2004, the total number of First Defiance shares outstanding after the merger would be 7,014,283, of which approximately 10.29% would be held by the former ComBanc shareholders.

      The merger agreement provides that if the shareholders' equity of ComBanc at the effective time of the merger is less than $22,500,000, excluding unrealized accumulated other comprehensive income relating to ComBanc's investment portfolio, the per share merger consideration to be paid to ComBanc shareholders will be decreased. The per share reduction amount will equal (1) the difference between $22,500,000 and the shareholders' equity of ComBanc at the effective time of the merger, divided by (2) the number of ComBanc shares outstanding at the effective time. As a result, each ComBanc share that is exchanged for cash will receive an amount equal to $17.20 less the per share reduction amount. Further, each ComBanc share that is exchanged for First Defiance stock will receive a number of First Defiance shares that is equal to
(1) $17.20 less the per share reduction amount, divided by (2) the average of the closing price of a First Defiance share during the measuring period. ComBanc is not required to complete the merger if First Defiance reduces the per share merger consideration because the shareholders' equity of ComBanc is less than $22,500,000. However, ComBanc has the right to waive this condition.

      The merger agreement further provides that in order to preserve the status of the merger as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, the aggregate value of First Defiance shares to be issued in connection with the merger, based upon the market value of First Defiance shares at the end of trading on the business day immediately before the effective time of the merger, may not be less than 45% of the total consideration to be paid to ComBanc shareholders in the merger (the sum of the aggregate cash consideration - which is equal to $17.20 per share multiplied by one-half of the outstanding ComBanc shares - and the aggregate value of First Defiance shares to be received by ComBanc shareholders as consideration in the merger). If the aggregate value of First Defiance shares to be issued in connection with the merger would be less than 45% of the total consideration to be paid to ComBanc shareholders, then First Defiance may elect to increase the number of First Defiance shares that ComBanc shareholders will receive in exchange for each ComBanc share so that the aggregate value of First Defiance shares to be issued in connection with the merger is equal to 45% of the total consideration to be paid to ComBanc shareholders.

      First Defiance will not issue fractional shares in the merger. Each ComBanc shareholder who otherwise would be entitled to receive a fraction of a share of First Defiance stock will receive cash in an amount equal to the fractional First Defiance share interest multiplied by the average closing price during the measuring period.

Allocation of First Defiance shares and cash among ComBanc shareholders

      If the number of ComBanc shares to which the holder elected to receive cash consideration, including all dissenting shares, is less than one-half of the total number of ComBanc shares outstanding immediately prior to the merger, then each ComBanc shareholder electing to receive cash will receive the cash consideration. The ComBanc shares of those ComBanc shareholders who did not make an election and, if necessary, those ComBanc shareholders electing to receive First Defiance shares as consideration, will then be exchanged for cash, on a pro rata basis, so that the total number of ComBanc shares exchanged for cash equals one-half of the outstanding shares. The remainder of the ComBanc shares will be exchanged for First Defiance shares.

      If the number of ComBanc shares with respect to which the holder elected to receive cash consideration, including all dissenting shares, is greater than one-half of the total number of ComBanc shares outstanding immediately prior to the merger, then each of the shares for which the shareholder elected to receive First Defiance shares or for which no election was made shall receive First Defiance shares. Then, the cash consideration will be allocated among those ComBanc shareholders electing to receive cash consideration on a pro rata basis such that the total shares exchanged for cash equals one-half of the outstanding shares.

Election procedure and exchange of certificates evidencing ComBanc shares

      Approximately seven business days after the effective time of the merger, the exchange agent will mail to you an election form. Each election form will permit you to:

            o     elect to receive cash in exchange for your ComBanc shares,

            o elect to receive First Defiance shares in exchange for your ComBanc shares,

            o elect to receive 50% cash and 50% First Defiance shares in exchange for your ComBanc shares, or

            o     indicate that you make no election.

      Your election form, along with your stock certificates representing ComBanc shares, must be properly completed and actually received by the exchange agent by 5:00 p.m., Eastern Time, on the day designated on the election form, which will be the 20th day following the mailing date of the election form.

      Until you surrender your certificates, First Defiance will not pay you any cash consideration or any dividends or other distributions and your rights as a shareholder of First Defiance will be suspended. No interest will be paid or accrued on any cash constituting merger consideration or unpaid dividends and distributions, if any, payable to ComBanc shareholders.

      If you have lost or misplaced your ComBanc stock certificate(s), you should immediately call Paul G. Wreede at (419) 695-1055. Mr. Wreede will mail to you instructions for replacing the lost certificate(s).

Employee matters

      Each Commercial Bank employee whose employment is not terminated will become an employee of First Federal and will be eligible to participate in First Federal's employee plans, on the same basis as any newly-hired employee of First Federal. Service with ComBanc or Commercial Bank will be treated as service with First Federal to determine eligibility to participate and vesting, but not for purposes of benefit accrual, under the employee plans. Generally, each employee of Commercial Bank who does not have an employment agreement or severance agreement with Commercial Bank and whom First Defiance or its subsidiaries elect not to hire or elect to terminate without cause within 12 months of the merger will be paid a severance payment equal to the product of one week of the employee's base salary multiplied by the number of years of that employee's service to Commercial Bank, with a maximum payment equal to 24 weeks' salary.

      Former employees and directors of Commercial Bank who were receiving benefits as of August 4, 2004 under ComBanc's health insurance as retirees will be entitled to receive benefits under First Defiance's Retiree Medical Benefits Plan.

Representations and warranties

      First Defiance, First Federal, ComBanc and Commercial Bank have each made representations and warranties in the merger agreement regarding:

      o     corporate organization,

      o     authority to enter into the merger agreement,

      o     conflicts,

      o     capitalization,

      o     regulatory reports and filings,

      o     financial statements,

      o     brokers,

      o     governmental proceedings,

      o absence of undisclosed liabilities and changes in business operations,

      o     legal proceedings,

      o     regulatory matters, and

      o     ownership of the other party's shares.

      In addition, ComBanc and Commercial Bank have made representations and warranties regarding:

      o     loans,

      o     allowance for loan losses,

      o     taxes,

      o     real estate,

      o     compliance with laws,

      o     employment agreements,

      o     employee benefit plans,

      o     material contracts,

      o     environmental matters,

      o     internal controls, and

      o     other matters.

Covenants

      ComBanc may not solicit or initiate any proposals or offers from any person regarding any acquisition or purchase of all or a material amount of the assets of, any equity securities of, or any merger, consolidation or business combination with, ComBanc or Commercial Bank, except as required by the good faith exercise of the fiduciary duties of the ComBanc directors. ComBanc must pay First Defiance a termination fee of $2,000,000 if ComBanc enters into or closes an acquisition transaction with any person or entity other than First Defiance at any time prior to the expiration of 12 months after the termination of the merger agreement.

      ComBanc and Commercial Bank have also agreed to do the following immediately before completion of the merger to the extent such actions are permitted by law and are consistent with generally accepted accounting principles:

      o     terminate the ComBanc health insurance plan;

      o terminate ComBanc's 401(k) plan or merge it with First Defiance's plan;

      o terminate all deferred compensation agreements of the directors of ComBanc and Commercial Bank;

      o take certain accounting actions to conform Commercial Bank's loan, accrual and reserve policies to First Federal's policies; and

      o recognize the expenses of the merger and any restructuring charges related to or to be incurred in connection with the merger.

Conduct of business pending the merger

      During the period between August 4, 2004, and the completion of the merger, ComBanc and Commercial Bank have agreed to conduct their business only in the ordinary and usual course, unless First Defiance agrees otherwise in writing. In addition, ComBanc and Commercial Bank have agreed not to:

      o sell, transfer, mortgage, pledge, or subject to any lien or otherwise encumber any material amount of assets, except in the ordinary course of business;

      o make any capital expenditure that individually exceeds $10,000 or in the aggregate exceeds $25,000;

      o     declare or pay any dividends on ComBanc shares;

      o     purchase, redeem, retire or otherwise acquire any ComBanc shares;

      o issue any ComBanc shares or grant any option or right to acquire any shares;

      o amend their certificate of incorporation, bylaws, articles of incorporation or code of regulations;

      o acquire any stock or other interest in any other entity, with certain exceptions in the ordinary course of business;

      o adopt or amend any employee or director benefit plan, pension, retirement, stock, profit sharing, or bonus plan or take any action to accelerate the vesting of any benefits, except as required by law;

      o except as otherwise provided in the merger agreement, enter into or amend any employment contract with any of their employees or increase the compensation payable to any employee or director;

      o borrow or agree to borrow any funds or directly guarantee or agree to guarantee any obligations of others;

      o originate or issue a commitment to originate any loan or note in an amount of $100,000 or more or on an aggregate basis to one borrower of $250,000 or more or modify, renew or release any collateral on an existing loan the outstanding balance of which is $100,000 or more;

      o establish any new lending programs or make any policy changes concerning who may approve loans;

      o enter into any securities transactions or purchase or otherwise acquire any investment security other than U.S. Government and agency obligations;

      o increase or decrease the rate of interest paid on time deposits or certificates of deposits except in a manner consistent with past practices and prevailing rates in Commercial Bank's market;

      o foreclose upon or otherwise take title or possession of any real property without first obtaining a Phase I environmental report that indicates that the property is free of pollutants, contaminants or hazardous or toxic materials; provided, however, that Commercial Bank will not be required to obtain such a report with respect to single-family, non-agricultural residential property of one acre or less unless it has reason to believe such property may contain pollutants, contaminants or other waste materials;

      o     purchase or acquire any interest in a loan held by a third party; or

      o     agree to take any of the actions described above.

Conditions

      First Defiance, First Federal, ComBanc and Commercial Bank may complete the merger only if:

      o the merger agreement is adopted by the holders of a majority of the outstanding ComBanc shares;

      o the parties receive regulatory approval from the Office of Thrift Supervision;

      o     no governmental authority prohibits consummation of the merger;

      o the First Defiance shares to be issued in the merger have been registered with the Securities and Exchange Commission; and

      o legal counsel has provided an opinion with respect to the federal income tax consequences of the merger.

      In addition, First Defiance and First Federal will not be required to complete the merger unless the following conditions are satisfied:

      o all of ComBanc's and Commercial Bank's representations and warranties in the merger agreement are true in all material respects as of the effective date of the merger;

      o ComBanc and Commercial Bank have satisfied, in all material respects, their obligations in the merger agreement; and

      o the holders of not more than 12% of the outstanding ComBanc shares have sought appraisal rights.

      ComBanc and Commercial Bank will not be required to complete the merger unless the following conditions are satisfied:

      o all of First Defiance's and First Federal's representations and warranties in the merger agreement are true in all material respects as of the effective date of the merger;

      o First Defiance and First Federal have satisfied, in all material respects, their obligations in the merger agreement;

      o ComBanc receives an opinion from its financial advisor reasonably acceptable to ComBanc, dated as of the closing date, that the consideration to be received by ComBanc shareholders in the merger is fair from a financial point of view;

      o First Defiance has purchased directors' and officers' liability insurance for the present and former officers and directors of ComBanc and Commercial Bank; and

      o First Defiance has not reduced the consideration to be paid to ComBanc shareholders because ComBanc's shareholders' equity was less than $22,500,000.

      First Defiance and ComBanc may waive any of these conditions unless the waiver is prohibited by law.

Effective time

      Following the satisfaction or waiver of all conditions in the merger agreement, we will file certificates of merger as soon as practicable with the Ohio Secretary of State and the Delaware Secretary of State in order to complete the merger. We anticipate that we will complete the merger in January 2005.

Termination and amendment

      First Defiance and ComBanc may agree to terminate the merger at any time before it is completed, even if the ComBanc shareholders have voted to approve the merger. The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger:

      o     by the mutual written consent of First Defiance and ComBanc;

      o by either First Defiance or ComBanc if the merger is not consummated on or before March 31, 2005;

      o by either First Defiance or ComBanc if any event occurs which would preclude satisfaction of certain conditions set forth in the merger agreement;

      o by either First Defiance or ComBanc if ComBanc executes a definitive agreement whereby some person or entity other than First Defiance will acquire all or a material amount of the assets, or any equity securities, of ComBanc, or ComBanc and such other person or entity will enter into a merger, consolidation or business combination; or

      o by ComBanc if First Defiance does not increase the stock consideration to be received by ComBanc shareholders to preserve the tax-free reorganization status of the merger.

      ComBanc must pay to First Defiance a termination fee of $2,000,000 if ComBanc enters into an acquisition transaction with a company other than First Defiance at any time prior to the expiration of 12 months after the merger agreement has been terminated.

      If the merger agreement is terminated, the merger agreement will become void and have no effect, except that the provisions of the merger agreement relating to confidentiality of information and payment of expenses will survive the termination and no party to the merger agreement will be released from any liabilities or damages arising out of its breach of any provision of the merger agreement.

      The merger agreement may be amended in writing at any time before or after the ComBanc shareholders adopt the merger agreement. If the ComBanc shareholders have already adopted the merger agreement, however, we will not amend the merger agreement without their approval if the amendment would materially adversely affect the shareholders. If necessary, ComBanc will seek approval of any such amendment at a subsequent meeting of shareholders.

Interests of directors and officers

      Directors and officers of ComBanc have interests in the merger in addition to their interests solely as ComBanc shareholders.

      Employee benefit plans. All employees of ComBanc and Commercial Bank who are employed by First Federal immediately after the merger will be covered by First Federal's employee benefit plans.

      Employment agreements. Paul G. Wreede, the President and Chief Executive Officer of ComBanc and Commercial Bank, has executed a three-year employment agreement with First Federal that will become effective upon consummation of the merger. The agreement provides for an annual salary of $95,000, eligibility for a bonus and group health, life and disability benefits.

      Each of Ronald R. Elwer and Rebecca L. Minnig has entered into a one-year employment agreement with First Federal that will become effective upon consummation of the merger. Each agreement provides for a minimum annual salary and participation in employee benefit plans.

      Severance payments. Three of Commercial Bank's senior executive officers will be entitled to a severance payment that is different than the severance payment that other Commercial Bank employees will receive. If one of these officers is not hired by First Federal or if his or her employment is terminated without cause within 12 months of the merger, the officer will be entitled to a severance payment equal to the product of two weeks' salary multiplied by the number of total years of that officer's service to Commercial Bank, with a minimum payment equal to 13 weeks' salary and a maximum of 26 weeks' salary.

      Indemnification and insurance. For a period of three years after the merger is completed, First Defiance will indemnify the current and former officers and directors of ComBanc and Commercial Bank for their acts and omissions occurring prior to the completion of the merger to the extent permitted by First Defiance's articles of incorporation and code of regulations. There will be no indemnification for claims against the officers and directors arising out of or in connection with the merger. First Defiance has also agreed to provide directors' and officers' liability insurance to cover the directors and officers of ComBanc and Commercial Bank for three years following the completion of the merger.

      Board appointment. First Defiance will select one director of Commercial Bank to serve on the Board of Directors of First Defiance and First Federal beginning immediately after the effective time of the merger.

      Advisory board. Each of the directors of ComBanc who does not become an employee or director of First Defiance or First Federal will be appointed to an advisory board of First Federal for a one-year term. As compensation for such service, each advisory board member will receive $500 for each monthly advisory board meeting attended. Each such ComBanc director will execute a non-compete agreement with a one-year term.

Resale of First Defiance common shares

      First Defiance has registered the First Defiance stock to be issued in the merger with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The First Defiance shares will be freely transferable, except for First Defiance stock received by persons who may be deemed to be affiliates of ComBanc. The term "affiliate" is defined in Rule 144 under the Securities Act and generally includes executive officers, directors, and shareholders beneficially owning 10% or more of the outstanding ComBanc stocks. ComBanc affiliates may not sell their First Defiance stock, except (a) in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act or (b) pursuant to an effective registration statement under the Securities Act covering their First Defiance stock.

Material federal income tax consequences

      First Defiance and ComBanc have not sought, and do not intend to seek, a ruling from the Internal Revenue Service as to the federal income tax consequences of the merger. The opinion of Vorys, Sater, Seymour and Pease LLP, counsel to First Defiance, as to some of the expected federal income tax consequences of the merger is set forth as an exhibit to the registration statement of which this prospectus/proxy statement is a part. The opinion is based in part upon certain factual assumptions and upon certain representations made by First Defiance and ComBanc, which representations Vorys, Sater, Seymour and Pease LLP has relied upon and has assumed to be true, correct and complete. If such representations are inaccurate, the opinion could be adversely affected. In addition, the opinion assumes that the amount of cash that will be paid to holders of ComBanc shares who perfect appraisal rights will not materially exceed $17.20 per share. Opinions of tax counsel are not binding on the Internal Revenue Service or the courts, either of which could take a contrary position.

      That tax opinion supports the following discussion of the anticipated federal income tax consequences of the merger to ComBanc shareholders. This discussion is based on current federal law. Future legislative, judicial or administrative interpretations, which may be retroactive, could alter or modify the statements set forth in this discussion.

      Assuming that the merger is consummated in accordance with the merger agreement, it is anticipated that the following federal income tax consequences will occur:

      o The merger will be a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code. First Defiance and ComBanc each will be a "party to the reorganization" within the meaning of Section 368(b) of the Internal Revenue Code.

      o No gain or loss will be recognized by First Defiance or ComBanc as a result of the merger.

      o The tax basis of the assets of ComBanc in the hands of First Defiance will be the same as the tax basis of such assets in the hands of ComBanc immediately prior to the merger.

      o The holding period of the assets of ComBanc to be received by First Defiance will include the period during which such assets were held by ComBanc.

      o A ComBanc shareholder receiving solely First Defiance shares in exchange for such shareholder's ComBanc shares (not including any cash received in lieu of fractional First Defiance shares) will recognize no gain or loss upon the receipt of such First Defiance shares.

      o A ComBanc shareholder receiving solely cash in exchange for such shareholder's ComBanc shares (as a result of such shareholder's dissent to the merger or election to receive the cash consideration for all of such shareholder's ComBanc shares), will recognize gain or loss as if such shareholder had received such cash as a distribution in redemption of such shareholder's ComBanc shares, subject to the provisions and limitations of Section 302 of the Internal Revenue Code.

      o A ComBanc shareholder receiving both cash and First Defiance shares in exchange for such shareholder's ComBanc shares (not including any cash received in lieu of fractional First Defiance shares) will recognize gain, but not loss, in an amount not to exceed the amount of cash received (excluding cash received in lieu of fractional First Defiance shares). For purposes of determining the character of this gain, such ComBanc shareholder will be treated as having received only First Defiance shares in exchange for such shareholder's ComBanc shares, and as having immediately redeemed a portion of such First Defiance shares for the cash received (excluding cash received in lieu of fractional First Defiance shares). Unless the redemption is treated as a dividend under the principles of Section 302(d) of the Internal Revenue Code (to the extent of ComBanc's current or accumulated earnings and profits), the gain will be capital gain if the ComBanc shares are held by such shareholder as a capital asset at the time of the merger.

      o A ComBanc shareholder receiving cash in lieu of fractional First Defiance shares will recognize gain or loss as if such fractional First Defiance shares were distributed as part of the merger and then redeemed by First Defiance, subject to the provisions and limitations of Section 302 of the Internal Revenue Code.

      o The tax basis of the First Defiance shares received by a ComBanc shareholder pursuant to the merger will be the same as the tax basis of the ComBanc shares surrendered in exchange therefor, decreased by the amount of cash received and increased by the amount of gain, if any, recognized on the exchange.

      o The holding period of the First Defiance shares received by a ComBanc shareholder will include the period during which the ComBanc shares surrendered in exchange therefor were held, provided the ComBanc shares are a capital asset in the hands of the ComBanc shareholder at the time of the merger.

      This discussion does not address, among other matters:

      o     state, local, or foreign tax consequences of the merger;

      o the tax consequences to ComBanc shareholders who hold their shares of ComBanc other than as a capital asset, who hold their shares in a hedging transaction or as part of a straddle or conversion transaction or who are subject to special rules under the Internal Revenue Code, such as foreign persons, tax-exempt organizations, insurance companies, financial institutions, and dealers in stocks and securities;

      o the tax consequences to ComBanc shareholders who received their shares upon the exercise of stock options, stock purchase plan rights, or otherwise as compensation; and

      o the tax consequences to the holders of options to acquire shares of ComBanc.

      The foregoing discussion is intended only as a summary and is not a complete analysis or listing of all potential federal income tax consequences of the merger. ComBanc shareholders are urged to consult their tax advisors concerning the United States federal, state, local and foreign tax consequences of the merger to them.

Accounting treatment

      The merger will be treated as a purchase for accounting purposes. Accordingly, First Defiance will record the assets and liabilities of ComBanc on its books at estimated fair value. The excess, if any, of the fair value of the liabilities assumed and consideration paid over the fair value of the assets received will be assigned to specific and unidentified intangible assets. The resulting unidentified intangible asset will not be amortized, but will be tested for impairment as prescribed under SFAS No. 142, "Goodwill and Intangible Assets."

Comparison of rights of holders of First Defiance shares and holders of ComBanc shares

      The shareholders of ComBanc who receive First Defiance shares as consideration in the merger will become shareholders of First Defiance at the effective time of the merger. There are certain differences between the rights of First Defiance shareholders and the rights of ComBanc shareholders arising from the distinctions between the First Defiance articles of incorporation and code of regulations and the ComBanc certificate of incorporation and bylaws and the differences between Ohio and Delaware law. However, the rights of the holders of First Defiance shares and those of holders of ComBanc shares are similar in most material aspects. The differences are described below.

Authorized stock

      The First Defiance articles of incorporation authorize 25,000,000 shares of common stock and 5,000,000 shares of preferred stock. The ComBanc certificate of incorporation authorizes 5,000,000 common shares and no preferred shares.

Director nominations

      First Defiance shareholders generally must submit director nominations at least 60 days prior to the anniversary of the last annual shareholders' meeting. ComBanc shareholders generally must submit director nominations no less than 14 days before the annual meeting.

Anti-takeover provisions

      The following is a discussion of provisions of the First Defiance articles of incorporation and code of regulations that could deter or prohibit changes in majority control of the board of directors or non-negotiated acquisitions of control of First Defiance.

      Board of directors. The board of directors of First Defiance is to be divided into three classes, as nearly equal in number as possible, which shall be elected for staggered three-year terms.

      First Defiance's articles provide that a director may be removed without cause by the affirmative vote of 75% of the shares that would be entitled to elect a director in place of the director being removed.

      Limitations on call of meetings of shareholders. First Defiance's regulations provide that meetings of shareholders may only be called by First Defiance's chairman of the board; president or, in the case of the President's absence, death or disability, the vice president authorized to exercise the authority of the president; the directors; or the holders of 50% of all outstanding shares.

      Shareholder vote required to approve business combinations with principal shareholders. First Defiance's articles require the approval of the holders of
(i) at least 80% of First Defiance's outstanding shares of voting stock, and
(ii) at least a majority of First Defiance's outstanding shares of voting stock, not including shares held by a "Related Person," to approve certain "Business Combinations" as defined therein, and related transactions. The term "Related Person" is defined to include any individual, corporation, partnership or other entity which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of common stock of First Defiance. A "Business Combination" is defined to include:

      o any merger or consolidation of First Defiance with or into any Related Person;

      o any sale, lease, exchange, mortgage, transfer, or other disposition of all or more than 25% of the assets of First Defiance or its subsidiaries to any Related Person;

      o any merger or consolidation of a Related Person with First Defiance or its subsidiaries;

      o any sale, lease, exchange, transfer or other disposition of all or more than 25% of the assets of a Related Person to First Defiance or its subsidiaries;

      o the issuance of any securities of First Defiance or its subsidiaries to a Related Person;

      o the acquisition by First Defiance or its subsidiaries of any securities of the Related Person;

      o any reclassification of the First Defiance common stock, or any recapitalization involving the common stock of First Defiance; and

      o any agreement, contract or other arrangement providing for any of the above transactions.

      The following is a discussion of provisions of the ComBanc certificate of incorporation and bylaws that could deter or prohibit changes in majority control of the board of directors or non-negotiated acquisitions of control of ComBanc.

      Board of directors. ComBanc's bylaws provide that a director may be removed with or without cause by the affirmative vote of a majority of the shares entitled to vote upon the election of directors.

      Limitations on call of meetings of shareholders. ComBanc's bylaws provide that special meetings of shareholders may only be called by the directors or three or more holders of 25% or more of all outstanding shares.

Anti-takeover statutes

      Certain state laws make a change in control of First Defiance and ComBanc more difficult, even if desired by the holders of the majority of the First Defiance or ComBanc shares. The Ohio anti-takeover statutes that govern First Defiance differ substantially from the Delaware statutes that govern ComBanc.

      Ohio control share acquisition statute. The Ohio Revised Code provides in
Section 1701.831 that specified notice and informational filings and special shareholder meetings and voting procedures must occur before consummation of a proposed "control share acquisition." A control share acquisition is defined as any acquisition of an issuer's shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:

      o     one-fifth or more, but less than one-third, of the voting power;

      o     one-third or more, but less than a majority, of the voting power; or

      o     a majority or more of the voting power.

      Assuming compliance with the notice and information filing requirements, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders, the acquisition is approved by both a majority of the voting power of the issuer represented at the meeting and a majority of the voting power remaining after excluding the combined voting power of the intended acquirer and the directors and officers of the issuer. The control share acquisition statute does not apply to a corporation whose articles of incorporation or regulations so provide. First Defiance has not opted out of the application of the control share acquisition statute.

      Ohio merger moratorium statute. Chapter 1704 of the Ohio Revised Code prohibits specified business combinations and transactions between an "issuing public corporation" and an "interested shareholder" for at least three years after the interested shareholder attains 10% ownership, unless the board of directors of the issuing public corporation approves the transaction before the interested shareholder attains 10% ownership. An interested shareholder is a person who owns 10% or more of the shares of the corporation. An issuing public corporation is defined as an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. Examples of transactions regulated by the merger moratorium provisions include mergers, consolidations, voluntary dissolutions, the disposition of assets and the transfer of shares. After the three-year period, a moratorium transaction may take place provided that certain conditions are satisfied, including that:

      o     the board of directors approves the transaction;

      o the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder; or

      o the business combination results in shareholders, other than the interested shareholder, receiving a fair price plus interest for their shares, as determined in accordance with the statute.

      Although the merger moratorium provisions may apply, a corporation may elect not to be covered by the merger moratorium provisions, or subsequently elect to be covered, with an appropriate amendment to its articles of incorporation. First Defiance has not opted out of the Ohio merger moratorium statute.

      Delaware anti-takeover statute. The Delaware General Corporation Law imposes limits on the ability of persons who acquire more than 15% of the outstanding stock of a Delaware corporation, such as ComBanc, to effect a merger with or acquisition of such corporation for three years after the person's acquisition of stock of the corporation. Such a transaction may be effected, generally, if:

      o the buyer, while acquiring the 15% interest, acquires at least 85% of the corporation's outstanding stock (the 85% requirement excludes shares held by directors who are also officers and certain shares held under employee stock plans);

      o the Board of Directors of the corporation pre-approves the transaction; or

      o the transaction is subsequently approved by the corporation's Board of Directors and two-thirds of the shares of outstanding stock of the corporation (excluding shares held by the interested stockholder).

                                  Legal matters

      Vorys, Sater, Seymour and Pease LLP has rendered an opinion that the shares of First Defiance common stock to be issued to the ComBanc shareholders in connection with the merger have been duly authorized and, if issued pursuant to the merger agreement, will be validly issued, fully paid and non-assessable under the laws of the State of Ohio. Vorys, Sater, Seymour and Pease LLP also has delivered an opinion regarding the federal income tax consequences of the merger to First Defiance, ComBanc and the ComBanc shareholders.

                                     Experts

      The consolidated financial statements of First Defiance included in First Defiance's Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included in such Annual Report and incorporated into this document by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of ComBanc included in ComBanc's Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by BKD, LLP, an independent registered public accounting firm, as set forth in their report included in such Annual Report. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                       Where you can find more information

      First Defiance has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 under the Securities Act for the First Defiance shares to be issued to ComBanc shareholders in the merger. This prospectus/proxy statement is a part of the Registration Statement on Form S-4. The rules and regulations of the Securities and Exchange Commission permit us to omit from this document information, exhibits and undertakings that are contained in the Registration Statement on Form S-4.

      In addition, First Defiance files reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. You can read and copy the Registration Statement and its exhibits, as well as the reports, proxy statements and other information filed with the Securities and Exchange Commission by First Defiance, at the following location:

           Securities and Exchange Commission's Public Reference Room
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

      Please call the Securities and Exchange Commission for more information on the operation of the Public Reference Room at 1-800-SEC-0330. First Defiance and ComBanc are electronic filers, and the Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission at the following Web address:
(http://www.sec.gov). Reports of First Defiance can also be found on First Defiance's website (http://www.fdef.com)

      The Securities and Exchange Commission allows us to "incorporate by reference" into this prospectus/proxy statement, which means that the companies can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus/proxy statement, except for any information superseded by information contained in later-filed documents incorporated by reference in this prospectus/proxy statement. You should read the information relating to the companies contained in this prospectus/proxy statement and the information in the documents incorporated by reference.

      This document incorporates by reference the description of First Defiance common stock contained in First Defiance's registration statement on Form 8-A filed by First Defiance on September 25, 1995, including any amendment or reports filed for the purpose of updating such description, the documents listed below that First Defiance has previously filed with the Securities and Exchange Commission and any future filings made by it with the Securities and Exchange Commission before the special meeting of shareholders under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

Commission Filings (File No. 0-25196)    Period/Date
-------------------------------------    -----------

Annual Report on Form 10-K               Year ended December 31, 2003

Quarterly Reports on Form 10-Q           Quarters ended March 31, June 30, and
                                         September 30, 2004

Current Reports on Form 8-K              Filed on January 21, April 21, July 20,
                                         August 6, August 9, October 15 and
                                         October 20, 2004

      This document incorporates by reference the documents listed below that ComBanc has previously filed with the Securities and Exchange Commission and any future filings made by it with the Securities and Exchange Commission before the special meeting of shareholders under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

Commission Filings (File No. 0-25196)    Period/Date
-------------------------------------    -----------

Annual Report on Form 10-K               Year ended December 31, 2003 (a copy of
                                         which is attached as Annex D to this
                                         document)

Quarterly Report on Form 10-Q            Quarters ended March 31, June 30, and
                                         September 30, 2004 (a copy of which is
                                         attached as Annex E to this document)

Current Reports on Form 8-K              Filed on January 30, February 9, March
                                         9, March 18, April 9, May 18, June 1,
                                         July 16 and August 5, 2004

      You can receive the documents incorporated by reference (without exhibits, unless the exhibits are specifically incorporated by reference into this prospectus/proxy statement) without charge by calling or writing one of the following persons:

First Defiance Financial Corp.           ComBanc, Inc.
601 Clinton Street                       230 East Second Street
Defiance, Ohio 43512-3272                Delphos, Ohio 45833
Attention: John C. Wahl                  Attention: Paul G. Wreede
(419) 782-5015                           (419) 695-1055

      Please request documents by December 14, 2004. You may also obtain copies of the documents from the Securities and Exchange Commission through its website at the address provided above.

      Following the merger, First Defiance will continue to be regulated by the information, reporting and proxy statement requirements of the Securities Exchange Act of 1934, as amended.

                                                                         ANNEX A

                        AGREEMENT AND PLAN OF MERGER

                                 dated as of

                               August 4, 2004

                                by and among

                       FIRST DEFIANCE FINANCIAL CORP.,

                      FIRST FEDERAL BANK OF THE MIDWEST,

                                 COMBANC, INC.

                                      and

                              THE COMMERCIAL BANK

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICAL ONE -- THE MERGER ...................................................  1

  1.01.   Corporate Merger...................................................  1
  1.02.   Effective Time.....................................................  2
  1.03.   Governing Documents of the Surviving Corporation...................  2
  1.04.   Bank Merger........................................................  2
  1.05.   Structure of Combination...........................................  2

ARTICLE TWO -- CONVERSION OF SHARES; SURRENDER OF CERTIFICATES...............  2

  2.01.   Conversion of ComBanc Shares.......................................  2
  2.02.   Exchange of ComBanc Certificates...................................  2
  2.03.   Dissenting ComBanc Shares..........................................  4
  2.04.   Anti-Dilution Provisions...........................................  7
  2.05.   FDEF Shares........................................................  7
  2.06.   Tax Consequences...................................................  7

ARTICLE THREE -- REPRESENTATIONS AND WARRANTIES OF COMBANC AND
COMMERCIAL BANK .............................................................  7

  3.01.   Corporate Status...................................................  8
  3.02.   Capitalization of ComBanc..........................................  9
  3.03.   Capitalization of Commercial Bank..................................  9
  3.04.   Corporate Proceedings.............................................. 10
  3.05.   Authorization...................................................... 10
  3.06.   Financial Statements of ComBanc.................................... 10
  3.07.   SEC Filings........................................................ 11
  3.08.   Absence of Undisclosed Liabilities................................. 11
  3.09.   Absence of Changes................................................. 11
  3.10.   Loans.............................................................. 11
  3.11.   Allowance for Loan Losses.......................................... 12
  3.12.   Reports and Records................................................ 12
  3.13.   Taxes.............................................................. 12
  3.14.   Property and Title................................................. 13
  3.15.   Legal Proceedings.................................................. 14
  3.16.   Compliance with Laws and Regulations............................... 14
  3.17.   No Conflict........................................................ 15
  3.18.   Brokers, Finders and Others........................................ 15
  3.19.   Employment Agreements.............................................. 15
  3.20.   Employee Benefit Plans............................................. 16
  3.21.   Insurance.......................................................... 17
  3.22.   Governmental and Third-Party Proceedings........................... 18
  3.23.   Contracts.......................................................... 18
  3.24.   Environmental Matters.............................................. 18

  3.25.   ComBanc Information................................................ 19
  3.26.   CRA Compliance..................................................... 19
  3.27.   Ownership of FDEF Shares........................................... 19
  3.28.   Fairness Opinion................................................... 20
  3.29.   Real Property Interest............................................. 20
  3.30.   Internal Controls.................................................. 20

ARTICLE FOUR -- REPRESENTATIONS AND WARRANTIES OF FDEF AND FIRST
FEDERAL ..................................................................... 21

  4.01.   Corporate Status................................................... 21
  4.02.   Corporate Proceedings.............................................. 21
  4.03.   Capitalization of FDEF............................................. 21
  4.04.   Authorized and Effective Agreement................................. 22
  4.05.   No Conflict........................................................ 23
  4.06.   SEC Filings........................................................ 23
  4.07.   Financial Statements of FDEF and First Federal..................... 23
  4.08.   Brokers, Finders and Others........................................ 24
  4.09.   Governmental and Third-Party Proceedings........................... 24
  4.10.   Absence of Undisclosed Liabilities................................. 24
  4.11.   Absence of Changes................................................. 24
  4.12.   Legal Proceedings.................................................. 25
  4.13.   Regulatory Matters................................................. 25
  4.14.   Ownership of ComBanc Shares........................................ 25

ARTICLE FIVE -- FURTHER COVENANTS OF COMBANC AND COMMERCIAL BANK............. 25

  5.01.   Operation of Business.............................................. 25
  5.02.   Notification....................................................... 28
  5.03.   Acquisition Proposals.............................................. 29
  5.04.   Delivery of Information............................................ 29
  5.05.   Affiliates Compliance with the Securities Act...................... 29
  5.06.   Voting Agreement................................................... 29
  5.07.   No Control......................................................... 29
  5.08.   Accounting Policies................................................ 30
  5.09.   ComBanc Meeting.................................................... 30
  5.10.   Tax Matters........................................................ 30
  5.11.   Insurance Coverage................................................. 31
  5.12.   Supplemental Assurances............................................ 31

ARTICLE SIX -- FURTHER COVENANTS OF FDEF..................................... 31

  6.01.   Employees; Employee Benefits....................................... 31
  6.02.   Exchange Listing................................................... 32
  6.03.   Notification....................................................... 32
  6.04.   Indemnification.................................................... 32
  6.05.   Board of Directors................................................. 33

  6.06.   Advisory Board..................................................... 33

ARTICLE SEVEN -- FURTHER OBLIGATIONS OF THE PARTIES.......................... 34

  7.01.   Cooperative Action................................................. 34
  7.02.   Press Releases..................................................... 34
  7.03.   Proxy/Prospectus; Registration Statement........................... 34
  7.04.   Regulatory Applications............................................ 35
  7.05.   Termination of Profit Sharing Plan................................. 35
  7.06.   Confidentiality.................................................... 36

ARTICLE EIGHT -- CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE
PARTIES ..................................................................... 36

  8.01.   Conditions to the Obligations of FDEF and First Federal............ 36
  8.02.   Conditions to the Obligations of ComBanc and Commercial Bank....... 37
  8.03.   Mutual Conditions.................................................. 38

ARTICLE NINE -- CLOSING...................................................... 38

  9.01.   Closing............................................................ 38
  9.02.   Closing Deliveries Required of FDEF and First Federal.............. 39
  9.03.   Closing Deliveries Required of ComBanc and Commercial Bank......... 39

ARTICLE TEN -- TERMINATION................................................... 39

  10.01.  Termination........................................................ 39
  10.02.  Effect of Termination.............................................. 40
  10.03.  Termination Fee.................................................... 40
  10.04.  Force Majeure...................................................... 40

ARTICLE ELEVEN -- MISCELLANEOUS.............................................. 41

  11.01.  Notices............................................................ 41
  11.02.  Counterparts....................................................... 42
  11.03.  Entire Agreement................................................... 42
  11.04.  Successors and Assigns............................................. 42
  11.05.  Captions........................................................... 42
  11.06.  Governing Law...................................................... 42
  11.07.  Payment of Fees and Expenses....................................... 42
  11.08.  Amendment.......................................................... 42
  11.09.  Waiver............................................................. 42
  11.10.  No Third-Party Rights.............................................. 42
  11.11.  Waiver of Jury Trial............................................... 43
  11.12.  Severability....................................................... 43
  11.13.  Non-Survival of Representations, Warranties and Covenants.......... 43

                           GLOSSARY OF DEFINED TERMS

     The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

"Acquisition Transactions"                 --   Section 5.03
"Aggregated Cash Consideration"            --   Section 2.01(c)
"Agreement"                                --   Preamble
"Average"                                  --   Section 2.01(b)
"Bank Merger"                              --   Preamble
"Bank Merger Agreement"                    --   Preamble
"BHCA"                                     --   Section 3.01(a)
"Cash Election Shares"                     --   Section 2.02(a)
"CERCLA"                                   --   Section 3.24
"Closing"                                  --   Section 9.01
"Closing Date"                             --   Section 9.01
"Code"                                     --   Section 2.02(f)
"ComBanc"                                  --   Preamble
"ComBanc Balance Sheet Date"               --   Section 3.06
"ComBanc Certificates"                     --   Section 2.02(a)
"ComBanc Disclosure Schedule"              --   Article Three
"ComBanc Dissenting Share"                 --   Section 2.03
"ComBanc Financial Statements"             --   Section 3.06
"ComBanc Meeting"                          --   Section 3.04(b)
"ComBanc Real Properties"                  --   Section 3.14(a)
"ComBanc Shares"                           --   Section 1.01
"ComBanc's Counsel"                        --   Section 7.01
"ComBanc's Financial Advisor"              --   Section 3.18
"Commercial Bank"                          --   Preamble
"Commercial Bank Real Estate Collateral"   --   Section 3.24
"Compensation and Benefit Plans"           --   Section 3.20(a)
"Consultants"                              --   Section 3.20(a)
"Continuing Employees"                     --   Section 6.01
"Corporate Merger"                         --   Preamble
"CRA"                                      --   Section 3.26
"DGCL"                                     --   Section 1.01
"Directors"                                --   Section 3.20(a)
"Effective Time"                           --   Section 1.02
"Election Deadline"                        --   Section 2.02(b)
"Election Form"                            --   Section 2.02(a)
"Employees"                                --   Section 3.20(a)
"Environmental Law"                        --   Section 3.24
"ERISA"                                    --   Section 3.20(a)
"ERISA Affiliate"                          --   Section 3.20(c)
"Exchange Act"                             --   Section 3.07
"Exchange Agent"                           --   Section 2.02(a)
"Exchange Ratio"                           --   Section 2.01(a)
"FDEF"                                     --   Preamble

"FDEF Filed SEC Documents"                 --   Section 4.10
"FDEF Financial Statements"                --   Section 4.07
"FDEF Shares"                              --   Section 2.01(a)
"FDEF Stock Option Plans"                  --   Section 4.03(a)
"FDEF Stock Options"                       --   Section 4.03(a)
"FDEF's Counsel"                           --   Section 7.01
"FDIC"                                     --   Section 3.01(b)
"Federal Reserve"                          --   Section 3.01(b)
"First Federal"                            --   Preamble
"GAAP"                                     --   Section 3.06
"Governmental Authority"                   --   Section 3.16(c)
"HOLA"                                     --   Section 4.01(a)
"Hazardous Substances"                     --   Section 3.24
"IRS"                                      --   Section 3.13
"Information"                              --   Section 7.06
"Loan Assets"                              --   Section 3.10
"Loan Documentation"                       --   Section 3.10
"material"                                 --   Section 3.01(d)
"material adverse effect"                  --   Section 3.01(d)
"MRP"                                      --   Section 4.03(a)
"Nasdaq"                                   --   Section 4.09
"No-Election Shares"                       --   Section 2.02(a)
"ODFI"                                     --   Section 3.01(b)
"OGCL"                                     --   Section 1.01
"OTS"                                      --   Section 4.01(b)
"Officers"                                 --   Section 3.19(a)
"Outstanding ComBanc Shares"               --   Section 2.01(c)
"PCBs"                                     --   Section 3.24
"Pension Plan"                             --   Section 3.20(b)
"Per Share Cash Consideration"             --   Section 2.01(a)
"Per Share Reduction"                      --   Section 2.01(d)
"Per Share Stock Consideration"            --   Section 2.01(a)
"Proxy/Prospectus"                         --   Section 7.03(a)
"Reallocated Cash Shares"                  --   Section 2.02(c)
"Reallocated Stock Shares"                 --   Section 2.02(c)
"Registration Statement"                   --   Section 7.03(a)
"Regulatory Authorities"                   --   Section 3.16(a)
"Rule 145 Affiliates"                      --   Section 5.05
"SEC"                                      --   Section 3.01(c)
"Securities Act"                           --   Section 3.20(b)
"Stock Election Shares"                    --   Section 2.02(a)
"Subsidiary"                               --   Section 3.01(c)
"Surviving Corporation"                    --   Section 1.01
"Tax"                                      --   Section 3.13
"Tax Returns"                              --   Section 3.13
"Updated ComBanc Disclosure Schedule"      --   Section 5.02

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of August 4, 2004, is made and entered into by and among First Defiance Financial Corp., an Ohio corporation ("FDEF"); First Federal Bank of the Midwest, a federal savings bank ("First Federal"); ComBanc, Inc., a Delaware corporation ("ComBanc"); and The Commercial Bank, an Ohio commercial bank ("Commercial Bank").

                             W I T N E S S E T H:

     WHEREAS, the Boards of Directors of ComBanc, Commercial Bank, FDEF and First Federal have each determined that it is in the best interests of their respective corporations and shareholders for ComBanc to merge with and into FDEF (the "Corporate Merger") followed by the merger of Commercial Bank with and into First Federal (the "Bank Merger"), upon the terms and subject to the conditions set forth in and pursuant to the terms of this Agreement and the Bank Merger Agreement to be entered into by and between First Federal and Commercial Bank, the form of which is attached hereto as Exhibit A (the "Bank Merger Agreement"); and

     WHEREAS, the Boards of Directors of ComBanc, Commercial Bank, FDEF and First Federal have each approved this Agreement and the consummation of the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, FDEF, First Federal, ComBanc and Commercial Bank, intending to be legally bound hereby, agree as follows:

                                  ARTICLE ONE
                                  THE MERGER

     1.01. Corporate Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.02), ComBanc shall merge with and into FDEF in accordance with the Ohio General Corporation Law (the "OGCL") and the Delaware General Corporation Law (the "DGCL"). FDEF shall be the continuing and surviving corporation in the Corporate Merger, shall continue to exist under the laws of the State of Ohio, and shall be the only one of FDEF and ComBanc to continue its separate corporate existence after the Effective Time. As used in this Agreement, the term "Surviving Corporation" refers to FDEF immediately after the Effective Time. As a result of the Corporate Merger, the outstanding common stock, without par value, of ComBanc (the "ComBanc Shares") and ComBanc's treasury shares shall be converted or cancelled in the manner provided in Article Two.

    1.02. Effective Time. The Effective Time of the Corporate Merger shall be the date and time upon which the last of the following occurs: (a) the filing of the appropriate certificate of merger with the Ohio Secretary of State, (b) the filing of the appropriate certificate of merger with the Delaware Secretary of State or (c) such time thereafter as is agreed to in writing by FDEF and ComBanc and provided in the certificates of merger filed as set forth above.

    1.03. Governing Documents of the Surviving Corporation. At the Effective Time, the articles of incorporation and code of regulations of FDEF as in effect immediately prior to the Effective Time shall be the articles of incorporation and code of regulations of the Surviving Corporation.

    1.04. Bank Merger. Following the Corporate Merger, FDEF shall cause the Bank Merger to be completed in accordance with the Bank Merger Agreement.

    1.05. Structure of Combination. With the consent of ComBanc, which consent shall not be unreasonably withheld, FDEF and First Federal may at any time change the method of effecting the mergers (including, without limitation, the provisions of this Article One) if and to the extent FDEF deems such change to be desirable; provided, however, that no such change shall (i) alter or change the amount or composition of the per share merger consideration described in
Section 2.01 of this Agreement; (ii) be likely to materially delay or jeopardize receipt of any required regulatory approvals or materially delay the satisfaction of any conditions to the closing of the Corporate Merger; or
(iii) adversely affect the tax treatment of ComBanc or ComBanc stockholders as a result of receiving the per share merger consideration. ComBanc and Commercial Bank shall, if requested by FDEF, enter into one or more amendments to this Agreement in order to effect any such change.

                                  ARTICLE TWO
                CONVERSION OF SHARES; SURRENDER OF CERTIFICATES

     2.01. Conversion of ComBanc Shares. At the Effective Time, by virtue of the Corporate Merger and without any action on the part of the holder thereof:

     (a) Subject to Sections 2.02, 2.03 and 2.04, each ComBanc Share issued and outstanding immediately prior to the Effective Time (other than ComBanc Shares to be canceled in accordance with Section 2.01(d) and ComBanc Dissenting Shares, as defined in Section 2.03) shall be converted into the right to receive, at the election of the holder thereof pursuant to Section 2.02(a):

         (i) the number of common shares, $.01 par value per share, of FDEF ("FDEF Shares") that is equal to the Exchange Ratio as defined in Section 2.01(b) (the "Per Share Stock Consideration"), or

         (ii) a cash amount equal to $17.20 (the "Per Share Cash
Consideration").

     (b) Subject to adjustments, if any, pursuant to Section 2.01(c), the Exchange Ratio shall be a fraction the numerator of which shall be $17.20 and the denominator of which shall be the average closing price of an FDEF Share for the five consecutive trading days ending one trading day prior to the Effective Time (the "Average"); provided, however, that in the event the Average is less than $21.56, then the Exchange Ratio shall equal 0.79769; provided further, however, that in the event the Average is greater than $26.35, the Exchange Ratio shall equal 0.65266.

     (c) Notwithstanding anything in this Agreement to the contrary, to preserve the status of the Corporate Merger as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code, if the aggregate value of the FDEF Shares to be issued in connection with the Corporate Merger, based upon the closing price of the FDEF Shares as reported on The Nasdaq Stock Market ("Nasdaq") on the business day immediately preceding the Effective Time, would be less than 45% of the sum of the Aggregate Cash Consideration (as defined below), plus the value of the FDEF Shares to be received by the holders of the ComBanc Shares as consideration in connection with the Corporate Merger, then FDEF may, in its sole discretion, increase the Per Share Stock Consideration so that the aggregate value of the FDEF Shares to be issued to the holders of the ComBanc Shares in connection with the Corporate Merger, as determined based upon the closing price of the FDEF Shares on Nasdaq on the business day immediately preceding the Effective Time, is equal to 45% of the sum of the Aggregate Cash Consideration, plus the value of the FDEF Shares to be received by the holders of the ComBanc Shares as consideration in connection with the Corporate Merger. For purposes of this Agreement, the "Aggregate Cash Consideration" shall be an amount equal to the Per Share Cash Consideration multiplied by 50% of the number of ComBanc Shares outstanding at the Effective Time (the "Outstanding ComBanc Shares") (i.e. excluding any of ComBanc's treasury shares).

     (d) If the shareholders' equity of ComBanc on the Closing Date is less than $22,500,000, excluding unrealized accumulated other comprehensive income related to ComBanc's investment portfolio, the Per Share Stock Consideration and the Per Share Cash Consideration to be paid for the ComBanc Shares shall be decreased by an amount equal to (i) the difference between $22,500,000 and the shareholders' equity of ComBanc on the Closing Date, divided by (ii) the number of ComBanc Shares outstanding on the Closing Date (the "Per Share Reduction"), and each ComBanc shareholder shall be entitled to receive from FDEF either (a) an amount equal to $17.20 less the Per Share Reduction or (b) a number of FDEF Shares equal to the Exchange Ratio, where the numerator of the Exchange Ratio shall be $17.20 less the Per Share Reduction, subject to the adjustment set forth in Section 2.01(b).

     (e) No certificates or scrip representing fractional FDEF Shares shall be issued. Each holder of ComBanc Shares who would otherwise be entitled to receive a fractional FDEF Share shall receive an amount of cash equal to the product obtained by multiplying (i) the fractional FDEF Share interest to which such holder (after taking into account all ComBanc Shares held at the Effective Time by such holder) would otherwise be entitled by (ii) the Average.

     (f) Any treasury shares held by ComBanc and any ComBanc Shares owned by FDEF for its own account shall be cancelled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     2.02. Exchange of ComBanc Certificates.

     (a) Seven business days after the Effective Time, or as soon as practicable thereafter, FDEF, or an exchange agent designated by FDEF to discharge its duties pursuant to this Section 2.02 (the "Exchange Agent"), shall mail to each holder of record of ComBanc Shares (i) a form letter of transmittal and instructions for use in surrendering for exchange the certificates evidencing the ComBanc Shares ("ComBanc Certificates") that will have been cancelled and extinguished as a result of the Corporate Merger and
(ii) an election form ("Election Form"). The letter of transmittal shall specify that the risk of loss and title to the ComBanc Certificates shall pass only upon delivery of such certificates as specified in the letter of transmittal. Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) (i) to elect to receive FDEF Shares with respect to all such holder's ComBanc Shares, (ii) to elect to receive cash with respect to all such holder's ComBanc Shares, (iii) to elect to receive 50% cash and 50% FDEF Shares with respect to such holder's ComBanc Shares, or (iv) to indicate that such holder makes no such election with respect to such holder's ComBanc Shares ("No-Election Shares"). Any ComBanc Shares with respect to which the holder has elected to receive cash are hereinafter referred to as "Cash Election Shares," and any ComBanc Shares with respect to which the holder has elected to receive FDEF Shares are hereinafter referred to as "Stock Election Shares." Any ComBanc Shares with respect to which the holder thereof shall not, as of the Election Deadline (as defined below), have made an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed to be No-Election Shares. Any ComBanc Dissenting Shares shall be deemed to be Cash Election Shares for purposes of the allocation provisions of subsection (c) below, but in no event shall such shares be classified as Reallocated Stock Shares (as defined in Section 2.02 (c)(ii)(B) below).

     (b) For purposes of this Agreement, the term "Election Deadline" shall mean 5:00 p.m., Eastern Time, on the 20th day following but not including the date of mailing of the Election Form, or such other date upon which FDEF and ComBanc shall mutually agree prior to the Effective Time. Any election to receive cash, FDEF Shares or a combination of cash and FDEF Shares shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. The Exchange Agent shall be required to make all determinations as to when any election, modification or revocation has been received and whether any such election, modification or revocation has been properly made.

     (c) The Exchange Agent shall effect the allocation among holders of ComBanc Shares of rights to receive cash, FDEF Shares, or a combination of cash and FDEF Shares in accordance with the Election Forms as follows:

         (i) If the number of Cash Election Shares is less than one-half of the Outstanding ComBanc Shares, then:

             (A) each of the Cash Election Shares (other than ComBanc Dissenting Shares) shall be converted into the right to receive the Per Share Cash Consideration,

             (B) the Exchange Agent will allocate first among the No-Election Shares (by the method of allocation described in Section 2.02 (d)(i) below) and then, if necessary, will allocate among the Stock Election Shares (by the method of allocation described in Section 2.02 (d)(ii) below), a sufficient number of non-Cash Election Shares ("Reallocated Cash Shares") such that the sum of the number of Cash Election Shares plus the number of Reallocated Cash Shares equals one-half of the Outstanding ComBanc Shares, and each of the Reallocated Cash Shares shall be converted into the right to receive the Per Share Cash Consideration, and

             (C) each of the No-Election Shares (if any) and Stock Election Shares which are not Reallocated Cash Shares shall be converted into the right to receive the Per Share Stock Consideration.

         (ii) If the number of Cash Election Shares is greater than one-half of the Outstanding ComBanc Shares, then:

             (A) each of the Stock Election Shares and No-Election Shares shall be converted into the right to receive the Per Share Stock
Consideration,

             (B) the Exchange Agent will allocate among the Cash Election Shares (other than ComBanc Dissenting Shares) (by the method of allocation described in Section 2.02(d) below), a sufficient number of Cash Election Shares ("Reallocated Stock Shares") such that the sum of the number of remaining Cash Election Shares (including all of the ComBanc Dissenting Shares) equals one-half of the Outstanding ComBanc Shares, and each of the Reallocated Stock Shares shall be converted into the right to receive the Per Share Stock Consideration, and

             (C) each of the Cash Election Shares (other than ComBanc Dissenting Shares) which are not Reallocated Stock Shares shall be converted into the right to receive the Per Share Cash Consideration.

         (iii) If the number of Cash Election Shares (including the ComBanc Dissenting Shares) is equal to one-half of the Outstanding ComBanc Shares, then subparagraphs (c)(i) and (ii) above shall not apply and all No-Election Shares and all Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration.

     (d) Any pro rata allocation shall be performed by the Exchange Agent as follows:

         (i) If the Exchange Agent is required pursuant to Section
2.02 (c)(i)(B) to designate from among all No-Election Shares the Reallocated Cash Shares to receive the Per Share Cash Consideration, each holder of No-Election Shares shall be allocated a pro rata portion (based on such holder's No-Election Shares relative to all No-Election Shares) of the total Reallocated Cash Shares.

         (ii) If the Exchange Agent is required pursuant to Section 2.02(c)(i)(B) to designate from among all Stock Election Shares the Reallocated Cash Shares to receive the Per Share Cash Consideration, each holder of Stock Election Shares shall be allocated a pro rata portion (based on such holder's Stock Election Shares relative to all Stock Election Shares) of the remainder of the total Reallocated Cash Shares less the number of No-Election Shares which are Reallocated Cash Shares.

         (iii) If the Exchange Agent is required pursuant to Section 2.02(c)(ii)(B) to designate from among all holders of Cash Election Shares the Reallocated Stock Shares to receive the Per Share Stock Consideration, each holder of Cash Election Shares shall be allocated a pro rata portion (based on such holder's Cash Election Shares relative to all Cash Election Shares) of the remainder of the total Reallocated Stock Shares less the number of No-Election Shares which are Reallocated Stock Shares. For purposes of this
Section 2.02(d)(iii), ComBanc Dissenting Shares shall not be considered to be Cash Election Shares.

     (e) Upon surrender of a ComBanc Certificate for cancellation, together with a letter of transmittal, duly executed, the holder of such ComBanc Certificate shall be entitled to receive in exchange therefor a certificate representing the full number of FDEF Shares and/or the amount of cash into which the aggregate number of ComBanc Shares previously represented by such surrendered ComBanc Certificate shall have been converted pursuant to this Agreement., and the ComBanc Certificate so surrendered shall thereafter be cancelled. All payments made upon the surrender of ComBanc Certificates pursuant to this Article Two shall be deemed to have been made in full satisfaction of all rights pertaining to the shares evidenced by such ComBanc Certificates.

     (f) If any ComBanc Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such ComBanc Certificate to be lost, stolen or destroyed and, if required by FDEF in its sole discretion, the posting by such person of a bond in such amount as FDEF may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such ComBanc Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed ComBanc Certificate the cash and/or FDEF Shares (and cash in lieu of fractional FDEF Share interests, if any) deliverable in respect thereof.

     (g) None of FDEF, ComBanc, the Exchange Agent or the Surviving Corporation shall be liable to any former holder of ComBanc Shares for any payment of the Per Share Stock Consideration, the Per Share Cash Consideration, any cash in lieu of a fractional FDEF Share interest or any dividends or distributions with respect to FDEF Shares delivered to a public official if required by any applicable abandoned property, escheat or similar law.

     (h) No dividends or other distributions declared after the Effective Time with respect to FDEF Shares and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered ComBanc Certificate until it is surrendered by the holder thereof. Subject to the effect, if any, of applicable law, after the subsequent surrender and exchange of a ComBanc Certificate, the record holder thereof shall be entitled to receive any dividends or other distributions, without any interest thereon, which became payable with respect to the FDEF Shares represented by such ComBanc Certificate.

     (i) After the Effective Time, there shall be no further registration or transfer of ComBanc Shares on the stock transfer books of ComBanc. In the event that, after the Effective Time, ComBanc Certificates are presented for transfer, they shall be cancelled and exchanged as provided in this Article Two.

     (j) FDEF or the Exchange Agent shall be entitled to deduct and withhold from the Per Share Stock Consideration or the Per Share Cash Consideration such amounts as FDEF or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any other provision of domestic or foreign tax law (whether national, federal, state, provincial, local or otherwise). To the extent that amounts are so withheld and paid over to the appropriate taxing authority by FDEF or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the ComBanc Certificates.

     (k) The Surviving Corporation may from time to time waive one or more of the rights provided to it in this Article Two to withhold certain payments, deliveries and distributions; and no such waiver shall constitute a waiver of its rights thereafter to withhold any such payment, delivery or distribution in the case of any person.

     2.03. Dissenting ComBanc Shares. Anything contained in this Agreement or elsewhere to the contrary notwithstanding, if any holder of an outstanding ComBanc Share dissents from the Corporate Merger pursuant to Section 262 of the DGCL and is thereby entitled to appraisal rights thereunder (a "ComBanc Dissenting Share"), then such ComBanc Dissenting Share shall be extinguished but shall not be converted into the right to receive the Per Share Stock Consideration or the Per Share Cash Consideration. Instead, such ComBanc Dissenting Share shall be entitled only to such rights (and shall have such obligations) as are provided in Section 262 of the DGCL.

     2.04. Anti-Dilution Provisions. The Exchange Ratio shall be adjusted to reflect any occurrence subsequent to the date of this Agreement but prior to the Effective Time, pursuant to which the outstanding FDEF Shares shall have been or will be increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in FDEF's capitalization.

     2.05. FDEF Shares. Each FDEF Share issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and unaffected by the Corporate Merger.

     2.06. Tax Consequences. For federal income tax purposes, the Corporate Merger is intended to constitute a reorganization within the meaning of
Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Treasury Department regulation sections 1.368-2(g) and 1.368-3(a).

                                 ARTICLE THREE
                       REPRESENTATIONS AND WARRANTIES OF
                          COMBANC AND COMMERCIAL BANK

     Except as set forth on a disclosure schedule prepared by ComBanc and Commercial Bank (the "ComBanc Disclosure Schedule"), ComBanc and Commercial Bank represent and warrant to FDEF and First Federal that each of the following statements is true and accurate:

     3.01. Corporate Status.

     (a) ComBanc is a Delaware corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended ("BHCA"). ComBanc is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and, subject to the required adoption of this Agreement by the ComBanc stockholders and the obtaining of appropriate approvals of Governmental and Regulatory Authorities (as defined below), perform its obligations under this Agreement and consummate the transactions contemplated by this Agreement. ComBanc is not qualified to do business in any other jurisdiction or required to be so qualified to do business in any other jurisdiction except where the failure to be so qualified individually or in the aggregate would not reasonably be expected to have a material adverse effect on ComBanc. ComBanc has provided to FDEF and First Federal true and complete copies of the certificate of incorporation and bylaws of ComBanc, in each case as amended to the date of this Agreement.

     (b) Commercial Bank is an Ohio commercial bank and a Federal Reserve member bank, and is regulated by the Ohio Division of Financial Institutions (the "ODFI"), the Board of Governors of the Federal Reserve System (the "Federal Reserve"), and the Federal Deposit Insurance Corporation (the "FDIC"). Commercial Bank is duly organized, validly existing and in good standing under the laws of the State of Ohio and has full power and authority, corporate or otherwise, to own its property and to carry on its business as presently conducted. Commercial Bank is not qualified to do business in any other jurisdiction or required to be qualified to do business in any other jurisdiction, except where the failure to be so qualified individually or in the aggregate would not reasonably be expected to have a material adverse effect on Commercial Bank. Commercial Bank has provided to FDEF and First Federal true and complete copies of the articles of incorporation and other governing instruments of Commercial Bank, in each case as amended to the date of this Agreement.

     (c) Commercial Bank is the only Subsidiary (as defined below) of ComBanc. For purposes of this Agreement, "Subsidiary" has the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC").

     (d) As used in this Agreement, (i) any reference to any event, change, effect, development, circumstance or occurrence being "material" with respect to any entity means an event, change, effect, development, circumstance or occurrence that is or is reasonably likely to be material in relation to the financial condition, properties, assets, liabilities, businesses or results of operations of such entity and its subsidiaries taken as a whole, and (ii) the term "material adverse effect" means, with respect to any entity, an event, change, effect, development, circumstance or occurrence that, individually or together with any other event, change, effect, development, circumstance or occurrence, (A) has or would be reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), capitalization, assets (tangible or intangible), liabilities (accrued, contingent or otherwise), operations, regulatory affairs, financial performance or prospects of such entity and its Subsidiaries, taken as a whole, or (B) materially impairs the ability of such entity to perform its obligations under this Agreement or to consummate the Corporate Merger and the other transactions contemplated by this Agreement.

     3.02. Capitalization of ComBanc.

     (a) The authorized capital of ComBanc consists solely of 5,000,000 ComBanc Shares, of which 2,211,014 are issued and outstanding and 164,986 are held in treasury. All outstanding ComBanc Shares have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. All ComBanc Shares issued have been issued in compliance in all material respects with all applicable federal and state securities laws.

     (b) As of the date of this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which ComBanc is a party or by which it is bound, obligating ComBanc to issue, deliver or sell, or cause to be issued, delivered or sold, any additional ComBanc Shares or obligating ComBanc to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. As of the date of this Agreement, there are no outstanding contractual obligations of ComBanc to repurchase, redeem or otherwise acquire any ComBanc Shares.

     (c) Except as disclosed in Section 3.02(c) of the ComBanc Disclosure Schedule, since December 31, 2003, ComBanc has not (A) issued or permitted to be issued any ComBanc Shares, or securities exercisable for or convertible into ComBanc Shares; (B) repurchased, redeemed or otherwise acquired, directly or indirectly through any ComBanc Subsidiary or otherwise, any ComBanc Shares; or (C) declared, set aside, made or paid to the stockholders of ComBanc dividends or other distributions on the outstanding ComBanc Shares.

     (d) No bonds, debentures, notes or other indebtedness of ComBanc having the right to vote on any matters on which ComBanc stockholders may vote are issued or outstanding.

     3.03. Capitalization of Commercial Bank.

     (a) The authorized capital of Commercial Bank consists solely of 1,188,000 shares of common stock, of which 1,188,000 are issued and outstanding. All outstanding shares of Commercial Bank are owned beneficially and of record by ComBanc. Such shares have been duly authorized and are validly issued, fully paid and non-assessable, were not issued in violation of the preemptive rights of any person, and have been issued in compliance in all material respects with all applicable federal and state securities laws.

     (b) As of the date of this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which Commercial Bank is a party or by which it is bound, obligating Commercial Bank to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of Commercial Bank or obligating Commercial Bank to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. As of the date of this Agreement, there are no outstanding contractual obligations of Commercial Bank to repurchase, redeem or otherwise acquire any shares of Commercial Bank.

     (c) Commercial Bank has not (A) issued or permitted to be issued any shares of Commercial Bank, or securities exercisable for or convertible into shares of Commercial Bank; (B) repurchased, redeemed or otherwise acquired, directly or indirectly any shares of Commercial Bank; or (C) declared, set aside, made or paid to the shareholders of Commercial Bank dividends or other distributions on the outstanding shares of Commercial Bank.

     (d) No bonds, debentures, notes or other indebtedness of Commercial Bank having the right to vote on any matters on which Commercial Bank shareholders may vote are issued or outstanding.

     3.04. Corporate Proceedings.

     (a) This Agreement has been (i) duly executed and delivered by ComBanc and Commercial Bank, (ii) approved by the boards of directors of ComBanc and Commercial Bank and (iii) adopted by ComBanc as the sole shareholder of Commercial Bank.

     (b) Subject to the adoption of this Agreement by a majority of the issued and outstanding ComBanc Shares at a meeting of the ComBanc stockholders (the "ComBanc Meeting") and to the filing of all requisite applications with Regulatory Authorities and the receipt of all requisite regulatory approvals, ComBanc and Commercial Bank have all requisite corporate power and authority to enter into this Agreement and to perform all of their obligations hereunder.

     3.05. Authorization. This Agreement has been duly executed and delivered by each of ComBanc and Commercial Bank, and assuming the due authorization, execution and delivery by FDEF and First Federal, constitutes a valid and binding obligation of each of ComBanc and Commercial Bank, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing and except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. {section} 1818(b) or by appointment of a conservator by the FDIC. Each of ComBanc and Commercial Bank has the right, power, authority and capacity to execute and deliver this Agreement and, subject to the required adoption of this Agreement by the ComBanc stockholders, the obtaining of appropriate approvals by Regulatory Authorities and Governmental Authorities and the expiration of applicable regulatory waiting periods, to perform its obligations under this Agreement.

     3.06. Financial Statements of ComBanc. Except as set forth in Section 3.06 of the ComBanc Disclosure Schedule, the audited consolidated financial statements of ComBanc, consisting of consolidated statements of financial condition as of December 31, 2003, 2002 and 2001, and the related consolidated statements of earnings, shareholders' equity and cash flows for the three years then ended, including the related notes and the reports thereon of BKD, LLP, and the unaudited interim consolidated statements of ComBanc, consisting of consolidated statements of financial condition as of June 30, 2004 (the "ComBanc Balance Sheet Date"), the related unaudited consolidated statements of earnings, cash flows, including the related notes thereto, for the six months ended June 30, 2004, of ComBanc (collectively, all of such audited and unaudited consolidated financial statements are referred to as the "ComBanc Financial Statements"), copies of which have recently been provided to FDEF and First Federal, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly, in all material respects, the consolidated financial condition, earnings and cash flows of ComBanc and Commercial Bank for the periods then ended.

     3.07. SEC Filings. ComBanc has filed all reports and proxy materials required to be filed by it with the SEC pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). All such filings, at the time of filing, complied in all material respects as to form and included all exhibits required to be filed under the applicable rules of the SEC. None of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.08. Absence of Undisclosed Liabilities. Except as set forth in the ComBanc Financial Statements or in Section 3.08 of the ComBanc Disclosure Schedule, ComBanc and Commercial Bank have no liabilities or obligations (whether accrued, absolute, contingent or otherwise) as of the date hereof, other than liabilities and obligations that individually or in the aggregate could not reasonably be expected to have a material adverse effect on ComBanc or Commercial Bank. Except as set forth in Section 3.08 of the ComBanc Disclosure Schedule, all debts, liabilities, guarantees and obligations of ComBanc and Commercial Bank incurred since the ComBanc Balance Sheet Date have been incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate. Except as disclosed in Section
3.08 of the ComBanc Disclosure Schedule, neither ComBanc nor Commercial Bank is in default or breach of any material agreement to which ComBanc or Commercial Bank is a party other than any such breaches or defaults that individually or in the aggregate would not reasonably be expected to have a material adverse effect on ComBanc or Commercial Bank. To the knowledge of ComBanc and Commercial Bank, no other party to any material agreement to which ComBanc or Commercial Bank is a party is in default or breach of such agreement, which breach or default would reasonably be expected to have a material adverse effect on ComBanc or Commercial Bank.

     3.09. Absence of Changes. Except as set forth in Section 3.09 of the ComBanc Disclosure Schedule, since the ComBanc Balance Sheet Date there has not been any material adverse change in the business, operations, assets or financial condition of ComBanc and Commercial Bank taken as a whole.

     3.10. Loans. Except for such insufficiencies as would not reasonably be expected to have a material adverse effect on ComBanc or Commercial Bank, the documentation ("Loan Documentation") governing or relating to the loan and credit-related assets ("Loan Assets") included in the loan portfolio of Commercial Bank is legally sufficient for the purposes intended thereby and creates enforceable rights of Commercial Bank in accordance with the terms of such Loan Documentation, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' rights generally. All loans and extensions of credit that have been made by Commercial Bank comply in all material respects with applicable regulatory limitations and procedures. Except as set forth in Section 3.10 of the ComBanc Disclosure Schedule, no debtor under any of the Loan Documentation has asserted any claim or defense with respect to the subject matter thereof. Except as set forth in
Section 3.10 of the ComBanc Disclosure Schedule, neither ComBanc nor Commercial Bank is a party to a loan, including any loan guaranty, with any director, executive officer or 5% shareholder of ComBanc or Commercial Bank, or any person, corporation or enterprise controlling, controlled by or under common control with either ComBanc or Commercial Bank.

     3.11. Allowance for Loan Losses. Except as set forth in Section 3.11 of the ComBanc Disclosure Schedule, there is no loan which is reflected as an asset in the ComBanc Financial Statements that (a) is 90 days or more delinquent, (b) has been classified as "substandard," "doubtful" or "loss," or
(c) has been designated as "special mention." ComBanc's allowance for loan losses has been determined in accordance with GAAP and in accordance with all rules and regulations applicable to ComBanc and Commercial Bank and is adequate to provide for reasonably anticipated losses on outstanding loans.

     3.12. Reports and Records. ComBanc and Commercial Bank have filed all reports and maintained all records required to be filed or maintained by them under the rules and regulations of the Federal Reserve, the ODFI and the FDIC. All such documents and reports complied in all material respects with applicable requirements of law and rules and regulations in effect at the time such documents and reports were filed and contained in all material respects the information required to be stated therein. None of such documents or reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.13. Taxes.

     (a) Except as set forth in Section 3.13(a) of the ComBanc Disclosure Schedule, ComBanc and Commercial Bank have timely filed all returns, statements, reports and forms (including, without limitation, elections, declarations, disclosures, schedules, estimates and information returns) (collectively, the "Tax Returns") with respect to all federal, state, local and foreign income, gross income, gross receipts, gains, premium, sales, use, ad valorem, transfer, franchise, profits, withholding, payroll, employment, excise, severance, stamp, occupancy, license, lease, environmental, customs, duties, property, windfall profits and all other taxes (including, without limitation, any interest, penalties or additions to tax with respect thereto, individually a "Tax," and collectively, "Taxes") required to be filed with the appropriate tax authority. Such Tax Returns were true, correct and complete in all material respects. ComBanc and Commercial Bank have paid and discharged all Taxes due (whether reflected on such Tax Returns or otherwise), other than such Taxes that are adequately accrued as shown on the ComBanc Financial Statements or have arisen in the ordinary course of business since the ComBanc Balance Sheet Date.

     (b) Except as set forth in Section 3.13(b) of the ComBanc Disclosure Schedule, neither the Internal Revenue Service (the "IRS") nor any other taxing agency or authority, domestic or foreign, has asserted, is now asserting or, to the knowledge of ComBanc or Commercial Bank, is threatening to assert against ComBanc or Commercial Bank any deficiency or claim for additional Taxes. There are no unexpired waivers by ComBanc or Commercial Bank of any statute of limitations with respect to Taxes. The accruals and reserves for Taxes reflected in the ComBanc Financial Statements are adequate in all material respects for the periods covered. ComBanc and Commercial Bank have withheld or collected and paid over to the appropriate Governmental Authorities or are properly holding for such payment all Taxes required by law to be withheld or collected. There are no liens for Taxes upon the assets of ComBanc or Commercial Bank, other than liens for current Taxes not yet due and payable. Neither ComBanc nor Commercial Bank has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code.

     (c) Except as set forth in Section 3.13(c) of the ComBanc Disclosure Schedule, neither ComBanc nor Commercial Bank is a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of "excess parachute payments" within the meaning of Section 280G of the Code.

     (d) Neither ComBanc nor Commercial Bank (i) has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than an affiliated group of which ComBanc is or was the common parent corporation, or (ii) has any liability for the Taxes of any other person or entity under Treasury Department Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

     (e) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated by this Agreement.

     3.14. Property and Title.

     (a) Section 3.14(a) of the ComBanc Disclosure Schedule lists and describes all real property, and any leasehold interest in real property, owned or held by ComBanc or Commercial Bank (collectively, the "ComBanc Real Properties"). Copies of all leases of ComBanc Real Properties to which ComBanc or Commercial Bank is a party have been provided to FDEF. Such leasehold interests have not been assigned or subleased. All ComBanc Real Properties which are owned by ComBanc or Commercial Bank are free and clear of all mortgages, liens, security interests, defects, encumbrances, easements, restrictions, reservations, conditions, covenants, agreements, encroachments, rights of way and zoning laws, except (i) those set forth in Section 3.14(a) of the ComBanc Disclosure Schedule; (ii) easements, restrictions, reservations, conditions, covenants, rights of way, zoning laws and other defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held; and (iii) liens for current Taxes not yet due and payable.

     (b) ComBanc and Commercial Bank own, and are in rightful possession of, and have good title to, all of the other assets indicated in the ComBanc Financial Statements as being owned by ComBanc or Commercial Bank, free and clear of any charge, mortgage, pledge, security interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any persons whatsoever except (a) those described in Section 3.14(b) of the ComBanc Disclosure Schedule and (ii) those assets disposed of in the ordinary course of business consistent with past practices.

     (c) The assets of ComBanc and Commercial Bank, taken as a whole, are adequate to continue to conduct the businesses of ComBanc and Commercial Bank as such businesses are presently being conducted.

     3.15. Legal Proceedings. Except as set forth in Section 3.15 of the ComBanc Disclosure Schedule and other than routine foreclosure and collection matters where ComBanc or Commercial Bank are only plaintiffs, there are no actions, suits, proceedings, claims or investigations pending or, to the knowledge of ComBanc or Commercial Bank, threatened in any court, before any governmental agency or instrumentality or in any arbitration proceeding against or by ComBanc or Commercial Bank.

     3.16. Compliance with Laws and Regulations.

     (a) Except as set forth in Section 3.16(a) of the ComBanc Disclosure Schedule, neither ComBanc, Commercial Bank nor their respective properties is a party to or subject to any order, judgment, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any court or federal or state governmental agency or authority, including any such agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities (including, without limitation, the Federal Reserve, the ODFI, the FDIC, and the SEC) or the supervision or regulation of ComBanc or Commercial Bank (collectively, the "Regulatory Authorities"). Neither ComBanc nor Commercial Bank has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any new or additional order, judgment, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

     (b) Each of ComBanc and Commercial Bank has been in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such business, including, without limitation, the Equal Credit Opportunity Act, as amended, the Fair Housing Act, as amended, the Federal Community Reinvestment Act, as amended, the Home Mortgage Disclosure Act, as amended, and all other applicable fair lending laws and other laws relating to discriminatory business practices, except for failures to be in compliance which, individually or in the aggregate, have not had or would not reasonably be expected to have a material adverse effect on ComBanc or Commercial Bank.

     (c) Each of ComBanc and Commercial Bank has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, each Regulatory Authority and administrative agency or commission or other federal, state or local government authority or instrumentality (each, a "Governmental Authority") that is required in order to permit it to own or lease its properties and to conduct its business as presently conducted, except where the failure to obtain any of the foregoing or to make any such filing, application or registration has not had or would not reasonably be expected to have a material adverse effect on ComBanc or Commercial Bank; and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and no suspension or cancellation of any of them has been threatened in writing.

     (d) The savings accounts and deposits of Commercial Bank are insured up to applicable limits by the FDIC in accordance with the Federal Deposit Insurance Act, and Commercial Bank has paid all assessments and filed all reports required by the Federal Deposit Insurance Act.

     3.17. No Conflict. Except as set forth in the ComBanc Disclosure Schedule, subject to the required adoption of this Agreement by the stockholders of ComBanc, receipt of the required approvals of Governmental and Regulatory Authorities, expiration of applicable regulatory waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by ComBanc and Commercial Bank does not and will not (a) conflict with, or result in a violation of, or result in the breach of or a default (or which with notice or lapse of time would result in a default) under, any provision of: (i) any federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any Governmental Authority applicable to ComBanc or Commercial Bank or any of their respective properties; (ii) the certificate of incorporation or bylaws of ComBanc, or the articles of incorporation, code of regulations or other governing instruments of Commercial Bank; (iii) any material agreement, indenture or instrument to which ComBanc or Commercial Bank is a party or by which either of their properties or assets may be bound; or (iv) any order, judgment, writ, injunction or decree of any court, arbitration panel or any Governmental Authority applicable to ComBanc or Commercial Bank; (b) result in the creation or acceleration of any security interest, mortgage, option, claim, lien, charge or encumbrance upon or interest in any property of ComBanc or Commercial Bank; or (c) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any material license, approval, certificate, permit or authorization held by ComBanc or Commercial Bank.

     3.18. Brokers, Finders and Others. Except for $266,000 in aggregate fees and expenses that are payable to Keefe, Bruyette and Woods, Inc. ("ComBanc's Financial Advisor") and the ordinary and customary legal and accounting fees, there are no fees or commissions of any sort whatsoever claimed by, or payable by ComBanc or Commercial Bank to, any broker, finder, intermediary, attorney, accountant or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby.

     3.19. Employment Agreements. Neither ComBanc nor Commercial Bank is a party to any employment, change in control, severance or consulting agreement. Neither ComBanc nor Commercial Bank is a party to, bound by or negotiating, any collective bargaining agreement, nor are any of their respective employees represented by any labor union or similar organization. Each of ComBanc and Commercial Bank is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours other than with respect to any noncompliance that individually or in the aggregate would not reasonably be expected to have a material adverse effect on ComBanc or Commercial Bank. Neither ComBanc nor Commercial Bank has engaged in any unfair labor practice, other than practices that individually or in the aggregate would not reasonably be expected to have a material adverse effect on ComBanc or Commercial Bank.

     3.20. Employee Benefit Plans.

     (a) Section 3.20(a) of the ComBanc Disclosure Schedule contains a complete and accurate list of all bonus, incentive, deferred compensation, pension (including, without limitation, Pension Plans defined below), retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare (including, without limitation, "welfare plans" within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements maintained or contributed to (currently or within the last six years) by (i) ComBanc or Commercial Bank and in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants"), officer or former officer (the "Officers"), or director or former director (the "Directors") of ComBanc or Commercial Bank participates or to which any such Employees, Consultants, Officers or Directors are parties or (ii) any ERISA Affiliate (as defined below) (collectively, the "Compensation and Benefit Plans"). Neither ComBanc nor Commercial Bank has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan, except to the extent required by law.

     (b) Each Compensation and Benefit Plan has been operated and administered substantially in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. The prototype plan sponsor of the Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable opinion letter from the IRS and neither ComBanc nor Commercial Bank
(i) has obtained a determination letter from the IRS or (ii) is aware of any circumstances likely to result in revocation of such prototype plan sponsor's favorable opinion letter. There is no material pending or, to the knowledge of ComBanc or Commercial Bank, threatened, legal action, suit or claim relating to the Compensation and Benefit Plans other than routine claims for benefits thereunder. Neither ComBanc nor Commercial Bank has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject ComBanc or Commercial Bank to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

     (c) Except as set forth in Section 3.20(c) of the ComBanc Disclosure Schedule, (i) none of ComBanc or Commercial Bank, or any entity which is considered one employer with ComBanc or Commercial Bank under Section 4001(a)(14) of ERISA or Section 414(b), (c) or (m) of the Code (an "ERISA Affiliate"), has ever sponsored, maintained or been obligated to contribute to any Pension Plan subject to either Title IV of ERISA or the funding requirements of Section 412 of the Code; (ii) none of ComBanc or Commercial Bank, or any ERISA Affiliate, has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA (as defined in ERISA Sections 3(37)(A) and 4001(a)(3)) at any time since September 26, 1980; and (iii) there is no pending investigation or enforcement action by the PBGC, the Department of Labor, the IRS or any other Governmental Authority with respect to any Compensation and Benefit Plan.

     (d) Except as set forth in Section 3.20(d) of the ComBanc Disclosure Schedule, all contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate plan or any employee benefit arrangements under any collective bargaining agreement to which ComBanc or Commercial Bank is a party have been timely made or have been reflected on the ComBanc Financial Statements.

     (e) Except as disclosed in Section 3.20(e) of the ComBanc Disclosure Schedule, neither ComBanc nor Commercial Bank has any obligations to provide retiree health and retiree life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by
Section 4980B of the Code.

     (f) ComBanc and Commercial Bank do not maintain any foreign Compensation and Benefit Plans.

     (g) With respect to each Compensation and Benefit Plan, if applicable, ComBanc or Commercial Bank has provided to FDEF, true and complete copies of:
(i) Compensation and Benefit Plan documents and all subsequent amendments thereto; (ii) trust instruments and insurance contracts and all subsequent amendments thereto; (iii) the most recent annual returns (Forms 5500) and financial statements; (iv) the most recent summary plan descriptions and all subsequent summaries of material modifications; (v) the most recent determination letter issued by the IRS with respect to each Compensation and Benefit Plan that is intended to comply with Code {section} 401(a); and (vi) any Form 5310, Form 5310A, Form 5300 or Form 5330 filed with the IRS within the twelve months ending immediately before the date hereof.

     (h) Except as disclosed in Section 3.20(h) of the ComBanc Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), reasonably be expected to (i) entitle any Employee, Officer, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (ii) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (iii) result in any material increase in benefits payable under any Compensation and Benefit Plan.

     3.21. Insurance. ComBanc and Commercial Bank are insured with reputable insurers against such risks and in such amounts as the management of ComBanc and Commercial Bank reasonably have determined to be prudent in accordance with industry practices. Section 3.21 of the ComBanc Disclosure Schedule lists all of the insurance policies, binders or bonds maintained by ComBanc or Commercial Bank and a description of all claims filed by ComBanc or Commercial Bank against the insurers of ComBanc and Commercial Bank since January 1, 2001. All such insurance policies are in full force and effect, neither ComBanc nor Commercial Bank is in material default thereunder and all claims thereunder have been filed in due and timely fashion.

     3.22. Governmental and Third-Party Proceedings. Except as set forth in
Section 3.22 of the ComBanc Disclosure Schedule, no consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental Authority, Regulatory Authority or any other third party is required to be made or obtained by ComBanc or Commercial Bank in connection with the execution, delivery or performance by ComBanc of this Agreement or the consummation by ComBanc of the transactions contemplated hereby, except for (a) filings of applications and notices, as applicable, with and the approval of certain federal and state banking authorities, (b) the filing of the appropriate certificates of merger with the Secretaries of State of Ohio and Delaware pursuant to the OGCL and DGCL, (c) the adoption of this Agreement by the ComBanc stockholders, and (d) the filing with the SEC of the Proxy/Prospectus (as defined in Section 7.03(a)).

     3.23. Contracts. Section 3.23 of the ComBanc Disclosure Schedule describes all contracts, whether written or oral, in existence as of the date of this Agreement (other than those which have been performed completely or which may be terminated without penalty and upon no more than 30 days' prior notice) which involve the payment by or to ComBanc or Commercial Bank of more than $10,000 in connection with the purchase of property or goods or the performance of services. True, complete and correct copies of all such contracts have been delivered to FDEF. Neither ComBanc nor Commercial Bank, nor, to the knowledge of ComBanc or Commercial Bank, any other party thereto, is in default under any such contract, agreement, commitment, arrangement or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected in any way, or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     3.24. Environmental Matters. Except as otherwise disclosed in Section
3.24 of the ComBanc Disclosure Schedule: neither the conduct nor operation of ComBanc or Commercial Bank nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a lien, violates or violated Environmental Laws and to ComBanc's knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. Except as otherwise disclosed in Section 3.24 of the ComBanc Disclosure Schedule, to ComBanc's knowledge, neither ComBanc nor Commercial Bank has received any notice from any person or entity that ComBanc or Commercial Bank or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxics wastes, substances or materials at, on, beneath, or originating from any such property. Neither ComBanc nor Commercial Bank has knowledge that (i) any of the ComBanc Real Properties or improvements thereon or any of the real properties in respect of which Commercial Bank has foreclosed or holds a mortgage or mortgages (hereinafter referred to as the "Commercial Bank Real Estate Collateral") or improvements thereon has been used for the treatment, storage or disposal of Hazardous Substances or has been contaminated by Hazardous Substances, (ii) any of the business operations of ComBanc or Commercial Bank have contaminated lands, waters or other property of others with Hazardous Substances, except routine, office-generated solid waste, or
(iii) any of the ComBanc Real Properties or improvements thereon, or the Commercial Bank Real Estate Collateral or improvements thereon have in the past or presently contain underground storage tanks, friable asbestos materials or PCB-containing equipment.

     For purposes of this Agreement, (a) "Environmental Law" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts, and (b) "Hazardous Substances" means, at any time: (i) any "hazardous substance" as defined in {section}101(14) of CERCLA or regulations promulgated thereunder; (ii) any "solid waste," "hazardous waste," or "infectious waste," as such terms are defined in any other Environmental Law as of the date of this Agreement; and
(iii) friable asbestos, urea-formaldehyde, polychlorinated biphenyls ("PCBs"), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products, and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Law.

     3.25. ComBanc Information. True and complete copies of all documents listed in the ComBanc Disclosure Schedule have been made available or provided to FDEF. The books of account, stock record books and other financial and corporate records of ComBanc and Commercial Bank, all of which have been made available to FDEF, are complete and correct in all material respects, including the maintenance of a system of internal accounting controls sufficient to provide reasonable assurance that transactions are executed with its management's authorizations and such books and records are accurately reflected in all material respects in the ComBanc Financial Statements, except for portions of records of various meetings that relate specifically to the consideration of the transactions contemplated by this Agreement.

     3.26. CRA Compliance. Neither ComBanc nor Commercial Bank has received any notice of non-compliance with the applicable provisions of the Community Reinvestment Act ("CRA") and the regulations promulgated thereunder, and Commercial Bank received a CRA rating of "satisfactory" or better on each of its last three examinations. Neither ComBanc nor Commercial Bank knows of any fact or circumstance or set of facts or circumstances which would be reasonably likely to cause ComBanc or Commercial Bank to receive any notice of non-compliance with such provisions or cause the CRA rating of ComBanc or Commercial Bank to fall below satisfactory.

     3.27. Ownership of FDEF Shares. As of the date hereof, except as otherwise disclosed in Section 3.27 of the ComBanc Disclosure Schedule, neither ComBanc nor Commercial Bank nor, to the knowledge of ComBanc and Commercial Bank, any of their affiliates (as such term is defined under the Exchange Act), (a) beneficially owns, directly or indirectly, or (b) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any FDEF Shares.

     3.28. Fairness Opinion. The Board of Directors of ComBanc has received the opinion of the ComBanc's Financial Advisor dated the date of this Agreement to the effect that the consideration to be received by the ComBanc stockholders in the Corporate Merger is fair, from a financial point of view, to the ComBanc stockholders.

     3.29. Real Property Interest. ComBanc Shares are not a U.S. real property interest within the meaning of Treasury Department Regulation Sections 1.897-2(b)(1) and (h).

    3.30. Internal Controls.

     (a) The Chief Executive Officer and Vice President-Controller of ComBanc have evaluated the effectiveness of ComBanc's disclosure controls and procedures as of the end of the periods covered by the ComBanc Financial Statements and as of the date of this Agreement. Section 3.30(a) of the ComBanc Disclosure Schedule presents the conclusions of the Chief Executive Officer and Vice President-Controller of ComBanc about the effectiveness of such disclosure controls and procedures as of the end of the periods covered by the ComBanc Financial Statements. The Chief Executive Officer and Vice President-Controller of ComBanc have disclosed to ComBanc's auditors and the audit committee of ComBanc's board of directors and to FDEF: (i) all significant deficiencies and material weaknesses in the design or operation of the disclosure controls and procedures which are reasonably likely to adversely affect ComBanc's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in ComBanc's disclosure controls and procedures.

     (b) The Chief Executive Officer and Vice President-Controller of ComBanc have evaluated the effectiveness of ComBanc's internal control over financial reporting as of the end of the periods covered by the ComBanc Financial Statements and as of the date of this Agreement. Section 3.30(b) of the ComBanc Disclosure Schedule presents the conclusions of the Chief Executive Officer and Vice President-Controller of ComBanc about the effectiveness of such internal control as of the end of the periods covered by the ComBanc Financial Statements. The Chief Executive Officer and Vice President-Controller of ComBanc have disclosed to ComBanc's auditors and the audit committee of ComBanc's board of directors and to FDEF: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect ComBanc's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in ComBanc's internal control over financial reporting. ComBanc has provided to FDEF all documentation related to ComBanc's internal control over financial reporting.

                                 ARTICLE FOUR

           REPRESENTATIONS AND WARRANTIES OF FDEF AND FIRST FEDERAL

     FDEF and First Federal hereby represent and warrant to ComBanc and Commercial Bank that:

     4.01. Corporate Status.

     (a) FDEF is an Ohio corporation and a unitary savings and loan holding company registered under the Home Owners' Loan Act, as amended (the "HOLA"). FDEF is duly organized, validly existing and in good standing under the laws of the State of Ohio and has the full corporate power and authority to own its property, to carry on its business as presently conducted and to enter into and, subject to the required obtaining of appropriate approvals of Governmental and Regulatory Authorities, perform its obligations under this Agreement and consummate the transactions contemplated by this Agreement, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing individually or in the aggregate could not reasonably be expected to have a material adverse effect on FDEF. FDEF has made available to ComBanc true and complete copies of its articles of incorporation and code of regulations as amended to the date of this Agreement.

     (b) First Federal is a federal savings bank and is regulated by the Office of Thrift Supervision ("OTS") and the FDIC. First Federal is duly organized, validly existing and in good standing under the laws of the United States and has the full corporate power and authority to own its property and to carry on its business as presently conducted. First Federal is not qualified to do business in any other jurisdiction or required to be qualified to do business in any other jurisdiction except where the failure to be so organized, existing, qualified or licensed or in good standing individually or in the aggregate could not reasonably be expected to have a material adverse effect on First Federal. First Federal has made available to ComBanc true and complete copies of its charter and bylaws as amended to the date of this Agreement.

     4.02. Corporate Proceedings. All corporate proceedings of FDEF and First Federal necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly and validly taken. This Agreement has been duly executed and delivered by each of FDEF and First Federal. No vote of FDEF's shareholders is required to be obtained in connection with the consummation of the transactions contemplated hereby unless the number of FDEF Shares to be issued pursuant to the consummation of the Corporate Merger will entitle the former ComBanc stockholders to exercise one-sixth or more of the voting power of FDEF immediately after the Corporate Merger.

     4.03. Capitalization of FDEF.

     (a) As of the date of this Agreement, the authorized capital stock of FDEF consists only of (i) 25,000,000 shares of common stock, par value $.01 per share, of which 6,317,885 shares are issued and outstanding, and 4,663,217 shares are held in treasury, and (ii) 5,000,000 preferred shares, par value $.01 per share, none of which are outstanding. The outstanding FDEF Shares have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. As of the date of this Agreement, 662,932 FDEF Shares are reserved for issuance upon the exercise of outstanding stock options (the "FDEF Stock Options") granted under FDEF's stock option plans (the "FDEF Stock Option Plans") and 13,253 FDEF Shares are available for future grants of stock options under the FDEF Stock Option Plans. As of the date of this Agreement, except for the FDEF Stock Options, unvested FDEF Shares that have been awarded under the 1996 Management Recognition Plan and Trust ("MRP"), and the shares issuable to ComBanc's stockholders pursuant to this Agreement, FDEF has no other commitment or obligation to issue, deliver or sell any FDEF Shares. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of FDEF, and no securities or other instruments or obligations of FDEF, the value of which is in any way based upon or derived from any capital or voting stock of FDEF, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of FDEF may vote. Except as set forth above, as of the date of this Agreement, there are no material contracts of any kind to which FDEF is a party or by which FDEF is bound obligating FDEF to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, FDEF or obligating FDEF to issue, grant, extend or enter into any such security, option, warrant, call, right or contract. As of the date of this Agreement, there are no outstanding material contractual obligations of FDEF to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, FDEF.

     (b) The FDEF Shares to be issued in exchange for ComBanc Shares in the Corporate Merger, when issued in accordance with the terms of this Agree-ment, will be duly authorized, validly issued, fully paid and non-assessable, will not be subject to any preemptive or other statutory right of stockholders and will be issued in compliance with applicable United States federal and state securities laws.

     4.04. Authorized and Effective Agreement. This Agreement has been duly executed and delivered by each of FDEF and First Federal, and assuming the due authorization, execution and delivery by each of ComBanc and Commercial Bank, constitutes the legal, valid and binding obligation of each of FDEF and First Federal, enforceable against them in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Each of FDEF and First Federal has the right, power, authority and capacity to execute and deliver this Agreement and, subject to the obtaining of appropriate approvals by Governmental and Regulatory Authorities and the expiration of applicable regulatory waiting periods, and required filings under federal and state securities laws, to perform its obligations under this Agreement.

     4.05. No Conflict. Subject to the receipt of the required approvals of Governmental and Regulatory Authorities, the expiration of applicable regulatory waiting periods and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by FDEF and First Federal do not and will not (a) conflict with, or result in a violation of, or result in the breach of or a default (or which with notice or lapse of time would result in a default) under, any provision of: (i) any federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any Governmental Authority applicable to FDEF or any of its properties; (ii) the articles of incorporation or code of regulations of FDEF or the charter or bylaws of First Federal; (iii) any material agreement, indenture or instrument to which FDEF or First Federal is a party or by which it or its properties or assets may be bound; or (iv) any order, judgment, writ, injunction or decree of any court, arbitration panel or any Governmental Authority applicable to FDEF or First Federal other than, in the case of clauses (i), (iii) and (iv) any such conflicts, violations, breaches or defaults that individually or in the aggregate would not reasonably be expected to have a material effect on FDEF on a consolidated basis; (b) result in the creation or acceleration of any security interest, mortgage, option, claim, lien, charge or encumbrance upon or interest in any property of FDEF or First Federal, other than such security interests, mortgage, options, claims, liens, charges or encumbrances that individually or in the aggregate would not reasonably be expected to have a material adverse effect on FDEF on a consolidated basis; or (c) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any material license, approval, certificate, permit or authorization held by FDEF other than such violations, cancellations, modifications, revocations or suspensions that individually or in the aggregate would not reasonably be expected to have a material effect on FDEF on a consolidated basis.

     4.06. SEC Filings. FDEF has filed all reports and proxy materials required to be filed by it with the SEC pursuant to the Exchange Act. All such filings, at the time of filing, complied in all material respects as to form and included all exhibits required to be filed under the applicable rules of the SEC. None of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.07. Financial Statements of FDEF and First Federal. FDEF and First Federal have furnished to ComBanc and Commercial Bank (a) the audited consolidated financial statements of FDEF consisting of consolidated balance sheets as of December 31, 2003, 2002 and 2001, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the three years ended December 31, 2003, including accompanying notes and the report thereon of Ernst and Young LLP, and (b) the unaudited interim consolidated statements of FDEF, consisting of consolidated statements of financial condition as of June 30, 2004, the related unaudited consolidated statements of earnings, shareholders' equity, and cash flows including the related notes thereto for the six months ended June 30, 2004, of FDEF (collectively, all of such audited and unaudited consolidated financial statements are referred to as the "FDEF Financial Statements"). The FDEF Financial Statements were prepared in conformity with GAAP applied on a consistent basis and present fairly, in all material respects, the consolidated financial condition of FDEF at the dates, and the consolidated results of operations and cash flows for the periods, stated therein.

     4.08. Brokers, Finders and Others. Except for fees paid to Austin Associates, LLC, there are no fees or commissions of any sort whatsoever claimed by, or payable by FDEF to, any broker, finder, intermediary attorney, accountant or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby, except for ordinary and customary legal and accounting fees.

     4.09. Governmental and Third-Party Proceedings. No consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental or Regulatory Authority or any other third party is required to be made or obtained by FDEF or First Federal in connection with the execution, delivery or performance by FDEF or First Federal of this Agreement or the consummation by FDEF of the transactions contemplated hereby, except for (a) filings of applications or notices, as applicable, with and the approval of certain federal and state banking authorities, (b) the filing of the appropriate certificate of merger with the Secretaries of State of Ohio and Delaware pursuant to the OGCL and DGCL, (c) the filing with the SEC of the Registration Statement (as defined in Section 7.03 below) and such reports under the Exchange Act as may be required in connection with this Agreement, the Corporate Merger and the other transactions contemplated hereby, (d) any filings required under the rules and regulations of The Nasdaq Stock Market, Inc. ("Nasdaq"), and (e) such other consents, approvals, orders, authorizations, registrations, declarations and filings, except for such consents, approvals orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to have a material effect on FDEF on a consolidated basis.

     4.10. Absence of Undisclosed Liabilities. Except as set forth in publicly available documents filed by FDEF with the SEC prior to the date of this Agreement (the "FDEF Filed SEC Documents") and in the FDEF Financial Statements, and except as arising hereunder, FDEF has no liabilities or obligations (whether accrued, absolute, contingent or otherwise) as of June 30, 2004, other than liabilities and obligations that individually or in the aggregate would not reasonably be expected to have a material adverse effect on FDEF. Except as set forth in the FDEF Filed SEC Documents, all debts, liabilities, guarantees and obligations of FDEF and First Federal incurred since June 30, 2004, have been incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate. Neither FDEF nor First Federal is in default or breach of any material agreement to which FDEF or First Federal is a party other than any such breaches or defaults that individually or in the aggregate would not reasonably be expected to have a material adverse effect on FDEF on a consolidated basis. To the best knowledge of FDEF and First Federal, no other party to any material agreement to which FDEF or First Federal is a party is in default or breach of such agreement, which breach or default would reasonably be expected to have a material adverse effect on FDEF on a consolidated basis.

     4.11. Absence of Changes. Except (a) as set forth in the FDEF Filed SEC Documents, (b) as otherwise publicly disclosed in press releases issued by FDEF, or (c) in the ordinary course of business consistent with past practice, since December 31, 2003, there has not been any material adverse change in the business, operations, assets or financial condition of FDEF and First Federal taken as a whole, and, to the knowledge of FDEF and First Federal, no fact or condition exists that FDEF or First Federal believes will cause such a material adverse change in the future.

     4.12. Legal Proceedings. Except as set forth in the FDEF Filed SEC Documents, there are no actions, suits, proceedings, claims or investigations pending or, to the knowledge of FDEF and First Federal, threatened in any court, before any Governmental Authority or instrumentality or in any arbitration proceeding (a) against FDEF or First Federal which, if adversely determined against FDEF or First Federal, would have a material adverse effect on FDEF on a consolidated basis; or (b) against or by FDEF or First Federal which, if adversely determined against FDEF or First Federal, would prevent the consummation of this Agreement or any of the transactions contemplated hereby or declare the same to be unlawful or cause the rescission thereof.

     4.13. Regulatory Matters. None of FDEF, First Federal or the respective properties of FDEF and First Federal is a party to or subject to any order, judgment, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or supervisory letter from, any Regulatory Authorities. Neither FDEF nor First Federal has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, judgment, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

     4.14. Ownership of ComBanc Shares. Neither FDEF nor First Federal, nor to the knowledge of FDEF, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a) beneficially owns, directly or indirectly or (b) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any ComBanc Shares.

                                ARTICLE FIVE
               FURTHER COVENANTS OF COMBANC AND COMMERCIAL BANK

     5.01. Operation of Business. ComBanc and Commercial Bank each covenant to FDEF that, throughout the period from the date of this Agreement to and including the Closing (as defined in Section 9.01), except as expressly contemplated or permitted by this Agreement or to the extent that FDEF shall otherwise consent in writing which consent shall not be unreasonably withheld or delayed:

     (a) ComBanc and Commercial Bank will conduct their respective businesses only in the ordinary and usual course consistent with past practice, and neither ComBanc nor Commercial Bank shall take any action that would be inconsistent with any representation or warranty of ComBanc or Commercial Bank set forth in this Agreement or which would cause a breach of any such representation or warranty if made at or immediately following such action, except as may be required by applicable law or regulation.

     (b) Except as provided for by this Agreement or as otherwise approved expressly in writing by FDEF, neither ComBanc nor Commercial Bank will:

         (i) sell, transfer, mortgage, pledge or subject to any lien or otherwise encumber any of the assets of ComBanc or Commercial Bank, tangible or intangible, which are material, individually or in the aggregate, to ComBanc or Commercial Bank except for securitization activities in the ordinary course of business;

         (ii) make any capital expenditure or capital additions or improvements which individually exceed $10,000 or in the aggregate exceed $25,000;

         (iii) become bound by, enter into, or perform any material contract, commitment or transaction that would be reasonably likely to (A) have a material adverse effect on ComBanc or Commercial Bank, (B) impair in any material respect the ability of ComBanc or Commercial Bank to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement;

         (iv) declare, pay or set aside for payment any dividends or make any distributions on ComBanc shares;

         (v) purchase, redeem, retire or otherwise acquire any ComBanc Shares;

         (vi) issue any ComBanc Shares or grant any option or right to acquire any of its capital shares;

         (vii) amend or propose to amend any of the governing documents of ComBanc or Commercial Bank;

         (viii) reorganize or acquire all or any portion of the assets, business, deposits or properties of any other entity other than in the ordinary and usual course of business consistent with past practice (A) by way of foreclosures or (B) by acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith;

         (ix) enter into, establish, adopt or amend any pension, retirement, stock option, stock purchase, savings, profit-sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any Director, Officer or Employee of ComBanc or Commercial Bank, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder; provided, however, that ComBanc or Commercial Bank may take such actions in order to satisfy either applicable law or contractual obligations, including those arising under its benefit plans, existing as of the date hereof and disclosed in the ComBanc Disclosure Schedule, or regular annual renewals of insurance contracts;

         (x) announce or pay any general wage or salary increase or bonus, or enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any Officer, Director or Employee of ComBanc or Commercial Bank, except, in each case, (i) as set forth in Section 5.01(x) of the ComBanc Disclosure Schedule, (ii) for changes that are required by applicable law or (iii) to satisfy contractual obligations existing as of the date hereof that are disclosed in the ComBanc Disclosure Schedule;

         (xi) borrow or agree to borrow any funds, including but not limited to repurchase transactions, or indirectly guarantee or agree to guarantee any obligations of others;

         (xii) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP;

         (xiii) make or change any Tax election or Tax accounting method, file any amended Tax Return, settle any Tax claim or assessment or consent to the extension or waiver of any statute of limitations with respect to Taxes;

         (xiv) originate or issue a commitment to originate any loan or note in a principal amount of $100,000 or more or on an aggregate basis to one borrower of $250,000 or more, or modify, renew, or release any collateral on any existing loan the outstanding balance of which, including principal, interest and fees, is $100,000 or more;

         (xv) establish any new lending programs or make any changes in its policies concerning which persons may approve loans;

         (xvi) enter into any securities transactions or purchase or otherwise acquire any investment security other than U.S. Government and U.S. agency obligations;

         (xvii) increase or decrease the rate of interest paid on time deposits or certificates of deposits, except in a manner and pursuant to policies consistent with past practices in relation to rates prevailing in Commercial Bank's market;

         (xviii) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a Phase I Environmental Report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials including asbestos and petroleum products; provided, however, that Commercial Bank shall not be required to obtain such a report with respect to single-family, non-agriculture residential property of one acre or less to be foreclosed upon unless it has reason to believe such property may contain any such pollutants, contaminants, waste materials including asbestos or petroleum products;

         (xx) purchase or otherwise acquire any interest in a loan held by a third party; or

         (xxi) enter into any agreement to do any of the foregoing.

     (c) ComBanc and Commercial Bank shall use their commercially reasonable efforts to maintain and keep their respective properties and facilities in their present condition and working order, ordinary wear and tear excepted.

     (d) ComBanc and Commercial Bank shall perform all of their obligations under all agreements relating to or affecting their respective properties, rights and businesses.

     (e) ComBanc and Commercial Bank shall use their commercially reasonable efforts to maintain and preserve their respective business organizations intact, to retain present key Employees and to maintain the respective relationships of customers, suppliers and others having business relationships with them.

     (f) ComBanc or Commercial Bank shall maintain insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, were maintained by them at the ComBanc Balance Sheet Date, and upon the renewal or termination of such insurance, ComBanc and Commercial Bank will use their commercially reasonable efforts to renew or replace such insurance coverage with reputable insurers, in respect of the amounts, premiums, types and risks insured or maintained by them at the ComBanc Balance Sheet Date.

     (g) ComBanc and Commercial Bank shall afford to FDEF and First Federal and to their officers, employees, investment bankers, attorneys, accountants and other advisors and representatives reasonable and prompt access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all their respective properties, assets, books, contracts, commitments, directors, officers, employees, attorneys, accountants, auditors, other advisors and representatives and records and, during such period, ComBanc and Commercial Bank shall make available to FDEF or First Federal on a prompt basis (i) a copy of each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of domestic or foreign (whether national, federal, state, provincial, local or otherwise) laws and (ii) all other information concerning its business, properties and personnel as FDEF or First Federal may reasonably request (including the financial and Tax work papers of independent auditors and financial consultants), provided that neither FDEF or First Federal shall unreasonably interfere with the business operations of ComBanc or Commercial Bank and either ComBanc or Commercial Bank may, in its discretion, limit the access of FDEF or First Federal to the employees of ComBanc or Commercial Bank whose work product ComBanc or Commercial Bank reasonably wishes to keep confidential.

     5.02. Notification. Between the date of this Agreement and the Closing Date, ComBanc promptly shall notify FDEF in writing if ComBanc or Commercial Bank becomes aware of any fact or condition that (a) causes or constitutes a breach of any of the representations and warranties of ComBanc or Commercial Bank, or (b) would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the ComBanc Disclosure Schedule, ComBanc will promptly deliver to FDEF a supplement to the ComBanc Disclosure Schedule specifying such change ("Updated ComBanc Disclosure Schedule"); provided, however, that the disclosure of such change in the Updated ComBanc Disclosure Schedule shall not be deemed to constitute a cure of any breach of any representation or warranty made pursuant to this Agreement unless consented to in writing by FDEF. During the same period, ComBanc will promptly notify FDEF of (i) the occurrence of any breach of any of the covenants of ComBanc or Commercial Bank contained in this Agreement, (ii) the occurrence of any event that may make the satisfaction of the conditions in this Agreement impossible or unlikely or
(iii) the occurrence of any event that is reasonably likely, individually or taken with all other facts, events or circumstances known to ComBanc or Commercial Bank, to result in a material adverse effect with respect to ComBanc or Commercial Bank.

     5.03. Acquisition Transactions. ComBanc and Commercial Bank shall (a) not, directly or indirectly, solicit or initiate any proposals or offers from any person or entity, or discuss or negotiate with any such person or entity, regarding any acquisition or purchase of all or a material amount of the assets of, any equity securities of, or any merger, consolidation or business combination with, ComBanc or Commercial Bank (collectively, "Acquisition Transactions"), (b) not disclose to any person any information not customarily disclosed publicly or provide access to its properties, books or records or otherwise assist or encourage any person in connection with any of the foregoing in connection with an Acquisition Transaction, and (c) give FDEF prompt notice of any such inquiries, offers or proposals. The foregoing sentence shall not apply however to the consideration, negotiation and consummation of an Acquisition Transaction not solicited by ComBanc or Commercial Bank or any of their respective officers, directors, agents or affiliates if, and to the extent that, the Board of Directors of ComBanc (as constituted as of the date of this Agreement) reasonably determines in good faith after consultation with ComBanc's Financial Advisors and upon written advice of counsel to ComBanc that failure to consider such Acquisition Transaction could reasonably be expected to constitute a breach of its fiduciary duties to the shareholders of ComBanc; provided, however, that ComBanc shall give FDEF prompt notice of any such proposal of an Acquisition Transaction and keep FDEF promptly informed regarding the substance thereof and the response of the Board of Directors of ComBanc thereto.

     5.04. Delivery of Information. ComBanc and Commercial Bank shall furnish to FDEF promptly after such documents are available: (a) all reports, proxy statements or other communications by ComBanc to its stockholders, (b) all press releases relating to any transactions, (c) all filings made with the SEC, and (d) all status reports submitted to a Regulatory Authority pursuant to the Written Agreement among ComBanc, Commercial Bank, the Federal Reserve and the ODFI, dated December 19, 2003.

     5.05. Affiliates Compliance with the Securities Act. No later than the 15th day prior to the mailing of the Proxy/Prospectus (as defined in Section
7.03 below), ComBanc shall deliver to FDEF a schedule of all persons whom ComBanc reasonably believes are, or are likely to be, as of the date of the ComBanc Meeting, deemed to be "affiliates" of ComBanc as that term is used in Rule 145 under the Securities Act (the "Rule 145 Affiliates"). Thereafter and until the Effective Time, ComBanc shall identify to FDEF each additional person whom ComBanc reasonably believes to have thereafter become a Rule 145 Affiliate.

     5.06. Voting Agreement. Concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to FDEF's willingness to enter into this Agreement, each of the directors and executive officers of ComBanc and Commercial Bank shall enter into a Voting Agreement in the form attached hereto as Exhibit B. If any person shall become a director or executive officer of ComBanc or Commercial Bank after the date of this Agreement and until the Effective Time, ComBanc and Commercial Bank shall cause each such person to execute a Voting Agreement.

     5.07 No Control. Nothing contained in this Agreement shall give FDEF or First Federal, directly or indirectly, the right to control or direct the operations of ComBanc or Commercial Bank prior to the Effective Time. Prior to the Effective Time, each of ComBanc and FDEF shall exercise, consistent with the terms of this Agreement, complete control and supervision over its and its subsidiaries respective operations.

     5.08 Accounting Policies. Before the Effective Time and at the request of FDEF, ComBanc or Commercial Bank shall promptly (a) establish and take such accruals to conform Commercial Bank' loan and accrual policies to FDEF's policies; (b) establish and take such accruals and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments; and (c) recognize for financial accounting purposes such expenses of the Corporate Merger, the Bank Merger and restructuring charges related to or to be incurred in connection with such mergers, to the extent permitted by law, consistent with GAAP and on a basis mutually satisfactory to it and FDEF; provided, however, that neither ComBanc nor Commercial Bank shall be obligated to make any such changes or adjustments until the satisfaction of all unwaived conditions set forth in Sections 8.01, 8.02 and 8.03, and further provided that no basis for termination of this Agreement by any party pursuant to Article Ten is then extant. ComBanc and Commercial Bank's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 5.08.


     5.09 ComBanc Meeting. ComBanc shall, as promptly as practicable following the effective date of the Registration Statement, establish a record date for, duly call, give notice of, convene and hold the ComBanc Meeting no later than 45 days after the effectiveness of the Registration Statement, unless otherwise agreed to by FDEF and ComBanc. The ComBanc Board of Directors shall recommend to its stockholders that they adopt this Agreement, and shall include such recommendation in the Proxy/Prospectus.

     5.10 Tax Matters.

     (a) Without the prior written consent of FDEF, neither ComBanc nor any of its Subsidiaries shall make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to ComBanc or any of its Subsidiaries, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to ComBanc or any of its Subsidiaries, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of ComBanc or any of its Subsidiaries for any period ending after the Effective Date or decreasing any Tax attribute of ComBanc or any of its Subsidiaries existing on the Effective Date.

     (b) Except as otherwise set forth herein, each of FDEF and ComBanc agrees not to take any actions subsequent to the date of this Agreement that would adversely affect the ability of ComBanc and its shareholders to characterize the Merger as a tax-free reorganization under Section 368(a) of the Code, and each of FDEF and ComBanc agrees to take such action as may be reasonably required, if such action may be reasonably taken, to reverse the impact of past actions which would adversely impact the ability of the Corporate Merger to be characterized as a tax-free reorganization under Section 368(a) of the Code.

     5.11 Insurance Coverage. ComBanc shall cause the policies of insurance listed in the ComBanc Disclosure Schedule to remain in effect between the date of this Agreement and the Effective Time.

     5.12 Supplemental Assurances.

     (a) On the date the Registration Statement becomes effective and on the Effective Time, ComBanc shall deliver to FDEF a certificate signed by its principal executive officer and its principal financial officer to the effect, to such officers' knowledge, that the information contained in the Registration Statement relating to the business and financial condition and affairs of ComBanc, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (b) On the date the Registration Statement becomes effective and on the Effective Time, FDEF shall deliver to ComBanc a certificate signed by its chief executive officer and its chief financial officer to the effect, to such officers' knowledge, that the Registration Statement (other than the information contained therein relating to the business and financial condition and affairs of ComBanc) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                                 ARTICLE SIX
                           FURTHER COVENANTS OF FDEF

     6.01. Employees; Employee Benefits.

     (a) All employees of Commercial Bank as of the date of this Agreement who are actively employed by ComBanc as of the Effective Time and who are not currently covered by a written employment or severance agreement with Commercial Bank shall be at will employees of First Federal ("Continuing Employees"). Continuing Employees will be eligible to participate in First Federal's benefit plans on the earliest date permitted by such plan, with credit for years of service with ComBanc or Commercial Bank for the purpose of eligibility and vesting (but not for the purpose of accrual of benefits or allocation of employer contributions). FDEF shall cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under ComBanc's equivalent plan) and eligibility waiting periods under group health plans to be waived with respect to such participants and their eligible dependents.

     (b) Any Continuing Employee, excluding those six employees listed in
Section 6.01(b) of the ComBanc Disclosure Schedule, who is not covered by a written employment or severance agreement and who is terminated by FDEF or First Federal without cause within 12 months of the Effective Time shall receive a severance payment equal to the product of one week of his or her then current base salary multiplied by the number of total years of service as a Commercial Bank employee; provided, however, that the maximum severance payment shall equal twenty-six weeks of his or her base salary.

     (c) Any Continuing Employee listed in Section 6.01(b) of the ComBanc Disclosure Schedule who is not covered by a written employment or severance agreement and who is terminated by FDEF or First Federal without cause within 12 months of the Effective Time shall receive a severance payment equal to the product of two weeks of his or her then current base salary multiplied by the number of total years of service as a Commercial Bank employee; provided, however, that the minimum severance payment shall equal thirteen weeks of his or her base salary and that the maximum severance payment shall equal twenty-six weeks of his or her base salary.

     (d) Each person who is listed in Section 6.01(d) of the ComBanc Disclosure Schedule and is receiving benefits as of the date of this Agreement under ComBanc's health insurance plan as a retiree will be entitled to receive benefits under FDEF's Retiree Medical Benefits Plan and will pay premiums for coverage under such plan based upon the sum of the retiree's age and years of service at the time of retirement in accordance with the FDEF Retiree Medical Benefits Plan.

     (e) The covenants of this Section 6.01 shall survive the Corporate
Merger.

     6.02. Exchange Listing. FDEF shall file a listing application with Nasdaq for the FDEF Shares to be issued to the former holders of ComBanc Shares in the Corporate Merger at the time prescribed by applicable rules and regulations of Nasdaq, and shall use all commercially reasonable efforts to cause the FDEF Shares to be issued in connection with the Corporate Merger to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Closing Date.

     6.03. Notification. Between the date of this Agreement and the Closing Date, FDEF will promptly notify ComBanc in writing if FDEF or First Federal becomes aware of any fact or condition that (a) causes or constitutes a breach of any of the representations and warranties of FDEF or First Federal or (b) would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, FDEF will promptly notify ComBanc of (i) the occurrence of any breach of any of the covenants of FDEF or First Federal contained in this Agreement, (ii) the occurrence of any event that may make the satisfaction of the conditions in this Agreement impossible or unlikely or
(iii) the occurrence of any event that is reasonably likely, individually or taken with all other facts, events or circumstances known to FDEF or First Federal, to result in a material adverse effect with respect to FDEF or First Federal.

     6.04 Indemnification.

     (a) Nothing in this Agreement is intended to affect any rights to indemnification to which any officer or director of ComBanc or Commercial Bank may be entitled pursuant to the Certificate of Incorporation, Bylaws, Articles of Incorporation, or Code of Regulations of ComBanc or Commercial Bank in effect prior to the Effective Time. From the Effective Time and continuing for a period of three years thereafter, the current and former officers and directors of ComBanc and Commercial Bank shall be indemnified by FDEF from their acts and omissions occurring prior to the Effective Time to the maximum extent permitted by the Articles of Incorporation and Code of Regulations of FDEF but subject to any applicable limitations of Ohio law. As a condition to receiving such indemnification, the party claiming indemnification shall assign to FDEF, by separate writing, all right, title and interest in and to the proceeds of the claiming party's applicable insurance coverage, if any, including insurance maintained or provided by FDEF or ComBanc or Commercial Bank to the extent of such indemnity. No person shall be entitled to such indemnification with respect to a claim (i) if such person fails to cooperate in the defense and investigation of such claim as to which indemnification may be made, (ii) made by such person against FDEF, its subsidiaries, ComBanc or Commercial Bank arising out of or in connection with this Agreement, the transactions contemplated hereby or the conduct of the business of FDEF, its subsidiaries, ComBanc or Commercial Bank, or (iii) if such person fails to deliver such notices as may be required under any applicable directors and officers liability insurance policy to preserve any possible claims of which the claiming party is aware, to the extent such failure results in the denial of payment under such policy.

     (b) For a period of three years from the Effective Time, FDEF shall use its reasonable best efforts to provide that portion of directors' and officers' liability insurance that serves to reimburse the present and former Officers and Directors of ComBanc or Commercial Bank with respect to claims against such Directors and Officers arising from facts or events that occurred before the Effective Time; provided, however, that in no event shall FDEF be required to expend more than 125% of the current amount expended by ComBanc or Commercial Bank to maintain or procure such directors' and officers' insurance.

     6.05 Board of Directors. FDEF will select one individual from the Board of Directors of Commercial Bank in existence on the date of this Agreement to serve on the Board of Directors of FDEF and First Federal beginning immediately after the Effective Time. FDEF and First Federal will take all necessary action prior to the Effective Time to increase the number of directors on their respective Boards of Directors to permit the addition of this individual. At the Effective Time, the director selected and nominated pursuant to this Section 6.05 shall be elected or appointed to fill a vacancy on the respective Boards.

     6.06 Advisory Board. First Federal agrees to take all action necessary to appoint all of the directors of Commercial Bank in existence on the date of this Agreement who are not serving on the Board of Directors of FDEF or First Federal and who are not employees of FDEF or First Federal, effective as of the Effective Time, to an advisory board of First Federal for a term of one year. First Federal shall pay the members of the advisory board a fee of $500.00 per meeting attended and the advisory board shall meet monthly during the year following the Corporate Merger. Each member of the advisory board shall execute a non-compete agreement that extends for a period of twelve months in the form attached hereto as Exhibit C.

                                ARTICLE SEVEN
                     FURTHER OBLIGATIONS OF THE PARTIES

     7.01. Cooperative Action. Subject to the terms and conditions of this Agreement, each of ComBanc, Commercial Bank, FDEF and First Federal agrees to use its best efforts to satisfy all of the conditions to this Agreement and to cause the consummation of the transactions described in this Agreement, and to take, or cause to be taken, all further actions and execute all additional documents, agreements and instruments which may be reasonably required, in the opinion of counsel for ComBanc ("ComBanc's Counsel") and counsel for FDEF ("FDEF's Counsel"), to satisfy all legal requirements of the States of Ohio and Delaware and of the United States, so that this Agreement and the transactions contemplated hereby will become effective as promptly as practicable.

     7.02. Press Releases. Neither FDEF nor ComBanc shall make any press release or other public announcement concerning the transactions contemplated by this Agreement without the consent of the other party hereto as to the form and contents of such press release or public announcement, except to the extent that such press release or public announcement may be required by law or Nasdaq rules to be made before such consent can be obtained.

     7.03. Proxy/Prospectus; Registration Statement.

     (a) As promptly as reasonably practical following the date hereof, ComBanc and FDEF shall prepare mutually acceptable proxy and prospectus material that will constitute the proxy statement/prospectus (including all amendments or supplements thereto, the "Proxy/Prospectus") relating to the matters to be submitted to the ComBanc stockholders for the ComBanc Meeting, and FDEF shall file with the SEC a registration statement with respect to the issuance of FDEF Shares in the Corporate Merger (such registration statement, which shall include the Proxy/Prospectus and all amendments or supplements thereto, the "Registration Statement"). Each of ComBanc and FDEF agrees to use all commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. FDEF also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. ComBanc agrees to promptly furnish to FDEF all information concerning ComBanc, Commercial Bank and the Officers, Directors and stockholders of ComBanc as FDEF reasonably may request in connection with the foregoing. Each of ComBanc and FDEF shall promptly notify the other upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Registration Statement and shall promptly provide the other with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding the foregoing, prior to filing the Registration Statement (or any amendment or supplement thereto), mailing the Proxy/Prospectus (or any amendment or supplement thereto), or responding to any comments of the SEC with respect thereto, each of ComBanc and FDEF, as the case may be, (i) shall provide the other party with a reasonable opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by such other party, and (iii) shall not file or mail such document or respond to the SEC prior to receiving such other's approval, which approval shall not be unreasonably withheld or delayed.

     (b) Each of ComBanc and FDEF agrees, as to itself and its Subsidiaries, that none of the information to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, is filed with the SEC and at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and (ii) the Proxy/Prospectus and any amendment or supplement thereto will, as of the date such Proxy/Prospectus is mailed to stockholders of ComBanc and up to and including the date of the meeting of ComBanc's stockholders to which such Proxy/Prospectus relates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

     (c) Each of ComBanc and FDEF agrees, if it shall become aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Registration Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Registration Statement.

     (d) FDEF agrees to advise ComBanc, promptly after FDEF receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of FDEF Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     7.04. Regulatory Applications. FDEF will prepare and cause to be filed at its expense such applications and other documents with the OTS, the FDIC, the ODFI, and any other Regulatory or Governmental Authorities as are required to secure the requisite approval to the consummation of the transactions provided for in this Agreement. ComBanc and Commercial Bank agree that they will, as promptly as practicable after request and at their own expense, provide FDEF with all information and documents concerning ComBanc and Commercial Bank as shall be required in connection with preparing any applications, registration statements and other documents that are to be prepared and filed by FDEF and in connection with regulatory approvals required to be obtained by FDEF hereunder.

     7.05. Termination of Plans. As of the Effective Time, ComBanc's health insurance plan will be terminated and, in FDEF's discretion, ComBanc's 401(k) Profit Sharing Plan (Plan #001) will either be terminated or merged into FDEF's 401(k) Employee Savings Plan. Prior to the Effective Time, ComBanc will terminate the retiree health insurance benefits for those people who may retire after the date of this Agreement.

     7.06. Confidentiality. The parties to this Agreement acknowledge the confidential and proprietary nature of the information as hereinafter described which has heretofore been exchanged and which will be received from each other hereunder (the "Information") and agree to hold and keep the same confidential. Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the other, irrespective of the form of the communications, by such party's employees or agents. Such Information shall not include information that is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement, or Information which is required to be furnished or used in connection with legal proceedings. The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in evaluating the transaction. The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party's business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party. Upon the written request of the disclosing party, upon termination of this Agreement, the other parties will promptly return or destroy Information in their possession and certify to the disclosing party that the party has done so.


                                ARTICLE EIGHT

            CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

     8.01. Conditions to the Obligations of FDEF and First Federal. The obligations of FDEF and First Federal under this Agreement shall be subject to the satisfaction, or written waiver by FDEF and First Federal prior to the Closing Date, of each of the following conditions precedent:

     (a) The representations and warranties of ComBanc and Commercial Bank set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties were also made as of the Closing Date, except that those representations and warranties which by their terms speak as of a specific date shall be true and correct as of such date; and FDEF shall have received a certificate, dated the Closing Date, signed by the chief executive officer and the chief financial officer of each of ComBanc and Commercial Bank to such effect.

     (b) Each of ComBanc and Commercial Bank shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed by it on or prior to the Closing Date, including those relating to the Closing and the closing deliveries required by Section 9.03 of this Agreement, and FDEF shall have received a certificate, dated the Closing Date, signed by the chief executive officer and the chief financial officer of each of ComBanc and Commercial Bank to such effect.

     (c) The holders of not more than 12% of the outstanding ComBanc Shares shall have perfected their appraisal rights under Section 262 of the DGCL, if applicable, in connection with the transactions contemplated by this Agreement.

     (d) ComBanc and Commercial Bank shall have obtained the consent or approval of each person (other than Governmental and Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect, after the Effective Time, on the Surviving Corporation.

     (e) All of the Deferred Compensation Agreements with members of ComBanc or Commercial Bank's Board of Directors shall be terminated.

     8.02. Conditions to the Obligations of ComBanc and Commercial Bank. The obligations of ComBanc and Commercial Bank under this Agreement shall be subject to satisfaction, or written waiver by ComBanc and Commercial Bank prior to the Closing Date, of each of the following conditions precedent:

     (a) The representations and warranties of FDEF and First Federal set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties were also made as of the Closing Date, except that representations and warranties which by their terms speak as of a specific date shall be true and correct as of such date; and ComBanc shall have received a certificate, dated the Closing Date, signed by the chief executive officer and the chief financial officer of each of FDEF and First Federal to such effect.

(b) Each of FDEF and First Federal shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed by it on or prior to the Closing Date, including those related to the Closing and the closing deliveries required by Section 9.02 of this Agreement, and ComBanc shall have received a certificate, dated the Closing Date, signed by the chief executive officer and the chief financial officer of each of FDEF and First Federal to such effect.

     (c) FDEF and First Federal shall have obtained the consent or approval of each person (other than Governmental and Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect, after the Effective Time, on the Surviving Corporation.

     (d) ComBanc shall have received from ComBanc's Financial Advisor an opinion reasonably acceptable to ComBanc, dated as of the Closing Date, to the effect that the consideration to be received by the holders of ComBanc Shares in the Corporate Merger is fair, from a financial point of view, to the holders of ComBanc's Shares.

     (e) FDEF shall have purchased the directors' and officers' liability insurance required by Section 6.04(b) of this Agreement.

     (f) There shall not have been an adjustment to the consideration to be paid to ComBanc stockholders pursuant to Section 2.01(d).

     8.03. Mutual Conditions. The obligations of ComBanc, Commercial Bank, FDEF and First Federal under this Agreement shall be subject to the satisfaction, or written waiver by the parties prior to the Closing Date, of each of the following conditions precedent:

     (a) The stockholders of ComBanc shall have duly adopted this Agreement by the required vote.

     (b) All approvals of Governmental and Regulatory Authorities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals or statute, rule or order shall contain, other than divestitures or dispositions required to satisfy antitrust requirements, any conditions, restrictions or requirements that would reasonably be expected to have a material adverse effect after the Effective Time on the present or prospective consolidated financial condition, business or operating results of the Surviving Corporation.

     (c) No temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Corporate Merger shall be in effect. No Governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, deemed applicable or entered any statute, rule, regulation, judgment, decree, injunction or other order prohibiting consummation of the transactions contemplated by this Agreement or making the Corporate Merger illegal.

     (d) The Registration Statement shall have become effective under the Securities Act and no stop-order or similar restraining order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated by the SEC.

     (e) FDEF and ComBanc shall have received the written opinion of FDEF's Counsel, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Corporate Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Code. In rendering its opinion, FDEF's Counsel will require and rely upon customary representations contained in letters from FDEF and ComBanc that FDEF's Counsel reasonably deems relevant.

                                ARTICLE NINE
                                  CLOSING

     9.01. Closing. The closing of the Corporate Merger pursuant to this Agreement (the "Closing") shall take place at a date and time agreed upon by FDEF and ComBanc within a reasonable time after the satisfaction or waiver of the last of the conditions to the Corporate Merger set forth in Article Eight of this Agreement to be satisfied. Notwithstanding any of the foregoing to the contrary, the Closing shall not occur on a date after that specified in
Section 10.01(b)(i) of this Agreement or after the date or dates on which any Governmental or Regulatory Authority approval or any extension thereof expires. The date of the Closing is sometimes herein called the "Closing Date."

     9.02. Closing Deliveries Required of FDEF and First Federal. At the Closing, FDEF and First Federal shall cause all of the following to be delivered to ComBanc:

     (a) The certificates of FDEF and First Federal contemplated by Section 8.02(a) and (b) of this Agreement.

     (b) Copies of all resolutions adopted by the directors of FDEF and First Federal, approving and adopting this Agreement and authorizing the consummation of the transactions described herein, accompanied by a certificate of the secretary or assistant secretary of FDEF and First Federal, as applicable, dated as of the Closing Date, and certifying (i) the date and manner of adoption of each such resolution; and (ii) that each such resolution is in full force and effect, without amendment or repeal, as of the Closing Date.

     9.03. Closing Deliveries Required of ComBanc and Commercial Bank. At the Closing, ComBanc and Commercial Bank shall cause all of the following to be delivered to FDEF:

     (a) The certificates of ComBanc and Commercial Bank contemplated by Sections 8.01(a) and (b) of this Agreement.

     (b) Copies of all resolutions adopted by the directors and the shareholders of ComBanc and Commercial Bank approving and adopting this Agreement and authorizing the consummation of the transactions described herein, accompanied by a certificate of the secretary or the assistant secretary of ComBanc and Commercial Bank, as applicable, dated as of the Closing Date, and certifying (i) the date and manner of the adoption of each such resolution; and (ii) that each such resolution is in full force and effect, without amendment or repeal, as of the Closing Date.

     (c) A written agreement from each Rule 145 Affiliate identified by ComBanc pursuant to Section 5.05 in which such Rule 145 Affiliate confirms that the FDEF Shares received by such Rule 145 Affiliate pursuant to the Corporate Merger will be transferable only in accordance with Rule 145 of the Securities Act.

                                 ARTICLE TEN

                                  TERMINATION

     10.01. Termination. This Agreement may be terminated, and the Corporate Merger may be abandoned, at any time prior to the Effective Time, whether prior to or after this Agreement has been adopted by the shareholders of
ComBanc:

     (a) By mutual written agreement of ComBanc and FDEF duly authorized by action taken by or on behalf of their respective Boards of Directors;

     (b) By either ComBanc or FDEF upon written notification to the non-terminating party:

         (i) at any time after March 31, 2005, if the Corporate Merger shall not have been consummated on or prior to such date and such failure to consummate the Corporate Merger is not caused by a breach of this Agreement by the terminating party;

         (ii) if any event occurs which, in the reasonable opinion of either FDEF or ComBanc, would preclude satisfaction of any of the conditions set forth in Section 8.03 of this Agreement; or

         (iii) if, in compliance with the provisions of Section 5.03 of this Agreement, ComBanc executes a definitive agreement in connection with, or closes, an Acquisition Transaction;

     (c) By ComBanc upon written notice to FDEF if any event occurs which, in the reasonable opinion of ComBanc, would preclude satisfaction of any of the conditions set forth in Section 8.02 of this Agreement;

     (d) By ComBanc upon written notice to FDEF if, pursuant to Section 2.01(c), FDEF, in its sole discretion, does not increase the Per Share Stock Consideration to preserve the status of the Corporate Merger as a tax- free reorganization.

     (e) By FDEF upon written notice to ComBanc if any event occurs which, in the reasonable opinion of FDEF, would preclude satisfaction of any of the conditions set forth in Section 8.01 of this Agreement.

     10.02. Effect of Termination. If this Agreement is validly terminated by either ComBanc or FDEF pursuant to Section 10.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of ComBanc, Commercial Bank, FDEF or First Federal except that (i) the provisions of Sections 5.03, 7.06 and 11.07 and this Article Ten will continue to apply following any such termination, and (ii) except as set forth in Section 10.04, nothing contained herein shall relieve any party hereto from liability for breach of its representations, warranties, covenants or agreements contained in this Agreement.

     10.03. Termination Fee. In the event ComBanc executes a definitive agreement in connection with, or closes, an Acquisition Transaction at any time after the date of this Agreement until the expiration of twelve months from the date of termination of this Agreement, ComBanc shall pay to FDEF in immediately available funds the sum of $2,000,000 within ten days after the earlier of such execution or closing.

     10.04. Force Majeure. Notwithstanding anything to the contrary in this Agreement, in the event this Agreement is terminated as a result of a failure of a condition, which failure is due to a natural disaster or other act of God, or an act of war or terrorism, and provided no party has failed to observe the material obligations of such party under this Agreement, no party shall be obligated to pay to the other party to this Agreement any fees or expenses or otherwise be liable hereunder.

                                ARTICLE ELEVEN
                                MISCELLANEOUS

     11.01. Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be given in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered by hand or by telecopy, upon confirmation of receipt,
(b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if sent by certified mail, postage prepaid, return receipt requested. All notices thereunder shall be delivered to the following addresses:

            If to ComBanc or Commercial Bank, to:

            ComBanc, Inc.
            230 East Second Street
            Delphos, Ohio  45833
            Attn: Paul G. Wreede, President
            Facsimile Number: (419) 692-8408

            With a copy to:

            Squire, Sanders & Dempsey L.L.P.
            4900 Key Tower
            127 Public Square
            Cleveland, Ohio 44114
            Attn: Shawn R. Russell, Esq.
            Facsimile Number: (216) 479-8776

            If to FDEF or First Federal, to:

            First Defiance Financial Corp.
            601 Clinton Street
            Defiance, Ohio  43512
            Attn: William J. Small, Chairman, President and Chief
            Executive Officer
            Facsimile Number: (419) 782-5145

            With a copy to:

            Vorys, Sater, Seymour and Pease LLP
            Suite 2000, Atrium Two
            221 East Fourth Street
            Cincinnati, Ohio 45202
            Attn: Terri Reyering Abare, Esq.
            Facsimile Number: (513) 852-7810

     Any party to this Agreement may, by notice given in accordance with this
Section 11.01, designate a new address for notices, requests, demands and other communications to such party.

     11.02. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which taken together shall be deemed to constitute a single instrument.

     11.03. Entire Agreement. This Agreement (including the exhibits, documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

     11.04. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns (including successive, as well as immediate, successors and assigns) of the parties hereto. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

     11.05. Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as part of this Agreement.

     11.06. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio without giving effect to principles of conflicts or choice of laws (except to the extent that mandatory provisions of federal law are applicable).

     11.07. Payment of Fees and Expenses. Except as otherwise agreed in writing, each party hereto shall pay all of its own costs and expenses, including legal and accounting fees, and all expenses relating to its performance of, and compliance with, its undertakings herein, except that printing and mailing expenses shall be shared equally between ComBanc and FDEF. All fees to be paid to Governmental and Regulatory Authorities in connection with the transactions contemplated by this Agreement shall be borne by FDEF.

     11.08. Amendment. From time to time and at any time prior to the Effective Time, this Agreement may be amended only by an agreement in writing executed in the same manner as this Agreement, except that after the ComBanc Meeting, this Agreement may not be amended if it would violate the DGCL.

     11.09. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

     11.10. No Third-Party Rights. Except as specifically set forth herein, nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     11.11. Waiver of Jury Trial. Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

     11.12. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     11.13. Non-Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of FDEF, First Federal, ComBanc and Commercial Bank set forth in this Agreement, or in any document delivered pursuant to the terms hereof or in connection with the transactions contemplated hereby, shall not survive the Closing and the consummation of the transactions referred to herein, other than covenants which by their terms are to survive or be performed after the Effective Time (including, without limitation, those set forth in Article Six and this Article Eleven); except that the Surviving Corporation and any director, officer or controlling person thereof may rely on such representations, warranties or covenants in any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either ComBanc or FDEF.

                 [REMAINDER OF THE PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, this Agreement and Plan of Merger has been executed on behalf of FDEF, First Federal, ComBanc and Commercial Bank to be effective as of the date set forth in the first paragraph above.

ATTEST:                        FIRST DEFIANCE FINANCIAL CORP.

/s/ Rebecca L. Minning         By: /s/ William J. Small
----------------------         -----------------------------------------------
                                   William J. Small, Chairman, President and
                                   Chief Executive Officer

ATTEST:                        FIRST FEDERAL BANK OF THE MIDWEST

/s/ Rebecca L. Minning         By: /s/ William J. Small
----------------------         -----------------------------------------------
                                   William J. Small, Chairman and
                                   Chief Executive Officer

ATTEST:                        COMBANC, INC.

/s/ Rebecca L. Minning         By: /s/ Paul G. Wreede
----------------------         -----------------------------------------------
                                   Paul G. Wreede, Chairman, President and CEO

ATTEST:                        THE COMMERCIAL BANK

/s/ Rebecca L. Minning         By: /s/ Paul G. Wreede
----------------------         -----------------------------------------------
                                   Paul G. Wreede, President and CEO

                                    EXHIBIT A

                               Agreement of Merger

     THIS AGREEMENT OF MERGER (this "Agreement") is entered into as of the ___ day of ___________, 2004, by and between First Federal Bank of the Midwest ("First Federal"), a federal savings bank, and The Commercial Bank ("Commercial Bank"), an Ohio commercial bank.

                               R E C I T A L S :

     WHEREAS, First Federal is a wholly owned subsidiary of First Defiance Financial Corp. ("FDEF"), an Ohio corporation, and Commercial Bank is a wholly owned subsidiary of ComBanc, Inc. ("ComBanc"), a Delaware corporation;

     WHEREAS, FDEF, First Federal, ComBanc and Commercial Bank have entered into an Agreement and Plan of Merger dated ___________________, 2004 (the "Merger Agreement"), which provides for the merger of ComBanc with and into FDEF and the subsequent merger of Commercial Bank with and into First Federal; and

     WHEREAS, the Boards of Directors of each of the parties hereto have approved this Agreement;

     NOW, THEREFORE, in consideration of the mutual premises and mutual agreements contained herein, the parties hereto have agreed as follows:

                                   ARTICLE I
                                  THE MERGER

     Section 1.01. At the Effective Time (as defined in Article IV below), Commercial Bank shall merge with and into First Federal (the "Merger") pursuant to Ohio Rev. Code {section}{section} 1115.11 and 1701.79, and the applicable regulations of the Division of Financial Institutions of the Ohio Department of Commerce (the "Division") and the Office of Thrift Supervision ("OTS"). Upon consummation of the Merger, the separate corporate existence of Commercial Bank shall cease and First Federal shall continue as the surviving institution (the "Surviving Institution").

     Section 1.02. The name of the Surviving Institution shall be First Federal Bank of the Midwest.

                                  ARTICLE II
                           CONVERSION OF SECURITIES

     Section 2.01. First Federal Stock. The shares of common stock of First Federal issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and shall constitute the only outstanding shares of capital stock of the Surviving Institution at and after the Effective Time.

     Section 2.02. Commercial Bank Stock. At the Effective Time, by virtue of the Merger and without any action on the part of First Federal or Commercial Bank, all of the shares of common stock of Commercial Bank, $6.25 par value per share, that are issued and outstanding immediately prior thereto shall thereupon be canceled.

                                  ARTICLE III
                                EFFECTIVE TIME

     Section 3.01. The Merger shall become effective immediately following and contingent upon the occurrence of the Closing (as defined in Article Nine of the Merger Agreement) at the date and time specified in the articles of combination to be filed with the Office of Thrift Supervision (the "Effective Time"); provided, however, that such filing shall not occur and the Merger shall not be effective until all of the following events have taken place:
(a) ComBanc shall have been merged with and into FDEF; (b) the sole shareholders of First Federal and Commercial Bank shall have adopted this Agreement; (c) the Merger shall have been approved by all regulatory authorities; and (d) all applicable regulatory waiting periods shall have expired.

                                  ARTICLE IV
                              CHARTER AND BYLAWS
                           OF SURVIVING INSTITUTION

     Section 4.01. The charter and bylaws of First Federal as in effect at the Effective Time shall be the charter and bylaws of the Surviving Institution at and after the Effective Time.

                                   ARTICLE V
                  EXECUTIVE OFFICERS OF SURVIVING INSTITUTION

     Section 5.01. The executive officers of First Federal immediately before the Effective Time shall serve in the same capacities as executive officers of the Surviving Institution at and after the Effective Time.

                                   ARTICLE V
                      DIRECTORS OF RESULTING INSTITUTION

     6.1 At and after the Effective Time and until changed in accordance with law, the number of directors of the Resulting Institution shall be five. The directors of Foundation immediately prior to the Effective Time shall be the directors of the Resulting Institution at and after the Effective Time, whose names, terms and residence addresses are as follows:

Director               Term to Expire       Residence Address

William J. Small
Don C. Van Brackel
Stephen L. Boomer
Douglas A. Burgei
Peter A. Diehl
John U. Fauster
Gerald M. Monnin
James L. Rohrs
Thomas A. Voigt


                                  ARTICLE VII
                               EFFECTS OF MERGER

     Section 7.01. At the Effective Time, Commercial Bank shall merge with and into First Federal, with First Federal as the Surviving Institution. The business of the Surviving Institution shall be that of a federal savings bank, as provided for in its charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of First Federal and Commercial Bank shall be automatically transferred to and vested in the Surviving Institution by virtue of the Merger without any deed or other document of transfer.

     Section 7.02. The Surviving Institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the assets, rights, privileges, powers, properties, franchises and interests, including, without limitation, appointments, powers, designations, nominations and all other rights, interests and powers as agent or fiduciary, in the same manner and to the same extent as such rights, interests and powers were held or enjoyed by First Federal and Commercial Bank, respectively.

     Section 7.03. The Surviving Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of both First Federal and Commercial Bank, immediately prior to the Merger, including, without limitation, liabilities for all savings accounts, deposits, debts, obligations and contracts of First Federal and Commercial Bank, respectively, matured or unmatured, whether accrued, absolute, contingent and otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of either First Federal or Commercial Bank. Deposit accounts shall be deemed issued in the name of the Surviving Institution in accordance with applicable regulations. All rights of creditors and other obligees and all liens on property of either First Federal or Commercial Bank shall be preserved, shall be assumed by the Surviving Institution and shall not be released or impaired.

                                 ARTICLE VIII
                       OFFICES OF SURVIVING INSTITUTION

     Section 8.01. After the Effective Time, the locations of the offices of the Resulting Institution shall be as follows:

         Home Office:      601 Clinton Street
                           Defiance, Ohio 43512

         Branch Offices:   1050 East Main Street     204 East High Street
                           Montpelier, Ohio 43543    Bryan, Ohio 43506

                           926 East High Street      211 South Fulton Street
                           Bryan, Ohio 43506         Wauseon, Ohio 43567

                           417 West Dussel Drive     201 East High Street
                           Maumee, Ohio 43537        Hicksville, Ohio 43526

                           825 N. Clinton Street     190 Stadium Drive
                           Defiance, Ohio 43512      Defiance, Ohio 43512

                           625 Scott Street          1333 Woodlawn Avenue
                           Napoleon, Ohio 43545      Napoleon, Ohio 43545

                           1226 W. Wooster Street    1694 N. Countyline
                                                                      Street
                           Bowling Green, Ohio 43402 Fostoria, Ohio 44830

                           405 E. Main Street        905 N. Williams Street
                           Ottawa, Ohio 45875        Paulding, Ohio 45879

                           124 E. Main Street        3900 N. Main Street
                           McComb, Ohio 45858        Findlay, Ohio 45840

                           7591 Patriot Drive        301 S. Main Street
                           Findlay, Ohio 45840       Findlay, Ohio 45840

                           230 E. Second Street      2600 Allentown Road
                           Delphos, Ohio 45833       Lima, Ohio 45805

                           2285 N. Cole Street       105 S. Greenlawn Avenue
                           Lima, Ohio 45801          Elida, Ohio 45807

                                  ARTICLE IX
                              LIQUIDATION ACCOUNT

     Section 9.01. At the Effective Time, the Surviving Institution shall assume Commercial Bank's liquidation account established upon Commercial Bank's conversion to the stock form of ownership.

                                   ARTICLE X
                                  OTHER TERMS

     Section 10.01. All terms used in this Agreement shall, unless defined herein, have the meanings set forth in the Merger Agreement.

     Section 10.02. Subject to applicable law, at any time prior to the consummation of the Merger, this Agreement may be amended by an instrument in writing signed on behalf of each of the parties hereto.

     Section 10.03. This Agreement shall terminate and become null and void, and the transactions contemplated herein shall thereupon be abandoned, upon any occurrence of a termination of the Merger Agreement pursuant to Article Ten thereof.

     Section 10.04. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

ATTEST:                                 First Federal Bank of the Midwest



----------------------------------      By:------------------------------


-------------------



ATTEST:                                The Commercial Bank



----------------------------------      By:------------------------------


-------------------
                                     -5-

                                    EXHIBIT B

                                Voting Agreement

     THIS VOTING AGREEMENT (this "Agreement") is entered into this _____ day of ________, 2004, between the undersigned Stockholder (the "Stockholder") of ComBanc, Inc., a Delaware corporation ("ComBanc"), and First Defiance Financial Corp., an Ohio corporation ("FDEF").

                                    RECITALS

     A. The Stockholder owns or has the power to vote, other than in a fiduciary capacity, _______ common shares, without par value, of ComBanc (together with all other shares of ComBanc that the Stockholder may subsequently acquire or obtain the power to vote, other than in a fiduciary capacity, the "Shares").

     B. ComBanc has entered into an Agreement and Plan of Merger by and among FDEF, First Federal Bank of the Midwest, ComBanc and The Commercial Bank of even date herewith (the "Merger Agreement").

     C. Under the terms of the Merger Agreement, ComBanc has agreed to call a meeting of its stockholders for the purpose of voting upon the adoption of the Merger Agreement (together with any adjournments thereof, the "ComBanc Meeting").

     D. The parties to the Merger Agreement have made it a condition to their entering into the Merger Agreement that certain stockholders of ComBanc, including the Stockholder, agree to vote their shares of ComBanc in favor of the adoption of the Merger Agreement.

                                    AGREEMENT

     Accordingly, the parties hereto agree as follows:

     1. Agreement to Vote. The Stockholder agrees, subject to Section 2 below, to vote the Shares as follows:

        (a) in favor of the adoption of the Merger Agreement;

        (b) against the approval of any proposal relating to a competing merger or business combination involving an acquisition of ComBanc or the purchase of all or a substantial portion of the assets of ComBanc by any person or entity other than FDEF or an affiliate of FDEF; and

        (c) against any other transaction which is inconsistent with the obligations of ComBanc under the Merger Agreement.

     2. Limitation on Voting Power. It is expressly understood and acknowledged that nothing contained herein is intended to restrict the Stockholder from voting on any matter, or otherwise from acting, in the Stockholder's capacity as a director or officer of ComBanc with respect to any matter, including but not limited to, the management or operation of ComBanc.

     3. Termination. This Agreement shall terminate on the earlier of (a) the date on which the Merger Agreement is terminated in accordance with Article Ten of the Merger Agreement, (b) the date on which the merger contemplated by the Merger Agreement is consummated, or (c) the death of the Stockholder.

     4. Representations, Warranties, and Additional Covenants of the Stockholder. The Stockholder hereby represents and warrants to FDEF that (a) the Stockholder has the capacity and all necessary power and authority to vote the Shares, and (b) this Agreement constitutes a legal, valid, and binding obligation of the Stockholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws affecting enforcement of creditors rights generally. The Stockholder further agrees that, during the term of this Agreement, the Stockholder will not, without the prior written consent of FDEF, which consent shall not be unreasonably withheld, sell, pledge, or otherwise voluntarily dispose of any of the Shares which are owned by the Stockholder or take any other voluntary action which would have the effect of removing the Stockholder's power to vote the Shares or which would be inconsistent with this Agreement. Notwithstanding the foregoing, the Stockholder may transfer all or a portion of the Shares to an immediate family member, but only if the transferee executes an identical Voting Agreement.

     5. Specific Performance. The undersigned hereby acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the Stockholder shall be specifically enforceable and that FDEF shall be entitled to injunctive or other equitable relief upon such a breach by the Stockholder. The Stockholder further agrees to waive any bond in connection with obtaining any such injunctive or equitable relief. This provision is without prejudice to any other rights that FDEF may have against the Stockholder for any failure to perform his obligations under this Agreement.

     6. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio without regard to any of its conflict of laws principles.

     7. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings attributed to such terms in the Merger Agreement.

     IN WITNESS WHEREOF, the undersigned have executed or caused to be executed this Agreement as of the day and year first above written.


STOCKHOLDER                                FIRST DEFIANCE FINANCIAL CORP.


_____________________________________      By:___________________________



                                           Name:_________________________

Print Name:__________________________      Title:________________________

                                   EXHIBIT C

                             Non-Compete Agreement

     This Non-Disclosure and Non-Competition Agreement (this
"Agreement") is made and entered into this ____ day of _______________, 200_ by and between First Federal Bank of the Midwest, a federal savings bank ("First Federal"), and the undersigned ("Member") for the benefit of First Federal.

                                   RECITALS

     A. First Defiance Financial Corp. and First Federal have spent and continue to spend considerable time, money and effort developing their business (the "Business").

     B. Member desires to serve as a member of the Advisory Board of First Federal and First Federal desires to have Member serve as such.

     C. As a member of the Advisory Board, Member may discover the names of First Federal's customers, its method of doing business, and other valuable knowledge in connection with the Business.

     D. For the proper protection of the Business it is essential that all matters connected with, arising out of, or pertaining to the Business and its method of operation, and the names of its customers, be kept secret; and that the good will, customer contacts and customer relations developed in the Business, together with the benefits of the advertising and promotion of the Business and products be preserved.

     NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Agreement, First Federal and Member hereby covenant and agree as follows:

     1. Secret and Confidential Information. Member agrees to treat as confidential all information whether of a technical or business nature, belonging to the Business which is possessed by Member, which may be disclosed to Member or which Member may develop in the course of Member's service on the Advisory Board ("Service"), including, without limitation, financial data and statements, pricing and pricing strategies and plans, business plans, marketing plans, customer lists, and account lists ("Confidential Information"). For purposes of this Agreement, Confidential Information does not include information which (i) becomes generally available to the public other than as a result of a disclosure by Member, (ii) is developed by Member independent of any confidential information received from First Federal, or (iii) is lawfully obtained by Member from a third party outside of this Agreement. Member shall not disclose, publish or otherwise use, either during Member's Service or after termination of Member's Service, any such Confidential Information, trade secrets or secret information without the prior written consent of First Federal.

     2. Return of Business Property. Member agrees that following
Member's termination of Service for any reason, Member will promptly return to First Federal all financial and business documents, operations manuals, business plans, information pertaining to pricing of products and services, customers, profit margins and the design of saving and lending products, and other materials of a confidential nature in any way relating to the Business which are in Member's possession and/or made available to Member during Member's Service, together with all existing copies, however reproduced including paper documents and computer data or other media however stored.

     3. Non-Solicitation. Member recognizes that First Federal's workforce constitutes an important and vital aspect of its Business operations. Therefore, Member will not hire or solicit, or assist anyone in the hiring or soliciting of, any of First Defiance Financial Corp.'s, First Federal's or any of their affiliates employees, independent contractors, or subcontractors, without the express prior written consent of First Federal, for the duration of Member's Service.

     4. Non-Competition. Member shall not for a period of twelve months following the date of this Agreement do any of the following:

        (i) Directly or indirectly engage in business with or on behalf of, or

        (ii) Assist or have an active interest in (whether as proprietor, partner, investor, greater than 5% shareholder, officer, director or any type of principal whatsoever); or

        (iii) Enter the employment of or act as agent for, or advisor or consultant to,

         any person, firm, partnership, association, corporation or business organization, entity or enterprise, including without limitation, enterprises involving persons related by blood or marriage to Member, and whether or not pursued for gain, profit, or other pecuniary advantage, which is, or to Member's knowledge is planning to, or to Member's knowledge is about to become, directly or indirectly, engaged in the business of providing financial products and services including but not limited to any of the following: consumer and business financial products, mortgage brokerage services, mortgage loans, checking accounts, savings accounts, individual retirement accounts, loan accounts, safe deposit boxes, certificates of deposit and related products and services, to any person, firm, partnership, association, corporation or business organization, entity or enterprise within a circle extending 50 miles from any office of First Federal or its affiliates.

         Member herewith recognizes and expresses that the obligations and restrictions imposed by the foregoing paragraphs are reasonable and proper in order to protect First Federal from the loss of valuable assets, business methods, and other trade secrets.

     5. Payments to Member. In consideration and exchange for the covenants and agreements set forth in this Agreement, First Federal shall pay to Member the sum of $500 per Advisory Board meeting that is attended by Member.

     6. Legal Covenants. Member agrees that any future claim or cause of action Member has against First Federal or its affiliates, whether based on this Agreement or otherwise, does not constitute a defense to the enforcement by First Federal of the covenants within this Agreement. Both Member and First Federal expressly agree that it is the intent of this Agreement to comply with any and all policy, statutory and common law. If any of the contents of this Agreement are determined to be unlawful, such sentence, paragraph, clause or combination of same, shall be void; yet the remainder of the Agreement shall remain binding on the signing parties. In the event a portion of this Agreement is determined to be unlawful, it is agreed by both parties that the court shall substitute a reasonable, judicially enforceable limitation in its place.

     Member understands, acknowledges and agrees that any violation of Member's covenants and agreements set forth in this Agreement will cause irreparable injury to First Federal, and therefore, First Federal may enforce this Agreement if necessary by means of injunction as well as institution of a civil action for damages or by any other appropriate legal remedy.

     Member agrees to indemnify and hold First Federal harmless from and against any and all loss, cost, damage, or expense, including without limitation, attorneys' fees that arises out of any breach by Member of this Agreement.

     7. Relationship of Parties. Member is not an employee of First Federal and, as a result, shall not be entitled to any of the employee benefits provided to First Federal employees.

     8. Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio. Any action, suit or proceeding in respect of or arising out of this Agreement or the transactions contemplated hereby may be prosecuted as to any one or more of the parties hereto in the courts of the State of Ohio. EACH PARTY HERETO CONSENTS AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER HIS PERSON BY ANY COURT SITUATED IN OHIO AND HAVING JURISDICTION OVER THE SUBJECT MATTER OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN RESPECT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

     9. Entire Agreement. This Agreement constitutes the entire agreement concerning the subject matters set forth herein and supersedes any and all prior agreements or understandings between First Federal and Member with regard to non-disclosure and non-competition.

     10. Successors and Assigns. The privileges and benefits of this Agreement shall be extended to the successors and assigns of First Federal.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


Attest:                             FIRST FEDERAL BANK OF THE MIDWEST



______________________________      By:___________________________

                                       ___________________________

                                       its________________________



                                    MEMBER



______________________________      ______________________________

                                    ______________________________

                                     ANNEX B
                                     -------

                          KEEFE, BRUYETTE & WOODS, INC.
                        SPECIALISTS IN FINANCIAL SERVICES

                       211 BRADENTON AVE. DUBLIN, OH 43017

    PHONE                                                               FAX
614-766-8400                                                        614-766-8406

November 10, 2004

Board of Directors
Combanc Inc.
229 East Second Street
Delphos, OH 45833

Dear Board Members:

You have requested our opinion as an independent investment banking firm regarding the fairness, from a financial point of view, to the stockholders of Combanc Inc. ("Combanc"), of the consideration to be paid to Combanc shareholders in the merger (the "Merger") between Combanc and First Defiance Financial Corp., an Ohio corporation ("First Defiance"). We have not been requested to opine as to, and our opinion does not in any manner address, Combanc's underlying business decision to proceed with or effect the Merger.

Pursuant to the Agreement and Plan of Merger, dated August 4, 2004, by and among Combanc and First Defiance (the "Agreement"), at the effective time of the Merger, First Defiance will acquire all of Combanc's issued and outstanding shares of common stock. Combanc shareholders will receive the right to elect either $17.20 per share in cash ("Per Share Cash Consideration") or common stock of First Defiance based on an exchange ratio between .65266 and .79769 (the "Exchange Ratio"), subject to certain adjustments (collectively, the "Consideration").

Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. We are familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies.

In connection with this opinion we reviewed certain financial and other business data supplied to us by Combanc, including (i) the Agreement (ii) Annual Reports for the years ended December 31, 2001, 2002 and 2003 (iii) Proxy Statements for the years ended December 31, 2001, 2002 and 2003 (iv) unaudited financial statements for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 (v) and other information we deemed relevant. We also discussed with senior management and directors of Combanc, the current position and prospective outlook for Combanc. We reviewed financial and stock market data of other banking institutions and the financial and structural terms of several other recent transactions involving mergers and acquisitions of banking institutions or proposed changes of control of comparably situated companies.

For First Defiance, we reviewed (i) Annual Reports for the years ended December 31, 2001, 2002 and 2003, (ii) unaudited financial statements for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 (iii) and other information we deemed relevant. We also discussed with members of the senior management team of First Defiance, the current position and prospective outlook for First Defiance.

For purposes of this opinion we have relied, without independent verification, on the accuracy and completeness of the material furnished to us by Combanc and the material otherwise made available to us, including information from published sources, and we have not made any independent effort to verify such data. With respect to the financial information, including forecasts and asset valuations we received from Combanc, we assumed (with your consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of Combanc's management. In addition, we have not made or obtained any independent appraisals or evaluations of the assets or liabilities, and potential and/or contingent liabilities of Combanc. We have further relied on the assurances of management of Combanc that they are not aware of any facts that would make such information inaccurate or misleading. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated.

In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to First Defiance or the ability to consummate the Merger. Our opinion is based on the market, economic and other relevant considerations as they exist and can be evaluated on the date hereof.

Consistent with the engagement letter with you, we have acted as financial advisor to Combanc in connection with the Merger and will receive a fee for such services. In addition, Combanc has agreed to indemnify us for certain liabilities arising out of our engagement by Combanc in connection with the Merger.

Based upon and subject to the foregoing, as outlined in the foregoing paragraphs and based on such other matters as we considered relevant, it is our opinion that as of the date hereof, the Consideration to be paid by First Defiance in the Merger is fair, from a financial point of view, to the stockholders of Combanc.

This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent, although this opinion may be included in its entirety in the proxy statement of Combanc used to solicit stockholder approval of the Merger. It is understood that this letter is directed to the Board of Directors of Combanc in its consideration of the Agreement, and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger.

Very truly yours,


/s/ Keefe, Bruyette, & Woods, Inc.

Keefe, Bruyette, & Woods, Inc.

                                     ANNEX C
                                     -------

               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

Section 262 Appraisal rights.

      (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of
this title:

            (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

            (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                  a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                  b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in receipt thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                  c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                  d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

            (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

      (d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
(i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    ANNEX D
                                    -------



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 10-K

[X]   ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
      SECURITIES EXCHANGE ACT OF 1934
      For the fiscal year ended December 31, 2003

                         OR

[ ]   TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
      SECURITIES EXCHANGE ACT OF 1934
      For the transition period from __________ to ___________

                        Commission File Number: 000-24925

                                  COMBANC, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                     34-1853493
--------------------------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

229 E. Second St., P. O. Box 429 Delphos, Ohio                        45833
--------------------------------------------------------------------------------
    (Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code (419) 695-1055

        Securities registered pursuant to Section 12(b) of the Act: None

           Securities registered pursuant to Section 12(g) of the Act:

                           Common Shares, No Par Value
--------------------------------------------------------------------------------
                                (Title of Class)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days.     Yes  [X]           No [ ]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

Indicate by check mark whether the registrant is an accelerated filer (as
defined in Rule 12b-2 of the Act).     Yes  [ ]           No [X]

Based on the actual trade price of the Common Shares of the Registrant on February 1, 2004, the aggregate market value of the Common Shares of the Registrant held by non-affiliates on that date was $26,532,168.

2,211,014 shares of the registrant's common shares were outstanding on February 1, 2004.

Documents Incorporated by Reference:

Portions of the definitive Proxy Statement for the 2004 Annual Meeting of Shareholders for the fiscal year ended December 31, 2003, which is to be filed within 120 days of the end of the Company's fiscal year, are incorporated by reference into Part III of this Form 10-K. The incorporation by reference of portions of the Proxy Statement shall not be deemed to incorporate by reference the information referred to in Item 402 (a) (8) of Regulation S-K.

                                     PART I

ITEM 1 - DESCRIPTION OF BUSINESS

GENERAL

         On April 13, 1998, shareholders of The Commercial Bank (the "Bank") approved a Merger Agreement ("Agreement") pursuant to which ComBanc, Inc. (the "Company") acquired all of the outstanding stock of the Bank as a result of the exchange of shares between the shareholders of the Bank and the Company. After the share exchange which became effective on August 31, 1998, the Bank survived as a wholly-owned subsidiary of the Company and continues its operations as The Commercial Bank. Under the terms of the Agreement, each one of the existing outstanding shares of the Bank's common stock was exchanged for two of the Company's common shares so that each existing shareholder of the Bank became a shareholder of the Company, owning the same percentage of shares in the Company as the Bank. The shares of the company issued in connection with the transaction were not registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from registration set forth in Section 3(a) (12) of the Act. As a result of this transaction, the Company is the successor issuer to the Bank pursuant to Rule 12g-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act").

         The Company, through its wholly owned subsidiary, the Bank, operates a single line of business. The Bank is a full service bank chartered under the laws of the State of Ohio and offers a broad range of loan and deposit products and financial advisory services to business and individual customers.

         At February 1, 2004, the Company had 88 full time equivalent employees.

MARKET AREA AND COMPETITION

         The Bank has served the area since its incorporation in 1877 and is engaged in providing service to the Allen, Putnam and Van Wert Counties in northwestern Ohio. Business is conducted from its corporate center and main office in Delphos, Ohio and from three other branches located in Lima and Elida, Ohio. Lima has a population of approximately 45,000 and is located 15 miles east of Delphos. The Bank's market area is economically diverse, with a base of manufacturing, service industries, transportation and agriculture, and is not dependent upon any single industry or employer. The Company and the Bank compete not only with financial institutions based in Ohio, but also with a number of large out-of-state banks, bank holding companies and other financial and non-bank institutions. Some of the financial and other institutions operating in the same markets are engaged in national operations and have more assets and personnel than the Company. Some of the Company's competitors are not subject to the extensive bank regulatory structure and restrictive policies which apply to the Company and the Bank.

         The principal factors in successfully competing for deposits are convenient office locations and remote service units, flexible hours, competitive interest rates and services. The principal factors in successfully competing for loans are competitive interest rates, the range of lending services offered, and lending fees. The Bank provides 24 hour service through its ATM network, telephone banking product, and internet banking product. The Company believes that the local character of the Bank's businesses and their community bank management philosophy enable them to compete successfully in their respective market areas. However, it is anticipated that competition will continue to increase in the years ahead.

         Bank holding companies and their subsidiaries are subject to competition from various financial institutions and other "non-bank" or non-regulated companies or firms that engage in similar activities.

The Bank competes for deposits with other commercial banks, savings banks, saving and loan associations, insurance companies and credit unions, as well as issuers of commercial paper and other securities, including shares in mutual funds. In making loans, the Bank competes with other commercial banks, savings banks, savings and loan associations, consumer finance companies, credit unions, insurance companies, leasing companies and other non-bank lenders.

SUPERVISION AND REGULATION

         The Company is a registered bank holding company under the Bank Holding Company Act of 1956 as amended, and is subject to regulation by the Federal Reserve Board. A bank holding company is required to file with the Federal Reserve Board annual reports and other information regarding its business operations and those of its subsidiaries. Subsidiary banks of a bank holding company are subject to certain restrictions imposed by the Federal Reserve Act on transactions with affiliates, including any loans or extensions of credit to the bank holding company or any of its subsidiaries, investments in the stock or other securities thereof and the taking of such stock or securities as collateral for loans or extensions of credit to any borrower; the issuance of guarantees, acceptances or letters of credit on the behalf of the bank holding company and its subsidiaries; purchases or sales of securities or other assets; and the payment of money or furnishing of services to the bank holding company and other subsidiaries. A bank holding company and its subsidiaries are prohibited from engaging in certain tying arrangements in connection with extensions of credit and/or the provision of other property or services to a customer by the bank holding company or its subsidiaries.

         The Bank is regulated by the Ohio Division of Financial Institutions as an Ohio state bank. Additionally, the Bank is regulated by the Board of Governors of the Federal Reserve System ("FRS") as a member of the Federal Reserve System. The regulatory agencies have the authority to regularly examine the Bank and the Bank is subject to the regulations promulgated by its supervisory agencies. In addition, the deposits of the Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") and, therefore, the Bank is subject to FDIC regulations. A subsidiary of a bank holding company can be liable to reimburse the FDIC, if the FDIC incurs or anticipates a loss because of a default of another FDIC insured subsidiary of the bank holding company or in connection with any insured financial institution that submits a capital plan under the federal banking agencies' regulations on prompt corrective action guarantees a portion of the institution's capital shortfall, as indicated below.

         Various requirements and restrictions under the laws of the United States and the State of Ohio affect the operations of the banks including requirements to maintain reserves against deposits, restrictions on the nature and amount of loans which may be made and the interest that may be charged thereon, restrictions relating to investments and other activities, limitations on credit exposure to correspondent banks, limitations on activities based on capital and surplus, limitations on payment of dividends, and limitations on branching.

         The Federal Reserve Board has adopted risk-based capital guidelines for bank holding companies. The risk-based capital guidelines include both a definition and a framework for calculation of risk-weighted assets by assigning assets and off-balance sheet items to broad risk categories. The minimum ratio of total capital to risk weighted assets (including certain off-balance sheet items, such as standby letters of credit) is 8.0%. At least 4.0% is to be comprised of common stockholders' equity (including retained earnings but excluding treasury stock), non-cumulative perpetual preferred stock, a limited amount cumulative perpetual preferred stock, and minority interests in equity accounts of consolidated subsidiaries, less goodwill and certain other intangible assets ("Tier 1 capital"). The remainder ("Tier 2 capital") may consist, among other things, of mandatory convertible debt securities, a limited amount of subordinated debt, other preferred stock and a limited amount of allowance for loan and lease losses. The Federal Reserve Board also imposes a minimum leverage ratio (Tier 1 to total assets) of 3.0% for bank holding companies and state member banks that meet certain specified conditions, including holding companies and state member banks based on their particular circumstances and risk profiles and those experiencing or anticipating significant growth.

         The Company and the Bank currently satisfy all capital requirements. Failure to meet applicable capital guidelines could subject a banking institution to a variety of enforcement remedies available to federal and state regulatory authorities, including the termination of deposit insurance by the FDIC.

         The federal banking regulators have established regulations governing prompt corrective action to resolve capital deficient banks. Under these regulations, institutions which become undercapitalized become subject to mandatory regulatory scrutiny and limitations, which increase as capital decreases. Such institutions are also required to file capital plans with their primary federal regulator, and their holding companies must guarantee the capital shortfall up to 5.0% of the assets of the capital deficient institution at the time it becomes undercapitalized.

         The ability of a bank holding company to obtain funds for the payment of dividends and for other cash requirements is largely dependent on the amount of dividends which may be declared by its subsidiary banks and other subsidiaries. However, the Federal Reserve Board expects the Company to serve as a source of strength to its subsidiary banks, which may require it to retain capital for further investment in the subsidiaries, rather than for dividends for shareholders of the Company. The Bank may not pay dividends to the Company if, after paying such dividends, it would fail to meet the required minimum levels under the risk-based capital guidelines and the minimum leverage ratio requirements. The Bank must have the approval of its regulatory authorities if a dividend in any year would cause the total dividends for that year to exceed the sum of the current year's net income and the retained net income for the preceding two years, less required transfers to surplus. Payment of dividends by a bank subsidiary may be restricted at any time at the discretion of the regulatory authorities, if they deem such dividends to constitute an unsafe and/or unsound banking practice. These provisions could have the effect of limiting the Company's ability to pay dividends on its outstanding common shares.

         Deposits of the Bank are insured by the FDIC. The FDIC may increase its rates if necessary to restore the fund's ratio of reserve to insured deposits or decrease rates if the target level has been met. Assessments are based on the risk the institution poses to the deposit insurance fund and are determined by the institution's capital level and the FDIC's level of supervisory concern about the institution.

LENDING ACTIVITIES

LOAN PORTFOLIO

The amount of loans outstanding and the percent of the total represented by each type on the dates indicated were as follows:

                                      2003               2002               2001                2000               1999
                                      ----               ----               ----                ----               ----
                                                                    (Dollars in Thousands)
Real Estate Loans:
 Construction                 $  7,305     5.7%  $  7,542      5.4% $  9,827      6.3%  $  7,734     4.6%  $  8,701     5.4%
 Mortgage                       95,710    74.3%    99,890     71.3%  107,006     68.4%   118,488    69.9%   109,086    67.3%
Commercial, Financial and
 Agricultural Loans             15,056    11.7%    18,890     13.5%   22,026     14.1%    22,400    13.2%    21,966    13.6%
Installment and
 Credit Card Loans               9,566     7.4%    12,418      8.9%   16,192     10.4%    19,298    11.4%    21,192    13.1%
Other Loans                         19     0.0%        11      0.0%       67      0.0%        46     0.0%        35     0.0%
Municipal Loans                  1,100     0.9%     1,340      1.0%    1,272      0.8%     1,564     0.9%       978     0.6%
                              --------   -----   --------   ------  --------    -----   --------   -----   --------   -----
  Total                        128,756   100.0%   140,091    100.0%  156,390    100.0%   169,530   100.0%   161,958   100.0%
                                         =====              ======              =====              =====              =====
Less:
 Allowance for Credit Losses     3,825              2,050              1,815               1,331              1,832
                              --------           --------           --------            --------           --------
  Total Net Loans             $124,931           $138,041           $154,575            $168,199           $160,126
                              ========           ========           ========            ========           ========

         The following table shows the maturity and repricing schedule of loans outstanding as of December 31, 2003. The amounts are also classified according to their sensitivity to changes in interest rates:

(Dollars in Thousands)

                                                    After 1
                                       Within     But Within       After
                                       1 Year     Five Years     Five Years       Total
FIXED RATE LOANS:
 Real Estate - Construction           $ 4,168      $ 2,675         $ 393         $ 7,236
 Commercial                             2,273        4,131           504           6,908

ADJUSTABLE RATE LOANS:
 Real Estate - Construction                37           32             -              69
 Commercial                             7,382          766             -           8,148

TOTAL FIXED AND ADJUSTABLE RATE:
 Real Estate - Construction           $ 4,205      $ 2,707         $ 393         $ 7,305
 Commercial                             9,655        4,897           504          15,056

         General Purpose. Lending of funds provides a principle source of revenue for the Bank. Since the Bank is a lending institution and is committed to fulfill the legitimate credit needs of businesses and individuals throughout the community, the Bank's lending responsibility is (1) to provide a profitable base of income; (2) to fulfill the credit needs of its community; and (3) to consider productive lending opportunities in other sectors consistent with economic conditions and availability of funds.

         The Bank provides a range of commercial and consumer banking services. These services reflect the Bank's strategy of serving small to medium-size businesses and individual customers. The Bank's lending strategy is focused on real estate loans, commercial loans and consumer loans.

         One-to-Four Family Residential Real Estate Loans. As part of the lending activity, the Bank originates permanent loans secured by one-to-four family properties, for owner-occupied and non-owner-occupied, located within the Bank's primary market area. Each of such loans is for the purpose of purchase, refinance, or improvement of the property and is secured by a mortgage on the underlying real estate and improvements thereon. The principal amounts of all loans secured by first lien on one-to-four family properties totaled $35,112,000 as of December 31, 2003.

         Multifamily Residential Real Estate Loans. In addition to loans on one-to-four family properties, the Bank makes loans secured by multifamily properties containing over four units. Multifamily lending is generally considered to involve a higher degree of risk because the borrower typically depends upon income generated by the project to cover operating expenses and debt service. The Bank attempts to reduce the risk associated with multifamily lending by evaluating the creditworthiness of the borrower and the projected income from the project and by obtaining personal guarantees, when appropriate, on loans made to corporations, partnerships, and limited liability corporations.

         Construction Loans. The Bank offers loans for owner-occupied and non-owner-occupied construction of one-to-four family properties. The Bank also originates construction loans for multifamily and nonresidential real estate projects. Generally, these loans involve greater underwriting and default risks than do loans secured by mortgages on existing properties.

         Nonresidential Real Estate Loans. The Bank also makes loans secured by nonresidential real estate consisting of nursing homes, churches, office properties and various retail and other income-producing properties. Nonresidential real estate lending is generally considered to involve a higher degree of risk than residential lending due to the relatively larger loan amounts and the effects of general economic conditions on the successful operation of income-producing properties. The Bank has endeavored to reduce such risk by carefully evaluating the credit history and past performance of the borrower, the location of the real estate, the quality of the management constructing and operating the property, the debt-service ratio, the quality and characteristics of the income stream generated by the property and appraisals supporting the property's valuation.

         Real estate mortgage loans make up 80.0% of the Bank's portfolio with a balance of $103,015,000 at December 31, 2003. Real estate construction loans represent 5.7% or $7,305,000 of the real estate loan portfolio at December 31, 2003.

         Commercial Loans. The Bank is active in the commercial loan market by offering term loans and operating loans. Loans within the commercial loan portfolio are typically secured by corporate assets and with credit enhancement through appropriate guarantees, assignments of accounts or life insurance when needed. Commercial lending entails significant risks. Because such loans are secured by inventory, accounts receivable and other non-real estate assets, the collateral may not be sufficient to ensure full payment of the loan in the event of default. Loan-to-value guidelines in the Bank's lending policy aid in underwriting and risk assessment of the commercial loans. Although the Bank seeks a strong collateral position, prudent underwriting practices and cash-flow analysis help to minimize the Bank's risk.

         Commercial Loans, including agricultural loans, represent 11.7% or $15,056,000 of the Bank's loan portfolio at December 31, 2003. Municipal loans totaled $1,100,000 or 0.9% of total loans.

         Consumer Loans. The Bank makes various types of consumer loans, automobile loans, secured loans, and unsecured credit card loans. These loans generally have shorter terms and higher interest rates than real estate loans. They do involve more credit risk and dictate higher interest rates. Consumer loans are generally made at fixed rates of interest for terms of up to 66 months.

         Consumer loans, whether unsecured or secured by rapidly depreciating assets such as automobiles, may entail greater risks. Repossessed collateral of a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance. The cost of collecting the remaining deficiency is often disproportionate to the amount of the deficiency. In addition, consumer loan collections are dependent on the borrower's continuing financial stability and are therefore more likely to be adversely affected by job loss, personal family situations, illness or bankruptcy. The risk of default on consumer loans increases during periods of recession, high unemployment, and other adverse economic conditions. Despite the increased risk associated with consumer lending, consumer loans typically provide a higher rate of return and have shorter terms to maturity which assist the Bank in managing the interest rate sensitivity of its assets and liabilities.

         Consumer loans, including credit card loans, accounted for $9,566,000 or 7.4% of total loans at December 31, 2003.

         The Bank does not make loans to any foreign entities.

         Non-Accrual, Past Due and Restructured Loans. Management addresses all loans individually when considering a loan for non-accrual. The general policy of the Bank requires that commercial and consumer loans be placed on non-accrual when they become 90 days delinquent. Real estate loans will be subject to non-accrual status when a past due principal and/or interest payment is delinquent 90 days. It is within the discretion of management to deviate on a case-by-case basis from policy after individual review of a credit.

         Management will place any loan delinquent more than 90 days past due on the Bank's watch list, along with previously-classified assets and loans in bankruptcy. The Bank has adopted for its loan policy the Uniform Retail Credit Classification and Account Management Policy, as established by the (FFIEC) Interagency Policy Statement, for guidance in managing the retail (consumer) delinquencies. Foreclosure or liquidation of collateral is considered and reviewed by management in conjunction with the approving authority on an individual basis, to determine the Bank's exposure, course of action and most effective way of avoiding or minimizing a loss. The allowance for loan and lease loss is monitored for its adequacy and reported in detail to the Bank's Loan Committee. Interest previously accrued on non-accrual loans and not yet paid is charged against interest income at the time the loan is charged-off. Interest earned thereafter is only included in income to the extent that it is received in cash.

         The following table presents the aggregate amounts of non-performing loans on the dates indicated:
(in thousands)

                                                                    December 31,
                                         -----------------------------------------------------------------
                                            2003          2002          2001          2000          1999
                                            ----          ----          ----          ----          ----
Non-Accrual                              $  3,510      $  8,446      $  3,455      $    542      $    712
Contractually Past Due 90 Days or More
  as to Principal or Interest                 680           798         2,810         2,587         2,413
                                         --------      --------      --------      --------      --------
                                         $  4,190      $  9,244      $  6,265      $  3,129      $  3,125
                                         ========      ========      ========      ========      ========
Non-Performing Loans to Total Loans          3.25%         6.60%         3.96%         1.85%         1.93%

         Under its written agreement with its banking regulators ("the agreement") with its states that the Bank must develop an acceptable written plan designed to improve the Bank's position on each loan or other asset in excess of $200,000 that was past due 90 days or that was adversely classified in the Report of Inspection and Examination. Asset improvement plans have been prepared for all relationships meeting the above criteria. The plans were prepared with the assistance of an external consulting firm. The Bank's loan committee and the board of directors review the asset improvement plans at inception and monthly thereafter. The Bank also retained an external consultant to review the Bank's loan portfolio. The review was intended to accomplish the following six objectives: 1) Evaluate the overall credit quality of the portfolio, including the borrower's financial strengths, repayment ability and collateral position; 2) evaluate underwriting standards and loan documentation with a summary of all exceptions noted; 3) review compliance to the Board approved loan policies, including lending authority; 4) evaluate the loan grading system and the actual assignment of loan grades; 5) review the adequacy of the Watch List procedures; and 6) evaluate the methodology of the ALLL process for determining adequacy. This review has been completed and the December 31, 2003 financial statements reflect the credit quality findings of this review.

         As of December 31, 2003, in the opinion of management, the Bank did not have any concentration of loans to similarly situated borrowers exceeding 10% of total loans. There were no foreseeable losses relating to other interest-earning assets, except as discussed above.

         At December 31, 2003, the Bank's percentage of non-performing loans to total loans was 3.25% as compared to 6.60% of total loans at December 31, 2002.

SUMMARY OF CREDIT LOSS EXPERIENCE

(Dollars in Thousands)

                                                                  Year Ended December 31,
                                                       2003      2002      2001      2000      1999
                                                       ----      ----      ----      ----      ----
Balance of Allowance at Beginning of Year             $2,050    $1,815    $1,331    $1,832    $1,800
                                                      ------    ------    ------    ------    ------
Loans Actually Charged Off -
 Real Estate - Construction                              141         -         -         -         -
 Real Estate - Mortgage                                  444       317         -         -         -
 Commercial, Financial and Agricultural                1,707       811       281        96       106
 Installment and Credit Card                             284       307       548       890       258
                                                      ------    ------    ------    ------    ------
                                                       2,576     1,435       829       986       364
                                                      ------    ------    ------    ------    ------
Recoveries of Loans Previously Charged Off -
 Real Estate - Construction                                -         -         -         -         -
 Real Estate - Mortgage                                    -         -        11         -         -
 Commercial, Financial and Agricultural                   75       599       458        10         -
 Installment and Credit Card                              96        96        54        55        36
                                                      ------    ------    ------    ------    ------
                                                         171       695       523        65        36
                                                      ------    ------    ------    ------    ------
Net Charge-Offs (Recoveries)                           2,405       740       306       921       328
                                                      ------    ------    ------    ------    ------
Addition to Allowance Charged to Expense               4,180       975       790       420       360
                                                      ------    ------    ------    ------    ------
Balance of Allowance at Year-End                      $3,825    $2,050    $1,815    $1,331    $1,832
                                                      ======    ======    ======    ======    ======
Ratio of Net Charge-Offs to Avg. Loans Outstanding      1.79%     0.51%     0.18%     0.55%     0.21%
Ratio of Allowance for Credit Losses to Total Loans     2.97%     1.46%     1.15%     0.79%     1.14%

         Allowance and Provision for Loan Losses. As noted in the Agreement, the Bank is required to maintain, through charges to current operating income, an adequate reserve for loan losses, and it shall be determined in light of the volume of criticized loans, the current level of past due and nonperforming loans, past loan loss experience, evaluation of the probable losses in the Bank's loan portfolio, including the potential for existence of unidentified losses in loans adversely classified, the imprecision of loss estimates, the requirements of the Interagency Policy Statements on the Allowance for Loan and Lease Losses, dated December 21, 1993 and July 2, 2001, and examiners' criticisms noted in the Report of Inspection and Examination. The Bank's board of directors hired an outside consultant, to evaluate the allowance for loan losses adequacy. This review has been completed and the December 31, 2003 financial statements, in particular, the allowance for loan losses, reflect the credit quality findings of this review.

         The Bank maintains an allowance for loan losses that management considers adequate to provide for probable credit losses in the loan portfolio. A grading system is utilized for loans on the Bank's watch list. The Executive Loan Officers review, on a quarterly basis, the status of all credit relationships of greater than $250,000 or appearing on the Bank's watch list, and assign or reassign judgmental grades. The grades indicate the risk level of the loans to the Bank, and loss allowances are established from this analysis. Management analyzes loans on an individual basis and classifies a loan as impaired when an analysis of the borrower's operating results and financial condition indicates that underlying cash flows are not adequate to meet the debt service requirements. Often this is associated with a delay or shortfall in payments of 90 days or more. The Bank will specifically allocate an amount that is deemed appropriate based on the valuation of the collateral for each loan reviewed.

The sum of the specific allocations determined by management is added to the result of the historical rate of loss in the four categories times the remaining balances in these categories. The historical rate of loss on consumer balances, commercial balances and real estate and commercial real estate balances are determined based on the three-year history.

         At year end 2003, the allowance had a balance of $3,825,000, or 2.97% of total loans, compared to $2,050,000, or 1.46% of total loans, at year end 2002. The provision for loan losses was $4,180,000 for the year ended December 31, 2003 compared to $975,000 for the year ended December 31, 2002. The increase in the reserve is the result of the addition to the allowance charged to expense which is the result of the continued high volume of delinquencies in a sluggish economy. The weak economy will continue to affect delinquencies at least through the first half of 2004. The Bank will adjust the provision as necessary based on its quarterly review of the allowance and the lending environment as derived by many factors including the local, regional and national economy.

         All loans charged off during the year ended December 31, 2003 were either consumer, commercial, or real estate mortgages. Management is actively monitoring problem loans and has increased collection efforts to reduce charge-offs in future periods. To assist in reducing charge-offs, the Bank has a loan collection department and a credit analyst. The Bank's Delinquent and Nonaccrual Loans showed substantial improvement for the year 2003. Total Delinquent and Nonaccrual Loans as of December 31, 2002 stood at $15,916,000, while as of December 31, 2003 they stood at $6,948,000. These represented a 56.35% improvement. Should charge-offs increase, management will increase the provision for loan losses in order to maintain the allowance for loan losses at a level adequate to absorb probable losses in the loan portfolio. The Bank's three-year history of losses is $2,575,000 in 2003, $1,435,000 in 2002 and $829,000 in 2001. These totals represent a large loss in the commercial area in 2003 and 2002 and in the installment area in 2001.

INVESTMENT PORTFOLIO

         The following table sets forth the value of the Bank's investment securities at the respective year end for each of the last two years.

(Dollars in Thousands)

                                                  December 31, 2003
                                   -----------------------------------------------
                                   Amortized   Unrealized   Unrealized     Fair
                                     Cost        Gains        Losses       Value
                                     ----        -----        ------       -----
Securities Available for Sale -
Agency Securities                  $   4,046   $       39   $        -   $   4,085
Mortgaged Backed Securities           39,837          237          228      39,846
State and Municipal Securities        10,424          700            3      11,121
                                   ---------   ----------   ----------   ---------
  Total                            $  54,307   $      976   $      231   $  55,052
                                   =========   ==========   ==========   =========

                                                  December 31, 2002
                                   -----------------------------------------------
                                   Amortized   Unrealized   Unrealized     Fair
                                     Cost        Gains        Losses       Value
                                     ----        -----        ------       -----
Securities Available for Sale -
Agency Securities                  $   5,493   $      114   $        2   $   5,605
Mortgaged Backed Securities           35,575          674            3      36,246
State and Municipal Securities        11,895          650            -      12,545
                                   ---------   ----------   ----------   ---------
  Total                            $  52,963   $    1,438   $        5   $  54,396
                                   =========   ==========   ==========   =========

         There are no investment securities of any single issuer where the aggregate carrying value of such securities exceeded 10% of shareholders' equity, except those of U. S. Government agencies.

         The following table shows the maturities and weighted average yields of the Bank's investment securities as of December 31, 2003. Mortgage-Backed Securities totaling $39,837,000 with a yield of 3.60% are excluded from the chart due to the uncertainty of prepayment speeds. The weighted average yields on income from tax exempt obligations of state and political subdivisions have been adjusted to a tax equivalent basis.

                                                              After            After
                                                             1 Year           5 Years
                                       Within              But Within        But Within              After
                                       1 Year                5 Years          10 Years             10 Years
                                       ------                -------          --------             --------
                                  Amt          Yield      Amt     Yield     Amt      Yield       Amt      Yield
                                  ---          -----      ---     -----     ---      -----       ---      -----
                                                            (Dollars in Thousands)
U. S. Government
 Agencies                      $  1,000        6.30%   $  1,000   3.65%  $  2,046    5.80%    $    -
Obligations of
 States and Political
 Subdivisions                     1,181        7.69%      2,441   6.86%     4,856    7.01%      1,947     7.00%
                               --------                --------          --------             -------
  Total                        $  2,181                $  3,441          $  6,902             $ 1,947
                               ========                ========          ========             =======

DEPOSITS

         Deposits are principally from within the Bank's market area. Clients are offered a broad selection of deposit instruments, including regular and interest-bearing checking accounts, money market accounts, passbook and statement savings accounts, certificates of deposit and individual retirement accounts. Interest rates and service fees are established and reviewed by management to maintain liquidity and growth goals and to be competitive in the local market. The Bank does not use brokers to attract deposits.

         The following table sets forth the average balances of and average rates paid on deposits for the periods indicated:

(Dollars in Thousands)

                                                             Year Ended December 31,
                                   -------------------------------------------------------------------------------
                                              2003                       2002                      2001
                                              ----                       ----                      ----
                                     Average        Average     Average      Average      Average          Average
                                     Balance         Rate       Balance       Rate        Balance           Rate
                                     -------         ----       -------       ----        -------           ----
Noninterest-Bearing                $   14,603        0.00%     $   14,690     0.00%      $   14,791         0.00%
Savings                                32,687        0.47%         30,186     1.09%          27,697         1.93%
NOW, Super NOW and Plus                34,356        0.49%         33,188     1.01%          28,360         1.64%
Time                                   91,485        2.88%        100,797     3.93%         108,079         5.68%
                                   ----------                  ----------                ----------
  Total                            $  173,131                  $  178,861                $  178,927
                                   ==========                  ==========                ==========

         The maturity distribution of time deposits as of December 31, 2003 was:

                                               Less than         $100,000
                                               $100,000          and Over
                                               --------          --------
                                                 (Dollars In Thousands)
Three Months or Less                           $   11,056      $    4,363
Over Three Months Through Twelve Months            24,796           3,952
Over One Year Through Three Years                  28,522           9,200
Over Three Years                                    3,523             813
                                               ----------      ----------
  Total                                        $   67,897      $   18,328
                                               ==========      ==========

SHORT-TERM BORROWINGS

         The following table sets forth certain information regarding the Bank's short-term borrowed funds at or for the periods ended on the dates indicated.

(Dollars in Thousands)

                                                 2003        2002       2001
                                                 ----        ----       ----
FEDERAL HOME LOAN BANK SHORT-TERM BORROWINGS

 Average Balance Outstanding                   $      0     $  176    $  6,748

 Maximum Amount Outstanding
  at any Month-End During the Period                  0        600       6,925

 Balance Outstanding at End of Period                 0          0         925

 Weighted Average Interest Rate
  During the Period                                 n/a       4.83%       4.43%

 Weighted Average Interest Rate at
  End of Period                                     n/a        n/a        5.06%


REPURCHASE AGREEMENTS

 Average Balance Outstanding                   $  7,097     $4,311    $  3,505

 Maximum Amount Outstanding
  at any Month-End During the Period              9,647      6,318       4,481

 Balance Outstanding at End of Period             7,540      5,946       3,052

 Weighted Average Interest Rate
  During the Period                                1.16%      1.46%       3.22%

 Weighted Average Interest Rate at
  End of Period                                    1.22%      1.04%       1.51%

LONG-TERM DEBT

         The following table sets forth certain information regarding the Bank's long-term debt at or for the periods ended on the dates indicated.

(Dollars in Thousands)

                                              2003       2002         2001
                                              ----       ----         ----
FEDERAL HOME LOAN BANK LONG-TERM DEBT

 Average Balance Outstanding                $  5,962   $  8,827    $ 12,219

 Maximum Amount Outstanding
  at any Month-End During the Period           7,633      9,710      16,676

 Balance Outstanding at End of Period          4,648      7,719       9,791

 Weighted Average Interest Rate
  During the Period                             5.77%      6.94%       7.05%

 Weighted Average Interest Rate at
  End of Period                                 5.48%      6.03%       5.94%

         Net interest income, the difference between interest earned on interest-earning assets and interest expense incurred on interest-bearing liabilities, is the most significant component of the Bank's earnings. Net interest income is affected by changes in the volume and rates of interest-earning assets and interest-bearing liabilities and the volume of interest-earning assets funded with low cost deposits, noninterest-bearing deposits and shareholders' equity. The following table summarizes net interest income for each of the three years in the period ended December 31.

                                                                    Change from Prior Year
                                  Years Ended                       ----------------------
                                  December 31,                2003 vs. 2002       2002 vs. 2001
                                  ------------                -------------       -------------
                         2003        2002         2001       Amount   Percent   Amount    Percent
                         ----        ----         ----       ------   -------   ------    -------
                                             (Dollar amounts in thousands)
Interest Income      $  10,830      13,023     16,436       $(2,193)  -16.84%   $(3,413)  -20.77%

Interest Expense         3,378       5,219      8,432        (1,841)  -35.27%    (3,213)  -38.10%
                     ---------      ------     ------       -------             -------
Net Interest Income  $   7,452       7,804      8,004       $  (352)   -4.51%   $  (200)   -2.50%
                     =========      ======     ======       =======             =======

         The following table sets forth certain information relating to the Bank's average balance sheet information and reflects the average yield on interest-earning assets and the average cost of interest-bearing liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average monthly balance of interest-earning assets or interest-bearing liabilities, respectively, for the periods presented. Yields on tax-exempt assets have been computed on a fully tax-exempt basis assuming a tax rate of 34%.

                                                                Years Ended December 31,
                              ------------------------------   ---------------------------   ----------------------------
                                           2003                            2002                          2001
                              ------------------------------   ---------------------------   ----------------------------
                                           Interest  Average             Interest  Average             Interest   Average
                                Average    Income/   Yields/   Average   Income/   Yields/   Average   Income/    Yields/
                                Balance    Expense   Rates     Balance   Expense   Rates     Balance   Expense    Rates
                                -------    -------   -----     -------   -------   -----     -------   -------    -----
                                                                 (Dollars in Thousands)
ASSETS

Interest-Earning Assets:

 Investment Securities

  Taxable                     $  44,801    $ 1,635     3.65%  $ 28,916   $ 1,619     5.60%  $ 28,895    $ 1,729     5.98%

  Tax Exempt                     11,404        881     7.73%    13,153       996     7.57%    11,715        895     7.64%

 Federal Funds Sold               8,944         94     1.05%    17,125       277     1.62%    12,112        357     2.95%

 Interest on Deposits
  with Banks                        165          1     0.61%        86         1     1.16%        79          1     1.27%

 Loans                          134,731      8,548     6.34%   146,200    10,506     7.19%   166,941     13,794     8.26%
                              ---------    -------            --------   -------            --------   --------

Total Interest-Earning
 Assets                         200,045     11,159     5.58%   205,480    13,399     6.52%   219,742     16,776     7.63%
                              ---------    -------            --------   -------            --------   --------

Noninterest-Earning Assets:

 Cash and Due from Banks          7,111                          4,965                         4,706

 Premises and Equipment           4,569                          4,835                         4,036

 Other Assets                     1,634                          4,329                         1,988

 Allowance for
  Credit Losses                  (2,898)                        (1,938)                       (1,367)
                              ---------                       --------                      --------

Total Noninterest-Earning
 Assets                          10,416                         12,191                         9,363
                              ---------                       --------                      --------

Total Assets                  $ 210,461                       $217,671                      $229,105
                              =========                       ========                      ========

                                                                Years Ended December 31,
                              ------------------------------   ---------------------------   ----------------------------
                                           2003                            2002                          2001
                              ------------------------------   ---------------------------   ----------------------------
                                           Interest  Average             Interest  Average              Interest   Average
                                Average    Income/   Yields/   Average   Income/   Yields/   Average    Income/    Yields/
                                Balance    Expense   Rates     Balance   Expense   Rates     Balance    Expense    Rates
                                -------    -------   -----     -------   -------   -----     -------    -------    -----
                                                                                 (Dollars in Thousands)
LIABILITIES AND SHAREHOLDERS'
 EQUITY

Interest-Bearing Liabilities:

 Savings Deposits              $ 32,687   $    153     0.47%   $ 30,186   $   328    1.09%   $ 27,697   $   535      1.93%

 NOW, Super NOW, Plus            34,356        167     0.49%     33,188       335    1.01%     28,360       465      1.64%

 Time Deposits                   91,485      2,632     2.88%    100,797     3,957    3.93%    108,496     6,159      5.68%
                               --------   --------             --------   -------            --------   -------

Total Interest-Bearing
 Deposits                       158,528      2,952     1.86%    164,171     4,620    2.81%    164,553     7,159      4.35%

Other Borrowed                   13,059        426     3.26%     13,314       599    4.50%     22,472     1,273      5.66%
                               --------   --------             --------   -------            --------   -------

Total Interest-Bearing
 Liabilities                    171,587      3,378     1.97%    177,485     5,219    2.94%    187,025     8,432      4.51%
                               --------   --------             --------   -------            --------   -------

Noninterest-Bearing
 Liabilities:

 Demand Deposits                 14,603                          14,690                        14,791

 Other Liabilities                  580                           1,012                         2,904
                               --------                        --------                      --------

Total Noninterest-
 Bearing Liabilities             15,183                          15,702                        17,695
                               --------                        --------                      --------

Shareholders ' Equity            23,691                          24,484                        24,385
                               --------                        --------                      --------

Total Liabilities and
 Shareholders' Equity          $210,461                        $217,671                      $229,105
                               ========                        ========                      ========

Net Interest Income
 (Tax Equivalent Basis)                   $  7,781                        $ 8,180                       $ 8,344

Reversal of Tax
 Equivalent Adjustment                        (329)                          (376)                         (340)
                                          --------                        -------                       -------

Net Interest Income                       $  7,452                        $ 7,804                       $ 8,004
                                          ========                        =======                       =======

Net Interest Spread (Tax
 Equivalent Basis)                                     3.61%                         3.58%                           3.12%
                                                       ====                          ====                            ====
Net Interest Margin
(Net Interest Income as a %
 of Interest-Earning Assets,
 Tax Equivalent Basis)                                 3.89%                         3.98%                           3.80%
                                                       ====                          ====                            ====
Net Interest Margin
 (Net Interest Income as a %
 of Interest-Earning Assets)                           3.73%                         3.80%                           3.64%
                                                       ====                          ====                            ====

         The following table describes the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected the Bank's interest income and expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to
(i) changes in volume (change in volume multiplied by prior-year rate), (ii) changes in rate (change in rate multiplied by prior-year volume) and (iii) total changes in rate and volume. The combined effects of changes in both volume and rate, which cannot be separately identified, have been allocated proportionately to the change due to volume and the change due to rate.

                                     2003 vs 2002                     2002 vs 2001
                                     ------------                     ------------
                                Increase/                         Increase/
                               (Decrease)                        (Decrease)
                            Due to Change in                  Due to Change in
                            ----------------                  ----------------
                                                  Total                              Total
                            Average   Average   Increase/    Average    Average     Increase/
                            Volume     Rate     (Decrease)   Volume      Rate      (Decrease)
                            ------     ----     ----------   ------      ----      ----------
                                (Dollars in Thousands)            (Dollars in Thousands)
Investment Income:

Investment Securities:

 Taxable                     $   41   $   (26)  $     15     $     1   $   (111)    $   (110)

 Tax Exempt                    (136)       21       (115)        109         (8)         101

 Federal Funds

   Sold                        (106)      (78)      (184)        911       (991)         (80)

Interest on Deposits

   with Banks                     1         -          1           -          -            -

Interest and Fees

   on Loans                    (785)   (1,172)    (1,957)     (1,605)    (1,683)      (3,288)
                             ------   -------   --------     -------   --------     --------

Total Interest Income          (985)   (1,255)    (2,240)       (584)    (2,793)      (3,377)
                             ------   -------   --------     -------   --------     --------

Interest Expense:

Interest-Bearing Deposits:


 Savings                         30      (205)      (175)         53       (260)        (207)

 NOW, Super NOW,

   and Plus                      12      (180)      (168)        103       (233)        (130)

 Time                          (341)     (984)    (1,325)       (412)    (1,790)      (2,202)

 Other Borrowed                 (11)     (162)      (173)       (448)      (226)        (674)

 Federal Funds Purchased          -         -          -           -          -            -
                             ------   -------   --------     -------   --------     --------

Total Interest Expense         (310)   (1,531)    (1,841)       (704)    (2,509)      (3,213)
                             ------   -------   --------     -------   --------     --------

Change in Net

 Interest Income             $ (675)  $   276   $   (399)    $   120   $   (284)    $   (164)
                             ======   =======   ========     =======   ========     ========

TAXATION

         FEDERAL TAXATION. The Company and the Bank are each subject to the federal tax laws and regulations which apply to corporations generally.

         OHIO TAXATION. The Company is subject to the Ohio corporation franchise tax. The tax rate is figured at 5.1% on the first $50,000 of computed Ohio taxable income and 8.5% of computed Ohio taxable income in excess of $50,000. The Bank is a "financial institution" for State of Ohio tax purposes. As such, it is subject to the Ohio corporate franchise tax on "financial institutions" which is imposed annually at a rate of 1.3% of the Bank's book net worth determined in accordance with generally accepted accounting principles.

         DELAWARE TAXATION. Since the Company is incorporated in the state of Delaware, it is subject to Delaware franchise tax. The Company's tax is computed on the number of shares authorized, which totals 5,000,000 shares.

ITEM 2 - PROPERTIES

         The Company owns no property. The Bank's executive offices are located at The Commercial Bank's Corporate Center at 229 E. Second St., Delphos, Ohio, which is owned by the Bank. The Bank operates four branch banking facilities, all of which are owned by the Bank, at the following locations: the Delphos Main Office at 230 E. Second St., Delphos, Ohio, the Elida Branch Office at 105 S. Greenlawn Ave., Elida, Ohio, the Lima Allentown Branch Office at 2600 Allentown Road, Lima, Ohio, and the Lima Cole Street Branch Office at 2285 N. Cole St., Lima, Ohio. All branch offices are full service facilities. All properties are in good working condition and are adequately insured.

ITEM 3 - LEGAL PROCEEDINGS

         The Bank, at any given time, is involved in a number of lawsuits initiated by the Bank as a plaintiff, intending to collect upon delinquent accounts, to foreclose upon real property, or to seize and sell personal property pledged as security for any such account.

         At December 31, 2003, the Bank was involved in a number of such cases as a party-plaintiff, and occasionally, as a party-defendant due to its joinder as a lien holder, either by mortgage or by judgment lien. In the ordinary case, the Bank's security and value of its lien is not threatened, except through bankruptcy or loss of value of the collateral should the sale result in insufficient proceeds to satisfy the judgment.

         There are no material pending legal proceedings to which the Company or the Bank is a party, other than ordinary routine litigation incidental to the business of banking.

ITEM 4 - SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         None

                                     PART II

ITEM 5 - MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS

         The common stock of the Company trades under the symbol COBI, and is not traded on any established securities market. Parties interested in buying or selling the Company's stock are generally referred to Community Banc Investments, New Concord, Ohio (CBI). For 2003 and 2002, bid and ask quotations were obtained from Community Bank Investments which makes a limited market in the Company's stock. The quotations reflect the prices at which purchases and sales of common shares could be made during each period and not inter-dealer prices.

2003         Low Bid    High Bid    Low Ask   High Ask   Dividend Per Share
First Qtr    16.000      16.250      16.500    17.000          .120
Second Qtr   15.375      16.250      15.500    17.000          .120
Third Qtr    14.250      14.250      14.750    16.250          .100
Fourth Qtr   14.250      14.250      15.250    15.250          .000

2003         Low Bid    High Bid    Low Ask   High Ask   Dividend Per Share
First Qtr    15.350      15.600      15.670    22.000          .120
Second Qtr   15.500      16.000      15.750    17.500          .120
Third Qtr    15.500      16.000      16.100    17.000          .120
Fourth Qtr   15.650      16.000      16.000    17.000          .140

         As of February 23, 2004, the Company's common stock was held by 1,089 shareholders of record.

         As of February 23, 2004, there were no equity securities authorized for issuance under compensation plans.

ITEM 6 - SELECTED FINANCIAL DATA

         The following table sets forth certain information concerning the consolidated financial condition and results of operations for the periods indicated:

                                                         As of and for the years ended December 31,
                                          -----------------------------------------------------------------------
                                             2003            2002           2001           2000           1999
                                          ----------      ----------     ----------     ----------     ----------
                                                                   (Dollars in Thousands)
STATEMENT OF OPERATIONS
Interest Income                           $   10,830      $   13,023     $   16,436     $   17,007     $   15,318
Interest Expense                               3,378           5,219          8,432          8,587          6,921
                                          ----------      ----------     ----------     ----------     ----------
   Net Interest Income                         7,452           7,804          8,004          8,420          8,397
Provision for Loan Losses                      4,180             975            790            420            360
                                          ----------      ----------     ----------     ----------     ----------
Net Interest Income after
   Provision for Loan Losses                   3,272           6,829          7,214          8,000          8,037

Other Income                                   1,686           1,172          1,106            600            639
Operating Expenses                             6,139           5,823          5,662          5,251          5,140
                                          ----------      ----------     ----------     ----------     ----------
   Income/(Loss) before Income Taxes          (1,181)          2,178          2,658          3,349          3,536
Applicable Income Taxes                         (595)            553            725          1,000          1,017
                                          ----------      ----------     ----------     ----------     ----------
   Net Income/(Loss)                      $     (586)     $    1,625     $    1,933     $    2,349     $    2,519
                                          ==========      ==========     ==========     ==========     ==========

STATEMENT OF CONDITION (YEAR END DATA)
Total Assets                              $  207,733      $  218,030     $  218,977     $  223,062     $  218,548
Investment Securities                         55,052          54,396         37,584         40,260         44,796
Loans Receivable                             128,756         140,819        158,174        169,530        161,958
Allowance for Loan Losses                      3,825           2,050          1,815          1,331          1,832
Deposits                                     172,232         178,890        179,657        178,082        169,720
Shareholders' Equity                          22,558          24,350         23,940         23,764         22,473

SELECTED FINANCIAL RATIOS
Return on Average Assets                       -0.28%           0.75%          0.84%          1.06%          1.23%
Return on Average Equity                       -2.47%           6.64%          7.93%         10.15%         11.04%
Tier One Risk-Based Capital                    17.24%          16.88%         15.74%         15.47%         15.43%
Total Risk-Based Capital                       18.52%          18.13%         16.96%         16.34%         16.66%
Tier One Leverage Ratio                        10.49%          10.77%         10.16%         10.61%         10.73%
Dividend Payout Ratio                        -128.33%          68.47%         58.92%         47.52%         42.45%

PER SHARE DATA (1)
Net Income/(Loss)                         $    (0.26)     $     0.73     $     0.85     $     1.01     $     1.06
Book Value                                     10.20           11.01          10.63          10.28           9.57
Cash Dividends Declared                         0.34            0.50           0.50           0.48           0.45

ITEM 7 - MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

EXECUTIVE SUMMARY

         The following are financial highlights for the year 2003 which are discussed in more detail in the following sections of this MD&A:

            - Total delinquencies have decreased by 56.35% from $15,916,000 at December 31, 2002 to $6,948,000 at December 31, 2003. Total delinquency reduction can be credited to the reduction in nonaccrual loans and loans being brought current through workout plans.

            - Total provision expense increased $3,205,000 or 328.72% in 2003 compared to 2002. This increase is the result of net charge-offs in the amount of $2,405,000 and the continued high volume of delinquencies, although the volume of total delinquencies has decreased by $8,968,000 since yearend 2002. The significant increase in the provision for loan losses is also due to the low coverage ratio of the ALLL to nonaccrual loans in prior years, and the increased reserves required on specified credits.

            - Total shareholders equity decreased $1,792,000 from December 31, 2002 to December 31, 2003. This decrease is the result of the net operating loss of $586,000 or $(0.26) per common share for the Year Ended December 31, 2003 and total 2003 cash dividends in the amount of $752,000 or $0.34 per common share.

REGULATORY MATTERS

         Following a regulatory examination in September, 2003, the Company and the Bank entered into The Agreement with the Federal Reserve Bank of Cleveland and the Ohio Division of Financial Institutions on December 19, 2003. Under the Agreement, the Bank must adopt and implement certain plans, policies and strategies, including loan policies and procedures that monitor risk concentrations and problem credits, a loan review program to assess the Bank's loan portfolio and monitor and address loan deficiencies, an asset improvement plan focusing on loans or other assets in excess of $200,000 or that are past due 90 days or more or adversely qualified, a written plan to monitor and manage the Bank's market risk exposure and a written compliance program. In addition, the Company and the Bank are required to have a capital plan and the directors must submit a written plan to strengthen board oversight. In addition, the Bank is required to maintain adequate valuation reserves for its loans and leases. As described more fully in Note 13 to the 2003 Consolidated Financial Statements included in this Report, the Agreement also prohibits the payment of any dividends without prior regulatory approval.

         In response to the Agreement, the Bank has put an asset improvement plan in place and has prepared and implemented a revised compliance plan. In addition, outside consultants have completed a review of the Bank's loan portfolio, verified the validity of the Bank's market risk models and reviewed and validated the Bank's valuation reserve methodology. The Bank has also retained a consulting firm to search for a new Head of Credit Administration and to assist with the restructuring of the existing loan department. Management is currently in the process of preparing a capital plan and revisions to certain loan policies for submission to the Bank's regulators.

CRITICAL ACCOUNTING POLICIES

         The accounting and reporting policies of the Company are in accordance with accounting principles generally accepted in the United States and conform to general practices within the banking industry. The Company's significant accounting policies are described in detail in the notes to the

Company's consolidated financial statements for the year ended December 31, 2003. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. The financial position and results of operations can be affected by these estimates and assumptions and are integral to the understanding of reported results. Critical accounting policies are those policies that management believes are the most important to the portrayal of the Company's financial condition and results of operations, and they require management to make estimates that are difficult, subjective, or complex.

         ALLOWANCE FOR CREDIT LOSSES- The allowance for credit losses provides coverage for probable losses inherent in the Company's loan portfolio. Management evaluates the adequacy of the allowance for credit losses each quarter based on changes, if any, in underwriting activities, the loan portfolio composition (including product mix and geographic, industry or customer-specific concentrations), trends in loan performance, regulatory guidance and economic factors. This evaluation is inherently subjective, as it requires the use of significant management estimates. Many factors can affect management's estimates of specific and expected losses, including volatility of default probabilities, rating migrations, loss severity and economic and political conditions. The allowance is increased through provisions charged to operating earnings and reduced by net charge-offs.

         The Company determines the amount of the allowance based on relative risk characteristics of the loan portfolio. The allowance recorded for commercial loans is based on reviews of individual credit relationships and an analysis of the migration of commercial loans and actual loss experience. The allowance recorded for homogeneous consumer loans is based on an analysis of loan mix, risk characteristics of the portfolio, fraud loss and bankruptcy experiences, and historical losses, adjusted for current trends, for each homogeneous category or group of loans. The allowance for credit losses relating to impaired loans is based on the loan's observable market price, the collateral for certain collateral-dependent loans, or the discounted cash flows using the loan's effective interest rate. Regardless of the extent of the Company's analysis of customer performance, portfolio trends or risk management processes, certain inherent but undetected losses are probable within the loan portfolio. This is due to several factors including inherent delays in obtaining information regarding a customer's financial condition or changes in their unique business conditions, the judgmental nature of individual loan evaluations, collateral assessments and the interpretation of economic trends. Volatility of economic or customer-specific conditions affecting the identification and estimation of losses for larger non-homogeneous credits and the sensitivity of assumptions utilized to establish allowances for homogenous groups of loans are among other factors. The Company estimates a range of inherent losses related to the existence of these exposures. The estimates are based upon the Company's evaluation of imprecision risk associated with the commercial and consumer allowance levels and the estimated impact of the current economic environment.

         MORTGAGE SERVICING RIGHTS- Mortgage servicing rights ("MSRs") associated with loans originated and sold, where servicing is retained, are capitalized and included in other intangible assets in the consolidated balance sheet. The value of the capitalized servicing rights represents the present value of the future servicing fees arising from the right to service loans in the portfolio. Critical accounting policies for MSRs relate to the initial valuation and subsequent impairment tests. The methodology used to determine the valuation of MSRs requires the development and use of a number of estimates, including anticipated principal amortization and prepayments of that principal balance. Events that may significantly affect the estimates used are changes in interest rates, mortgage loan prepayment speeds and the payment performance of the underlying loans. The carrying value of the MSRs is periodically reviewed for impairment based on a determination of fair value. For purposes of measuring impairment, the servicing rights are compared to a valuation prepared based on a discounted cash flow methodology, utilizing current prepayment speeds and discount rates. Impairment, if any, is recognized through a valuation allowance and is recorded as amortization of intangible assets.

OFF-BALANCE SHEET ARRANGEMENTS

         At December 31, 2003, the Company had certain off-balance sheet arrangements. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

         Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.

         The Bank committed to purchase two investment securities on a when-issued basis on October 6, 2003 in the amount of $1,000,000 and on November 20, 2003 in the amount of $500,000. Both trades settled on January 26, 2004.

TABULAR DISCLOSURE OF CONTRACTUAL OBLIGATIONS

         The following table shows the payments due by period of long-term debt obligations payable to the Federal Home Loan Bank.

(Dollars in Thousands)

                                                      PAYMENTS DUE BY PERIOD
                                    ----------------------------------------------------------------
                                                   LESS                                        MORE
                                                  THAN 1                                      THAN 5
 CONTRACTUAL OBLIGATIONS            TOTAL          YEAR       1-3 YEARS      3-5 YEARS         YEARS
- ----------------------------------------------------------------------------------------------------
Long-Term Debt Obligations          4,649         1,506         1,164          1,214            765
- ---------------------------------------------------------------------------------------------------
     TOTAL                          4,649         1,506         1,164          1,214            765
- ---------------------------------------------------------------------------------------------------

         Excluded from the table above is $1,500,000 in investment securities that were purchased on a when-issued basis. Due to the uncertainty of prepayment speeds of these types of investment securities, they are intentionally excluded from the chart totals.

LIQUIDITY

         The liquidity of a banking institution reflects its ability to provide funds to meet loan requests, to accommodate possible outflows in deposits and to take advantage of interest rate market opportunities. Funding of loan requests, providing for liability outflows, and management of interest rate fluctuations require continuous analysis in order to match the maturities of specific categories of short-term loans and investments with specific types of deposits and borrowings. Bank liquidity is thus normally considered in terms of the nature and mix of the banking institution's sources and uses of funds.

         For the Bank, the primary sources of liquidity have traditionally been Federal Funds Sold and government securities. However, with the adoption of Statement of Financial Accounting Standard No. 115, effective January 1, 1994, the Bank's Available for Sale Investment Securities are available for liquidity needs. At December 31, 2003 such securities amounted to $55.1 million, at December 31, 2002 such securities amounted to $54.4 million, and at December 31, 2001 such securities amounted to $37.6 million. At December 31, 2003, 2002 and 2001, Federal Funds Sold amounted to $9.7 million, $4.6 million, and $9.7 million, respectively.

         The Bank's residential first mortgage portfolio has been used to collateralize borrowings from the Federal Home Loan Bank as an additional source of liquidity. The Federal Home Loan Bank requires the Bank to pledge 165% of the first mortgage loan portfolio as collateral. The approximate available line of credit from the Federal Home Loan Bank at December 31, 2003 was $35.0 million.

         Management considers its liquidity to be adequate to meet its normal funding requirements and anticipates that it will have sufficient funds available in 2004 from additional sources such as investment security maturities and mortgage-backed securities repayments and deposit accounts.

CAPITAL RESOURCES

         As of December 31, 2003, there were no commitments for capital expenditures within the next twelve months.

         The Company is subject to various regulatory capital requirements administered by its primary federal regulator, the Federal Reserve Board (FRB). Failure to meet the minimum regulatory capital requirements can initiate certain mandatory and possible additional discretionary, actions by regulators that if undertaken, could have a direct material effect on the Company and the consolidated financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines involving quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification under the prompt corrective action guidelines also are subject to qualitative judgment by the regulators about components, risk weightings, and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of: total risk-based capital and Tier I capital to risk-weighted assets (as defined in the regulations), and Tier I capital to adjusted total assets (as defined). Management believes, as of December 31, 2003 that the Bank meets all the capital adequacy requirements to which it is subject.

         As of December 31, 2003, the most recent notification from the FRB, the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. To remain categorized as well capitalized; the Bank will have to maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as disclosed in the notes to the consolidated financial statements. There are no conditions or events since the most recent notification that management believes have changed either entity's capital category. Management's objective is to maintain a capital portion at or above the "well capitalized" classification under federal banking regulations. The Bank's total risk-adjusted capital ratio, Tier 1 capital ratio and Tier 1 leverage ratio were, 18.52%, 15.68%, and 9.54%, respectively at December 31, 2003.

         As part of the The Agreement, the Bank and the Company were to submit to the Reserve bank and the Division an acceptable joint written plan to achieve and maintain sufficient capital at the holding company and subsidiary. To comply with the Agreement, management of the Bank and the Company has revised the capital plan and it is currently under review by an external consultant and will thereafter be submitted to the regulators.

FINANCIAL CONDITION

GENERAL

         This discussion should be read in conjunction with the consolidated financial statements, notes and tables included elsewhere in this report. Throughout the following sections, the "Company" refers to ComBanc, Inc. only, while the "Bank" refers to The Commercial Bank.

         On August 31, 1998 the Bank became a wholly owned subsidiary of the Company, a one bank holding company. The bank holding company form of organization increases the corporate and financial flexibility of the business operated by the Bank through the combined business of the Bank and the Company, such as increased structural alternatives in the area of the Company to redeem its own stock, thereby creating an additional market in which the shareholders may sell their stock.

         A bank holding company can engage in certain bank-related activities in which the Bank cannot engage; thus the reorganization broadens the scope of services which may be offered to the public.

         Through December 31, 2003, the Company's only substantial asset was the investment in the Bank. Accordingly, the remainder of this analysis will concentrate on the Bank.

         There are different factors such as general economic conditions, monetary and fiscal policies and policies of the regulatory authorities that may affect the operating results of the Bank.

COMPARISON OF FINANCIAL CONDITION AND OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2002.

         As an overview of the financial condition and results of operation for the Year Ended December 31, 2003, improvements have been made. Nonaccrual loans, as can be seen in Table 1, have decreased by 58.44% since December 31, 2002 and total delinquencies have decreased by 56.35% from December 31, 2002 to December 31, 2003. The reduction in nonaccrual loans can be attributed to $1,760,000 in charge-offs, $2,214,000 in principal reduction, and $953,000 moved to Other Real Estate Owned. Total delinquency reduction can be credited to the reduction in nonaccrual loans and loans being brought current through workout plans.

TABLE 1: Analysis of Delinquencies

(Dollars in Thousands)

                                                      12/31/2003     12/31/2002     12/31/2001     12/31/2000     12/31/1999
Past due 30 to 89 days and still accruing             $    2,758     $    6,672     $    9,863     $    4,502     $    2,004
Past due 90 days or more and still accruing                  680            798          2,810          2,587          2,413
Nonaccrual                                                 3,510          8,446          3,455            542            712
                                                      ----------------------------------------------------------------------
   Total delinquencies                                $    6,948     $   15,916     $   16,128     $    7,631     $    5,129
                                                      ======================================================================
Total Delinquencies as a percentage of total loans          5.40%         11.36%         10.31%          4.50%          3.17%

         Total assets decreased $10,298,000 or 4.72% from $218,030,000 at December 31, 2002 to $207,733,000 at December 31, 2003. This is the result of a $13,110,000 decrease in net loans, a $6,658,000 decrease in total deposits and a $3,071,000 decrease in long-term debt, and a $1,792,000 decrease in total shareholders' equity. The decrease in net loans is due to the amount of 1-4 family residential mortgages sold to the secondary mortgage market and the intentional runoff of higher risk commercial and consumer loans. Due to this decrease in loans and the decreased need for liquidity, deposits were priced to allow runoff as well.

         Investment securities increased $656,000 from $54,396,000 at December 31, 2002 to $55,052,000 at December 31, 2003. This increase is the result of $34,261,000 in purchases less the pay downs from Mortgage-backed securities, a U.S. Agency Bond being called totaling $31,279,000, proceeds from the sale of securities totaling $1,218,000 (gross of gain on sale), net premium amortization of $427,000, and a decrease in the market value of the available-for-sale portfolio of $690,000. As interest rates begin to rebound from over 40 year lows, the market value of the portfolio will continue to decrease, but due to the short average life of 3.64 years and a volatility of -6.00% (in a +300 basis point rate shock), the portfolio will cash flow quickly. The current strategy in the investment portfolio is to keep the duration of the portfolio as short as possible without sacrificing a significant amount of yield. This strategy will be employed until interest rates rebound and the asset quality of the loan portfolio begins to improve.

         Total gross loans decreased 8.09% or $11,335,000 from $140,091,000 at December 31, 2002 to $128,756,000 at December 31, 2003. The breakdown of the loan portfolio is detailed in table 2 below. Significant changes in the portfolio include the decrease in the 1-4 family residential loans secured by first liens which is the result of selling these mortgages to FHLMC. As can be seen in Table 2, secondary market lending to FHLMC continues to grow at a rapid rate. The Bank chose to sell these loans to maintain a competitive low interest rate and to offer a long-term product to consumers. Although these loans are no longer an interest earning asset to the institution, these loans were sold at a gain and will continue to generate service fee income at .25% per month over the life of the loan. Another significant change in the portfolio includes a $1,217,000 increase in the real estate secured by nonfarm, nonresidential properties. This increase is due to management's desire to increase loans secured by real estate which tend to be of less risk in nature. The commercial loan decrease of $3,981,000 or 24.00% is primarily due to the higher risk that these loans carry in a sluggish economy. As these loans were refinanced, they were priced to encourage a controlled amount of runoff. The consumer installment loan decrease is primarily due to the desire to reduce indirect auto loans which also tend to be of greater risk in nature.

TABLE 2: Analysis of Loan Portfolio Composition

(Dollars in Thousands)

          LOAN TYPE                12/31/2003    12/31/2002       CHANGE           %
Construction/Land Development      $    7,305    $    7,542    $     (237)        -3.14%
R/E Secured by Farmland                 4,598         4,627           (29)        -0.63%
Revol Open-end 1-4 Family LOC           5,294         5,476          (182)        -3.32%
1-4 Secured by first                   35,112        39,939        (4,827)       -12.09%
1-4 Secured by Junior                     550           869          (319)       -36.71%
R/E Secured by Multi Family R/E         3,179         3,219           (40)        -1.24%
R/E Secured by Nonfarm, Nonres         46,977        45,760         1,217          2.66%
Ag Loans                                2,449         2,302           147          6.39%
Commercial Loans                       12,607        16,588        (3,981)       -24.00%
Municipal Loans                         1,100         1,340          (240)       -17.91%
Master Card Loans                         566           622           (56)        -9.00%
Other Consumer                              7             1             6        600.00%
Consumer Loans                          8,993        11,795        (2,802)       -23.76%
Overdrafts                                 19            11             8         72.73%
                                   ----------------------------------------------------
  Total Loans                         128,756       140,091       (11,335)        -8.09%
Loan Loss Reserve                       3,825         2,050         1,775         86.59%
                                   ----------------------------------------------------
  Total Net Loans                  $  124,931    $  138,041    $  (13,110)        -9.50%
                                   ====================================================
Serviced FHLMC Mortgages               63,460        45,589        17,871         39.20%
                                   ----------------------------------------------------
  Total Loans Serviced             $  188,391    $  183,630    $    4,761          2.59%
                                   ----------------------------------------------------

         The Allowance for Loan Losses, at December 31 2003 was 2.97% of total loans compared to 1.46% at December 31, 2002. This $1,775,000 increase from December 31, 2002 is the result of a $4,180,000 provision and net charge offs of $2,405,000, increasing the Allowance for Loan Loss from $2,050,000 at December 31, 2002 to $3,825,000 at December 31, 2003. In light of a low coverage ratio of Allowance for Loan and Lease Losses (ALLL) to nonaccrual loans, management increased the provision by $3,205,000 improving the ratio to 108.97% at December 31, 2003 from 24.27% at December 31, 2002. The addition was also due to the continued high volume of $4,190,000 in nonperforming loans that management continues to pursue legally. Although the nonperforming loan balances remain at high levels, these balances have been reduced by $5,054,000 or 54.67% from $9,244,000 at December 31, 2002 to $4,190,000 at December 31, 2003. Management
attributes this significant decrease to not only charge-offs of $2,575,000, but an improvement in the local economy and an increased emphasis on work-out programs. The economy has begun to show signs of improvement through a slight decrease in unemployment and increased capacity at some local manufacturers. Table 3 below illustrates an analysis of the Allowance for Loan and Lease Losses over the past five years.

TABLE 3: Analysis of Changes in Allowance for Loan and Lease Losses

(Dollars in Thousands)

                                                                    Year Ended December 31,
                                                        2003       2002       2001       2000       1999
                                                       ------     ------     ------     ------     ------
Balance of Allowance at Beginning of Year              $2,050     $1,815     $1,331     $1,832     $1,800
                                                       ------     ------     ------     ------     ------
Loans Actually Charged Off -
  Real Estate - Construction                              141          -          -          -          -
  Real Estate - Mortgage                                  444        317          -          -          -
  Commercial, Financial and Agricultural                1,707        811        281         96        106
  Installment and Credit Card                             284        307        548        890        258
                                                       ------     ------     ------     ------     ------
                                                        2,576      1,435        829        986        364
                                                       ------     ------     ------     ------     ------
Recoveries of Loans Previously Charged Off -
  Real Estate - Construction                                -          -          -          -          -
  Real Estate - Mortgage                                    -          -         11          -          -
  Commercial, Financial and Agricultural                   75        599        458         10          -
  Installment and Credit Card                              96         96         54         55         36
                                                       ------     ------     ------     ------     ------
                                                          171        695        523         65         36
                                                       ------     ------     ------     ------     ------
Net Charge-Offs (Recoveries)                            2,405        740        306        921        328
                                                       ------     ------     ------     ------     ------
Addition to Allowance Charged to Expense                4,180        975        790        420        360
                                                       ------     ------     ------     ------     ------
Balance of Allowance at Year-End                       $3,825     $2,050     $1,815     $1,331     $1,832
                                                       ======     ======     ======     ======     ======
Ratio of Net Charge-Offs to Avg. Loans Outstanding       1.79%      0.51%      0.18%      0.55%      0.21%
Ratio of Allowance for Credit Losses to Total Loans      2.97%      1.46%      1.15%      0.79%      1.14%

         Total deposits decreased $6,658,000 or 3.72% from December 31, 2002 to December 31, 2003. Table 4 below shows a breakdown of deposits by type at both December 31, 2002 and December 31, 2003. The reduction in total deposits is the result of an extremely competitive local market for Time Deposits, the internal movement of deposit accounts into Repurchase Agreements which offer additional security for balances over the FDIC insurance limit and a higher rate of interest, and the decreased need for liquidity.

TABLE 4: Deposit Balances by Type

(Dollars in Thousands)

     DEPOSIT TYPE           12/31/2003    12/31/2002    DIFFERENCE            %
Non-interest Bearing DDA    $   15,758    $   16,089    $     (331)         -2.06%
NOW Accounts                    25,016        25,927          (911)         -3.51%
MMKT Savings                    12,139         9,546         2,593          27.16%
Savings                         33,094        30,546         2,548           8.34%
Time Deposits                   86,225        96,782       (10,557)        -10.91%
                            -----------------------------------------------------
  Total Deposits            $  172,232    $  178,890    $   (6,658)         -3.72%
                            =====================================================

         Short-term borrowings, which include Federal Home Loan Bank borrowings with original maturities of less than one year and retail repurchase agreements, increased $1,594,000 from December 31, 2002 to December 31, 2003. Of the $1,594,000 increase, Federal Home Loan Bank borrowings were unchanged while repurchase agreements increased $1,594,000. This increase can be attributed to local businesses seeking interest-bearing transaction accounts that maintain an added benefit of collateralization on balances over the FDIC insurance limit of $100,000. Long-term debt or borrowings with an original maturity of greater than one year from the Federal Home Loan Bank decreased $3,071,000 or 39.78% from December 31, 2002 to December 31, 2003. This decrease is due to the maturity of two advances totaling $1,993,000 with a weighted average rate of 7.44% and the prepayment and principal amortization of other advances. Due to the excessive amount of liquidity, management chose not to borrow additional funds from FHLB at that time.

         Total shareholders equity decreased $1,792,000 from December 31, 2002 to December 31, 2003. Included in the overall decrease was a decrease in retained earnings of $1,338,000, which was the result of a net loss of $586,000 for the Year Ended December 31, 2003, the payment of $752,000 in dividends, and a decrease of $454,000 in Accumulated Other Comprehensive Income, which is the unrealized gain on the available-for-sale securities portfolio net of tax. No Treasury Stock was repurchased in 2003.

RESULTS OF OPERATIONS

         Net interest income, the difference between interest earned on interest-earning assets and interest expense incurred on interest-bearing liabilities, is the most significant component of the Bank's earnings. Net interest income is affected by changes in the volume and rates of interest-earning assets and interest-bearing liabilities and the volume of interest-earning assets funded with low cost deposits, noninterest-bearing deposits and shareholders' equity. Net interest income decreased $352,000 for the Year Ended December 31, 2003 from a year ago.

         There was a net loss for the Year Ended December 31, 2003 in the amount of $586,000 or $(0.26) per share. This represents a decrease of 136.06% in net income per share compared to the Year Ended December 31, 2002. Return on average assets was -0.28% for the Year Ended December 31, 2003, down from 0.75% for the Year Ended December 31, 2002. Return on average equity decreased to -2.47% in 2003 from 6.64% in 2002.

         The most significant income statement changes between the Year Ended December 31, 2003 and the Year Ended December 31, 2002 were as follows:

         - The Provision for loan losses increased $3,205,000 or 328.72% from $975,000 for the Year Ended December 31, 2002 to $4,180,000 for the Year Ended December 31, 2003. This increase is the result of net charge-offs in the amount of $2,405,000 and the continued high volume of delinquencies, although the volume of total delinquencies has decreased by $8,968,000 since year end 2002. The significant increase in the provision for loan losses is also due to the low coverage ratio of the ALLL to nonaccrual loans in prior years, and the increased reserves required on specified credits.

         - Net interest income decreased $352,000 or 4.51%. This decline was largely due to a decrease in the yield on earning assets, which was not fully offset by the decrease in the Company's cost of funds. Included in the decrease is a reduction in interest and fees on loans which is the direct result of a decrease in average loan balances of $11,469,000 over the past year as well as a drop in interest rates. The decrease in loan balances is due to the continued high volume of 1 to 4 family residential loans being sold to the secondary market and management pricing higher risk commercial loans to encourage a controlled amount of runoff. Although interest on taxable investment securities has increased by $16,000, the yield on investment securities has decreased to 3.65% for the Year Ended December 31,

            2003 from 5.60% for the Year Ended December 31, 2002. The most significant decrease in yield on taxable securities is attributable to the low interest rate environment and the increase in premium amortization, which is a direct result of the increase in prepayment speeds on mortgage-backed securities.

         - Total non-interest income increased $514,000 for the Year Ended December 31, 2003 versus the same period in 2002. Of the $514,000 increase, gain on sale of loans increased $248,000. This increase is the result of the increased volume of real estate loans that have been sold to the Federal Home Loan Mortgage Corporation due to a continued high demand for low interest rate, long-term 1 to 4 family residential mortgages. The increase in serviced FHLMC loan balances from year end noted in Table 2 above. Mortgage service rights, net of impairments also increased $232,000 from 2002 to 2003 as a direct result of the high volume of mortgage sales to the Federal Home Loan Mortgage Corporation. Service charges on deposit accounts increased $51,000 in 2003 as a result of an increase in fees.

         - Total non-interest expense increased $315,000 or 5.41% from $5,824,000 for the Year Ended December 31, 2002 to $6,139,000 for the Year Ended December 31, 2003. This increase is due to a $101,000 increase in salaries and employee benefits, of which, health insurance costs increased by $142,000 or 29.89%. The increase is also due to a $59,000 increase in legal and professional fees, which is due in part to the additional consultations as required by the Agreement among the Federal Reserve, the Bank and Company. Other expense increased by $91,000 or 13.60%. This increase is due to the loss on sale of other real estate owned in the amount of $34,000, an increase of $20,000 in repossession expense, an increase of $23,000 in FDIC assessments, and an increase of $14,000 in postage and freight.

         - Income tax expense decreased $1,147,000 for the year ended December 31, 2003. This is a direct result of the decrease in net income before tax.

COMPARISON OF FINANCIAL CONDITION AND OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001.

         The Bank reported net income for the fiscal year 2002 of $1,625,000 compared to $1,933,000 in fiscal year 2001. Significant changes from 2001 to 2002 included a reduction of $200,000 in net interest income which is the result of a decrease in higher interest rate loan balances of $17,355,000 and reinvestment of $16,812,000 of the proceeds into lower interest rate investment securities. Other significant changes included an increase in the provision for loan losses of $185,000 due to an increase in charge-offs and classified assets. Non-interest income during the fiscal year 2002 increased $188,000 as the result of the increased demand for lower interest rate secondary market mortgage loans.

         Total assets decreased 0.4% to $218.0 million at December 31, 2002 from $219.0 million at December 31, 2001.

         Cash and cash equivalents increased $.5 million or 3.3% from $16,388,000 at December 31, 2001 to $16,925,000 at December 31, 2002.

         Investment securities have increased $16.8 million or 44.7% from December 31, 2001 to December 31, 2002. Of the $16.8 million increase, there was a $21,439,000 increase in Agency Mortgage Pools, while there was a $4,330,000 reduction in U.S. Agency Bonds and a $297,000 reduction in Municipal Bonds from December 31, 2001 to December 31, 2002. The increase in Agency Mortgage Pools was the result of funds provided from U.S. Agency Bonds being called and funds provided from the reduction in the loan portfolio and reinvested into Agency Mortgage Pools.

         The allowance for loan loss has increased $235,000 from $1,815,000 on December 31, 2001 to $2,050,000 on December 31, 2002. This was due mainly to an increase to the provision for loan loss for 2002 by $185,000 from $790,000 in 2001 to $975,000 in 2002. Part of the increase in the provision is the result of the increase of $5,001,000 in non-accrual notes. Management reviews on a quarterly basis the allowance for loan losses as it relates to a number of factors, including, but not limited to, trends in the level of non-performing assets and classified loans, current and anticipated economic conditions in the primary lending area, past loss experience and probable losses arising from specific problem assets. To a lesser extent, management also considers loan concentrations to single borrowers and changes in the composition of the loan portfolio. While management believes that it uses the best information available to determine the allowance for loan losses, unforeseen market conditions could result in adjustments, and net earnings could be significantly affected if circumstances differ substantially from the assumptions used in making the final determination.

         Loans not secured by one-to-four family residential real estate are generally considered to involve greater risk of loss than loans secured by one-to-four family residential real estate due, in part, to the effects of general economic conditions. The repayment of multifamily and nonresidential real estate loans is dependent on the cash flow of the operations of the property and economic conditions could negatively affect the operations of a commercial borrower. Default on consumer loans also increases during periods of high unemployment and other adverse economic conditions.

         Total deposits decreased $0.8 million or .4% from December 31, 2001 to $178.9 million at December 31, 2002. Demand deposits decreased 6.8% or $1,176,000 and savings deposits increased $5,742,000 or 16.7% from December 31, 2001 to December 31, 2002. Certificates and other time deposits decreased $8,469,000 or 8.0%. Long term debt, which is comprised of advances from the Federal Home Loan Bank with a maturity greater than one year, decreased to $7.7 million at December 31, 2002 from $9.8 million at December 31, 2001. The Bank matches long term commercial loans with the corresponding advance at the Federal Home Loan Bank to reduce interest rate risk.

         Shareholders' equity was $24.35 million at December 31, 2002 compared to $23.94 million at December 31, 2001. The $410,000 increase was attributable to $1,625,000 in net income for the fiscal year, less $1,113,000 in dividends declared and paid, less $632,000 in Treasury stock purchased, plus an increase in accumulated other comprehensive income of $530,000. Accumulated other comprehensive income is comprised of unrealized gains or losses on securities available for sale.

         The Bank reported net income for the fiscal year 2002 of $1,625,000, compared to $1,933,000 in fiscal year 2001. The most significant changes from 2001 to 2002 were the decrease in interest income of $3,413,000, a decrease in interest expense of $3,215,000, an increase in the provision for loan losses of $185,000, an increase in other income of $65,000 and an increase in other expenses of $162,000.

         Net interest income decreased $200,000 in the fiscal year 2002 compared to fiscal year 2001. Interest income decreased 20.8% or $3,413,000 to $13,023,000 in fiscal year 2002 compared to $16,436,000 in fiscal year 2001. The major component of this decrease was interest and fees on loans which decreased $3,290,000 to $10,469,000 in 2002 compared to $13,759,000 in 2001. This decrease was the result of a $17.6 million decrease in total net loans, and more specifically, an 8.8% or $10,457,000 decrease in loans secured by real estate, a 24.0% or $3,724,000 decrease in consumer loans, a 14.8% or $2,885,000 decrease in commercial loans and an overall decrease in average rates for the fiscal year 2002. The $10,457,000 decrease in loans secured by real estate is due to these loans being sold on the secondary market to the Federal Home Loan Mortgage Corporation. As mortgage rates declined, management felt the need to offer a secondary market product in order to offer long-term rates. Funding these long-term mortgages internally would have drastically increased the bank's exposure to interest rate risk. The $3,724,000 decrease in consumer loans is due to managements desire to reduce indirect automobile loan balances. Taxable investment income decreased $110,000 or 6.36% in 2002 for a total of $1,619,000 compared to $1,729,000 in 2001. This decrease is due to U.S. Agency bonds with call features and higher rates of interest being called and the proceeds being reinvested into lower interest rate Mortgage Backed Securities. Interest expense decreased $3,213,000 or 38.1% to $5,219,000 in fiscal year 2002 compared to $8,432,000 in fiscal year 2001. The majority of this decrease can be attributed to the decrease in deposit interest of 35.5% or $2,540,000. This 35.5% decrease is due to consumers moving from higher interest bearing certificates into more liquid and lower interest bearing checking and money market accounts, waiting for interest rates to rebound before moving back into higher interest bearing certificates. The remainder of the decrease is attributed to a decrease in interest on short-term borrowings of $349,000 or 84.7% and a decrease in interest on long-term debt of $325,000 or 37.7% due to both a decrease in rate as well as balance at the Federal Home Loan Bank.

         The provision for loan losses was $975,000 in fiscal year 2002, an increase of $185,000 from the 2001 fiscal year. Management increased the provision for loan losses due to an increase in loan delinquencies and due to substantial charge-offs in fiscal year 2002. Due to local economic conditions, the increase in non-accrual loan balances of $5,001,000 and the charge off of $1,435,000 forced management to put the $975,000 into the allowance for loan and lease losses in 2002.

         Noninterest income increased $65,000 from $1,107,000 in fiscal year 2001 to $1,172,000 in fiscal year 2002. Gain on sale of loans decreased $126,000 from $368,000 in 2001 to $242,000 in 2002. This decrease was attributed to a $122,000 impairment on mortgage service rights to reduce the intangible asset to the lower of cost or market. The increase in the gain on sale of loans was due to the sale of $24.0 million in real estate residential mortgages to the Federal Home Loan Mortgage Corporation with servicing retained. Other income increased $184,000 or 72.4% from $254,000 in 2001 to $438,000 in 2002. Net realized gains on sales of available-for-sale securities increased from $0 in 2001 to $8,000 in 2002 as the result of the sale of $610,000 in GNMA mortgage-backed pools.

         Noninterest expense increased 2.9% or $162,000 in fiscal year 2002 compared to the same time frame a year ago. The major increases include an increase of $170,000 in salaries and employee benefits, of which $110,000 of the increase is accredited to group health insurance. Net occupancy expense increased $78,000 from $307,000 in 2001 to $385,000 in 2002 due to the completion of the Corporate Center located in Delphos. Equipment expenses increased $78,000 and data processing fees increased $52,000 in 2002, while legal and professional fees decreased $149,000 in 2002 due to the bankruptcy discharge of a pending loan matter.

FORWARD-LOOKING STATEMENTS

         The Company has made, and may continue to make, various forward-looking statements with respect to interest rate sensitivity analysis, credit quality and other financial and business matters for 2004 and, in certain instances, subsequent periods. These forward-looking statements are not historical facts and generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee" or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that are difficult to predict, may be beyond our control and could cause actual results to differ materially from those currently anticipated. In addition to those factors previously disclosed by the Company and those factors identified elsewhere herein, the following factors could cause actual results to differ materially from such forward-looking statements: Continued pricing pressures on loan and deposit products, actions of competitors, changes in economic conditions, the extent and timing of actions of the Federal Reserve, customers' acceptance of the Company's products and services, the extent and timing of legislative and regulatory actions and reforms, and changes in the interest rate environment that reduce interest margins. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The Company's forward-looking statements speak only as of the date on which such statements are made. By making any forward-looking statements, the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.

IMPACT OF INFLATION AND CHANGING PRICES

         The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles ("GAAP"), which require the measurement of financial position and results of operations in terms of historical dollars without considering changes in relative purchasing power of money over time because of inflation.

         Unlike industrial companies, virtually all of the assets and liabilities of the Bank are monetary in nature. As a result, interest rates have a more significant impact on the Bank's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services.

EFFECT OF ACCOUNTING CHANGES

         In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities". FIN 46 is not expected to have a material effect on the Company's consolidated financial statements.

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". Adoption of this standard is not expected to have a material effect on the Company's consolidated financial statements.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". Adoption of this standard did not have a material effect on the Company's consolidated financial statements.

ITEM 7A - ASSET/LIABILITY MANAGEMENT AND QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Closely related to the concept of liquidity is the management of interest-earning assets and interest-bearing liabilities. Management considers interest rate risk to be the Bank's most significant market risk. Interest rate risk is the exposure to adverse changes in the net interest income of the Bank as a result of changes in interest rates. Consistency in the Bank's earnings is largely dependent on the effective management of interest rate risk. The Bank manages its rate sensitivity position to avoid wide swings in net interest margins and to minimize risk due to changes in interest rates. There are several the institution can manage interest rate risk including: 1) matching repricing periods for new assets and liabilities, for example, by shortening terms of new loans or investments; 2) selling existing assets or repaying certain liabilities; and 3) hedging existing assets, liabilities, or anticipated transactions. An institution might also invest in more complex financial instruments intended to hedge or otherwise change interest rate risk. Interest rate swaps, futures contacts, options on futures contracts, and other such derivative financial instruments can be used for this purpose. Because these instruments are sensitive to interest rate changes, they require management's expertise to be effective. The Company has not purchased derivative financial instruments in the past and does not presently intend to purchase such instruments.

         The difference between a financial institution's interest-sensitive assets (i.e., assets which will mature or reprice within a specific time period) and interest-sensitive liabilities (i.e. liabilities which will mature or reprice within the same time period) is commonly referred to as its "gap" or "interest rate sensitivity gap". An institution having more interest rate sensitive assets than interest rate sensitive liabilities within a given time period is said to have "positive gap"; an institution having more interest rate sensitive liabilities than interest rate sensitive assets within a given time period is said to have a "negative gap."

         The following table sets forth the cumulative maturity distributions as of December 31, 2003 of the Bank's interest-earning assets and interest-bearing liabilities, its interest rate sensitivity gap, cumulative interest rate sensitivity gap for such assets and liabilities, and cumulative interest rate sensitivity gap as a percentage of total interest-earning assets. This table indicates the time periods in which certain interest-earning assets and certain interest-bearing liabilities will mature or may reprice in accordance with their contractual terms.

         This table, however, does not necessarily indicate the impact of general interest rate movements on the Bank's net interest yield because the repricing of various categories of assets and liabilities is discretionary and is subject to competition and other pressures. As a result, various assets and liabilities indicated as repricing within the same period may in fact reprice at different times and different rate levels. Subject to these qualifications, the table reflects a negative gap for assets and liabilities maturing or repricing in 2004. The negative gap does not necessarily indicate that the bank is experiencing excessive interest rate risk. During periods of decreasing interest rates, it is appropriate to show a negative gap which indicates that interest bearing liabilities are repricing at a faster rate than interest bearing assets, thus improving net interest margin. In times of increasing interest rates, it is appropriate to show a positive gap so that interest bearing assets are repricing at a faster rate than interest bearing liabilities, thus improving net interest margin. One factor that this table does not consider is the loan and investment security prepayment speeds which have an impact on gap.

         As part of the Agreement, the Bank was to devise an acceptable written program to effectively identify, measure, monitor, and manage the Bank's market risk exposure (satisfying the requirements of the Joint Policy Statement on Interest Rate Risk, dated May 23, 1996). In response, the Bank contracted with an external consultant to validate the Bank's interest rate risk program. In December 2003, the consultant validated the Bank's interest rate risk models and all necessary adjustments were made.

         Management's Asset/Liability Management Committee monitors the Bank's interest rate sensitivity position. Asset and liability management seeks to control the volatility of the Company's performance due to changes in interest rates. The Company attempts to achieve an appropriate relationship between rate sensitive assets and rate sensitive liabilities.

(Dollars in Thousands)

                                        3 months      3 - 12       1 - 3        3 - 5        over 5
                                         or less      months       years        years         years        Total
                                        --------     --------     --------     --------     --------     --------
Interest-Earning Assets:
  Loans                                 $ 28,490     $ 15,093     $ 36,897     $ 22,383     $ 25,893     $128,756
  Investment Securities                    2,650        9,049       11,764       16,187       15,402       55,052
  Federal Funds Sold                       9,708            -            -            -            -        9,708
  Interest-Bearing Balances -
    in Other Depository Institutions         174            -            -            -            -          174
                                        --------     --------     --------     --------     --------     --------
      Total                             $ 41,022     $ 24,142     $ 48,661     $ 38,570     $ 41,295     $193,690
                                        ========     ========     ========     ========     ========     ========

Interest-Bearing Liabilities:
  Savings Deposits                      $  3,619     $ 11,308     $ 15,153     $ 15,153     $      -     $ 45,233
  Checking Deposits                        4,253       12,508        4,128        4,128            -       25,016
  Time Deposits                           16,906       27,871       37,112        4,336            -       86,225
  Short Term Borrowings                    1,282        3,770        1,244        1,244            -        7,540
  Long Term Debt                               -          461        1,935        1,000        1,253        4,649
                                        --------     --------     --------     --------     --------     --------
      Total                             $ 26,059     $ 55,918     $ 59,572     $ 25,861     $  1,253     $168,663
                                        ========     ========     ========     ========     ========     ========

Interest Rate
  Sensitivity Gap                       $ 14,963     $(31,776)    $(10,911)    $ 12,709     $ 40,042     $ 25,027
Cumulative Interest Rate
  Sensitivity Gap                         14,963      (16,813)     (27,724)     (15,015)      25,027
Cumulative Interest Rate
  Sensitivity Gap as a
  Percentage of Total
  Interest-Earning Assets                   7.73%       -8.68%      -14.31%       -7.75%       12.92%

ITEM 8 - CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                                  COMBANC, INC.

            Accountants' Report and Consolidated Financial Statements

                           December 31, 2003 and 2002

                                  COMBANC, INC.

                           DECEMBER 31, 2003 AND 2002

CONTENTS

INDEPENDENT ACCOUNTANTS' REPORT...........................................    39

CONSOLIDATED FINANCIAL STATEMENTS
    Balance Sheets........................................................    40
    Statements of Operations..............................................    41
    Statements of Shareholders' Equity....................................    42
    Statements of Cash Flows..............................................    43
    Notes to Financial Statements.........................................    44

[BKD LLP LOGO]
                                                   312 Walnut Street, Suite 3000
                                                   Cincinnati, Oh 45202
                                                   513 621-8300 Fax 513 621-8345
                                                   BKD.COM

                         INDEPENDENT ACCOUNTANTS' REPORT

To the Stockholders and
Board of Directors
ComBanc, Inc.
Delphos, Ohio

We have audited the accompanying consolidated balance sheets of ComBanc, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ComBanc, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

                                                BKD.LLP

SOLUTIONS
FOR
SUCCESS

Cincinnati, Ohio
January 30, 2004

                                               [A MEMBER OF MOORES ROWLAND LOGO]

                                  COMBANC, INC.
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002

                                                                                        2003                   2002
                                                                                   -------------------------------------
ASSETS

     Cash and due from banks                                                       $   8,123,029           $  12,095,880
     Federal funds sold                                                                9,708,000               4,624,000
     Interest-bearing demand deposits                                                    173,501                 205,261
                                                                                   -------------           -------------
         Cash and cash equivalents                                                    18,004,530              16,925,141
     Investment securities, available for sale                                        55,052,117              54,396,182
     Loans held for sale                                                                      --                 728,483
     Loans, net of allowance for loan losses of $3,824,749 and
       $2,049,855                                                                    124,931,288             138,040,877
     Premises and equipment                                                            4,432,070               4,688,849
     Federal Reserve and Federal Home Loan Bank stock                                  2,011,800               1,790,800
     Interest receivable                                                                 759,996                 949,640
     Other assets                                                                      2,540,950                 510,505
                                                                                   -------------           -------------

              Total assets                                                         $ 207,732,751           $ 218,030,477
                                                                                   =============           =============

LIABILITIES

     Deposits
         Noninterest bearing                                                       $  15,758,386           $  16,089,113
         Interest bearing                                                            156,473,983             162,801,348
                                                                                   -------------           -------------
              Total deposits                                                         172,232,369             178,890,461
     Short-term borrowings                                                             7,539,653               5,946,334
     Long-term debt                                                                    4,648,873               7,719,384
     Interest payable                                                                    392,174                 571,707
     Other liabilities                                                                   361,424                 552,119
                                                                                   -------------           -------------

              Total liabilities                                                      185,174,493             193,680,005
                                                                                   -------------           -------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY

     Common stock, no par value
         Authorized -- 5,000,000 shares
         Issued - 2,376,000 shares
         Outstanding -- 2,211,014 shares                                               1,237,500               1,237,500
     Paid-in capital                                                                   1,512,500               1,512,500
     Retained earnings                                                                22,033,905              23,371,495
     Accumulated other comprehensive income                                              491,193                 945,817
     Treasury stock, at cost - 164,986 shares                                         (2,716,840)             (2,716,840)
                                                                                   -------------           -------------

              Total shareholders' equity                                              22,558,258              24,350,472
                                                                                   -------------           -------------

              Total liabilities and shareholders' equity                           $ 207,732,751           $ 218,030,477
                                                                                   =============           =============

See Notes to Consolidated Financial Statements

                                  COMBANC, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

                                                                2003                  2002                  2001
                                                           ---------------------------------------------------------
INTEREST INCOME
    Loans receivable                                       $  8,518,698           $ 10,469,007          $ 13,759,074
    Investment securities
        Taxable                                               1,635,328              1,619,031             1,728,750
        Tax exempt                                              581,183                656,975               591,066
    Federal funds sold                                           94,101                276,839               356,546
    Deposits with financial institutions                          1,041                    815                 1,063
                                                           ------------           ------------          ------------

             Total interest income                           10,830,351             13,022,667            16,436,499
                                                           ------------           ------------          ------------

INTEREST EXPENSE
    Deposits                                                  2,952,357              4,619,285             7,159,348
    Short-term borrowings                                        82,393                 63,006               412,174
    Long-term debt                                              343,563                536,078               861,200
                                                           ------------           ------------          ------------

             Total interest expense                           3,378,313              5,218,369             8,432,722
                                                           ------------           ------------          ------------

NET INTEREST INCOME                                           7,452,038              7,804,298             8,003,777
    Provision for loan losses                                 4,180,000                975,000               790,200
                                                           ------------           ------------          ------------

NET INTEREST INCOME AFTER PROVISION FOR LOAN
  LOSSES                                                      3,272,038              6,829,298             7,213,577
                                                           ------------           ------------          ------------

OTHER INCOME
    Service charges on deposit accounts                         535,367                483,774               484,356
    Net realized gains on sales of available-for-
         sale securities                                          7,726                  8,416                    --
    Gain on sale of loans                                       490,438                242,091               368,049
    Other income                                                652,720                437,876               254,151
                                                           ------------           ------------          ------------

             Total other income                               1,686,251              1,172,157             1,106,556
                                                           ------------           ------------          ------------

OTHER EXPENSES
    Salaries and employee benefits                            3,149,950              3,049,302             2,879,048
    Net occupancy expenses                                      383,903                384,888               306,709
    Equipment expenses                                          346,837                313,845               235,700
    Data processing fees                                        374,912                369,340               317,226
    Advertising                                                 168,766                137,426               168,942
    Printing and office supplies                                153,711                177,978               174,837
    Legal and professional fees                                 304,267                244,770               393,692
    Dues and memberships                                        263,134                245,064               245,033
    State taxes                                                 233,638                231,881               245,622
    Other expenses                                              759,543                669,022               694,979
                                                           ------------           ------------          ------------

             Total other expenses                             6,138,661              5,823,516             5,661,788
                                                           ------------           ------------          ------------

INCOME BEFORE INCOME TAX                                     (1,180,372)             2,177,939             2,658,345
    Income tax expense (benefit)                               (594,527)               552,611               725,155
                                                           ------------           ------------          ------------

NET INCOME (LOSS)                                          $   (585,845)          $  1,625,328          $  1,933,190
                                                           ============           ============          ============

EARNINGS (LOSS) PER SHARE                                  $       (.26)          $        .73          $        .85

WEIGHTED-AVERAGE SHARES OUTSTANDING                        $  2,211,014           $  2,226,505          $  2,280,383

See Notes to Consolidated Financial Statements

                                  COMBANC, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

                                                                                          ACCUMULATED
                                                                                             OTHER
                                     COMMON      PAID-IN   COMPREHENSIVE    RETAINED     COMPREHENSIVE    TREASURY
                                      STOCK      CAPITAL       INCOME       EARNINGS        INCOME          STOCK         TOTAL
                                   ------------------------------------------------------------------------------------------------

BALANCES, JANUARY 1, 2001          $1,237,500  $1,512,500                  $22,064,651    $    132,428   $(1,182,939)  $ 23,764,140
  Comprehensive income
      Net income                                            $ 1,933,190      1,933,190                                    1,933,190
      Other comprehensive
         income, net of tax
           Unrealized gains
              on securities                                     283,352                        283,352                      283,352
                                                             ----------
  Comprehensive income                                      $ 2,216,542
                                                             ==========
  Cash dividends ($.50 per                                                  (1,138,995)                                  (1,138,995)
     share)
  Purchase of treasury stock                                                                                (901,941)      (901,941)
                                   ----------  ----------                  -----------    ------------   -----------   ------------

BALANCES, DECEMBER 31, 2001         1,237,500   1,512,500                   22,858,846         415,780    (2,084,880)    23,939,746
  Comprehensive income
      Net income                                            $ 1,625,328      1,625,328                                    1,625,328
      Other comprehensive
         income, net of tax
           Unrealized gains
              on securities                                     530,037                        530,037                      530,037
                                                            -----------
  Comprehensive income                                      $ 2,155,365
                                                            ===========
  Cash dividends ($.50 per share)                                           (1,112,679)                                  (1,112,679)
  Purchase of treasury stock                                                                                (631,960)      (631,960)
                                   ----------  ----------                  -----------    ------------   -----------   ------------

BALANCES, DECEMBER 31, 2002         1,237,500   1,512,500                   23,371,495         945,817    (2,716,840)    24,350,472
  Comprehensive loss
      Net loss                                              $  (585,845)      (585,845)                                    (585,845)
      Other comprehensive
         income, net of tax
           Unrealized
              losses on                                        (454,624)                      (454,624)                    (454,624)
                                                            -----------
              securities
  Comprehensive loss                                        $(1,040,469)
                                                            ===========
  Cash dividends ($.34 per share)                                             (751,745)                                    (751,745)
                                   ----------  ----------                  -----------    ------------   -----------   ------------

BALANCES, DECEMBER 31, 2003        $1,237,500  $1,512,500                  $22,033,905    $    491,193   $(2,716,840)  $ 22,558,258
                                   ==========  ==========                  ===========    ============   ===========   ============

See Notes to Consolidated Financial Statements

                                  COMBANC, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

                                                                      2003                   2002                   2001
                                                                  ----------------------------------------------------------
OPERATING ACTIVITIES
    Net income (loss)                                             $   (585,845)          $  1,625,328           $  1,933,190
    Items not requiring (providing) cash
        Provision for loan losses                                    4,180,000                975,000                790,200
        Depreciation and amortization                                  392,856                408,487                270,804
        Deferred income tax                                           (535,265)                38,000                (24,000)
        Investment securities amortization (accretion), net            426,946                 95,003                 23,472
        Investment securities gains                                     (7,726)                (8,416)                    --
        Loss on sale of equipment                                           --                 23,698                     --
        FHLB stock dividends                                           (69,200)               (97,100)               (84,300)
        Proceeds from sale of loans held for sale                   42,352,520             33,123,405             22,260,795
        Originations of loans held for sale                        (41,133,599)           (31,826,122)           (23,676,421)
        Gain from sale of loans                                       (490,438)              (242,091)              (368,049)
          Interest receivable                                          189,644                401,253                482,178
          Interest payable                                            (179,533)              (411,969)              (116,693)
          Other assets                                              (1,495,183)               197,890               (297,073)
          Other liabilities                                             43,505               (388,090)               157,102
                                                                  ------------           ------------           ------------

             Net cash provided by operating activities               3,088,682              3,914,276              1,351,205
                                                                  ------------           ------------           ------------

INVESTING ACTIVITIES

    Purchases of securities available for sale                     (34,260,581)           (32,775,427)           (17,160,699)
    Proceeds from maturities of securities available for
       sale                                                         31,278,852             16,061,194             20,242,332
    Proceeds from sales of securities available for sale             1,217,751                618,535                     --
    Net change in loans                                              8,929,589             15,559,035             12,833,442
    Proceeds from sale of equipment                                         --                 35,058                     --
    Purchases of premises and equipment                               (136,076)              (262,624)            (2,493,010)
    Purchases of Federal Reserve stock                                (151,800)                    --                     --
                                                                  ------------           ------------           ------------

             Net cash provided by (used in) investing
                activities                                           6,877,735               (764,229)            13,422,065
                                                                  ------------           ------------           ------------

FINANCING ACTIVITIES
    Net change in
        Noninterest-bearing, interest-bearing demand and
           savings deposits                                          3,898,909              7,683,519              2,499,501
        Certificates and other time deposits                       (10,557,001)            (8,449,726)              (925,143)
        Short-term borrowings                                        1,593,320              1,969,390             (5,281,663)
    Proceeds of long-term debt                                              --              2,894,390              3,500,000
    Repayment of long-term debt                                     (3,070,511)            (4,966,262)            (4,093,419)
    Cash dividends                                                    (751,745)            (1,112,679)            (1,138,995)
    Purchase of stock                                                       --               (631,960)              (901,941)
                                                                  ------------           ------------           ------------

             Net cash used in financing activities                  (8,887,028)            (2,613,328)            (6,341,660)
                                                                  ------------           ------------           ------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                              1,079,389                536,719              8,431,610

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                        16,925,141             16,388,422              7,956,812
                                                                  ------------           ------------           ------------

CASH AND CASH EQUIVALENTS, END OF YEAR                            $ 18,004,530           $ 16,925,141           $ 16,388,422
                                                                  ============           ============           ============

ADDITIONAL CASH FLOWS INFORMATION

    Interest paid                                                 $  3,557,846           $  5,630,338           $  8,549,415

    Income tax paid                                               $         --           $    445,000           $    946,000

See Notes to Consolidated Financial Statements

                                  COMBANC, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2003, 2002 AND 2001
                       (Table Dollar Amounts in Thousands)

NOTE 1: NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting and reporting policies of ComBanc, Inc. (Company) and its wholly owned subsidiary, The Commercial Bank (Bank), conform to accounting principles generally accepted in the United States of America and reporting practices followed by the banking industry. The more significant of the policies are described below.

         The Company is a bank holding company whose principal activity is the ownership and management of the Bank. The Bank operates under a state bank charter and provides full banking services in a single significant business segment. As a state bank and member of the Federal Reserve, the Bank is subject to regulation by the State of Ohio, Division of Financial Institutions, Federal Reserve, and the Federal Deposit Insurance Corporation.

         The Bank generates commercial, mortgage and consumer loans and receives deposits from customers located primarily in Allen County, Ohio and surrounding counties. The Bank's loans are generally secured by specific items of collateral including real property, consumer assets and business assets.

     CONSOLIDATION

         The consolidated financial statements include the accounts of the Company and Bank after elimination of all material intercompany transactions.

     USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties.

                                 COMBANC, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 2003, 2002, AND 2001
                      (Table Dollar Amounts in Thousands)


     INVESTMENT SECURITIES

         Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities held to maturity are carried at amortized cost. Debt securities not classified as held to maturity and marketable equity securities are classified as available for sale. Securities available for sale are carried at fair value with unrealized gains and losses reported separately in accumulated other comprehensive income, net of tax.

         Amortization of premiums and accretion of discounts are recorded as interest income from securities. Realized gains and losses are recorded as net security gains (losses). Gains and losses on sales of securities are determined on the specific-identification method.

     LOANS HELD FOR SALE

         Loans held for sale are carried at the lower of aggregate cost or market. Market is determined using the aggregate method. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income based on the difference between estimated sales proceeds and aggregate cost.

     LOANS

         Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs are reported at their outstanding principal balances adjusted for any charge-offs, the allowance for loan losses, any deferred fees or costs on originated loans. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. Generally, loans are placed on non-accrual status at ninety days past due and interest is considered a loss, unless the loan is well-secured and in the process of collection.

     ALLOWANCE FOR LOAN LOSSES

         The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

         The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

                                 COMBANC, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 2003, 2002, AND 2001
                      (Table Dollar Amounts in Thousands)

         A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price or the fair value of the collateral if the loan is collateral dependent.

    PREMISES AND EQUIPMENT

         Premises and equipment are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line and declining balance methods based principally on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

    FEDERAL RESERVE AND FEDERAL HOME LOAN BANK STOCK

         Federal Reserve and Federal Home Loan Bank stock are required investments for institutions that are members of the Federal Reserve and Federal Home Loan Bank systems. The required investment in the common stock is based on a predetermined formula.

    FORECLOSED ASSETS

         Foreclosed assets are carried at the lower of cost or fair value less estimated selling costs. When foreclosed assets are acquired, any required adjustment is charged to the allowance for loan losses. All subsequent activity is included in current operations.

                                  COMBANC, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2003, 2002 AND 2001
                       (Table Dollar Amounts in Thousands)

MORTGAGE SERVICING RIGHTS

         Mortgage servicing rights on originated loans that have been sold are capitalized by allocating the total cost of the mortgage loans between the mortgage servicing rights and the loans based on their relative fair values. Capitalized servicing rights are amortized in proportion to and over the period of estimated servicing revenues. Impairment of mortgage-servicing rights is assessed based on the fair value of those rights. Fair values are estimated using discounted cash flows based on a current market interest rate. For purposes of measuring impairment, the rights are stratified based on the predominant risk characteristics of the underlying loans. The predominant characteristic currently used for stratification is type of loan. The amount of impairment recognized is the amount by which the capitalized mortgage servicing rights for a stratum exceed their fair value.

TREASURY STOCK

         Treasury stock is stated at cost. Cost is determined by the first-in, first-out method.

INCOME TAX

         Income tax in the consolidated statement of operations includes deferred income tax provisions or benefits for all significant temporary differences in recognizing income and expenses for financial reporting and income tax purposes. The Company files consolidated income tax returns with its subsidiary.

EARNINGS PER SHARE

         Earnings per share have been computed based upon the weighted-average common shares outstanding during each year. The Company has no common stock equivalents.

NOTE 2: RESTRICTION ON CASH AND DUE FROM BANKS

         The Bank is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank. The reserve required at December 31, 2003 was $1,043,000.

                                  COMBANC, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2003, 2002 AND 2001
                       (Table Dollar Amounts in Thousands)

NOTE 3: INVESTMENT SECURITIES

                                                    2003
                                            GROSS        GROSS
                             AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                               COST         GAINS        LOSSES        VALUE
                             -----------------------------------------------
Available for sale
    Federal agencies         $ 4,046      $    39      $    --       $ 4,085
    State and municipal       10,424          700           (3)       11,121
    Mortgage-backed
      securities              39,837          237         (228)       39,846
                             -------      -------      -------       -------
       Total investment
          securities         $54,307      $   976      $  (231)      $55,052
                             =======      =======      =======       =======

                                                   2002
                                            GROSS        GROSS
                             AMORTIZED    UNREALIZED   UNREALIZED         FAIR
                               COST         GAINS        LOSSES           VALUE
                             ---------------------------------------------------
Available for sale
    Federal agencies         $  5,493      $    114      $     (2)      $  5,605
    State and municipal        11,895           650                       12,545
    Mortgage-backed
      securities               35,575           674            (3)        36,246
                             --------      --------      --------       --------
       Total investment
          securities         $ 52,963      $  1,438      $     (5)      $ 54,396
                             ========      ========      ========       ========

                                  COMBANC, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2003, 2002 AND 2001
                       (Table Dollar Amounts in Thousands)

         The amortized cost and fair value of securities available for sale at December 31, 2003, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                             AMORTIZED
                                               COST             FAIR VALUE
                                           -------------------------------
Within one year                            $     2,181        $     2,200
One to five years                                3,441              3,619
Five to ten years                                6,902              7,296
After ten years                                  1,946              2,091
                                           -----------        -----------
                                                14,470             15,206
Mortgage-backed securities                      39,837             39,846
                                           -----------        -----------

       Totals                              $    54,307        $    55,052
                                           ===========        ===========

         Securities with a carrying value of $27,522,000 and $23,925,000, and fair value of $28,052,000 and $24,770,000, were pledged at December 31, 2003 and 2002 to secure certain deposits and for other purposes as permitted or required by law.

         Gross gains of $22,000 and $8,000 and gross losses of $14,000 and $0 resulting from sales of available-for-sale securities were realized for 2003 and 2002, respectively.

         Certain investments in debt securities are reported in the financial statements at an amount less than their historical cost. Total fair value of these investments at December 31, 2003, was $25,743,000, which is approximately 47% of the Company's available-for-sale investment portfolio. These declines primarily resulted from recent increases in market interest rates.

         Based on evaluation of available evidence, including recent changes in market interest rates, credit rating information and information obtained from regulatory filings, management believes the declines in fair value for these securities are temporary.

         Should the impairment of any of these securities become other than temporary, the cost basis of the investment will be reduced and the resulting loss recognized in net income in the period the other-than-temporary impairment is identified.

                                  COMBANC, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2003, 2002 AND 2001
                       (Table Dollar Amounts in Thousands)

         Securities with unrealized losses at December 31, 2003 were as follows:

                           LESS THAN 12 MONTHS         12 MONTHS OR LONGER                TOTAL
                         ---------------------------------------------------------------------------------
                                       UNREALIZED                  UNREALIZED                  UNREALIZED
                         FAIR VALUE      LOSSES      FAIR VALUE      LOSSES      FAIR VALUE      LOSSES
                         ---------------------------------------------------------------------------------
AVAILABLE FOR SALE
   SECURITIES:
      State and
        municipal        $       625   $       (3)   $        --   $        --   $       625   $        (3)

      Mortgage-backed
        securities            24,245         (216)           873           (12)       25,118          (228)
                         -----------   ----------    -----------   -----------   -----------   -----------

                         $    24,870   $     (219)   $       873   $       (12)  $    25,743   $      (231)
                         ===========   ==========    ===========   ===========   ===========   ===========

NOTE 4: LOANS AND ALLOWANCE

                                                                     2003           2002
                                                                  --------------------------
Commercial and industrial loans                                   $  12,607       $  16,588
Real estate loans (includes $4,598,000 and $4,627,000
   secured by farmland)                                              95,710          99,890
Construction loans                                                    7,305           7,542
Agricultural production financing and other loans to farmers          2,449           2,302
Individuals' loans for household and other personal
   expenditures                                                       9,566          12,418
Tax-exempt loans                                                      1,100           1,340
Other loans                                                              19              11
                                                                  ---------       ---------

                                                                    128,756         140,091
Allowance for loan losses                                            (3,825)         (2,050)
                                                                  ---------       ---------

       Total loans                                                $ 124,931       $ 138,041
                                                                  =========       =========

                                  COMBANC, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2003, 2002 AND 2001
                       (Table Dollar Amounts in Thousands)

                                                          2003          2002          2001
                                                        -----------------------------------
Allowance for loan losses
       Balances, January 1                              $ 2,050       $ 1,815       $ 1,331
       Provision for losses                               4,180           975           790
       Recoveries on loans                                  171           695           523
       Loans charged off                                 (2,576)       (1,435)         (829)
                                                        -------       -------       -------

       Balances, December 31                            $ 3,825       $ 2,050       $ 1,815
                                                        =======       =======       =======

Information on impaired loans is summarized below.

                                                           2003          2002          2001
                                                        -----------------------------------
Impaired loans with an allowance                        $ 3,044       $ 2,062       $ 2,046
Impaired loans for which the discounted
      cash flows or collateral value exceeds
      the carrying value of the loan                      1,121         7,496         2,238
                                                        -------       -------       -------

          Total impaired loans                          $ 4,165       $ 9,558       $ 4,284
                                                        =======       =======       =======

Allowance for impaired loans (included in
      the Company's allowance for loan
      losses)                                           $   871       $   377       $   651
                                                        =======       =======       =======

                                                           2003          2002          2001
                                                        -----------------------------------
Average balance of impaired loans                       $ 5,317       $ 9,689       $ 4,352
Interest income recognized on impaired
      loans                                                 105           209           102
Cash-basis interest included above                          110           219            90

At December 31, 2003 and 2002, accruing loans delinquent 90 days or more totaled $680,000 and $798,000, respectively. Non-accruing loans at December 31, 2003 and 2002 were $3,510,000 and $8,446,000, respectively.

                                  COMBANC, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2003, 2002 AND 2001
                       (Table Dollar Amounts in Thousands)

NOTE 5: PREMISES AND EQUIPMENT

                                2003          2002
                              ---------------------
Land and improvements         $   481       $   481
Buildings                       4,782         4,769
Equipment                       2,525         2,661
                              -------       -------

       Total cost               7,788         7,911
Accumulated depreciation       (3,356)       (3,222)
                              -------       -------

       Net                    $ 4,432       $ 4,689
                              =======       =======

NOTE 6: LOAN SERVICING

         Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of mortgage loans serviced for others was $63,460,000 and $45,589,000 at December 31, 2003 and 2002, respectively.

         The aggregate fair value of capitalized mortgage servicing rights at December 31, 2003 and 2002 totaled $535,096 and $302,657. Comparable market values and a valuation model that calculates the present value of future cash flows were used to estimate fair value. For purposes of measuring impairment, risk characteristics including product type, investor type, and interest rates, were used to stratify the originated mortgage servicing rights.

                                           2003        2002
                                          -----------------
Mortgage Servicing Rights
    Balances, beginning of year           $ 303       $ 240
    Servicing rights capitalized            425         257
    Amortization of servicing rights        (84)        (72)
                                          -----       -----
                                            644         425
    Valuation allowance                    (109)       (122)
                                          -----       -----

    Balances, end of year                 $ 535       $ 303
                                          =====       =====

                                  COMBANC, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2003, 2002 AND 2001
                       (Table Dollar Amounts in Thousands)

Activity in the valuation allowance for mortgage servicing rights was as follows:

                                    2003            2002
                                -------------------------
Balance, beginning of year      $ 122,072       $      --
    Additions                      53,228         122,072
    Reductions                    (65,980)             --
    Direct write downs                 --              --
                                ---------       ---------

Balance, end of year            $ 109,320       $ 122,072
                                =========       =========

NOTE 7:  DEPOSITS

                                                                 2003          2002
                                                              ----------------------
Demand deposits                                               $ 40,774      $ 42,017
Savings deposits                                                45,233        40,091
Certificates and other time deposits of $100,000 or more        18,327        20,788
Other certificates and time deposits                            67,898        75,994
                                                              --------      --------

       Total deposits                                         $172,232      $178,890
                                                              ========      ========

Certificates and other time deposits maturing in years
  ending December 31
2004                                                            $44,167
2005                                                             28,696
2006                                                              9,026
2007                                                              1,142
2008                                                              3,194
                                                                -------

                                                                $86,225
                                                                =======

                                  COMBANC, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2003, 2002 AND 2001
                       (Table Dollar Amounts in Thousands)

NOTE 8: SHORT-TERM BORROWINGS

                                                             2003        2002
                                                            -----------------
Securities sold under repurchase agreements                 $7,540      $5,946
                                                            ======      ======

         Securities sold under agreements to repurchase consist of obligations of the Company to other parties. The obligations are secured by federal agencies, mortgage-backed securities, and municipal bonds and such collateral is held by the Federal Reserve Bank and Fifth Third Bank. The maximum amount of outstanding agreements at any month-end during 2003 and 2002 totaled $9,647,000 and $6,318,000 and the daily average of such agreements totaled $7,097,000 and $4,311,401. The agreements at December 31, 2003, mature daily.

NOTE 9: LONG-TERM DEBT

                                                                                   2003                2002
                                                                                ------------------------------
Federal Home Loan Bank advances, fixed rates ranging from 4.56% to
  6.90%, due at various dates through July, 2014                                $   4,649             $  7,719
                                                                                =========             ========

         The terms of a security agreement with the FHLB require the Bank to pledge as collateral qualifying first mortgage loans in an amount equal to 165 percent of FHLB advances. Advances are subject to restrictions or penalties in the event of repayment.

Maturities in years ending December 31
2004                                            $  1,506
2005                                                 788
2006                                                 376
2007                                                 103
2008                                               1,110
Thereafter                                           766
                                                --------

                                                $  4,649
                                                ========

                                  COMBANC, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2003, 2002 AND 2001
                       (Table Dollar Amounts in Thousands)

NOTE 10: INCOME TAX

                                                   2003       2002         2001
                                                  ------------------------------
Income tax expense (benefit)
    Currently payable
       Federal                                    $ (66)      $ 492       $ 724
       State                                          6          23          25
    Deferred                                       (535)         38         (24)
                                                  -----       -----       -----

          Total income tax expense
               (benefit)                          $(595)      $ 553       $ 725
                                                  =====       =====       =====

Reconciliation of federal statutory to
   actual tax expense
    Federal statutory income tax at 34%           $(401)      $ 740       $ 904
    Tax exempt interest                            (202)       (222)       (190)
    Nondeductible expenses                            2           7           3
    Effect of state income taxes                      4          15          16
    Other                                             2          13          (8)
                                                  -----       -----       -----

       Actual tax expense (benefit)               $(595)      $ 553       $ 725
                                                  =====       =====       =====

A cumulative net deferred tax asset (liability) is included in the balance sheets. The components of the asset are as follows:

                                                2003          2002
                                              ---------------------
ASSETS

    Allowance for loan losses                 $ 1,057       $   435
    Alternative minimum tax credit                 26            --
    Deferred compensation                          43            37
                                              -------       -------

       Total assets                             1,126           472
                                              -------       -------

LIABILITIES

    Depreciation                                 (166)         (135)
    Mortgage servicing rights                    (182)         (103)
    Accretion of investment discounts              (5)          (20)
    FHLB stock dividend basis difference         (164)         (140)
    Unrealized gain on securities                (253)         (487)
                                              -------       -------

       Total liabilities                         (770)         (885)
                                              -------       -------

                                              $   356       $  (413)
                                              =======       =======

                                  COMBANC, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2003, 2002 AND 2001
                       (Table Dollar Amounts in Thousands)

NOTE 11: OTHER COMPREHENSIVE INCOME

         Other comprehensive income (loss) components and related taxes were as follows:

                                                2003        2002        2001
                                               -----------------------------
Unrealized gains (losses) on securities
   available for sale                          $(681)      $ 811       $ 429
Reclassification for realized amount
   included in income                              8           8          --
                                               -----       -----       -----
       Other comprehensive income (loss),
          before tax effect                     (689)        803         429
Tax expense (benefit)                            234        (273)       (146)
                                               -----       -----       -----

       Other comprehensive income (loss)       $(455)      $ 530       $ 283
                                               =====       =====       =====

NOTE 12: COMMITMENTS AND CONTINGENT LIABILITIES

         In the normal course of business there are outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making such commitments as it does for instruments that are included in the consolidated balance sheet.

         Financial instruments whose contract amount represents credit risk as of December 31 were as follows:

                                    2003         2002
                                  --------------------
Commitments to extend credit      $20,252      $21,278
Standby letters of credit             518          665

                                  COMBANC, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2003, 2002 AND 2001
                       (Table Dollar Amounts in Thousands)

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

         Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.

         The Bank committed to purchase an investment security on a when-issued basis on November 20, 2003 in the amount of $1,500,000. The settle date occurred on January 26, 2004.

         The Bank had federal funds sold to Great Lakes Bankers Bank in the amount of $9,708,000 and $8,973,000 at December 31, 2003 and 2002.

         The Company and subsidiary are also subject to claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Company.

NOTE 13: DIVIDEND AND CAPITAL RESTRICTIONS

         On December 24, 2003, the Company and the Bank announced they entered into a Written Agreement (Agreement) with the Federal Reserve Bank of Cleveland and the Ohio Division of Financial Institutions on December 18, 2003. The Agreement was the result of an examination of the Bank conducted in September 2003.

         As part of the Written Agreement between the Company, the Bank, the Ohio Division of Financial Institutions, and the Federal Reserve Bank of Cleveland, the Bank is prohibited from paying dividends to the Company without prior regulatory approval. Also, the Company is prohibited from paying common stock dividends without prior regulatory approval.

                                  COMBANC, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2003, 2002 AND 2001
                       (Table Dollar Amounts in Thousands)

NOTE 14: REGULATORY CAPITAL

         The Bank is subject to various regulatory capital requirements administered by the federal banking agencies and is assigned to a capital category. The assigned capital category is largely determined by three ratios that are calculated according to the regulations: total risk adjusted capital, Tier 1 capital, and Tier 1 leverage ratios. The ratios are intended to measure capital relative to assets and credit risk associated with those assets and off-balance sheet exposures of the entity. The capital category assigned to an entity can also be affected by qualitative judgments made by regulatory agencies about the risk inherent in the entity's activities that are not part of the calculated ratios.

         There are five capital categories defined in the regulations, ranging from well capitalized to critically undercapitalized. Classification of a bank in any of the undercapitalized categories can result in actions by regulators that could have a material effect on a bank's operations. At December 31, 2003 and 2002, the Bank was categorized as well capitalized and met all subject capital adequacy requirements. There are no conditions or events since December 31, 2003 that management believes have changed the Bank's classification.

         The Bank's actual and required capital amounts and ratios are as follows. The Company's capital amounts and ratios do not differ significantly from the Bank's.

                                                         REQUIRED FOR ADEQUATE         TO BE WELL
                                         ACTUAL                CAPITAL(1)            CAPITALIZED (1)
                                    AMOUNT      RATIO       AMOUNT      RATIO      AMOUNT       RATIO
                                  -------------------------------------------------------------------
AS OF DECEMBER 31, 2003
Total capital(1)(to
   risk-weighted assets)          $    23,609    18.5%   $     10,213     8.0%   $    12,766     10.0%
Tier I capital(1)(to
   risk-weighted assets)               20,014    15.7           5,107     4.0          7,660      6.0
Tier I capital(1)(to
   average assets)                     20,014     9.5           8,393     4.0         10,491      5.0

AS OF DECEMBER 31, 2002
Total capital(1)(to
   risk-weighted assets)          $    24,680    17.8%   $     11,100     8.0%   $    13,875     10.0%
Tier I capital(1)(to
   risk-weighted assets)               15,945    11.5           5,550     4.0          8,325      6.0
Tier I capital(1)(to
   average assets)                     15,945     7.4           8,677     4.0         10,847      5.0
(1)As defined by regulatory
   agencies

                                  COMBANC, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2003, 2002 AND 2001
                       (Table Dollar Amounts in Thousands)

NOTE 15: EMPLOYEE BENEFIT PLANS

        The Company has a non-contributory money purchase profit-sharing plan covering substantially all employees. The amount of the contribution is determined annually by the Board of Directors. The Company also has a 401k retirement plan covering substantially all employees. The Company matches 100% of each employee's contributions made to the plan up to 4.0% of each employee's gross salary. The Company's expense for the plans were $70,000, $231,203 and $267,732 for 2003, 2002, and 2001,
        respectively.

NOTE 16: RELATED PARTY TRANSACTIONS

        The Bank has entered into transactions with certain directors, executive officers, significant stockholders and their affiliates or associates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.

        The aggregate amount of loans, as defined, to such related parties were as follows:

Balances, January 1, 2003                      $    1,775
New loans, including renewals                       2,617
Payments, etc., including renewals                   (940)
                                               ----------
Balances, December 31, 2003                    $    3,452
                                               ==========

NOTE 17: FAIR VALUES OF FINANCIAL INSTRUMENTS

         The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

     CASH AND CASH EQUIVALENTS

         The fair value of cash and cash equivalents approximates carrying value.

     SECURITIES AND MORTGAGE-BACKED SECURITIES

         Fair values are based on quoted market prices.

                                  COMBANC, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2003, 2002 AND 2001
                       (Table Dollar Amounts in Thousands)

     LOANS

         For both short-term loans and variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for certain mortgage loans, including one-to-four family residential, are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. The fair value for other loans is estimated using discounted cash flow analyses using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

     INTEREST RECEIVABLE/PAYABLE

         The fair values of interest receivable/payable approximate carrying values.

     FRB AND FHLB STOCK

         Fair value of FRB and FHLB stock is based on the price at which it may be resold to the FRB and FHLB.

     DEPOSITS

         The fair values of noninterest-bearing, interest-bearing demand and savings accounts are equal to the amount payable on demand at the balance sheet date. The carrying amounts for variable rate, fixed-term certificates of deposit approximate their fair values at the balance sheet date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on such time deposits.

     FEDERAL HOME LOAN BANK ADVANCES

         The fair value of these borrowings are estimated using a discounted cash flow calculation, based on current rates for similar debt.

     SECURITIES SOLD UNDER REPURCHASE AGREEMENTS

         Securities sold under repurchase agreements are short-term borrowing arrangements. The rates at December 31, 2003 and 2002, approximate market rates, thus the fair value approximates carrying value.

                                  COMBANC, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2003, 2002 AND 2001
                       (Table Dollar Amounts in Thousands)

     OFF-BALANCE SHEET COMMITMENTS

         Commitments include commitments to purchase and originate mortgage loans, commitments to sell mortgage loans, and standby letters of credit and are generally of a short-term nature. The fair value of such commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

         The estimated fair values of the Company's financial instruments are as follows:

                                                      2003                             2002
                                           CARRYING           FAIR           CARRYING         FAIR
                                            AMOUNT            VALUE           AMOUNT          VALUE
                                        --------------------------------------------------------------
ASSETS
    Cash and cash equivalents             $     18,005    $     18,005    $     16,925    $     16,925
    Investment securities available
      for sale                                  55,052          55,052          54,396          54,396
    Loans including loans held for
      sale, net                                124,931         130,185         138,769         144,131
    Interest receivable                            760             760             950             950
    Stock in FRB and FHLB                        2,012           2,012           1,791           1,791
LIABILITIES
    Deposits                                   172,232         173,176         178,890         180,426
    Short-term borrowings                        7,540           7,540           5,946           5,946
    Long-term debt                               4,649           4,862           7,719           7,916
    Interest payable                               392             392             572             572

NOTE 18: CONDENSED FINANCIAL INFORMATION (PARENT COMPANY ONLY)

         Presented below is condensed financial information as to financial position, results of operations and cash flows of the Company:

                                                                      2003         2002
                                                                   ----------   ----------
ASSETS
    Cash and due from banks                                         $       9    $     467
    Investment in common stock of Bank                                 20,558       16,921
    Receivable from Bank                                                2,000        7,000
                                                                    ---------    ---------
       Total assets                                                 $  22,567    $  24,388
                                                                    =========    =========

LIABILITIES
    Other liabilities                                               $       9    $      38

SHAREHOLDERS' EQUITY                                                   22,558       24,350
                                                                    ---------    ---------
       Total liabilities and shareholders' equity                   $  22,567    $  24,388
                                                                    =========    =========

                                  COMBANC, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2003, 2002 AND 2001
                       (Table Dollar Amounts in Thousands)

                       CONDENSED STATEMENTS OF OPERATIONS

                                                  2003       2002        2001
                                                --------------------------------
INCOME
    Dividends from Bank                         $    265   $   1,113   $   1,701
    Interest income                                  162         385         400
                                                --------   ---------   ---------
       Total income                                  427       1,498       2,101
                                                --------   ---------   ---------
EXPENSES
    Other expenses                                    69          75          72
                                                --------   ---------   ---------

INCOME BEFORE INCOME TAX AND EQUITY IN
   UNDISTRIBUTED INCOME (LOSS) OF BANK               358       1,423       2,029
INCOME TAX EXPENSE                                    36         121         128
                                                --------   ---------   ---------

INCOME BEFORE EQUITY IN UNDISTRIBUTED
   INCOME (LOSS) OF BANK                             322       1,302       1,901
EQUITY IN UNDISTRIBUTED INCOME (LOSS) OF
   BANK                                             (908)        323          32
                                                --------   ---------   ---------
NET INCOME (LOSS)                               $   (586)  $   1,625   $   1,933
                                                ========   =========   =========

                                  COMBANC, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2003, 2002 AND 2001
                       (Table Dollar Amounts in Thousands)

                       CONDENSED STATEMENTS OF CASH FLOWS

                                             2003        2002      2001
                                            -----------------------------
OPERATING ACTIVITIES
    Net income (loss)                       $  (586)   $ 1,625    $ 1,933
    Adjustments to reconcile net income
      to net cash provided by operating
      activities                                880       (418)        80
                                            -------    -------    -------

       Net cash provided by operating
          activities                            294      1,207      2,013
                                            -------    -------    -------

INVESTING ACTIVITIES
    Investment in Bank                       (5,000)        --         --
    Proceeds from Bank for receivable         5,000      1,000         --
                                            -------    -------    -------

       Net cash provided by investing
          activities                             --      1,000         --
                                            -------    -------    -------

FINANCING ACTIVITIES
    Purchase of treasury stock                   --       (632)      (902)
    Cash dividends                             (752)    (1,113)    (1,139)
                                            -------    -------    -------

       Net cash used in financing
          activities                           (752)    (1,745)    (2,041)
                                            -------    -------    -------

NET CHANGE IN CASH AND CASH EQUIVALENTS        (458)       462        (28)

CASH AND CASH EQUIVALENTS AT BEGINNING OF
   YEAR                                         467          5         33
                                            -------    -------    -------

CASH AND CASH EQUIVALENTS AT END OF YEAR    $     9    $   467    $     5
                                            =======    =======    =======

                                  COMBANC, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2003, 2002 AND 2001
                       (Table Dollar Amounts in Thousands)

NOTE 19: QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                   PROVISION                                 EARNINGS
                         INTEREST      INTEREST     FOR LOAN      SECURITY      NET INCOME  (LOSS) PER
                          INCOME       EXPENSE       LOSSES        GAINS          (LOSS)      SHARE
                       -----------   -----------   -----------   ----------     ----------  ----------
2003
First Quarter          $     2,846   $       963   $     1,730    $    --        $   (582)  $   (0.26)
Second Quarter               2,801           888           180         --             471        0.21
Third Quarter                2,581           798           430         --             308        0.14
Fourth Quarter               2,602           729         1,840          8            (783)      (0.35)

2002
First Quarter          $     3,430   $     1,468   $       150    $    --        $    473   $     .21
Second Quarter               3,342         1,342           200         --             418         .19
Third Quarter                3,179         1,266           150         --             460         .21
Fourth Quarter               3,072         1,142           475          8             274         .12


During the fourth quarter of 2003, additional provision for loan losses were recorded due to identification of increased levels of classified loans.

ITEM 9 - CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
         ACCOUNTING AND FINANCIAL DISCLOSURES

None

ITEM 9A - CONTROLS AND PROCEDURES

         Under the supervision and with the participation of our management, including the Chief Executive Officer and Principal Financial Officer, we have evaluated the effectiveness of the design and operation of our disclosure controls and procedures as defined in Exchange Act Rule 13a-15(e) and Exchange Act Rule 15d - 15(e) as of the end of the period covered by this report. Based on that evaluation, the Chief Executive Officer and Chief Financial Officer have concluded that these disclosure controls and procedures are effective to ensure that information required to be disclosed in reports the Company files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. There were no changes in our internal control over financial reporting during the year ended December 31, 2003 that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.

                                    PART III

ITEM 10 - DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

         The following table lists the non-director, executive officers of the Company and the Bank. The information required by this item with respect to directors is incorporated herein by reference to the information under the heading "Election of Directors," "Committees of the Board," "Section 16(a) Beneficial Ownership Reporting Compliance" and "Shareholder Proposals and Director Nominations" in the definitive Proxy Statement of the Company for the 2004 annual meeting of the shareholders.

         The Company's Board of Directors has adopted a Code of Ethics, available on the Company's website at HTTP://WWW.COMMERCIALBANK.COM/ABOUTUS/CODEOFETHICS.ASP for the Company's employees, officers and directors. (The provisions of the Code of Ethics will be included in the Company's employee handbook, which is issued to all new employees and officers at the time of employment and reissued to existing employees and officers from time to time.)

EXECUTIVE OFFICERS OF REGISTRANT

      Name                  Age                Position and Office Held with ComBanc, Inc.                Officer Since
      ----                  ---                -------------------------------------------                -------------
Paul G. Wreede              53            Chairman of the Board                                                1975
                                          President and Chief Executive Officer

Ronald R. Elwer             50            Executive Vice President                                             1976

Rebecca L. Minnig           47            Senior Vice President Operations and                                 1979
                                          Corporate Secretary

Kathleen A. Miller          43            Senior Vice President, Chief Information Officer, and                1990
                                          Systems Manager

Jason R. Thornell           29            Vice President and Controller                                        2001

         Paul G. Wreede has been President, Chief Executive Officer since 1990 and a Director of The Commercial Bank since 1987, President, Chief Executive Officer and a Director of ComBanc since its formation in 1998 and Chairman of ComBanc since January 1, 2000.

         Ronald R. Elwer has been Executive Vice President of The Commercial Bank since 1990 and a Director of The Commercial Bank since 1995, Secretary of the Bank from 1990 to 1995, and Executive Vice President and a Director of ComBanc since 1998.

         Rebecca L. Minnig has been Senior Vice President Operations and Secretary of the Company since its formation in 1998, Senior Vice President Operations of the Bank since 1992, and was Vice President, Cashier and Security Officer of the Bank from 1989 to 1992.

         Kathleen A. Miller has been Chief Information Officer since 2002, has been Senior Vice President and Systems Manager of the Company since 1999, Chief Financial Officer of the Company from 1998 to 2002 and of the Bank from 1997 to 2002, Vice President and Systems Manager of the Company in 1998 and of the Bank since 1997, and was Controller of the Bank from 1990 to 1997.

         Jason R. Thornell has been Vice President and Controller since 2004 and has been controller of the Company since 2001.

ITEM 11 - EXECUTIVE COMPENSATION

         The information required by this Item is incorporated herein by reference from the caption entitled "Executive Compensation and Other Information" in the Company's definitive Proxy Statement for the 2004 annual meeting of shareholders, provided that the subsections entitled "Personnel Committee Report on Executive Compensation" and "ComBanc Performance" shall not be deemed to be incorporated herein by reference.

ITEM 12 - SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

         The information required by this Item is incorporated by reference herein from the caption "Voting Securities and Ownership Thereof by Certain Beneficial Owners and Management" contained in the Company's definitive Proxy Statement.

ITEM 13 - CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The information required by this Item is incorporated by reference from the caption entitled "Additional Information on Management" contained in the Company's definitive Proxy Statement for the 2004 annual meeting of shareholders.

                                     PART IV

ITEM 14 - PRINCIPAL ACCOUNTING FEES AND SERVICES.

         Information concerning principal accountant fees and services, and audit committee pre-approval policies and procedures for audit and non-audit services required by this item is incorporated by reference from the caption entitled ("Audit Committee Report") in the Company's definitive Proxy Statement for the 2004 annual meeting.

ITEM 15 - EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

         (a)      (1) Financial Statements.

                  For a list of all financial statements included with this Annual Report on Form 10-K, see "Index to Consolidated Financial Statements" in Item 8 Consolidated Financial Statements and Supplementary Data at page 37.

                  (2) Financial Statement Schedules.

                  All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and, therefore, have been omitted.

                  (3)  Exhibits.

                  Exhibits filed with this annual Report on Form 10-K are attached hereto. See "Exhibit Index" at page 70.

         (b)      Reports on Form 8-K.

                  There was a report on Form 8-K reported under Item 5 filed during the quarter ended December 31, 2003, filed on December 24, 2003 with the SEC.

         (c)      Exhibits.

                  Exhibits filed with this Annual Report on Form 10-K are attached hereto.

                  See "Exhibit Index" at page 70.

         (d)      Financial Statement Schedules.

                  None

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 ComBanc, Inc.

Date: February 24, 2004                          By: /s/ Paul G. Wreede
                                                     ---------------------------
                                                     Paul G. Wreede,
                                                     President & CEO

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

             Name                              Date                                   Capacity
             ----                              ----                                   --------
/s/ Paul G. Wreede
- ----------------------------
Paul G. Wreede                            February 24, 2004            Chairman, President and CEO and Director

/s/ Ronald R. Elwer
- ----------------------------
Ronald R. Elwer                           February 24, 2004            Executive Vice President and Director

/s/ Richard R. Thompson
- ----------------------------
Richard R. Thompson                       February 24, 2004            Director

/s/ Dwain I. Metzger
- ----------------------------
Dwain I. Metzger                          February 24. 2004            Director

/s/ C. Stanley Strayer
- ----------------------------
C. Stanley Strayer                        February 24, 2004            Director

/s/ Jason R. Thornell
- ----------------------------
Jason R. Thornell                         February 24, 2004            Principal Financial Officer -
                                                                       Vice President/Controller

                           ANNUAL REPORT ON FORM 10-K

                      For the Year Ended December 31, 2003

                                  EXHIBIT INDEX

         The Exhibits listed below are filed herewith or incorporated by reference to other filings.

Exhibit No.                          Description                                                      Page No.
- -----------                          -----------                                                      --------
    3.1           Amended and Restated Certificate of Incorporation
                             of the Company                                                             71

    3.2           Bylaws of the Company                                                                 72

   10.1           Merger Agreement by and between ComBanc, Inc.                                         80
                             and The Commercial Bank Dated
                             April 13, 1998

     14           Code of Ethics                                                         The Code of Ethics is available
                                                                                         through the Company's website
                                                                                         at http://www.commercialbank.com/aboutUs
                                                                                         /codeOfEthics.asp.

   21.1           Subsidiaries of the Company                                                           81

     31           Rule 13a - 14(B)/15d - 14(a) certifications                                           82

     32           Section 1350 certifications                                                           84

                                   EXHIBIT 3.1
                              Amended and Restated
                          Certificate of Incorporation
                                of ComBanc, Inc.

         Pursuant to the provisions of Section 241 and 245 of the General Corporation Law of the State of Delaware, the undersigned sole incorporator of ComBanc, Inc., a Delaware corporation organized on November 25, 1997, does hereby amend and restate the Certificate of Incorporation as follows:

         The Amended and Restated Certificate of Incorporation set forth herein was duly adopted prior to the receipt of any payment for any of the Corporation's stock.

         FIRST:   The name of this corporation is: ComBanc, Inc.

         SECOND: Its registered office in the State of Delaware is to be located 15 Loockerman Street, in the city of Dover, County of Kent, 19903-0841. The registered agent in charge thereof is AGENTS FOR DELAWARE CORPORATIONS, INC.

         THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: Total number of shares which the Corporation is authorized to have shall be five million (5,000,000) shares of common stock, no par value.

         FIFTH:   The Corporation shall eliminate the personal liability of a director to the Corporation or its Stockholders for monetary damages for breach of his fiduciary duty as a director. This Article Fifth shall not apply and shall not eliminate personal liability of a director: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for illegal distribution of dividends; (iv) for any transaction from which the director derived an improper personal benefit.

         SIXTH:   The Corporation shall indemnify its present and past
Directors, officers, employees and agents, and such other persons as it shall have powers to indemnify, to the full extent permitted under the provisions of Delaware law.

         SEVENTH: The business and affairs of the Corporation shall be managed by the Board of Directors, the directors being elected and appointed as required by the Bylaws of the Corporation.

         EIGHTH: The Corporation reserves the right to amend and repeal all provisions contained in this Certificate of Incorporation by a majority vote of stockholders.

         I, the undersigned sole incorporator do hereby make this Amended and Restated Certificate of Incorporation this 24th day of August, 1998.

                                           /s/ Martin D. Werner
                                           -------------------------------------
                                           Martin D. Werner, Incorporator

                                   EXHIBIT 3.2

                                  COMBANC, INC.

                                     BYLAWS

                                    ARTICLE I

                             MEETING OF SHAREHOLDERS

         SECTION 1.1. ANNUAL MEETING. An annual meeting of the stockholders, for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date and at such time as the Board of Directors shall fix each year.

         SECTION 1.2. SPECIAL MEETING. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or by any three (3) or more stockholders owning, in the aggregate, not less than twenty-five percent (25%) of the stock of the Corporation, and shall be on such date and at such time as the Board of Directors or other individual(s) shall fix. A special meeting shall be held at such place as shall be determined by the Board of Directors if called by the Board of Directors or at the main office of the Corporation if called by other persons.

         SECTION 1.3. NOTICE OF MEETINGS. Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, and shall be mailed, postage prepaid, to the address of the stockholder appearing on the books of the Corporation. Written waiver of such notice by stockholders is not permitted except through resolution by the Board.

         When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally called and notice given; or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         SECTION 1.4. QUORUM. At any meeting of the stockholders, the holders of a majority of all the shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

         If a quorum shall fail to attend any meeting, the Chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time. A majority of the votes cast at a stockholders' meeting shall decide every question or matter submitted to the stockholder at any meeting unless otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws.

         SECTION 1.5. ORGANIZATION. Such person as the Board of Directors may have designated or in absence of such person, the highest ranking officer of the Corporation who is present shall call to order any meeting of the stockholders and act as Chairman of the meeting. In the absence of the Secretary of the Corporation, the Secretary of the meeting shall be such person as the Chairman appoints.

         SECTION 1.6. CONDUCT OF BUSINESS. The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion.

         SECTION 1.7. PROXIES AND VOTING. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing, filed in accordance with the procedure established for the meeting.

         Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his/her name on the record date for the meeting, except as otherwise provided herein or required by law. Unless otherwise specified a proxy shall be valid for only one (1) meeting, to be specified therein, and any adjournments of such meeting. Proxy shall be dated and filed with the records of the meeting.

         SECTION 1.8. STOCK LIST. A complete list of stockholders entitled to vote at any meeting of stockholders for each class of stock and showing the address of each such stockholder and the number of shares registered in his/her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, the place where the meeting is to be held.

         The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         SECTION 2.1. The Board of Directors (hereinafter referred to as the "Board"), shall have power to manage and administer the business and affairs of the Corporation. Except as expressly limited by law, all corporate powers of the Corporation shall be vested in, and may be exercised by said Board.

         SECTION 2.2. NOMINATIONS FOR AND QUALIFICATIONS OF DIRECTORS. Nominations for election to the Board of Directors may be made by the Board of Directors, or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of Directors.

Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of the stockholders called for the election of Directors; provided, however, that if less than twenty-one (21) days notice of the meeting is given to stockholders, such notification must be mailed or delivered to the President of the Corporation not later than the close of business on the seventh (7) day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying stockholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the name and residence address of the notifying stockholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying stockholder. Notifications not made in accordance herewith may, in his/her discretion, be disregarded by the Chairman of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

         SECTION 2.3. NUMBER AND TERMS OF DIRECTORS. The number of Directors which shall constitute the whole board shall be not less than one (1) nor more than twenty-five (25). The number of Directors which shall constitute the Board of Directors for each year shall be determined by the Board of Directors and unless otherwise specified shall consist of the same number of Directors as were elected for the preceding year. A Director shall hold office until his successor is elected and qualified, or until his resignation or removal.

         SECTION 2.4. REMOVAL OF DIRECTORS. Any or all of the Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors.

         SECTION 2.5. ORGANIZATION MEETING. The Secretary of the Corporation, upon receiving the certificate of the judges of the result of any election, shall notify the "Directors elect" of their election and of the time at which they are required to meet for the purpose of organizing the new Board and electing and appointing officers of the Corporation for the succeeding year. Such meeting shall be appointed to be held on the day of the election, or as soon thereafter as practicable, and, in any event, within thirty (30) days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the Directors present may adjourn the meeting, from time to time, until a quorum is obtained.

         SECTION 2.6. REGULAR MEETING. The regular meetings of the Board of Directors shall be held, without notice, as may be determined from time to time by the Board. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next business day, unless the Board shall designate some other day.

         SECTION 2.7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman, Vice Chairman, and/or President of the Corporation, or at the request of three (3) or more Directors. Each member of the Board of Directors shall be given notice, stating the time and place, by letter, telegram or in person of each said special meeting. Such notice of the special meeting can be waived by a Director at the special meeting, but if a Director does not waive such a notice, said notice shall be received by each Director who has not waived notice not less than three (3) days prior to the special meeting.

         SECTION 2.8. VACANCIES. If the office of any Director becomes vacant by reason of death, resignation, disqualification, removal or other cause, the majority of the Directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his/her successor is elected and qualified.

         SECTION 2.9. QUORUM. A majority of the Directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a lesser number may adjourn any meeting, from time to time and the meeting may be held, as adjourned, without further notice.

         SECTION 2.10. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

         SECTION 2.11 RETIREMENT. A Director shall retire not later than December 31 of the year in which such director shall attain age 70.

                                   ARTICLE III

                                   COMMITTEES

         SECTION 3.1. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegatable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternative members who may replace any absent or disqualified member at any meeting of the committee.

                                   ARTICLE IV

                             OFFICERS AND EMPLOYEES

         SECTION 4.1. CHAIRMAN OF THE BOARD. The Board of Directors may appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board. He/She shall preside at all meetings of the Board of Directors. He/She shall have general executive powers, as well as the specific powers conferred by these Bylaws. He/She shall also have and may exercise such further powers and duties as, from time to time, may be conferred upon or assigned to him/her by the Board of Directors.

         SECTION 4.2. VICE CHAIRMAN OF THE BOARD. The Board of Directors may appoint one of its members to be Vice Chairman of the Board to serve at the pleasure of the Board. He/She shall preside at all meetings of the Board of Directors in the absence of the Chairman. He/She shall have general executive powers, as well as the specific powers conferred by these Bylaws. He/She shall also have and may exercise such further powers and duties as, from time to time, may be conferred upon or assigned to him/her by the Board of Directors.

         SECTION 4.3. PRESIDENT. The Board of Directors shall appoint a President of the Corporation. In the absence of the Chairman or Vice Chairman, he/she shall preside at any meeting of the Board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of President, or imposed by these Bylaws. He/She shall also have and may exercise such further powers and duties as, from time to time, may be conferred upon or assigned to him/her by the Board of Directors.

         SECTION 4.4. VICE PRESIDENT. The Board of Directors may appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him/her by the Board of Directors. Any one or more of such Vice President(s) may be designated as "Executive Vice President" or "Senior Vice President."

         SECTION 4.5. SECRETARY. The Board of Directors shall appoint a Secretary, or other designated officer who shall be Secretary of the Board and of the Corporation, and shall keep accurate minutes of all meetings. He/She shall attend to the giving of all notices required by these Bylaws to be given. He/She shall be custodian of the corporate seal, records, documents and papers of the Corporation. He/She shall provide for the keeping of proper records of all transactions of the Corporation. He/She shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Secretary, or imposed by these Bylaws. He/She shall also perform such other duties as may be assigned to him/her from time to time by the Board of Directors.

         SECTION 4.6. OTHER OFFICERS. The Board of Directors may appoint one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Managers and Assistant Managers and such other officers and attorneys in fact as from time to time may appear to the Board to be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform all such duties as pertain to their several offices, or as may be conferred upon, or assigned to by the Board of Directors, Chairman of the Board, Vice Chairman of the Board, or the President.

         SECTION 4.7. TENURE OF OFFICE. The President and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed; any vacancy occurring in the office of the President shall be filled promptly by the Board of Directors.

                                    ARTICLE V

           RIGHT OF INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

         SECTION 5.1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a Director or officer, employee or agent of the

Corporation or is or was serving at the request of the Corporation as a Director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a Director or officer of the Corporation in his or her capacity while a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it should be determined ultimately that such Director or officer is not entitled to be indemnified under this section or otherwise.

         SECTION 5.2. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any such Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                   ARTICLE VI

                                      STOCK

         SECTION 6.1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or Vice President and by the Secretary or an Assistant Secretary, certifying the number of shares owned by him/her. Any of or all the signatures on the certificate may be facsimile.

         SECTION 6.2. TRANSFERS OF STOCK. Transfers of the stock shall be made only upon the transfer of the books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section
6.4 of Article VI of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

         SECTION 6.3. RECORD DATE. The Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, at which time there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

         SECTION 6.4. LOST, STOLEN OR DESTROYED CERTIFICATE. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds or indemnity.

         SECTION 6.5. REGULATION. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                                   ARTICLE VII

                                     NOTICES

         SECTION 7.1. NOTICES. Whichever notice is required to be given to any stockholder, Director, officer, or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box in a postpaid, sealed wrapper, or by dispatching a prepaid telegram, addressed to such stockholder, Director, officer or agent at his or her address as the same appears on the books of the Corporation. The time when such notice is dispatched shall be the time of the giving of the notice.

         SECTION 7.2. WAIVERS. A written waiver of any notice, signed by a stockholder, Director, officer or agent whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, Director, officer or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.1. CONVEYANCE OF REAL ESTATE. All transfers and conveyances of real estate, title to which is vested in the Corporation, shall be by written instrument, under the seal of this Corporation, made pursuant to the order of the Board of Directors, and signed by either the Chairman, Vice Chairman, President, a Vice President, or Secretary.

         SECTION 8.2. CONTRACTS. All contracts, checks, drafts, and other instruments shall be signed by the Chairman, Vice Chairman, President, or a Vice President or Secretary or such other officers as may be designated by the Board of Directors by resolution.

         SECTION 8.3. CORPORATE SEAL. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Secretary or Assistant Secretary.

         SECTION 8.4. RELIANCE UPON BOOKS, REPORTS, AND RECORDS. Each Director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his/her duties, be fully protected in relying on good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser with reasonable care.

         SECTION 8.5. FISCAL YEAR. The fiscal year of this Corporation shall be the calendar year.

                                   ARTICLE IX

                                   AMENDMENTS

         SECTION 9.1. AMENDMENTS. These Bylaws may be amended or repealed in whole or in part by majority of the whole Board of Directors at any meeting of the Board.

         Stockholders may amend or repeal these Bylaws in whole or in part by approving such amendment or repeal thereof at a meeting of stockholders called for such purpose with a simple majority of the stockholders entitled to vote.

                                  EXHIBIT 10.1

                         MERGER AGREEMENT BY AND BETWEEN
                                COMBANC, INC. AND
                               THE COMMERCIAL BANK

On April 13, 1998, shareholders of The Commercial Bank (the "Bank") approved a Merger Agreement ("Agreement") pursuant to which ComBanc,Inc. (the "Company") acquired all of the outstanding stock of the Bank as a result of the exchange of shares between the shareholders of the Bank and the Company. After the share exchange which became effective on August 31, 1998, the Bank survived as a wholly-owned subsidiary of the Company and continues its operations as The Commercial Bank. Under the terms of the Agreement, each one of the existing outstanding shares of the Bank's common stock was exchanged for two of the Company's common shares so that each existing shareholder of the Bank became a shareholder of the Company, owning the same number and percentage of shares in the Company as the Bank. The shares of the Company issued in connection with the transaction were not registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from registration set forth in
Section 3(a)(12) of the Act.

         As a result of the transaction described above, the Company is the successor issuer to the Bank pursuant to Rule 12g-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). The Bank is subject to the informational requirements of the Exchange Act and in accordance with Section 12(I) thereof has timely filed reports and other information with the Board of Governors of the Federal Reserve System ("FRS"). Such reports and other information filed by the Bank with the FRS may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Securities Disclosure Division, Board of Governors of the Federal Reserve System, Stop 153A, Washington, D.C. 20551.

                                  COMBANC, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 2003

                                                                    EXHIBIT 21.1

Subsidiary (1)                             State of Incorporation
- --------------                             ----------------------
The Commercial Bank                                 Ohio

(1) Subsidiary's name listed hereon is name under which such subsidiary does business.

                                  EXHIBIT 31.1

                                 CERTIFICATIONS

I, Jason R. Thornell, Vice President/Controller of ComBanc, Inc., certify that:

         1. I have reviewed this annual report on Form 10-K of ComBanc, Inc.

         2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

         3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

         4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a
                  - 14 and 15d - 14) for the registrant and we have:

         a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the annual report is being prepared;

         b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

         c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

         5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

         a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

         b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

         6. The registrant's other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

         Date:  February 24, 2004

                                           By: /s/ Jason R. Thornell
                                               ---------------------------------
                                    Jason R. Thornell, Vice President/Controller

                                  EXHIBIT 31.2

                                 CERTIFICATIONS

I, Paul G. Wreede, President and CEO of ComBanc, Inc., certify that:

         1. I have reviewed this annual report on Form 10-K of ComBanc, Inc.

         2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

         3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

         4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a
                  - 14 and 15d - 14) for the registrant and we have:

         a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the annual report is being prepared;

         b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

         c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

         5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

         a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

         b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

         6. The registrant's other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

         Date:  February 24, 2004

                                                By: /s/ Paul G. Wreede
                                                    ----------------------------
                                           Paul G. Wreede, President and CEO

                                  Exhibit 32.1

     Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing with the Securities and Exchange Commission of the Annual Report of ComBanc, Inc. (the "Company") on Form 10-K for the period ending December 31, 2003 (the "Report"), I, Jason R. Thornell, Controller of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

                  (1)      The Report fully complies with the requirements of
                           section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

                  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jason R. Thornell
- ---------------------
Jason R. Thornell, Vice President/Controller

February 20, 2004

                                  Exhibit 32.2

     Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing with the Securities and Exchange Commission of the Annual Report of ComBanc, Inc. (the "Company") on Form 10-K for the period ending December 31, 2003 (the "Report"), I, Paul G. Wreede, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

                  (1)      The Report fully complies with the requirements of
                           section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

                  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul G. Wreede
- ------------------
Paul G. Wreede, President and Chief Executive Officer

February 20, 2004

                       STOCK TRANSFER AGENT AND REGISTRAR

                              The Commercial Bank
                               229 E. Second Bank
                              Delphos, Ohio 45833
                                 (419)695-1055

                         ANNUAL MEETING OF SHAREHOLDERS

                     The Annual Meeting of Shareholders of
                      ComBanc, Inc. will be held 1:00 p.m.
                               April 12, 2004 at:
                           Fraternal Order of Eagles
                              1600 E. Fifth Street
                              Delphos, Ohio 45833

                                     ANNEX E
                                     -------



           UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM 10-Q



[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended                   September 30, 2004
                               -------------------------------------------------

                                       OR
[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Transition period from                         to
                               -----------------------    ----------------------

Commission File Number                             000-24925
                        --------------------------------------------------------


                                  COMBANC, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                               34-1853493
--------------------------------------------------------------------------------
   (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)                Identification No.)


   229 E. Second St., P. O. Box 429, Delphos, Ohio             45833
--------------------------------------------------------------------------------
       (Address of principal executive offices)             (Zip Code)


                                 (419) 695-1055
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

       Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No
                                                    ----

       Indicate by check mark whether the registrant is an accelerated filer (as
defined in Rule 12b-2 of the Exchange Act). Yes      No  X
                                                ---

       Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: 2,211,014 shares of the ComBanc's common stock (no par value) were outstanding as of October 11, 2004.

                                TABLE OF CONTENTS

                                                                            Page
PART I.       FINANCIAL INFORMATION

Item 1.       Financial Statements

              Condensed Consolidated Balance Sheets                          3

              Condensed Consolidated Statements of Operations                4

              Condensed Consolidated Statements of Cash Flows                6

              Notes to Condensed Consolidated Financial Statements           7

Item 2. Management's Discussion and Analysis of Financial Condition          9
                  and Results of Operations

Item 3. Quantitative and Qualitative Disclosures about Market Risk          16

Item 4.       Controls and Procedures                                       16


PART II.      OTHER INFORMATION

Item 1. Legal Proceedings                                                   17

Item 6. Exhibits and Reports on Form 8-K                                    17
        Signatures                                                          18
        Exhibits 31.1 and 31.2  Rule 13a-14(a)/15d-14(a) certifications     20
        Exhibits 32.1 and 32.2  Section 1350 certifications                 22

                          COMBANC, INC. AND SUBSIDIARY
                                 DELPHOS, OHIO

                                 -------------

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      -------------------------------------
                                ($ in thousands)

                                                                                   September 30,        December 31,
                                   ASSETS                                               2004                2003
                                   ------
                                                                                  -----------------    ----------------
                                                                                    (unaudited)
Cash and Due from Banks                                                        $             8,076  $            8,297
Federal Funds Sold                                                                          12,573               9,708
                                                                                  -----------------    ----------------
        Cash and Cash Equivalents                                                           20,649              18,005
Investment Securities -
    Available for Sale                                                                      55,238              55,052
Loans Held for Resale                                                                          262                   -
Loans                                                                                      122,816             128,756
Allowance for Loan Losses                                                                   (3,834)             (3,825)
                                                                                  -----------------    ----------------
        Net Loans                                                                          118,982             124,931
Premises and Equipment                                                                       4,259               4,432
Federal Reserve and Federal Home Loan Bank Stock                                             2,067               2,012
Interest Receivable                                                                            844                 760
Other Assets                                                                                 2,320               2,541
                                                                                  -----------------    ----------------
        Total Assets                                                           $           204,621  $          207,733
                                                                                  =================    ================

                    LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits
    Noninterest Bearing                                                        $            16,462  $           15,758
    Interest Bearing                                                                       153,497             156,474
                                                                                  -----------------    ----------------
        Total Deposits                                                                     169,959             172,232
Short Term Borrowings                                                                        7,124               7,540
Long Term Debt                                                                               3,411               4,649
Interest Payable                                                                               440                 392
Other Liabilities                                                                              506                 362
                                                                                  -----------------    ----------------
        Total Liabilities                                                                  181,440             185,175
                                                                                  -----------------    ----------------
Commitments and Contingent Liabilities                                                           -                   -
Shareholders' Equity -
    Common Stock - No Par Value
    5,000,000 shares authorized, 2,376,000 issued
        and 2,211,014 outstanding                                                            1,237               1,237
    Capital Surplus                                                                          1,513               1,513
    Retained Earnings                                                                       22,655              22,034
    Accumulated Other Comprehensive Income                                                     493                 491
    Treasury Stock - 164,986 shares at cost                                                 (2,717)             (2,717)
                                                                                  -----------------    ----------------
        Total Shareholders' Equity                                                          23,181              22,558
                                                                                  -----------------    ----------------
        Total Liabilities and Shareholders' Equity                             $           204,621  $          207,733
                                                                                  =================    ================


         The accompanying notes are an integral part of the condensed consolidated financial statements

                          COMBANC, INC. AND SUBSIDIARY
                                 DELPHOS, OHIO

                                 -------------

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 -----------------------------------------------
                     ($ in thousands, except per share data)

                                                                                     For the Three Months Ended
                                                                                           September 30,
                                                                                 -----------------------------------
                                                                                            (unaudited)

                                                                                      2004               2003
                                                                                 ----------------   ----------------
Interest Income:
------------------
    Loans Receivable                                                           $           1,891   $          2,058
    Investments Securities
        Taxable                                                                              398                362
        Tax-Exempt                                                                           116                139
    Federal Funds Sold                                                                        40                 22
                                                                                 ----------------   ----------------
            Total Interest Income                                                          2,446              2,582
                                                                                 ----------------   ----------------

Interest Expense:
-------------------
    Deposits                                                                                 609                701
    Short-Term Borrowings                                                                     31                 27
    Long-Term Debt                                                                            48                 70
                                                                                 ----------------   ----------------
            Total Interest Expense                                                           688                798
                                                                                 ----------------   ----------------
Net Interest Income                                                                        1,758              1,784
    Provision for Loan Losses                                                                  -                430
                                                                                 ----------------   ----------------
Net Interest Income after Provision for Loan Losses                                        1,758              1,354

Other Income:
---------------
    Service Charges on Deposit Accounts                                                      143                138
    Net Realized Gains on Sales of Available-for-
        sale Securities                                                                       (3)                 -
    Gain on Sale of Loans                                                                     33                173
    Other Income                                                                              79                200
                                                                                 ----------------   ----------------
            Total Other Income                                                               252                511
                                                                                 ----------------   ----------------

Other Expenses:
-----------------
    Salaries and Employee Benefits                                                         1,113                710
    Net Occupancy                                                                            102                 98
    Equipment Expenses                                                                        90                 85
    Data Processing Fees                                                                     101                 97
    Advertising                                                                               22                 28
    Printing and Office Supplies                                                              20                 25
    Legal and Professional Fees                                                              300                 79
    Dues and Memberships                                                                      57                 69
    State Taxes                                                                               74                 58
    Other Expense                                                                            300                194
                                                                                 ----------------   ----------------
            Total Other Expenses                                                           2,179              1,443
                                                                                 ----------------   ----------------

Income/(Loss) - before Income Tax                                                           (169)               422
---------------
    Income Tax Expense/(Credit)                                                              (81)               113
                                                                                 ----------------   ----------------
Net Income/(Loss)                                                              $             (88)  $            309
-------------------
                                                                                 ================   ================
Earnings/(Loss) Per Share                                                      $           (0.04)  $           0.14
Cash Dividends Per Share                                                       $            0.00   $           0.10


          The accompanying notes are an integral part of the condensed consolidated financial statements

                          COMBANC, INC. AND SUBSIDIARY
                                 DELPHOS, OHIO

                                 -------------

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 -----------------------------------------------
                     ($ in thousands, except per share data)

                                                                                       For the Nine Months Ended
                                                                                             September 30,
                                                                                  ------------------------------------
                                                                                              (unaudited)

                                                                                       2004                2003
                                                                                  ----------------    ----------------
Interest Income:
------------------
    Loans Receivable                                                           $            5,827  $            6,509
    Investments Securities
        Taxable                                                                             1,234               1,216
        Tax-Exempt                                                                            350                 432
    Federal Funds Sold                                                                         88                  70
    Deposits with Financial Institutions                                                        1                   1
                                                                                  ----------------    ----------------
            Total Interest Income                                                           7,500               8,228
                                                                                  ----------------    ----------------

Interest Expense:
-------------------
    Deposits                                                                                1,834               2,314
    Short-Term Borrowings                                                                      79                  57
    Long-Term Debt                                                                            162                 278
                                                                                  ----------------    ----------------
            Total Interest Expense                                                          2,075               2,649
                                                                                  ----------------    ----------------
Net Interest Income                                                                         5,425               5,579
    Provision for Loan Losses                                                                  60               2,340
                                                                                  ----------------    ----------------
Net Interest Income after Provision for Loan Losses                                         5,365               3,239

Other Income:
---------------
    Service Charges on Deposit Accounts                                                       412                 407
    Net Realized Gains on Sales of Available-for-
        sale Securities                                                                        12                   -
    Gain on Sale of Loans                                                                     115                 458
    Other Income                                                                              390                 518
                                                                                  ----------------    ----------------
            Total Other Income                                                                929               1,383
                                                                                  ----------------    ----------------

Other Expenses:
-----------------
    Salaries and Employee Benefits                                                          2,834               2,364
    Net Occupancy                                                                             297                 291
    Equipment Expenses                                                                        259                 256
    Data Processing Fees                                                                      301                 276
    Advertising                                                                                92                 131
    Printing and Office Supplies                                                               87                  97
    Legal and Professional Fees                                                               536                 199
    Dues and Memberships                                                                      193                 193
    State Taxes                                                                               207                 177
    Other Expense                                                                             725                 565
                                                                                  ----------------    ----------------
            Total Other Expenses                                                            5,531               4,549
                                                                                  ----------------    ----------------

Income - before Income Tax Expense                                                            763                  73
--------
    Income Tax Expense/(Credit)                                                               142                (125)
                                                                                  ----------------    ----------------
Net Income                                                                     $              621  $              198
------------
                                                                                  ================    ================
Earnings Per Share                                                             $             0.28  $             0.09
Cash Dividends Per Share                                                       $             0.00  $             0.34


          The accompanying notes are an integral part of the condensed consolidated financial statements

                          COMBANC, INC. AND SUBSIDIARY
                                 DELPHOS, OHIO

                                 -------------


                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 -----------------------------------------------
                                ($ in thousands)

                                                                                                  For the Nine Months
                                                                                                     September 30,
                                                                                            -----------------------------------
                                                                                                2004               2003
                                                                                           ---------------    ----------------
                                                                                                       (unaudited)
Cash Flows from Operating Activities:
    Net Income                                                                             $          621    $            198
    Adjustments to Reconcile Net Income to
            Net Cash Provided by Operating Activities -
        Depreciation and amortization                                                                 298                 297
        Provision for Loan Loss                                                                        60               2,340
        Investment Securities Gains                                                                   (12)                  -
        Federal Home Loan Bank stock Dividends                                                        (55)                (52)
        Investment securities amortization (accretion), Net                                           334                 334
        Proceeds From Sale of Loans Held For Sale                                                  10,403              38,902
        Originations of Loans Held For Sale                                                       (10,550)            (38,051)
        Gain From Sale of Loans                                                                      (115)               (458)
        Net Change in
            Interest receivable                                                                       (84)                 55
            Interest payable                                                                           48                 (68)
            Other assets                                                                              220              (1,175)
            Other liabilities                                                                         143                  33
                                                                                           ---------------    ----------------
            Net Cash Provided by Operating Activities                                               1,311               2,355
                                                                                           ---------------    ----------------

Cash Flows from Investing Activities:
    Purchases of Securities Available for Sale/FHLB Stock                                         (20,104)            (23,452)
    Proceeds from Maturities of Securities
        Available for Sale                                                                         16,848              23,980
    Proceeds from Sales of Securities
        Available for Sale                                                                          2,752                   -
    Net Change in Loans                                                                             5,889               6,552
    Purchases of Premises and Equipment                                                              (125)               (114)
                                                                                           ---------------    ----------------
            Net Cash Provided by Investing Activities                                               5,260               6,966
                                                                                           ---------------    ----------------

Cash Flows from Financing Activities:
    Net change in
        Noninterest-bearing, Interest-bearing Demand and
            Savings Deposits                                                                         (304)               (702)
        Certificates and Other Time Deposits                                                       (1,969)             (8,392)
        Short-term Borrowings                                                                        (416)              2,029
    Repayment of Long-term Debt                                                                    (1,238)             (2,761)
    Dividends Paid                                                                                      -                (752)
                                                                                           ---------------    ----------------
            Net Cash Used in Financing Activities                                                  (3,927)            (10,578)
                                                                                           ---------------    ----------------
Net Change in Cash and Cash Equivalents                                                             2,644              (1,257)
Cash and Cash Equivalents -
    Beginning of Year                                                                              18,005              16,925
                                                                                           ---------------    ----------------
    End of Period                                                                          $       20,649    $         15,668
                                                                                           ===============    ================


          The accompanying notes are an integral part of the condensed consolidated financial statements

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2004


Note 1, Basis of Presentation

Certain information and note disclosures normally included in the Company's annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Form 10-K annual report for 2003 filed with the Securities and Exchange Commission.

The significant accounting policies followed by ComBanc, Inc. (Company) and its wholly-owned subsidiary, The Commercial Bank (Bank), for interim financial reporting are consistent with the accounting policies followed for annual financial reporting. All adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the periods reported, consisting only of normal recurring adjustments, have been included in the accompanying unaudited condensed consolidated financial statements. The results of operations for the nine months ended September 30, 2004 and for the three months ended September 30, 2004 are not necessarily indicative of those expected for the remainder of the year.

The Condensed Consolidated Balance Sheet at December 31, 2003 has been taken from audited consolidated financial statements at that date.

Note 2, Earnings Per Share

Earnings per share on the income statement has been computed on the basis of weighted-average number of shares of common stock outstanding. The weighted-average shares outstanding for the nine months ending September 30, 2004 and September 30, 2003 were 2,211,014.

Note 3, Commitments and Contingent Liabilities

Outstanding commitments to originate loans were $20,549,000 and $20,770,000 at September 30, 2004 and December 31, 2003, respectively.

Note 4, Allowance for Loan Losses

Credit risk is the risk of loss from a customer default on a loan. The Bank has in place a process to identify and manage its credit risk. The process includes initial credit review and approval, periodic monitoring to measure compliance with credit agreements and internal credit policies, monitoring changes in the risk ratings of loans and leases, identification of problem loans and special procedures for the collection of problem loans. The risk of loss is difficult to quantify and is subject to fluctuations in values and general economic conditions and other factors. THE DETERMINATION OF THE ALLOWANCE FOR LOAN LOSSES IS A CRITICAL ACCOUNTING POLICY WHICH INVOLVES ESTIMATES AND MANAGEMENT'S JUDGMENT ON A NUMBER OF FACTORS SUCH AS NET CHARGE-OFFS, DELINQUENCIES IN THE LOAN PORTFOLIO AND GENERAL ECONOMIC CONDITIONS. The Bank considers the allowance for loan losses of $3,834,000 adequate to cover losses inherent in the loan portfolios as of September 30, 2004. However, no assurance can be given that the Bank will not, in any particular period, sustain loan losses that are sizeable in relation to the amount reserved, or that subsequent evaluations of the loan portfolio, in light of factors then prevailing, including economic conditions and the Bank's on-going credit review process, will not require significant increases in the allowance for loan losses. Among other factors, a protracted economic slowdown and/or a decline in commercial or residential real estate values in the Bank's markets may have an adverse impact on the adequacy of the allowance for loan losses by increasing credit risk and the risk of potential loss.

Note 5, Merger Agreement

The Company and the Bank entered into an Agreement and Plan of Merger dated as of August 4, 2004 by and among First Defiance Financial Corp., First Federal Bank of the Midwest, the Company and the Bank (the "Agreement and Plan of Merger"). A copy of the Agreement and Plan of Merger was attached as an exhibit to the Company's Current Report on Form 8-K, which was filed with the SEC on August 5, 2004. The agreement and plan have been filed with the Securities and Exchange Commission and may be viewed on the website maintained by the SEC at http://www.sec.gov.

                         PART I - FINANCIAL INFORMATION

Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations


FORWARD-LOOKING STATEMENTS

The Company has made, and may continue to make, various forward-looking statements with respect to interest rate sensitivity analysis, credit quality and other financial and business matters for 2004 and, in certain instances, subsequent periods. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and that statements for periods subsequent to 2003 are subject to greater uncertainty because of the increased likelihood of changes in underlying factors and assumptions. Actual results could differ materially from forward-looking statements. In addition to those factors previously disclosed by the Company and those factors identified elsewhere herein, the following factors could cause actual results to differ materially from such forward looking statements: the extent and timing of actions of the Federal Reserve, changes in economic conditions, continued pricing pressures on loan and deposit products, actions of competitors, customer's acceptance of the Company's products and services, the extent and timing of legislative and regulatory actions and reforms, changes in accounting principals, technological changes and increased technology costs, downturn in demand for loan and deposit products, and changes in the interest rate environment that reduce interest margins. The Company's forward-looking statements speak only as the date on which such statements are made. By making any forward-looking statements, the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.

ENTITY STATUS

On April 13, 1998, The Commercial Bank became a wholly-owned subsidiary of the newly formed ComBanc, Inc., a one-bank holding company. Since ComBanc's only significant asset is the investment in The Commercial Bank, the following discussion will focus on the operations of The Commercial Bank.

CRITICAL ACCOUNTING POLICIES

The accounting and reporting policies of the Company are in accordance with accounting principles generally accepted in the United States and conform to general practices within the banking industry. The Company's significant accounting policies are described in detail in the notes to the Company's consolidated financial statements for the year ended December 31, 2003. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. The financial position and results of operations can be affected by these estimates and assumptions and are integral to the understanding of reported results. Critical accounting policies are those policies that management believes are the most important to the portrayal of the Company's financial condition and results, and they require management to make estimates that are difficult, subjective, or complex.

Allowance for Credit Losses- The allowance for credit losses provides coverage for probable losses inherent in the Company's loan portfolio. Management evaluates the adequacy of the allowance for credit losses each quarter based on changes, if any, in underwriting activities, the loan portfolio composition (including product mix and geographic, industry or customer-specific concentrations), trends in loan performance, regulatory guidance and economic factors. This evaluation is inherently subjective, as it requires the use of significant management estimates. Many factors can affect management's estimates of specific and expected losses, including volatility of default probabilities, rating migrations, loss severity and economic and political conditions. The allowance is increased through provisions charged to operating earnings and reduced by net charge-offs.

The Company determines the amount of the allowance based on relative risk characteristics of the loan portfolio. The allowance recorded for commercial loans is based on reviews of individual credit relationships and an analysis of the migration of commercial loans and actual loss experience. The allowance recorded for homogeneous consumer loans is based on an analysis of loan mix, risk characteristics of the portfolio, fraud loss and bankruptcy experiences, and historical losses, adjusted for current trends, for each homogeneous category or group of loans. The allowance for credit losses relating to impaired loans is based on the loan's observable market price, the collateral for certain collateral-dependent loans, or the discounted cash flows using the loan's effective interest rate. Regardless of the extent of the Company's analysis of customer performance, portfolio trends or risk management processes, certain inherent but undetected losses are probable within the loan portfolio. This is due to several factors including inherent delays in obtaining information regarding a customer's financial condition or changes in their unique business conditions, the judgmental nature of individual loan evaluations, collateral assessments and the interpretation of economic trends. Volatility of economic or customer-specific conditions affecting the identification and estimation of losses for larger non-homogeneous credits and the sensitivity of assumptions utilized to establish allowances for homogenous groups of loans are among other factors. The Company estimates a range of inherent losses related to the existence of these exposures. The estimates are based upon the Company's evaluation of imprecision risk associated with the commercial and consumer allowance levels and the estimated impact of the current economic environment.

Mortgage Servicing Rights- Mortgage servicing rights ("MSRs") associated with loans originated and sold, where servicing is retained, are capitalized and included in other intangible assets in the consolidated balance sheet. The value of the capitalized servicing rights represents the present value of the future servicing fees arising from the right to service loans in the portfolio. Critical accounting policies for MSRs relate to the initial valuation and subsequent impairment tests. The methodology used to determine the valuation of MSRs requires the development and use of a number of estimates, including anticipated principal amortization and prepayments of that principal balance. Events that may significantly affect the estimates used are changes in interest rates, mortgage loan prepayment speeds and the payment performance of the underlying loans. The carrying value of the MSRs is periodically reviewed for impairment based on a determination of fair value. For purposes of measuring impairment, the servicing rights are compared to a valuation prepared based on a discounted cash flow methodology, utilizing current prepayment speeds and discount rates. Impairment, if any, is recognized through a valuation allowance and is recorded as amortization of intangible assets.

FINANCIAL CONDITION

We are currently subject to the terms of the Written Agreement, dated December 18, 2003, among the Company, the Bank, the Federal Reserve Bank of Cleveland and the Ohio Division of Financial Institutions. We are also currently subject to the terms of the Agreement and Plan of Merger dated as of August 4, 2004 by and among First Defiance Financial Corp., First Federal bank of the Midwest, ComBanc, Inc. and The Commercial Bank.

Total Delinquent and Nonaccrual Loans as of September 30, 2004 stood at $3,615,000 as compared to $6,948,000 as of December 31, 2003. This decrease represents a 48.0% improvement since December 31, 2003. Total delinquency reduction can be credited to the continued emphasis on workout programs and a steady improvement in the local economy.

TABLE 1:  Analysis of Delinquencies
Dollars in Thousands

                                                          9/30/2004      12/31/2003      12/31/2002     12/31/2001      12/31/2000
Past due 30 to 89 days and still accruing                   $ 2,002         $ 2,758        $  6,672       $  9,863         $ 4,502
Past due 90 days or more and still accruing                      17             680             798          2,810           2,587
Nonaccrual                                                    1,596           3,510           8,456          3,455             542
                                                       ----------------------------------------------------------------------------
     Total delinquencies                                    $ 3,615         $ 6,948        $ 15,926       $ 16,128         $ 7,631
                                                       ============================================================================
Total Delinquencies as a percentage of total loans             2.94%           5.40%          11.37%         10.31%           4.50%


Total assets decreased $3,112,000 or 1.5% from $207,733,000 at December 31, 2003 to $204,621,000 at September 30, 2004. This change is the result of a $5.9 million decrease in the loan portfolio while there was a $2.6 million increase in cash and cash equivalents. This reduction was offset through a decrease of $2.3 million in total deposits, a decrease of $1.2 million in long term debt, and a $0.4 million decrease in short term borrowings, while there was a $0.6 million increase in total shareholders' equity during the first nine months of 2004.

Total gross loans decreased 4.4% or $5,678,000 from December 31, 2003 to $123,078,000 at September 30, 2004. The breakdown of the loan portfolio is detailed in table 2 below. A significant change in the portfolio includes a decrease in construction and land development loans. This decrease is the result of the completion of a large construction loan and being converted to an amortized commercial real estate loan. Another significant change includes 1-4 family secured by first lien mortgages. These loans decreased by $2,002,000 due to additional refinancing and the Bank selling the loans to the secondary market. As can be seen in Table 2, secondary market lending to FHLMC has dropped off significantly to net growth of $136,000 in the first three quarters of 2004. The decrease in sales to FHLMC is due to the increase of interest rates on the long end of the yield curve by approximately 50 basis points. These loans will continue to generate service fee income at .25% per year over the life of the loan, which currently amounts to approximately $161,000 annually. Another significant change in the portfolio includes a $1,702,000 decrease in consumer loans. This decrease is due to management's continued desire to decrease consumer loans due to the amount of risk that they carry. Commercial loans have decreased $1,032,000 or 8.2% from December 31, 2003 to September 30, 2004 due to the management's continued desire to decrease commercial loans not secured by real estate due to the amount of risk that they carry.

TABLE 2:  Analysis of Loan Portfolio Composition
Dollars in Thousands

Loan Type

                                           9/30/2004          12/31/2003          Difference               %
                                           ---------          ----------          ----------           --------
Construction/Land Development              $  6,161            $  7,305            $ (1,144)            -15.66%
R/E Secured by Farmland                       5,029               4,598                 431               9.37%
Revol Open-end 1-4 Family LOC                 4,965               5,294                (329)             -6.21%
1-4 Secured by first                         33,110              35,112              (2,002)             -5.70%
1-4 Secured by Junior                           567                 550                  17               3.09%
R/E Secured by Multi Family R/E               3,068               3,179                (111)             -3.49%
R/E Secured by Nonfarm, Nonres               47,903              46,977                 926               1.97%
Ag Loans                                      2,075               2,449                (374)            -15.27%
Commercial Loans                             11,575              12,607              (1,032)             -8.19%
Municipal Loans                                 746               1,100                (354)            -32.18%
Master Card Loans                               525                 566                 (41)             -7.24%
Other Consumer                                   12                   7                   5              71.43%
Consumer Loans                                7,291               8,993              (1,702)            -18.93%
Overdrafts                                       51                  19                  32             168.42%
                                           --------            --------            --------             ------
   Total Loans                              123,078             128,756              (5,678)             -4.41%
Loan Loss Reserve                             3,834               3,825                   9               0.24%
                                           --------            --------            --------             ------
   Total Net Loans                         $119,244            $124,931            $ (5,687)             -4.55%
                                           ========            ========            ========             ======
Serviced FHLMC Mortgages                     63,596              63,460                 136               0.21%
                                           --------            --------            --------             ------
   Total Loans Serviced                    $182,840            $188,391            $ (5,551)             -2.95%
                                           ========            ========            ========             ======


The Allowance for Loan Losses at September 30, 2004 was 3.1% of total loans compared to 3.0% at December 31, 2003. This $9,000 increase from December 31, 2003 is the result of a $60,000 provision and net charge-offs of $51,000, increasing the Allowance for Loan Loss from $3,825,000 at December 31, 2003 to $3,834,000 at September 30, 2004. Table 3 below illustrates an analysis of the Allowance for Loan and Lease Losses over the past five years.

TABLE 3: Analysis of Changes in Allowance for Loan and Lease Losses Dollars in Thousands

                                                            For the
                                                             Nine
                                                            Months
                                                            Ended                         For the Years Ended
                                                          ---------       ---------------------------------------------------------
                                                          9/30/2004       12/31/2003      12/31/2002     12/31/2001      12/31/2000
                                                          ---------       ----------      ----------     ----------      ----------
Balance of Allowance at Beginning of Year                   $3,825          $2,050          $1,815          $1,331          $1,832
                                                            ------          ------          ------          ------          ------
Loans Actually Charged Off -
    Real Estate - Construction                                --               141            --              --              --
    Real Estate - Mortgage                                     218             444             317            --              --
    Commercial, Financial and Agricultural                      13           1,706             811             281              96
    Installment and Credit Card                                 81             284             307             548             890
                                                            ------          ------          ------          ------          ------
                                                               312           2,575           1,435             829             986
                                                            ------          ------          ------          ------          ------

Recoveries of Loans Previously Charged Off -
    Real Estate - Construction                                  34            --              --              --              --
    Real Estate - Mortgage                                      34            --              --                11            --
    Commercial, Financial and Agricultural                     156              75             599             458              10
    Installment and Credit Card                                 37              95              96              54              55
                                                            ------          ------          ------          ------          ------
                                                               261             170             695             523              65
                                                            ------          ------          ------          ------          ------
Net Charge-Offs (Recoveries)                                    51           2,405             740             306             921
                                                            ------          ------          ------          ------          ------
Addition to Allowance Charged to Expense                        60           4,180             975             790             420
                                                            ------          ------          ------          ------          ------
Balance of Allowance at Period-End                          $3,834          $3,825          $2,050          $1,815          $1,331
                                                            ======          ======          ======          ======          ======
Ratio of Net Charge-Offs to Avg. Loans Outstanding            0.04%           1.79%           0.51%           0.18%           0.55%
Ratio of Allowance for Credit Losses to Total Loans           3.12%           2.97%           1.46%           1.15%           0.79%


Total deposits decreased $2,273,000 or 1.3% from December 31, 2003 to September 30, 2004. Table 4 below shows a breakdown of deposits by type at both September 30, 2004 and December 31, 2003.

Management attributes the decrease in total deposits to the Bank's slightly less competitive interest rates being offered on certificates of deposit. Less competitive interest rates are being offered due to the abundance of liquidity that the Bank currently maintains.

TABLE 4:  Deposit Balances by Type
(Dollars in Thousands)
Deposit Type

                                                  9/30/2004          12/31/2003        Difference       %
Non-interest Bearing DDA                          $  16,462          $  15,758          $    704       4.47%
NOW Accounts                                         25,109             25,017                92       0.37%
MMKT Savings                                         11,917             12,139              (222)     -1.83%
Savings                                              32,216             33,093              (877)     -2.65%
Time Deposits                                        84,255             86,225            (1,970)     -2.28%
                                                  ---------          ---------          --------     -------
   Total Deposits                                 $ 169,959          $ 172,232          $ (2,273)     -1.32%
                                                  =========          =========          ========     =======

Short-term borrowings, which are repurchase agreements, decreased $416,000 from December 31, 2003 to September 30, 2004. Long-term debt or borrowings with an original maturity of greater than one year from the Federal Home Loan Bank decreased $1,238,000 or 26.7% from December 31, 2003 to September 30, 2004. This decrease is due to a maturing advance, the prepayment of an advance with a prepayment option and regular principal amortization. Due to the excessive amount of liquidity, management chose not to borrow additional funds from FHLB.

Total shareholders equity increased $623,000 from December 31, 2003 to September 30, 2004. Included in the overall increase was an increase in retained earnings of $621,000, which was solely comprised of net income and an increase of $2,000 in Accumulated Other Comprehensive Income, which is the unrealized gain/loss on the available-for-sale securities portfolio net of federal income tax. No Treasury Stock was repurchased in the first three quarters of 2004.


RESULTS OF OPERATIONS

Nine Months Ended September 30, 2004 compared to Nine Months Ended September 30, 2003

Net income for the first three quarters of 2004 was $621,000 or $0.28 per share. This represents an increase of $0.19 per share compared to the first three quarters of 2003. Annualized Return on average assets was 0.40% for the first three quarters of 2004, up from 0.13% for the first three quarters of 2003. Annualized return on average equity increased to 3.61% for the first three quarters of 2004 from 1.11% for the first three quarters of 2003.

The most significant income statement changes between the nine months ended September 30, 2004 and the nine months ended September 30, 2003 were as follows:

        - The provision for loan losses has decreased $2,280,000 in the first three quarters of 2004, from $2,340,000 in the first three quarters of 2003 to $60,000 in the first three quarters of 2004. At year end 2003, management chose to have a complete loan review of the portfolio by an external consultant. At that time, all classified assets were allocated for in the allowance for loan losses charged to 2003 earnings. At September 30, 2004, management believes the allowance for loan losses is sufficient to cover all known losses. As a result, only $60,000 was charged to provision for loan losses in the first three quarters of 2004.
        - Total noninterest income decreased $454,000 in the first three quarters of 2004 compared to 2003. This decrease is the result of a $343,000 decrease in gain on sale of loans sold to

             FHLMCand a $174,000 decrease in the capitalization of mortgage service rights, while there was a $21,000 increase in service fee income on FHLMC loans and an $18,000 increase in investment center revenue. As interest rates rise, sales of loans to FHLMC will continue to decrease.

        - Total noninterest expense increased $982,000 in the first three quarters of 2004 compared to the first three quarters of 2003. This is the result of a $337,000 increase in legal and professional fees which is due to additional expense incurred to address the Written Agreement, the Definitive Agreement with First Defiance, shareholder litigation and related matters. There was also an increase in Salaries and Employee Benefits in the amount of $470,000, which is the result of a $155,000 increase in employee health insurance, an increase of $103,000 in post-retirement benefits, a $95,000 increase in employee salaries and a $98,000 increase in retirement expense. Other expense increased $160,000 due to a $57,000 increase in FDIC assessments, which is a direct result of the Written Agreement, a $64,000 increase in other expense, due to the loss on the sale of other real estate owned in the amount of $70,000, and an $18,000 increase in mortgage service right impairments.

        - Net interest income decreased $154,000 or 2.8% in the first three quarters of 2004 compared to the first three quarters of 2003. Included in the decrease is a decrease in loan interest and fees which is the direct result of a decrease in loan balances of $9,690,000 since September 30, 2003. The decrease in loan balances is due to the large volume of 1 to 4 family residential loans sold to the secondary market in 2003 and management pricing higher risk commercial and consumer loans above the competition and allowing those loans to leave the institution.

Three Months Ended September 30, 2004 compared to Three Months Ended September 30, 2003

There was a net operating loss in the amount of $88,000 for the third quarter of 2004 or $(0.04) per share. This represents a decrease of $0.18 per share compared to the third quarter of 2003. Annualized Return on average assets was (0.17%) for the third quarter of 2004, down from .58% for the third quarter of 2003. Annualized return on average equity decreased to (1.54%) for the third quarter of 2004 from 5.21% for the third quarter of 2003.

The most significant income statement changes between the three months ended September 30, 2004 and the three months ended September 30, 2003 were as follows:

        - The provision for loan losses has decreased $430,000 in the third quarter of 2004. There was no provision recorded in the third quarter of 2004. The lower provision was due in part to the Company's experience in the first three quarters of 2004, which showed net charge-offs of $51,000. Provisions for loan losses are charged to earnings to bring the total allowance for loan losses to the level deemed appropriate by management based on the following factors: historical experience; the volume and type of lending conducted by ComBanc, Inc.; the amount of non-performing assets, including loans which meet the FASB Statement No. 114 definition of impaired; the amount of assets graded by management as substandard, doubtful, or loss; industry standards; general economic conditions, particularly as they relate to ComBanc, Inc's market area; and other factors related to the collectibility of ComBanc, Inc's loan portfolio. As of September 30, 2004, management believes the balance of the allowance for loan losses is appropriate.
        - Total noninterest income decreased $259,000 in the third quarter of 2004 as compared to the third quarter of 2003. Included in the decrease is a $140,000 decrease in gain on sale of loans to FHLMC. There was also a $121,000 decrease in other income. This decrease is solely comprised of a $121,000 decrease in the capitalization of mortgage service rights. 15, 20, and 30 year interest rates decreased in the third quarter causing prepayment speeds to increase, therefore, causing the value of mortgage service rights to decrease.

        - Total noninterest expense increased $736,000 in the third quarter of 2004 versus the third quarter of 2003. Included in the increase is an increase of $403,000 in salaries and employee benefits. Of the $403,000 increase, there was an $187,000 increase in group insurance, a $103,000 increase in post-retirement benefits, a $60,000 increase in employee salaries and a $53,000 increase in employee retirement benefits. There was a $221,000 increase in legal and professional fees which is the result of additional expense incurred to address the Written Agreement, the Definitive Agreement with First Defiance, shareholder litigation and related matters. Also included in the$736,000 increase is a $106,000 increase in other expense. Of the $106,000 increase, $60,000 is attributable to an increase in FDIC assessments, as the result of the Written Agreement, and $57,000 is the result of the third quarter 2004 mortgage service right impairment, which is the direct result of the decrease in long-term interest rates. Management believes that the $57,000 impairment will be recaptured by December 31, 2004.


REGULATORY CAPITAL

The Federal Reserve Board's risk-based capital guidelines addressing the capital adequacy of bank holding companies and banks (collectively, "banking organizations") include a definition of capital and a framework for calculating risk-weighted assets and off-balance sheet items to broad risk categories, as well as minimum ratios to be maintained by banking organizations. A banking organization's risk-based capital ratios are calculated by dividing its qualifying capital by its risk-weighted assets.

Under the risk-based capital guidelines, there are two categories of capital: core capital ("Tier 1") and supplemental capital ("Tier 2") collectively referred to as Total Capital. Tier 1 Capital includes common stockholders' equity, qualifying perpetual preferred stock and minority interest in equity accounts of consolidated subsidiaries. Tier 2 capital includes perpetual preferred stock (to the extent ineligible for Tier 1), hybrid capital instruments (i.e., perpetual debt and mandatory convertible securities) and limited amounts of subordinated debt, intermediate-term preferred stock and the allowance for credit losses.

The Federal Reserve Board's leverage constraint guidelines establish a minimum ratio of Tier 1 Capital to quarterly average total assets ("Leverage Ratio").

The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") established five capital tiers for banks. Pursuant to that statute the federal bank regulatory agencies have defined the five capital tiers for banks. Under these regulations, a bank is defined to be well capitalized, the highest tier, if it maintains a Tier 1 Capital ratio of at least 6 percent, a Total Capital ratio of at least 10 percent and a Leverage Ratio of at least 5 percent. At September 30, 2004 ComBanc, Inc. maintained a Tier I capital ratio of 18.37%, a total capital ratio of 19.64% and a Tier I leverage ratio of 11.00%.

Based on the respective regulatory capital ratios at September 30, 2004, and based on the definitions in the regulations issued by the Federal Reserve Board and the other federal bank regulatory agencies setting forth the general capital requirements mandated by FDICIA, the Bank is well capitalized.

LIQUIDITY

The liquidity of a banking institution reflects its ability to provide funds to meet loan requests, to accommodate possible outflows in deposits and to take advantage of interest rate market opportunities. Funding of loan requests, providing for liability outflows, and management of interest rate fluctuations require continuous analysis in order to match the maturities of specific categories of short-term loans and investments with specific types of deposits and borrowings. Bank liquidity is thus normally considered in terms of the nature and mix of the banking institution's sources and uses of funds. Liquid assets consist of cash and due from banks, federal funds sold, and securities available for sale. At September 30, 2004 the Bank's liquid assets amounted to $75,887,000 or 37.1% of total assets compared with 35.2% at December 31, 2003. Management considers its liquidity to be adequate to meet its normal funding requirements.


Item 3 -- Quantitative and Qualitative Disclosures about Market Risk

There have been no material changes in the Company's quantitative and qualitative market risks since December 31, 2003. As discussed in the 2003 Annual Report on Form 10-K, ComBanc, Inc's ability to maximize net income is dependent on management's ability to plan and control net interest income through management of the pricing and mix of assets and liabilities. Because a large portion of assets and liabilities of ComBanc, Inc. are monetary in nature, changes in interest rates and monetary or fiscal policy affect its financial condition and can have a significant impact on the net income of the Company. ComBanc, Inc does not use off balance sheet derivatives to enhance its risk management, nor does it engage in trading activities beyond the sale of mortgage loans.

ComBanc, Inc. monitors its exposure to interest rate risk on a monthly basis through simulation analysis which measures the impact changes in interest rates can have on net income. The simulation technique analyzes the effect of a presumed 200 basis point shift in interest rates and takes into account prepayment speeds on amortizing financial instruments, loan and deposit volumes and rates, nonmaturity deposit assumptions and capital requirements. The results of the simulation indicate that in an environment where interest rates rise or fall 200 basis points over a 12 month period, using September 2004 amounts as a base case, ComBanc, Inc's net interest income would be impacted by less than the board mandated guidelines of 15%.


Item 4 -- Controls and Procedures

Under the supervision and with the participation of our management, including the Chief Executive Officer and principal financial officer, we have evaluated the effectiveness of the design and operation of our disclosure controls and procedures as defined in Exchange Act Rule 13a-15(e) and Exchange Act Rule 15d
- -- 15(e) as of the end of the period covered by this report. Based on that evaluation, our Chief Executive Officer and principal financial officer have concluded that the Company's disclosure controls and procedures are effective to ensure that information required to be disclosed in reports the Company files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. There were no changes in our internal control over financial reporting during the period covered by this report that have materially affected, or that are reasonably likely to materially affect, our internal control over financial reporting.

                           PART II - OTHER INFORMATION

Item 1 - Legal Proceedings

As described in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, on June 2, 2004, Paul D. Harter, a shareholder of ComBanc, Inc., filed an action in the Court of Common Pleas for Allen County, Ohio (the "Court") against the Board of Directors of ComBanc, Inc. (Paul D. Harter V. Board of Directors, ComBanc, Inc. et al. Case No. CV20040531). On May 28, 2004, Mr. Harter submitted written consents of shareholders requesting the Company to call a special shareholders meeting "to determine by shareholder vote whether current members of the Board should be removed and replaced." Mr. Harter filed the action seeking to compel the Company to call a special meeting. On September 1, 2004, ComBanc and Harter entered into a Settlement Agreement and Release which resolved the dispute, and on September 8, 2004, Harter dismissed the lawsuit with prejudice.

Additionally, the Bank, at any given time, is involved in a number of lawsuits initiated by the Bank as a plaintiff, intending to collect upon delinquent accounts, to foreclose upon real property, or to seize and sell personal property pledged as security for any such account. At September 30, 2004, the Bank was involved in a number of such cases as a party-plaintiff, and occasionally, as a party-defendant due to its joinder as a lien holder, either by mortgage or by judgment lien. In the ordinary case, the Bank's security and value of its lien is not threatened, except through bankruptcy or loss of value of the collateral should sale result in insufficient proceeds to satisfy the judgment.

Item 6 - Exhibits and Reports on Form 8-K

        (a)     Exhibit 11.            Statement regarding computation of
                                       earnings per share is contained in
                                       Part I, Item 2.
                Exhibits 31.1 and 31.2 Rule 13a-14(a)/15d-14(a) Certifications Exhibits 32.1 and 32.2 Section 1350 Certifications

        (b)
                 I. A report on Form 8-K, reported under Items 12 and 7, was filed with the SEC on July 16, 2004, which included Condensed Consolidated Balance Sheets as of June 30, 2004 and December 31, 2003, Condensed Consolidated Statements of Income For the Three Months Ended June 30, 2004 and June 30, 2003 and Condensed Consolidated Statements of Cash Flows For the Six Months June 30, 2004 and June 30, 2003.

                 II. A second report on Form 8-K, reported under Items 5 and 7, was filed with the SEC on August 5, 2004, which included as exhibits, a News Release dated August 4, 2004 and an Agreement and Plan of Merger dated as of August 4, 2004 by and among First Defiance Financial Corp., First Federal Bank of the Midwest, ComBanc, Inc. and The Commercial Bank.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   COMBANC, INC.


Date:            October 27, 2004                   /s/ Paul G. Wreede
                                                    ------------------
                                                    Paul G. Wreede
                                                    President, CEO, and Director



Date:            October 27, 2004                   /s/ Jason R. Thornell
                                                    ---------------------
                                                    Jason R. Thornell
                                                    VP/Controller

                                  EXHIBIT INDEX


             Exhibit No.                         Description
             -----------                         -----------

a)           Exhibit 11.            Statement regarding computation of earnings
                                    per share is contained in Part I, Item 2.
             Exhibits 31.1 and 31.2 Rule 13a-14(a)/15d-14(a) Certifications Exhibits 32.1 and 32.2 Section 1350 Certifications

                                  EXHIBIT 31.1
                                  CERTIFICATION

I, Jason R. Thornell, VP/Controller of ComBanc, Inc., certify that:

     1.  I have reviewed this quarterly report on Form 10-Q of ComBanc, Inc.;

     2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

     3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

     4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a -- 15 (e) and 15d -- 15 (e)) for the registrant and we have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b)  paragraph omitted pursuant to SEC Release Nos. 33-8238 and 34-47986;

     c) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     d) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

     5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     a. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.


     Date:  October 27, 2004
                                                     /s/ Jason R. Thornell
                                                     ---------------------
                                                       Jason R. Thornell
                                                         VP/Controller

                                  EXHIBIT 31.2
                                  CERTIFICATION

I, Paul G. Wreede, President and CEO of ComBanc, Inc., certify that:

     1.  I have reviewed this quarterly report on Form 10-Q of ComBanc, Inc.;

     2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

     3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

     4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a -- 15 (e) and 15d -- 15 (e)) for the registrant and we have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b)  paragraph omitted pursuant to SEC Release Nos. 33-8238 and 34-47986;

     c) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     d) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

     5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.


     Date:  October 27, 2004                               /s/ Paul G. Wreede
                                                           ------------------
                                                              Paul G. Wreede
                                                            President and CEO

                                  Exhibit 32.1


    Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of ComBanc, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2004 (the "Report"), I, Jason R. Thornell, VP/Controller of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

                         (1) The Report fully complies with the requirements of
                             section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

                         (2) The information contained in the Report fairly
                             presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Jason R. Thornell
----------------------------------
Jason R. Thornell, VP/Controller

October 27, 2004

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

A signed original of the written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

                                  Exhibit 32.2


    Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of ComBanc, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2004 (the "Report"), I, Paul G. Wreede, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

                         (1) The Report fully complies with the requirements of
                             section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

                         (2) The information contained in the Report fairly
                             presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Paul G. Wreede
- -----------------------------
Paul G. Wreede, President and Chief Executive Officer

October 27, 2004

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

A signed original of the written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

                                     PART II

Item 20. Indemnification of Directors and Officers.
-------  ------------------------------------------

     (a)  Ohio General Corporation Law

     Division (E) of Section 1701.13 of the Ohio Revised Code addresses indemnification by an Ohio corporation and provides as follows:

     (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

     (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

     (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

     (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

     (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

     (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

     (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

     (c) By the shareholders;

     (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.


Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

     (5) (a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

     (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

     (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

     (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

     (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

     (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions
(E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

     (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

     (b) Articles of Incorporation of First Defiance

     The Articles of Incorporation of First Defiance contains the following provisions with respect to the indemnification of directors and officers:

                                   ARTICLE VII

                                 Indemnification

          The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including actions by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding to the full extent permissible under Ohio law.

                                  ARTICLE XIII

                  Duties of Directors; Limitation of Liability

          A director shall perform his duties as a director, including his duties as a member of any committee of the directors upon which he may serve, in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the Corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director is entitled to rely on, among other things, information, opinions, reports, or statements, including financial statements and other financial data, that are prepared or presented by one or more directors, officers, or employees of the Corporation, counsel, public accountants, or other persons as to matters that the director reasonably believes are within the person's professional or expert competence, or a committee of the directors upon which he does not serve.

          A director of the Corporation shall not be personally liable for monetary damages for any action taken, or for any failure to take any action, as a director except to the extent that by law a director's liability for monetary damages may not be limited.

     (c) Insurance

     First Defiance has purchased insurance coverage under policies that insure directors and officers against certain liabilities that might be incurred by them in their capacities as directors and officers.

Item 21.       Exhibits and Financial Statements Schedules
--------       -------------------------------------------

               (a)   Exhibits   The following exhibits are filed herewith unless
                     --------   otherwise noted:

Exhibit No.    Description
-----------    -----------

     2 Agreement and Plan of Merger dated as of August 2, 2004, by and among First Defiance Financial Corp., First Federal Bank of the Midwest, ComBanc, Inc. and, The Commercial Bank*

     3.1       Articles of Incorporation*

     3.2       Code of Regulations*

     3.3       Bylaws*

     4 Articles of Incorporation and Code of Regulations, defining the rights of shareholders*

     5 Opinion of Vorys, Sater, Seymour and Pease LLP regarding the legality of the First Defiance stock being registered*

     8 Opinion of Vorys, Sater, Seymour and Pease LLP regarding the tax consequences of the merger*

     10.1      1996 Stock Option Plan*

     10.2      1996 Management Recognition Plan and Trust*

     10.3      2001 Stock Option and Incentive Plan*

     10.4      1993 Stock Incentive Plan*

     10.5      1993 Directors' Stock Option Plan*

     10.6      Employment Agreement with William J. Small*

     10.7      Employment Agreement with James L. Rohrs*

     10.8      Employment Agreement with John  C. Wahl*

     10.9      Employment Agreement with Gregory R. Allen*

     13.1      ComBanc's Form 10-K for the year ended December 31, 2003*

     13.2 ComBanc's Form 10-Q for the quarter ended September 30, 2004 (included as Annex E to the prospectus/proxy statement)

     20        Notice of Special Meeting of Shareholders of ComBanc

     21        Subsidiaries of First Defiance*

     23.1      Consent of Ernst & Young LLP

     23.2      Consent of BKD, LLP

     23.3      Consent of Vorys, Sater, Seymour and Pease LLP*

     23.4      Consent of Keefe, Bruyette & Woods, Inc.

     99        Form of Proxy for ComBanc

* Previously provided.

     (b)  Financial Statement Schedules
          -----------------------------

     All schedules for which provision is made in the applicable accounting regulations of the Commission are not required under related instructions or are inapplicable and, therefore, have been omitted.

Item 22.   Undertakings
--------   ------------

     (a) 1. The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     4. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     5. The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph 4 immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (b) The undersigned registrant herby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (c) The undersigned registrant herby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Defiance, State of Ohio, on November 10, 2004.

                                           First Defiance Financial Corp.



                                           By /s/ William J. Small
                                             ----------------------------
                                              William J. Small,
                                              Chairman, President and
                                              Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 10, 2004.




By   /s/ John C. Wahl                      By  /s/ James L. Rohrs
   -----------------------------              -------------------
    John C. Wahl,                             James L. Rohrs,
    Executive Vice President and              Director, Executive Vice President
    Chief Financial Officer




By                                         By /s/ Stephen L. Boomer
  ------------------------------              ---------------------
    Don C. Van Brackel,                       Stephen L. Boomer,
    Director, Vice Chairman                   Director




By  /s/ Douglas A. Burgei                  By
   -----------------------------              ------------------
     Dr. Douglas A. Burgei,                   Peter A. Diehl,
     Director                                 Director



By                                         By /s/ Gerald W. Monnin
   -----------------------------              --------------------
     Dr. John U. Fauster, III,                Gerald W. Monnin,
     Director                                 Director


By  /s/ Thomas A. Voigt
     Thomas A. Voigt,
     Director




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